     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 7, 2000



                                                      REGISTRATION NO. 333-42062

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 1
                                       TO


                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                           WIT SOUNDVIEW GROUP, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                DELAWARE                                    6211                                   13-3900397
    (State or other jurisdiction of             (Primary Standard Industrial                    (I.R.S. Employer
     incorporation or organization)             Classification Code Number)                  Identification Number)

                         ------------------------------

                                  826 BROADWAY
                            NEW YORK, NEW YORK 10003
                                 (212) 253-4400
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

                         ------------------------------

                                ROBERT H. LESSIN
                            CHIEF EXECUTIVE OFFICER
                           WIT SOUNDVIEW GROUP, INC.
                                  826 BROADWAY
                            NEW YORK, NEW YORK 10003
                                 (212) 253-4400
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent for Service)

                         ------------------------------

                                   COPIES TO:

                RICHARD T. PRINS, ESQ.                                  LLOYD H. FELLER, ESQ.
       SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP                       ROBERT C. MENDELSON, ESQ.
                  FOUR TIMES SQUARE                                       CO-GENERAL COUNSEL
            NEW YORK, NEW YORK 10036-6522                             WIT SOUNDVIEW GROUP, INC.
                    (212) 735-3000                                           826 BROADWAY
                  CURTIS L. MO, ESQ.                                   NEW YORK, NEW YORK 10003
                DAVID P. MCLEAN, ESQ.                                       (212) 253-4400
                JOSEPH K. WYATT, ESQ.                                    ALAN K. AUSTIN, ESQ.
           BROBECK, PHLEGER & HARRISON LLP                        WILSON, SONSINI, GOODRICH & ROSATI
                TWO EMBARCADERO PLACE                                     650 PAGE MILL ROAD
                    2200 GENG ROAD                                     PALO ALTO, CA 94304-1050
               PALO ALTO, CA 94303-0913                                     (650) 493-9300
                    (650) 424-0160

                         ------------------------------


    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after the effective date of this registration statement and after the effective date of the merger of E*OFFERING Corp. with and into Wit SoundView Corporation, a wholly owned subsidiary of Wit SoundView Group, Inc., pursuant to the Agreement and Plan of Merger, dated as of May 15, 2000, among Wit SoundView Group, Inc., Wit SoundView Corporation and E*OFFERING Corp.


    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

                         ------------------------------


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE AN AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO
SECTION 8(A), MAY DETERMINE.


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THE INFORMATION IN THIS DOCUMENT IS NOT COMPLETE AND MAY BE CHANGED. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. WE MAY NOT SELL THESE SECURITIES UNTIL THAT REGISTRATION STATEMENT IS EFFECTIVE. THIS DOCUMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED. THE SECURITIES AND EXCHANGE COMMISSION AND THE STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED THE SHARES OF WIT SOUNDVIEW COMMON STOCK TO BE ISSUED IN THE MERGER OR DETERMINED IF THIS DOCUMENT IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                     [LOGO]


August 12, 2000


Dear Wit SoundView Group, Inc. Stockholder:


    We are holding a special meeting of stockholders of Wit SoundView
Group, Inc. on September 26, 2000 at which you will be asked to consider and vote upon our proposed acquisition of E*OFFERING Corp. We are enclosing a proxy statement/prospectus to provide you with information you should know about this transaction.


    E*OFFERING Corp. is a full service Internet investment banking firm that uses the Internet and related technologies such as electronic mail and multimedia to deliver investment banking products to online individual investors and institutional clients. Wit SoundView will acquire the outstanding shares and assume all the outstanding options and warrants of E*OFFERING and will issue up to 28,486,247 shares of Wit SoundView common stock in exchange for E*OFFERING's shares and upon exercise of the outstanding options and warrants. The maximum number of Wit SoundView shares had a value of $291,984,032, or $10.25 per share, at the close of trading on May 12, 2000, the last trading day before the merger agreement was signed. We have agreed to issue an additional 4,025,948 shares and a warrant to purchase up to an aggregate of 2 million shares of our common stock to E*TRADE Group Inc. in connection with a strategic alliance with E*TRADE. We have also agreed to sell two million shares to E*TRADE and two million shares to certain affiliates of General Atlantic Partners, LLC for an aggregate of $41 million, or $10.25 per share. These issuances to E*TRADE and certain affiliates of General Atlantic Partners, LLC are contingent on completion of the merger.


    The board of directors of each company and the stockholders of E*OFFERING have approved the transaction, which is expected to close in October, 2000. Completion is contingent on Wit SoundView stockholder approval, regulatory approval and other customary closing conditions. The board of directors of Wit SoundView has unanimously approved the terms of the merger agreement and the merger and unanimously reaffirms its recommendation that you vote FOR approval of the merger agreement and the merger. Please consider matters under the "Risk Factors" caption beginning on page 13 of the proxy statement/prospectus.


    E*OFFERING has already obtained stockholder approval for the merger by soliciting consents from nine of its significant shareholders to approve the merger agreement at the time the merger agreement was entered into. Obtaining consents for the merger from these significant shareholders was a private offering of the shares to be issued to these persons in the merger. These significant shareholders collectively own approximately 78% of E*OFFERING's voting stock. The registration statement will not cover the shares received in the merger by these significant shareholders but only the potential resale of those shares, subject to applicable transfer restrictions imposed under the merger agreement. Six significant stockholders of Wit SoundView have agreed to vote in favor of the merger agreement. These significant stockholders of Wit SoundView collectively own approximately 32% of Wit SoundView's voting stock.

    Enclosed you will find a proxy card for the Wit SoundView special meeting. Please either vote electronically, by telephone or complete, sign and date the enclosed proxy card and return it in the accompanying prepaid envelope to ensure that your shares will be represented at the special meeting.

    IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE SPECIAL MEETING WHETHER OR NOT YOU ARE PERSONALLY ABLE TO ATTEND. STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING IN PERSON ARE URGED TO PLEASE SIGN, DATE AND MAIL THE ACCOMPANYING PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. THIS WILL ENSURE THAT YOUR SHARES ARE VOTED IN ACCORDANCE WITH YOUR WISHES AND THAT A QUORUM WILL BE PRESENT AT THE SPECIAL MEETING.

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORS HAVE APPROVED THE WITSOUNDIEW COMMON STOCK TO BE ISSUED IN THE MERGER OR DETERMINED IF THIS PROSPECTUS/PROXY SOLICITATION STATEMENT IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    THIS PROXY STATEMENT/PROSPECTUS INCORPORATES IMPORTANT BUSINESS AND FINANCIAL INFORMATION ABOUT US THAT IS NOT INCLUDED OR DELIVERED WITH THIS DOCUMENT. WE URGE YOU TO READ THIS INFORMATION WHICH IS DESCRIBED IN GREATER DETAIL IN THE SECTION OF THIS PROXY STATEMENT/PROSPECTUS ENTITLED "WHERE YOU CAN FIND MORE INFORMATION." IN ADDITION, THE INFORMATION IS AVAILABLE WITHOUT CHARGE TO OUR STOCKHOLDERS AT THE WEB SITE MAINTAINED BY THE SECURITIES AND EXCHANGE COMMISSION AT HTTP://WWW.SEC.GOV OR UPON A WRITTEN OR ORAL REQUEST TO WIT SOUNDVIEW GROUP, INC., 826 BROADWAY, NEW YORK, NEW YORK 10003, ATTENTION:
INVESTOR RELATIONS, (212) 253-4400.

    If you would like an additional copy of the proxy statement/prospectus, you may call our stockholder contact at 1-800-223-2064. A copy of this document is also available on Wit SoundView's Web site, at:
http://www.witcapital.com/merger/filings/s4eoffering.html.

    Thank you for your continued support.

ROBERT H. LESSIN
Chief Executive Officer

                                     [LOGO]


                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD SEPTEMBER 26, 2000



    We will hold a special meeting of stockholders of Wit SoundView Group, Inc. at 9:30 a.m., New York City time, at the Peninsula Hotel, 700 Fifth Avenue, New York, New York to consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of May 15, 2000, by and among Wit SoundView
Group, Inc., Wit SoundView Corporation and E*OFFERING Corp., and on any other matters which may properly come before the meeting or which are incident to the conduct of the meeting. In the merger, E*OFFERING will merge with and into Wit SoundView Corporation and become a subsidiary of Wit SoundView Group, Inc., and Wit SoundView will acquire the outstanding shares and assume all the outstanding options and warrants of E*OFFERING and will issue up to 28,486,247 shares of Wit SoundView common stock in exchange for such shares and upon exercise of such options and warrants. Approval of the Agreement and Plan of Merger will also be approval of Wit SoundView's assumption of E*OFFERING's stock option plans, although no additional options to purchase shares will be granted under the plans. In addition, closing of the merger is a condition to the commencement of a strategic alliance with E*TRADE Group Inc. and Wit SoundView's payment to E*TRADE of consideration for this exclusive alliance, including the issuance to E*TRADE of 4,025,948 shares and a contingent warrant to purchase up to an aggregate of 2 million shares of our common stock and the transfer to E*TRADE of substantially all of Wit SoundView's retail brokerage accounts. We have also agreed to sell 2 million shares to E*TRADE and 2 million shares to certain affiliates of General Atlantic Partners, LLC for an aggregate of $41 million or $10.25 per share. These issuances to E*TRADE and the affiliates of General Atlantic Partners, LLC are contingent upon the closing of the merger.



    Stockholders of record at the close of business on August 10, 2000 are entitled to vote their shares at the special meeting and any adjournments or postponements of it. Each share of Wit SoundView common stock will entitle the record holder to one vote on each matter put to a vote at the special meeting.


    For more information about the merger, please review the proxy statement/prospectus and the Agreement and Plan of Merger attached as Appendix I. A copy of this document is also available on Wit SoundView's Web site, which can be found at:
http://www.witcapital.com/merger/filings/s4eoffering.html.

    Your vote is very important. Please vote either electronically or by telephone, or complete, sign and date the enclosed proxy card and return it promptly in the enclosed return envelope, whether or not you plan to attend the meeting. The accompanying envelope requires no postage if mailed in the United States. If you do not specify your vote on your submission, your shares will be voted FOR the adoption of the merger agreement. If you fail to submit a proxy or fail to vote electronically or if you do so but check the "abstain" box, your inaction will not count as a vote for or against the adoption of the merger agreement. You may revoke your proxy or electronic vote and vote in person if you decide to attend the special meeting and hold your shares in your own name.

                                          By order of the Board of Directors,

                                          ROBERT C. MENDELSON
                                          Secretary

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORS HAVE APPROVED THE WIT SOUNDVIEW COMMON STOCK TO BE ISSUED IN THE MERGER OR DETERMINED IF THIS PROSPECTUS/PROXY SOLICITATION STATEMENT IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE MERGER......................     iv

SUMMARY OF PROXY STATEMENT/PROSPECTUS.......................      1
  Wit SoundView Group, Inc..................................      1
  E*OFFERING Corp...........................................      1
  The Special Meeting of Wit SoundView Stockholders.........      2
  The Merger................................................      3
  Opinion of Wit SoundView's Financial Advisor..............      4
  Accounting Treatment......................................      4
  Applicable Waiting Periods and Regulatory Approvals.......      5
  Trading of Wit SoundView Common Stock to be Issued in the
    Merger..................................................      5
  Restrictions on Sale of Shares By Affiliates of Wit
    SoundView and E*OFFERING................................      5
  Management Following the Merger...........................      6
  Dividend Policy...........................................      6
  Interests of Certain Persons in the Merger................      6
  Material Federal Income Tax Considerations................      6
  The Merger Agreement......................................      7
  Strategic Alliance With E*TRADE...........................      8
  Related Agreements........................................     10

MARKET PRICE INFORMATION....................................     12
  Wit SoundView Market Price Data...........................     12
  E*OFFERING Market Price Data..............................     12
  Recent Closing Prices.....................................     12

RISK FACTORS................................................     13
  Risks Related to the Merger and Related Transactions......     13
  Risks Related to the Combined Company.....................     15

FORWARD-LOOKING STATEMENTS..................................     20

THE SPECIAL MEETING OF WIT SOUNDVIEW STOCKHOLDERS...........     21
  General...................................................     21
  Date, Time and Place......................................     21
  Matters to Be Considered at the Special Meeting...........     21
  Record Date...............................................     21
  Voting and Revocation of Proxies..........................     21
  Votes Required............................................     22
  Quorum and Abstentions....................................     22
  Solicitation of Proxies and Expenses......................     22
  Board Recommendations.....................................     22

THE MERGER..................................................     24
  Background of the Merger..................................     24
  Reasons for the Merger and Other Material Transactions....     25
  Recommendation of Wit SoundView's Board of Directors......     29
  Opinion of Wit SoundView's Financial Advisor..............     29
  Consent of E*OFFERING's Shareholders......................     33
  Accounting Treatment......................................     34
  Applicable Waiting Periods and Regulatory Approvals.......     34
  Trading of Wit SoundView Common Stock to be Issued in the
    Merger..................................................     34

  Restrictions on Sale of Shares by Affiliates of Wit
    SoundView and E*OFFERING................................     34
  Management Following the Merger...........................     35
  Dividend Policy...........................................     36
  Interests of Certain Persons in the Merger................     36

APPRAISAL RIGHTS............................................     37

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS..................     38

THE MERGER AGREEMENT AND RELATED AGREEMENTS.................     40
  Merger Agreement..........................................     40

STRATEGIC ALLIANCE WITH E*TRADE.............................     47
  The Strategic Alliance Agreement..........................     47
  Account Transfer Agreement................................     48

OTHER AGREEMENTS RELATED TO THE TRANSACTIONS................     50

SELECTED HISTORICAL FINANCIAL DATA OF WIT SOUNDVIEW.........     52

SELECTED HISTORICAL FINANCIAL DATA OF E*OFFERING............     54

SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL DATA........     56

WIT SOUNDVIEW'S BUSINESS....................................     61

DESCRIPTION OF WIT SOUNDVIEW STOCK..........................     62
  Transfer Agent and Registrar..............................     62
  General...................................................     62
  Common Stock..............................................     62
  Class B Common Stock......................................     62
  Preferred Stock...........................................     62
  Registration Rights.......................................     63
  Stockholder Rights Plan...................................     63

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
  AND RESULTS OF OPERATIONS OF E*OFFERING...................     67
  Overview..................................................     67

E*OFFERING'S BUSINESS.......................................     73
  Relationship with E*TRADE.................................     73
  Investment Banking........................................     73
  Research..................................................     73
  Sales and Trading.........................................     74
  Corporate Executive Services..............................     74
  Competition...............................................     74
  Regulation................................................     74
  Employees.................................................     75
  Properties................................................     75
  Legal Matters.............................................     75

MANAGEMENT OF E*OFFERING....................................     76
  Executive Officers and Directors..........................     76

STOCK OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS OF
  E*OFFERING................................................     81

DESCRIPTION OF E*OFFERING STOCK.............................     83

  General...................................................     83
  Common and Preferred Stock................................     83

CERTAIN TRANSACTIONS OF E*OFFERING..........................     86
  Stock Issuances to Executive Officers, Directors and Our
    Largest Stockholders....................................     86
  Operating Agreement with E*TRADE..........................     86
  Leases With Related Parties...............................     87
  Delaware Anti-Takeover Law................................     87

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL
  INFORMATION...............................................     88

LEGAL OPINIONS..............................................     96

EXPERTS.....................................................     96

WHERE YOU CAN FIND MORE INFORMATION.........................     96

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS..................    F-1

APPENDIX I--AGREEMENT AND PLAN OF MERGER

APPENDIX II--OPINION OF GOLDMAN, SACHS & CO.

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q: WHAT WILL E*OFFERING SHAREHOLDERS RECEIVE IN THE MERGER?

A: E*OFFERING shareholders will receive shares of Wit SoundView common stock in exchange for the E*OFFERING common and preferred stock which they own.

Q: WHEN DO YOU EXPECT TO COMPLETE THE MERGER?

A: We are working to complete the merger in the third quarter of 2000. Because the merger is subject to various conditions, however, we cannot predict its exact date of completion.

Q: WILL WIT SOUNDVIEW STOCKHOLDERS RECEIVE ANY SHARES AS A RESULT OF THE MERGER?

A: No, Wit SoundView stockholders will continue to hold the Wit SoundView shares that they currently own.

Q: SHOULD WIT SOUNDVIEW STOCKHOLDERS SEND IN THEIR STOCK CERTIFICATES?

A: No. Wit SoundView stockholders will continue to own their shares of Wit SoundView common stock after the merger and should continue to hold their stock certificates.

Q: WHAT STOCKHOLDER VOTE IS REQUIRED TO APPROVE THE MERGER AGREEMENT AND THE
    MERGER?

A: Approval of the merger agreement requires the affirmative vote of a majority of the votes cast at the special meeting of the stockholders of Wit SoundView.

Q: DOES THE WIT SOUNDVIEW BOARD OF DIRECTORS RECOMMEND APPROVAL OF THE MERGER
    AGREEMENT AND THE MERGER?

A: Yes, the Wit SoundView Board of Directors unanimously recommends that stockholders vote for approval of the merger and the merger agreement.

Q: HOW DO I VOTE?

A: Mail your signed proxy card in the enclosed return envelope or grant your proxy by telephone or the Internet as soon as possible after carefully reading this document, so that your shares may be represented at the special meeting of stockholders. You may also attend the meeting in person instead of submitting a proxy if you hold your shares directly in your name. If your shares are held in "street name" by your broker, your broker will vote your shares only if you provide instructions on how to vote. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares.

Q: CAN I CHANGE MY VOTE AFTER MAILING MY PROXY?

A: Yes. You may change your vote by delivering a signed notice of revocation or a later-dated, signed proxy card to the corporate secretary of Wit SoundView before the stockholder meeting, or by attending the stockholder meeting and voting in person if you hold your shares in your own name.

Q: ARE THERE RISKS I SHOULD CONSIDER IN DECIDING WHETHER TO VOTE FOR THE MERGER?

A: Yes. We have set out under the heading "Risk Factors" beginning on page 13 of this proxy statement/ prospectus a number of risk factors that you should consider.

Q: WHOM CAN I CALL WITH QUESTIONS?

A: If you have any questions about the merger, or if you need additional copies of this proxy statement/ prospectus or the enclosed proxy, you should contact:

    Georgeson Shareholder Communications Inc.
    17 State Street, 10th Floor
    New York, NY 10004
    Telephone: 1-800-223-2064 (investor toll-free number)
             1-212-440-9800 (banks and brokers call collect)

                     SUMMARY OF PROXY STATEMENT/PROSPECTUS

    THE FOLLOWING SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROXY STATEMENT/PROSPECTUS AND MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. YOU SHOULD CAREFULLY READ THE ENTIRE PROXY STATEMENT/ PROSPECTUS, INCLUDING THE APPENDICES, AND THE OTHER DOCUMENTS WE REFER YOU TO FOR A MORE COMPLETE UNDERSTANDING OF THE MERGER. WHEN WE REFER TO "WIT SOUNDVIEW" OR "WE", "US" OR "OUR" IN THIS PROXY STATEMENT/PROSPECTUS, WE MEAN WIT SOUNDVIEW GROUP, INC., FORMERLY KNOWN AS WIT CAPITAL GROUP, INC., AND ITS SUBSIDIARIES. WHEN WE REFER TO "COMBINED COMPANY" WE MEAN WIT SOUNDVIEW AND E*OFFERING AND ITS SUBSIDIARY. IN ADDITION, WE INCORPORATE BY REFERENCE IMPORTANT BUSINESS AND FINANCIAL INFORMATION ABOUT WIT SOUNDVIEW IN THIS PROXY STATEMENT/PROSPECTUS. YOU MAY OBTAIN THE INFORMATION INCORPORATED BY REFERENCE INTO THIS PROXY STATEMENT/ PROSPECTUS WITHOUT CHARGE BY FOLLOWING THE INSTRUCTIONS IN THE SECTION ENTITLED "WHERE YOU CAN FIND MORE INFORMATION" ON PAGE 96.

THE COMPANIES

WIT SOUNDVIEW GROUP, INC.

    Wit SoundView is an Internet investment banking and brokerage firm that provides an array of services to its institutional and retail customers. Wit SoundView uses electronic mail and the Internet to distribute public offerings to retail customers and uses more traditional channels for distribution of public equity offerings to its institutional customers. Wit SoundView also provides extensive equity research focused almost exclusively on technology and the Internet. Other services include institutional sales and trading, private placements, strategic advisory services and merger and acquisition advice. Wit SoundView has also established private equity funds for venture capital investing in Internet and technology companies.


    Wit SoundView is a Delaware corporation. Its executive offices are located at 826 Broadway, Seventh Floor, New York, New York 10003. Its telephone number is (212) 253-4400. Its Web site is http://www.witcapital.com. Other than the electronic version of this proxy statement/prospectus that is available on the Wit SoundView Web site (HTTP://WWW.WITCAPITAL.COM/MERGER/FILINGS/S4EOFFERING.HTML), none of the information on Wit SoundView's Web site is part of this proxy statement/prospectus. Wit SoundView's regulated activities are carried out through its wholly owned subsidiaries, Wit Capital Corporation and Wit SoundView Corporation, which are broker-dealers licensed with the Securities and Exchange Commission and members of the National Association of Securities Dealers.


E*OFFERING CORP.

    E*OFFERING is an Internet investment banking firm that uses the Internet and related technologies such as electronic mail and multimedia to deliver investment banking products to online individual investors and institutional clients. E*OFFERING provides a range of investment banking services, including initial and follow-on public offering underwriting, private equity agency services, sales and trading, equity research and financial advisory services. E*OFFERING is privately owned by E*TRADE Group, Inc., General Atlantic Partners, other venture capitalists, its employees and other investors.

    E*OFFERING is a California corporation. Its executive offices are located at Steuart Street Tower, 4th Floor, One Market Street, San Francisco, California 94105. Its telephone number is (415) 618-6200. Its Web site is HTTP://WWW.EOFFERING.COM. None of the information on E*OFFERING's website is part of this proxy statement/prospectus. E*OFFERING's regulated activities are carried out through its wholly owned subsidiary, E*OFFERING Corp. (formerly Meridian Capital Group), which is a broker-dealer licensed with the Securities and Exchange Commission and a member of the National Association of Securities Dealers.

THE SPECIAL MEETING OF WIT SOUNDVIEW STOCKHOLDERS (SEE PAGE 21)

    DATE, TIME AND PLACE (SEE PAGE 21)


    The special meeting will be held on September 26, 2000 at 9:30 a.m., New York City time, at the Peninsula Hotel, 700 Fifth Avenue, New York, New York.


    MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING (SEE PAGE 21)

    At the special meeting and any adjournment or postponement of the special meeting, Wit SoundView stockholders will be asked:

    - to consider and vote upon the adoption of the Agreement and Plan of Merger, dated as of May 15, 2000, by and among Wit SoundView, Wit SoundView Corporation and E*OFFERING, including the assumption of E*OFFERING's stock option plans; and

    - to transact such other business as may properly come before the special meeting.

    RECORD DATE (SEE PAGE 21)


    Wit SoundView's board has fixed the close of business on August 10, 2000 as the record date for determination of Wit SoundView stockholders entitled to notice of and to vote at the special meeting.


    VOTING AND REVOCATION OF PROXIES (SEE PAGE 21)

    Wit SoundView stockholders should complete, date and sign the accompanying proxy and promptly return it in the accompanying envelope or otherwise mail it to Wit SoundView. If voting by telephone or the Internet, please follow the instructions set forth on the enclosed proxy card. Brokers holding shares in "street name" may vote the shares only if the stockholder provides instructions on how to vote. Brokers will provide a stockholder with directions on how to instruct the broker to vote the shares. All properly executed proxies that Wit SoundView receives prior to the vote at the special meeting, and that are not revoked, will be voted in accordance with the instructions indicated on the proxies or, if no direction is indicated, to approve the merger agreement. Wit SoundView's board does not currently intend to bring any other business before the special meeting and no matters may be brought before the special meeting by any person other than the board. If other business properly comes before the special meeting, the proxies will vote in accordance with their own judgment.

    A stockholder may revoke its proxy at any time prior to use by delivering to the corporate secretary of Wit SoundView a signed notice of revocation or a later-dated, signed proxy, or by attending the special meeting and voting in person. Attendance at the special meeting does not in itself constitute the revocation of a proxy.

    VOTES REQUIRED (SEE PAGE 22)

    Approval of the merger agreement requires the affirmative vote of the holders of a majority of the votes cast at the special meeting of Wit SoundView stockholders. Six significant stockholders of Wit SoundView have agreed to vote in favor of the merger agreement. These significant stockholders of Wit SoundView collectively own approximately 32% of Wit SoundView's voting stock. E*OFFERING has obtained shareholder approval for the merger by soliciting consents to approve the merger agreement from nine of its significant shareholders who collectively own approximately 78% of E*OFFERING's issued and outstanding shares.

    QUORUM AND ABSTENTIONS (SEE PAGE 22)

    A quorum is present at the special meeting if the holders of a majority of the shares of Wit SoundView common stock issued and outstanding and entitled to vote at the special meeting on the record date are represented at the special meeting either in person or by proxy. Abstentions will be included in the calculation of the number of shares present and voting at the meeting for the purpose of determining the presence of a quorum, but shall not be included in the number of votes cast. Abstentions will therefore

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have no effect on the outcome of the votes on the approval of the merger agreement. Wit SoundView stockholders are urged to return the enclosed proxy card marked to indicate their vote, or, if voting by telephone or the Internet, to follow the instructions set forth on the enclosed proxy card.

    SOLICITATION OF PROXIES AND EXPENSES (SEE PAGE 22)

    Wit SoundView has retained the services of Georgeson Shareholder Communications Inc. to assist in the solicitation of proxies from its stockholders. In addition to solicitation by mail, the directors, officers and employees of Wit SoundView may solicit proxies from its stockholders by telephone, facsimile, other electronic means or in person. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting materials to beneficial owners and will be reimbursed for their reasonable expenses incurred in sending proxy materials to beneficial owners.

    BOARD RECOMMENDATIONS (SEE PAGE 22)

    The Wit SoundView board of directors has determined that the merger agreement and the strategic alliance agreement, taken as a unitary transaction, are advisable and fair to and in the best interests of Wit SoundView and its stockholders. Accordingly, the board has unanimously approved the merger agreement and the strategic alliance agreement, taken as a unitary transaction, and unanimously recommends that stockholders vote FOR approval of the merger agreement and the merger.

    DISSENTING SHARES

    Each E*OFFERING shareholder was notified that he or she was entitled to statutory dissenters' rights. The period during which such shareholders could have informed E*OFFERING of their intention to exercise those rights terminated on July 3, 2000 without the exercise of dissenters' rights by any E*OFFERING shareholder.

THE MERGER (SEE PAGE 24)

    GENERAL

    Under the terms of the merger agreement, Wit SoundView will acquire by merger 100 percent of the outstanding shares and will assume all of the then outstanding options and warrants of E*OFFERING and will issue up to 28,486,247 newly issued shares of Wit SoundView common stock in exchange for such shares and upon exercise of such options and warrants. The maximum number of Wit SoundView shares had a value of $291,984,032, or $10.25 per share, at the close of trading on May 12, 2000, the last trading day before the merger agreement was signed.

    The boards of directors and managements of Wit SoundView and E*OFFERING have each determined that, compared to continuing their operations on a stand-alone basis, the merged company would have better potential to improve long-term operating and financial results and would have an enhanced competitive position. The merger combines Wit SoundView's strengths in deal origination and research with E*OFFERING's technology platform, product capabilities, significant presence in Silicon Valley and retail distribution channels. The board and management of each company believes that the combined company will be able to accelerate the process of bringing high-quality investment banking products and services to the online investing marketplace. In connection with the merger E*TRADE and Wit SoundView entered into a strategic alliance agreement pursuant to which Wit SoundView will be the exclusive source to E*TRADE of equity and equity related securities offered to retail customers in initial public offerings and follow-on offerings in the United States, and pursuant to which Wit SoundView must make available exclusively to customers of E*TRADE all securities allocated by it for retail distribution in any United States public offering of equity and equity related securities in which it participates as an underwriter or dealer. Both companies believe that the breadth and depth of their expertise and experience, along with the combined company's strategic relationship with E*TRADE, will enable us to maintain our leading position as an online investment bank focusing on the Internet and technology sectors. As part of the consideration for this strategic alliance, Wit SoundView will issue to E*TRADE

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4,025,948 shares of common stock and a warrant to purchase up to 2 million additional shares, the exercisability of which is contingent upon E*TRADE's maintaining the exclusivity provisions described above in years four and five of the strategic alliance, and will transfer to E*TRADE substantially all of its online brokerage accounts and exit the retail brokerage business. In addition, concurrently with the merger, E*TRADE and certain affiliates of General Atlantic Partners, LLC will each purchase 2 million shares of Wit SoundView's common stock at a purchase price of $10.25 per share.

CONSENT OF E*OFFERING'S SHAREHOLDERS

    Wit SoundView wished to obtain approval of the merger agreement during the latter stages of negotiations of the merger by obtaining written consents and irrevocable proxies from the holders of a majority of each class of E*OFFERING's voting stock. Consents were obtained from nine of E*OFFERING's significant shareholders, which collectively own approximately 78% of E*OFFERING's voting stock. On May 15, 2000, Wit SoundView and E*OFFERING entered into a definitive merger agreement and related agreements and these significant shareholders delivered written consents approving the merger agreement and irrevocable proxies to vote in favor of the merger agreement. These written consents represented a sufficient number of shares to approve the merger under California law.

    Obtaining consents for the merger from the nine significant shareholders of E*OFFERING constituted a private offering of the shares of Wit SoundView common stock to be issued to these persons in the merger. Consequently, the shares of Wit SoundView common stock to be received by these persons upon completion of the merger are being registered only for resale by means of the registration statement of which this proxy statement/prospectus forms an integral part. The 17,884,234 shares to be received by Softbank, General Atlantic Partners, LLC and E*TRADE and their respective affiliates are subject to long-term transfer restrictions.

    SHARES TO BE ISSUED IN THE MERGER

    The maximum number of shares of Wit SoundView common stock and options and warrants to purchase shares of Wit SoundView common stock to be issued under the merger agreement and related transactions represents approximately 25% of the fully-diluted common stock of the combined company.

OPINION OF WIT SOUNDVIEW'S FINANCIAL ADVISOR (SEE PAGE 29)

    On May 14, 2000, Goldman, Sachs & Co. delivered its opinion to the board of directors of Wit SoundView that, as of that date, the total consideration to be issued pursuant to the merger agreement and the strategic alliance agreement, taken as a unitary transaction, was fair from a financial point of view to Wit SoundView. The opinion of Goldman Sachs does not constitute a recommendation as to how any holder of Wit SoundView shares should vote with respect to the merger.

    THE FULL TEXT OF THE WRITTEN OPINION OF GOLDMAN SACHS IS ATTACHED TO THIS DOCUMENT AS ANNEX II. STOCKHOLDERS OF WIT SOUNDVIEW ARE ENCOURAGED TO, AND SHOULD, READ THE OPINION IN ITS ENTIRETY.

ACCOUNTING TREATMENT (SEE PAGE 34)

    The merger will be accounted for under the "purchase" method of accounting in accordance with generally accepted accounting principles. This means that, for accounting and financial reporting purposes, the assets and liabilities of E*OFFERING will be recorded at their fair value, and any excess of Wit SoundView's purchase price over the fair value of E*OFFERING's tangible net assets will be recorded as intangible assets, including goodwill.

APPLICABLE WAITING PERIODS AND REGULATORY APPROVALS (SEE PAGE 34)

    The merger is subject to U.S. antitrust laws. We have made the required filings with the Department of Justice and the Federal Trade Commission, which terminated the statutory antitrust review period on July 11, 2000. The rules of the National Association of Securities Dealers, Inc., or the NASD, to which Wit SoundView's and E*OFFERING's primary subsidiaries are each subject, require advance notice to the

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NASD of the merger and the transfer of Wit SoundView's retail brokerage business to E*TRADE. Although prior approval by the NASD is not mandatory, it is customary not to complete a merger subject to these rules until the NASD has indicated its approval. Wit SoundView and E*OFFERING have provided the required notice. Neither Wit SoundView nor E*OFFERING is aware of any other material governmental or regulatory approval required for completion of the merger, other than compliance with the applicable merger procedures of the Delaware General Corporation Law and the California Corporation Law.

TRADING OF WIT SOUNDVIEW COMMON STOCK TO BE ISSUED IN THE MERGER (SEE PAGE 34)

    The shares of Wit SoundView common stock to be issued in the merger will be included for trading on Nasdaq upon completion of the merger.

RESTRICTIONS ON SALE OF SHARES BY AFFILIATES OF WIT SOUNDVIEW AND E*OFFERING (SEE PAGE 34)

    The shares of Wit SoundView common stock to be received in the merger by E*TRADE, General Atlantic Partners, LLC, Softbank Corp., and their respective affiliates in exchange for their E*OFFERING shares, which represent approximately 62% of the maximum number of shares to be issued by Wit SoundView in the merger and upon exercise of options and warrants, will be subject to transfer restrictions under the merger agreement that will expire three years from the date the merger is completed unless the strategic alliance agreement is earlier terminated. In addition, approximately 8% of the shares to be issued by Wit SoundView in the merger will be subject to transfer restrictions under the merger agreement that will expire 180 days from the date the merger is completed. As part of a retention pool for key employees, E*OFFERING will, prior to the closing, issue approximately 745,000 shares of E*OFFERING restricted stock, which will be exchanged for 500,000 shares of Wit SoundView common stock in the merger. As an additional part of the retention pool, at the effective time of the merger, Wit SoundView will grant to certain of E*OFFERING's employees options to purchase not less than 500,000 shares of Wit SoundView common stock. The restricted shares are subject to transfer restrictions and forfeiture provisions which lapse as to one-third of the shares at the first, second and third anniversaries of the merger, respectively, while each option will vest in sixteen equal quarterly installments at the end of each calendar quarter over four years from the date of the grant.

    As part of the consideration for entering into the strategic alliance with E*TRADE, Wit SoundView will issue to E*TRADE 4,025,948 shares which will have a three year transfer restriction from the date of closing, unless the strategic alliance agreement is earlier terminated. Pursuant to a stock purchase agreement, E*TRADE and certain affiliates of General Atlantic Partners, LLC will each purchase two million shares of Wit SoundView's common stock. These shares are not subject to any restrictions on transfer other than those imposed by applicable securities laws.

    Any person who is deemed to be an affiliate of either Wit SoundView or E*OFFERING at the time of the special meeting of Wit SoundView or at the time E*OFFERING obtained shareholder approval of the merger may sell their shares of Wit SoundView common stock acquired in connection with the merger only pursuant to the volume and manner of sale limitations contained in Rule 145 under the Securities Act or pursuant to an effective registration statement or other applicable exemption. Persons who may be deemed to be affiliates include individuals or entities that control, are controlled by or are under common control with either Wit SoundView or E*OFFERING and may include some of the officers, directors, and principal stockholders of Wit SoundView and E*OFFERING.

    For purposes of the Securities Act, the shareholders of E*OFFERING from whom E*OFFERING obtained shareholder approval of the merger agreement will receive their shares of Wit SoundView common stock in a private placement pursuant to an investment decision made at the time they provided their consent to the merger agreement. These E*OFFERING shareholders currently own approximately 78% of E*OFFERING's shares. The Wit SoundView shares to be received by General Atlantic Partners, LLC, Softbank Corp. and E*TRADE and their respective affiliates are subject to long-term transfer restrictions. General Atlantic Partners, LLC, Softbank Corp. and E*TRADE and their respective affiliates own approximately 62% of E*OFFERING's fully diluted shares. The signatories to the voting agreement and their respective affiliates will be permitted to sell shares that are not subject to transfer restrictions under the merger agreement pursuant to this proxy statement/prospectus, during the period which this registration statement remains effective. When this registration statement is no longer effective, Wit SoundView intends to register the resale of any remaining unsold shares held by the signatories to the voting agreement and to maintain the effectiveness of that registration until the lapse of applicable holding period restrictions and volume limitations under Rule 145 of the Securities Act. Any sales by these persons must be made in accordance with Rule 145. Rule 145 permits sales pursuant to limitations on the number of shares sold and the manner of sale provisions contained in Rule 144 under the Securities Act. Other E*OFFERING shareholders, who are affiliates and are not party to the voting agreement, will be permitted to sell unrestricted shares in accordance with Rule 145 without regard to whether this registration statement remains effective.

MANAGEMENT FOLLOWING THE MERGER (SEE PAGE 35)

    Wit SoundView does not anticipate any change in its senior management team as a result of the merger. Wit SoundView has agreed to use its reasonable best efforts to appoint Christos Cotsakos, E*TRADE's Chairman and Chief Executive Officer, and William Ford, a managing member at General Atlantic Partners, LLC, to its board of directors, contingent upon completion of the merger and commencement of the strategic alliance between Wit SoundView and E*TRADE. See page 47 of this proxy statement/prospectus for a discussion of the strategic alliance. The shareholders of E*OFFERING will become stockholders of Wit SoundView, and their rights as stockholders will be governed by Wit SoundView's amended and restated certificate of incorporation, Wit SoundView's by-laws and the laws of the State of Delaware.

DIVIDEND POLICY (SEE PAGE 36)

    Neither Wit SoundView nor E*OFFERING has ever paid dividends to its stockholders and Wit SoundView does not expect to pay dividends for the foreseeable future.

INTERESTS OF CERTAIN PERSONS IN THE MERGER (SEE PAGE 36)

    Goldman Sachs has acted as Wit SoundView's financial advisor in connection with the merger. The Goldman Sachs Group, Inc., an affiliate of Goldman Sachs, owns non-voting stock representing approximately 15% of Wit SoundView's common equity and warrants to purchase additional shares. In addition, the Goldman Sachs affiliate has a right of first refusal to purchase all of the shares offered by Wit SoundView to specified competitors of Goldman Sachs should Wit SoundView attempt to sell 5% or more of its fully-diluted common equity to such a specified competitor. The Goldman Sachs affiliate also has registration rights with respect to the Wit SoundView shares it owns.

    Skadden, Arps, Slate, Meagher & Flom LLP, legal counsel to Wit SoundView in connection with the merger, is rendering an opinion as to the validity of the shares of common stock that Wit SoundView is registering in this proxy statement/prospectus. Joseph H. Flom is a member of Wit SoundView's special advisory board and is also a partner of Skadden, Arps, Slate, Meagher & Flom LLP. In return for his service on Wit SoundView's special advisory board, Wit SoundView has granted Mr. Flom options to purchase Wit SoundView common stock.

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS (SEE PAGE 38)

    The merger is expected to qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code. If the merger qualifies as a tax-free reorganization, a holder of E*OFFERING stock will not recognize any gain or loss solely upon the holder's receipt of Wit SoundView common stock in exchange for the holder's E*OFFERING stock in the merger, except to the extent the holder of E*OFFERING stock receives cash in lieu of a fractional share of Wit SoundView common stock. It is a condition to the respective obligations of the parties to complete the merger that Wit SoundView and E*OFFERING will receive legal opinions to this effect.

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
THE MERGER AGREEMENT (SEE PAGE 40)

    EXCHANGE RATIO (SEE PAGE 40)

    The merger agreement provides that each holder of E*OFFERING common stock will receive a percentage of a share of Wit SoundView common stock for each share of E*OFFERING common stock exchanged in the merger based upon an exchange ratio. The exchange ratio will be 0.674237515, subject to an insignificant downward adjustment for certain accrued but unpaid E*TRADE preferred stock dividends accruing after April 30, 2000 up to the date of the merger. This exchange ratio will also be used to calculate the number of shares of Wit SoundView common stock that each preferred stockholder will receive in the merger in addition to any applicable liquidation preference and the number of shares each optionholder will receive upon exercise of its options.

    CASH IN LIEU OF FRACTIONAL SHARES (SEE PAGE 41)

    No fractional shares of Wit SoundView common stock will be issued in the merger. In lieu of any fractional shares, each shareholder of E*OFFERING who would otherwise be entitled to a fraction of a share of Wit SoundView's stock pursuant to the merger will be paid an amount in cash, without interest, determined by multiplying $10.25 by the fraction of a share of Wit SoundView's stock to which such shareholder would otherwise be entitled.

    E*OFFERING STOCK OPTIONS AND WARRANTS (SEE PAGE 41)

    The terms and provisions of E*OFFERING's stock option plans will generally continue in full force and effect and will govern each outstanding option, warrant or other right granted under E*OFFERING's 1998 Stock Option Plan and 2000 Stock Option/Stock Issuance Plan immediately prior to the time the merger is effective. At the time the merger is effective, each option, warrant or other right then outstanding will be automatically converted into an option to purchase a fraction of a share of Wit SoundView common stock equal to the exchange ratio. The exercise price per share will also be appropriately adjusted. In addition, the vesting schedule for E*OFFERING options outstanding and not yet vested at the time the merger is effective will be modified, in the case of an optionholder not benefited by such modification, upon receiving the written consent of the holder, to vest in sixteen equal quarterly installments over a four year period from the vesting commencement date. Options held by some non-employees will vest immediately prior to the completion of the merger.

    RETENTION POOL (SEE PAGE 42)

    Prior to the merger, E*OFFERING will issue to designated E*OFFERING employees an aggregate of approximately 745,000 shares of E*OFFERING common stock under a restricted stock plan. These retention shares will be converted into Wit SoundView common stock at the exchange ratio. One third of the retention shares allocated to an employee will vest if that employee has been continuously employed by Wit SoundView and its subsidiaries for the first twelve months after the merger. The second third of the retention shares allocated to an employee will vest if that employee has been continuously employed by Wit SoundView and its subsidiaries for the first twenty-four months after the merger. The remaining third of the retention shares allocated to an employee will vest if that employee has been continuously employed by Wit SoundView and its subsidiaries for the first thirty-six months after the merger. The only exceptions to the continuous employment requirement will be termination of employment by Wit SoundView without cause and a change in control of Wit SoundView. Retention shares that do not vest due to termination for cause or because the employee has exercised dissenter's rights will be forfeited. At the effective time of the merger, Wit SoundView will also grant to designated E*OFFERING employees options to purchase not less than 500,000 shares of its common stock and establish a cash bonus pool of $5 million to be distributed no later than March 31, 2001.

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
    EXCHANGE OF E*OFFERING STOCK CERTIFICATES FOR WIT SOUNDVIEW STOCK
     CERTIFICATES (SEE PAGE 42)

    Upon surrender of the E*OFFERING stock certificates, the exchange agent will issue Wit SoundView share certificates to each surrendering holder. Holders of E*OFFERING stock subject to transfer restrictions will receive certificates bearing legends reflecting the applicable transfer restrictions.

    THE EXCHANGE AGENT (SEE PAGE 41)

    American Stock Transfer & Trust Company will act as the exchange agent in connection with the merger.

    TERMINATION OF THE MERGER AGREEMENT (SEE PAGE 45)

    The merger agreement may be terminated under certain circumstances at any time by Wit SoundView or E*OFFERING before the completion of the merger:

    - by both parties' mutual written consent;

    - by either party, if it has become impossible to satisfy some condition to the other party's obligation to complete the merger on or prior to October 31, 2000 and the other party has not waived that condition promptly after the impossibility has become known;

    - by the non-breaching party, if there has been a breach of any of the representations and warranties in the merger agreement by one of the parties which would entitle the non-breaching party to choose not to complete the merger, and if the breach cannot be cured before October 31, 2000;

    - by the non-breaching party, if there has been a material breach of any of the covenants or agreements in the merger agreement by one of the parties and if the breach has not been cured within 20 business days after receipt of notice by the breaching party; or

    - by either party, if the completion of the merger has not occurred by October 31, 2000.

    If Wit SoundView fails to get approval of the merger from its stockholders, it will have to pay a break-up fee of $13,330,000 to E*OFFERING and reimburse E*OFFERING for expenses incurred in the negotiation and preparation of the merger agreement and related agreements.

    Notwithstanding the foregoing, a party that is in material breach of its obligations or representations and warranties does not have the right to terminate the merger agreement. Subject to the potential payment of a termination fee by Wit SoundView, the merger agreement will become null and void upon termination, except that no party shall be relieved of liability for a breach of the merger agreement prior to its termination.

STRATEGIC ALLIANCE WITH E*TRADE

    STRATEGIC ALLIANCE AGREEMENT

    In connection with the merger, on May 15, 2000, Wit SoundView agreed to enter into a strategic alliance with E*TRADE, which owns approximately 27% of E*OFFERING's fully diluted capital stock and will own approximately 9% of Wit SoundView's common stock following completion of the merger and commencement of the strategic alliance. As part of this alliance, Wit SoundView will be the exclusive source to E*TRADE and its controlled affiliates of equity and equity related securities offered to retail customers in initial public offerings and follow-on offerings in the United States. Conversely, Wit SoundView must make available exclusively to customers of E*TRADE substantially all securities allocated to it for retail distribution in any United States public offering of equity and equity related securities in which it participates as an underwriter or dealer. In addition, Wit SoundView will transfer substantially all of its retail brokerage accounts to E*TRADE pursuant to an account transfer agreement. E*TRADE's

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retail customers will gain access to a broad range of products and services currently offered by Wit SoundView, such as securities research and the opportunity to apply for participation in a range of Internet and technology-related initial public offerings, follow-on offerings and private placements. As part of this strategic alliance, E*TRADE and Wit SoundView will cooperate on joint sales and marketing efforts and will share trading, customer and research products and data.

    The exclusivity rights granted under this strategic alliance agreement have a three-year term, which will be extended automatically upon the satisfaction of certain performance standards by Wit SoundView or upon mutual agreement of the parties. In consideration for the exclusivity rights granted under the agreement, E*TRADE will receive 4,025,948 shares of Wit SoundView's common stock, par value $0.01, and a warrant to purchase in aggregate up to an additional two million shares, the exercisability of which is contingent on the exclusivity as discussed in further detail under "Common Stock Warrant" below. In addition, E*TRADE and affiliates of General Atlantic Partners, LLC will each purchase two million shares of Wit SoundView's common stock pursuant to a stock purchase agreement.

    In the event that there is a change in control of E*TRADE while the exclusivity rights are in effect and E*TRADE's successor does not assume E*TRADE's obligations under the strategic alliance or materially breaches such obligations, Wit SoundView will have the right to provide E*TRADE's successor with securities for offering to its retail customers for a period of two years. The right to provide securities for sale to E*TRADE's customers will be non-exclusive and Wit SoundView will not be the exclusive provider of retail securities to the customers of E*TRADE's successor. In addition, E*TRADE's successor will pay to Wit SoundView liquidated damages of $160 million reduced by $5 million at the end of each calendar month, commencing the month of the merger closing and continuing until the amount equals $100 million. Wit SoundView will also receive the shares of its common stock remaining in the special escrow fund established pursuant to the merger agreement.

    In the event that there is a change in control of Wit SoundView while the exclusivity rights are in effect and Wit SoundView's successor does not assume Wit SoundView's obligations under the strategic alliance or materially breaches such obligations, Wit SoundView's successor will continue to offer securities to customers of E*TRADE on a non-exclusive basis and E*TRADE will not be obligated to use Wit SoundView's successor as the exclusive provider of retail securities to the customers of E*TRADE. In addition, Wit SoundView's successor will pay to E*TRADE liquidated damages of $75 million, reduced by $2,083,000 at the end of each calendar month, commencing the month of the merger closing and continuing until the amount equals $50 million. Finally, E*TRADE will receive the shares of Wit SoundView common stock that are remaining in the special escrow fund established pursuant to the merger agreement, free and clear of all liens, encumbrances and claims.

    ACCOUNT TRANSFER AGREEMENT

    On May 15, 2000, as additional consideration of the exclusivity rights under the strategic alliance, E*TRADE and Wit SoundView entered into an account transfer agreement pursuant to which E*TRADE will acquire and assume from Wit SoundView all right, title and interest in and to substantially all retail brokerage accounts maintained by Wit SoundView and all related properties and rights in and to such retail brokerage accounts. Wit SoundView will transfer, or cause to be transferred, to the custody of E*TRADE, all fully-paid securities of each customer who maintains a Wit SoundView retail brokerage account and who has not objected to the transfer.

    COMMON STOCK WARRANT

    On May 15, 2000, Wit SoundView agreed to issue to E*TRADE a warrant to purchase up to two million shares of Wit SoundView's common stock at a purchase price of $10.25 per share, which represents the fair market value of the common stock on the last trading day immediately preceding the date of the warrant. E*TRADE may exercise the warrant to purchase up to one million shares of Wit SoundView's

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common stock over the course of the fourth year of the strategic alliance provided that the exclusivity rights discussed above have been in effect for the first three years of the strategic alliance and are continuing for the fourth year and E*TRADE has complied with its exclusivity obligations. If the exclusivity rights have been in effect for the first four years of the strategic alliance and are continuing for the fifth year and E*TRADE has complied with its exclusivity obligations, then E*TRADE may purchase up to an additional
1 million shares over the course of the fifth year of the strategic alliance.

    STOCK PURCHASE AGREEMENT

    On May 15, 2000, E*TRADE, certain affiliates of General Atlantic Partners, LLC and Wit SoundView entered into a stock purchase agreement pursuant to which E*TRADE and certain affiliates of General Atlantic Partners, LLC each agreed to purchase two million shares of Wit SoundView common stock at the time the merger is completed. The purchase price of the shares is $10.25 per share, the closing price of Wit SoundView's common stock on the last trading day before the date of the agreement. The agreement contains customary representations and warranties and provides E*TRADE and General Atlantic's affiliates with certain piggyback and demand registration rights.

RELATED AGREEMENTS

    VOTING AGREEMENT AMONG WIT SOUNDVIEW AND LARGE SHAREHOLDERS OF E*OFFERING

    On May 15, 2000, nine securityholders of E*OFFERING, representing approximately 78% of the voting power of E*OFFERING's capital stock, entered into a voting agreement with Wit SoundView. Under the terms of the voting agreement, each of the E*OFFERING securityholders agreed to vote, and granted to Wit SoundView an irrevocable proxy to vote, all of their shares of E*OFFERING's capital stock in favor of the merger with Wit SoundView and against any other competing proposal or offer to buy all or a substantial part of the business or properties of E*OFFERING. The E*OFFERING securityholders also agreed to vote, and granted to Wit SoundView an irrevocable proxy to vote, against any action, proposal or agreement that would delay, impede, frustrate, prevent or nullify the merger agreement or the satisfaction of the conditions to the merger. E*TRADE, General Atlantic Partners, LLC and Softbank, three of the shareholders that are parties to the voting agreement, also consented to a three-year transfer restriction on the shares of Wit SoundView common stock to be received by them in the merger and agreed to place a portion of those shares in an escrow fund described below.

    VOTING AGREEMENT AMONG E*OFFERING AND LARGE STOCKHOLDERS OF WIT SOUNDVIEW

    On May 15, 2000, six securityholders of Wit SoundView representing approximately 32% of the voting power of Wit SoundView's capital stock entered into a voting agreement with E*OFFERING. Each of these securityholders agreed to vote, and granted to E*OFFERING and E*TRADE irrevocable proxies to vote, all of its shares of Wit SoundView's capital stock in favor of the merger with E*OFFERING. They also agreed to vote, and granted to E*OFFERING and E*TRADE irrevocable proxies to vote, against any action, proposal or agreement that would delay, impede, frustrate, prevent or nullify the merger agreement or the satisfaction of the conditions to the merger.

    ESCROW AGREEMENT

    Upon completion of the merger, Wit SoundView, E*TRADE, as agent for the shareholders of E*OFFERING, and an escrow agent will enter into an escrow agreement. Pursuant to the merger agreement, Wit SoundView will deposit 10% of the shares of its common stock to be issued in the merger into an escrow fund on behalf of the shareholders of E*OFFERING. The escrow fund may be used to indemnify Wit SoundView and its officers, directors, agents and employees for damages arising out of any misrepresentation or breach of, or default in connection with, any of the representations, warranties, covenants and agreements given or made by E*OFFERING in the merger agreement. The escrow agent will hold the escrow shares and invest any cash dividends or distributions on these escrow shares, if any, as directed by E*TRADE. If requested by E*TRADE, the escrow agent will deliver to E*TRADE a proxy authorizing E*TRADE to exercise voting or consent authority in respect of the escrow shares. The escrow agreement will terminate after one year and the escrow agent will deliver any remaining escrow shares to the shareholders of E*OFFERING.

    STANDSTILL AGREEMENT

    On May 15, 2000, Wit SoundView and E*TRADE entered into a standstill agreement pursuant to which both parties agreed not to purchase, acquire or beneficially own an aggregate of 19.9% or more of any class of voting securities of the other party for a period of eighteen months or, if the merger is consummated, six years and six months after the completion of the merger. Both parties also agreed not to make or in any way participate in any proxy solicitation or election contest of the other party or to purchase all or substantial portions of the assets of the other party. The agreement prohibits any actions by either party that would result in or encourage a third party's acquisition or control of the other party.

    SPECIAL ESCROW FUND

    Within five business days after the merger is completed, Wit SoundView will deposit 25% of the shares of common stock that will be issued in the merger to E*TRADE, General Atlantic Partners, LLC and Softbank, and the entities controlled by them, into a special escrow fund. One thirty-sixth of the shares deposited into this escrow fund will be released on the last business day of each calendar month following the effectiveness of the merger. In the event that there is a change in control of E*TRADE and its successor entity does not assume E*TRADE's obligations under the strategic alliance agreement, then all shares remaining in the special escrow account will be surrendered to Wit SoundView for cancellation. If there is a change in control of Wit SoundView and the successor does not assume Wit SoundView's obligations under the strategic alliance agreement, then all shares remaining in the special escrow fund will be released to the E*OFFERING shareholders on whose behalf the shares were deposited.

                            MARKET PRICE INFORMATION

WIT SOUNDVIEW MARKET PRICE DATA

    Wit SoundView's common stock has traded on the Nasdaq National Market under the symbol "WITC" since June 4, 1999. The following table sets forth the range of high and low sales prices reported on the Nasdaq National Market for Wit SoundView common stock for the periods indicated.

                                                                HIGH       LOW
                                                              --------   --------
FISCAL YEAR 1999:
Second quarter (beginning June 4, 1999).....................   $38.00     $ 9.00
Third quarter...............................................    37.50      15.50
Fourth quarter..............................................    24.75      15.38

FISCAL YEAR 2000:
First quarter...............................................   $22.25     $12.31
Second quarter..............................................    17.69     $ 6.38

E*OFFERING MARKET PRICE DATA

    E*OFFERING's common stock is not traded in any securities market.

RECENT CLOSING PRICES


    On May 12, 2000, the last trading day before announcement of the proposed merger, the closing price per share of Wit SoundView common stock on the Nasdaq National Market was $10.25. On May 8, 2000, five business days before announcement of the proposed merger, the closing price per share of Wit SoundView common stock on the Nasdaq National Market was $12.88. On August 7, 2000, the latest practicable trading day before the printing of this proxy statement/prospectus, the closing price per share of Wit SoundView common stock on the Nasdaq National Market was $7.94.


    Because the market price of Wit SoundView common stock is subject to fluctuation, the market value of the shares of Wit SoundView common stock that holders of E*OFFERING common stock will receive in the merger may increase or decrease prior to and following the merger. We urge stockholders to obtain current market quotations for Wit SoundView common stock. No assurance can be given as to the future prices or markets for Wit SoundView common stock.

                                  RISK FACTORS

    IN ADDITION TO THE OTHER INFORMATION INCLUDED IN THIS PROXY
STATEMENT/PROSPECTUS, YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS IN DETERMINING HOW TO VOTE. THESE MATTERS SHOULD BE CONSIDERED IN CONJUNCTION WITH THE OTHER INFORMATION INCLUDED IN THIS PROXY STATEMENT/PROSPECTUS.

RISKS RELATED TO THE MERGER AND RELATED TRANSACTIONS

INABILITY TO SUCCESSFULLY INTEGRATE THE E*TRADE DISTRIBUTION NETWORK WITH THE INVESTMENT BANKING OPERATIONS OF THE COMBINED COMPANY COULD ADVERSELY AFFECT COMBINED FINANCIAL RESULTS.

    Currently, the investment banking operations of E*OFFERING and the online brokerage operations of E*TRADE are closely integrated. In order for the merger to be successful and the relationship between the combined company and E*TRADE to be successful, the combined company must gain attractive underwriting and distribution assignments from issuers and maintain a close working relationship with E*TRADE. The failure of the combined company to maintain and deepen its relationship with E*TRADE would likely have a material adverse effect on the combined company's business, financial condition and operating results or could result in the loss of key personnel.

INABILITY TO SUCCESSFULLY INTEGRATE E*OFFERING WITH WIT SOUNDVIEW COULD ADVERSELY AFFECT COMBINED FINANCIAL RESULTS.

    It is important to the success of the merger for Wit SoundView to integrate the investment banking operations of E*OFFERING, including its West Coast operations and focus on different companies. An inability to complete this integration could have adverse effects on combined revenues and financial results, including earnings per share.

THE MERGER AND RELATED TRANSACTIONS COULD ADVERSELY AFFECT COMBINED FINANCIAL RESULTS.

    If the benefits of the merger, the strategic alliance with E*TRADE and the disposition of our retail brokerage business do not exceed the costs associated with these transactions, including any dilution to Wit SoundView's stockholders resulting from the issuance of shares in connection with these transactions, Wit SoundView's financial results, including earnings per share, could be adversely affected.

THE MARKET PRICE OF WIT SOUNDVIEW COMMON STOCK MAY DECLINE AS A RESULT OF THE MERGER AND RELATED TRANSACTIONS.

    The market price of our common stock may decline if:

    - the integration of Wit SoundView and E*OFFERING is unsuccessful;

    - Wit SoundView does not achieve the perceived benefits of the merger and related transactions as rapidly or to the extent anticipated by financial or industry analysts; or

    - the effect of the merger and related transactions on our financial results is not consistent with the expectations of financial or industry analysts.

THE LOSS OF PROFESSIONALS COULD ADVERSELY AFFECT OUR BUSINESSES AND RESULTS OF OPERATIONS.

    Our business is relationship-intensive, and our success depends on identifying, hiring, training and retaining talented professionals. If a significant number of our current employees or any of our senior managers or key business managers leave, we may be unable to maintain anticipated levels of business. Moreover, Wit SoundView and E*OFFERING employees may experience uncertainty about their future roles with the combined company. Any uncertainty may adversely affect our ability to attract and retain key management, sales, marketing and technical personnel. Even if we retain our current employees, our management must continually recruit talented professionals in order for our business to grow. We compete intensely with our competitors for qualified personnel. If we cannot attract, motivate and retain qualified professionals, our business and results of operations could suffer material harm.

FAILURE TO COMPLETE THE MERGER AND RELATED TRANSACTIONS COULD NEGATIVELY AFFECT OUR STOCK PRICE AND FUTURE BUSINESS AND OPERATIONS.

    If the merger and related transactions are not completed for any reason, we may be subject to a number of material risks, including the following:

    - the price of our common stock may decline to the extent that the current market price of our common stock reflects a market assumption that the merger and related transactions are beneficial and will be completed;

    - because the strategic alliance with E*TRADE will not become effective, we will not be able to gain exclusive retail distribution rights with respect to E*TRADE's retail brokerage customers; and

    - we may be liable for substantial costs and break-up fees in certain circumstances.

    Further, if the merger and related transactions are terminated and our board of directors determines to seek substitute transactions, there can be no assurance that we will be able to find a suitable substitute for an equivalent or more attractive price than the price to be paid in the merger. If our failure to complete the merger causes any or all of these or other potential consequences to occur, the result would adversely affect our business.

THE FAIRNESS OPINION OBTAINED BY US DOES NOT REFLECT CHANGES IN THE RELATIVE VALUES OF THE COMPANIES SINCE THE MERGER AGREEMENT WAS SIGNED.

    We do not intend to obtain an updated fairness opinion of Goldman Sachs. Changes in the operations and prospects of us or E*OFFERING, general market and economic conditions and other factors on which the opinion of Goldman Sachs is based may have altered the relative values of the companies. Therefore, the opinion of Goldman Sachs does not address the fairness of the merger consideration at the time the merger will be completed. In addition, because our shares being issued in the merger and related transactions are being issued at a fixed price or ratio, increases or decreases in our stock price will benefit or harm E*OFFERING shareholders and the purchasers of our shares.

THE COMBINED COMPANY IS DEPENDENT ON E*TRADE TO FURTHER BUILD ITS BRAND.

    The combined company will not have its own retail distribution network of individual investors for growth in its retail online stock distribution business. The combined company will depend on E*TRADE's marketing and sales efforts for the combined company's visibility and credibility with retail online investors and to assist the combined company in further building its brand in the online marketplace. If E*TRADE is unwilling or unable to market the combined company's brand name and product satisfactorily, individual investors' acceptance of the combined company and its ability to obtain underwriting business would likely suffer.

THE RELATIONSHIP OF THE COMBINED COMPANY WITH E*TRADE MAY MAKE IT MORE DIFFICULT FOR THE COMBINED COMPANY TO DEVELOP OR MAINTAIN STRATEGIC RELATIONSHIPS WITH OTHER INVESTMENT BANKING FIRMS.

    E*OFFERING and Wit SoundView have consistently tried to develop constructive working relationships with a number of traditional investment banking firms. The strategic relationship with E*TRADE may make it more difficult for the combined company to develop or maintain relationships with firms whose retail brokerage businesses compete with E*TRADE and, as a result, may make it more difficult for the combined company to obtain assignments in public offerings lead managed by competitors of E*TRADE.

E*TRADE WILL BECOME THE COMBINED COMPANY'S SOLE DISTRIBUTOR OF RETAIL SECURITIES IN UNITED STATES PUBLIC EQUITY OFFERINGS.

    Under the strategic alliance agreement with E*TRADE, the combined company will distribute exclusively to retail customers of E*TRADE equity and equity-related securities offered in initial public offerings and follow-on public offerings in the United States and available for retail distribution. There can be no assurance that E*TRADE will be able to provide a large enough customer base or to sustain sufficient demand for all of the public offerings that the combined company is capable of underwriting. The combined company's ability to sell securities to retail customers will depend greatly on the ability of E*TRADE to sustain its customer base and to successfully market and distribute the securities that Wit SoundView underwrites.

    The strategic alliance agreement terminates automatically after five years and can be terminated at any time for breach by either party, subject to a thirty-day cure period. The alliance may also become non-exclusive after either three years or four years if the combined company is unable to meet certain performance criteria. If the alliance is terminated for any reason, there can be no assurance that the combined company will be able to negotiate a similar arrangement with another party on favorable terms, if at all. Any failure to negotiate a satisfactory distribution arrangement would likely undermine the combined company's ability to underwrite securities offerings.

RISKS RELATED TO THE COMBINED COMPANY

WIT SOUNDVIEW INCURRED LOSSES THROUGH MARCH 31, 2000 AND MAY INCUR ADDITIONAL LOSSES IN 2000.

    As of March 31, 2000, Wit SoundView had accumulated net losses of $27 million since inception. We have not yet achieved profitability on an annual basis. Although our revenue has grown in recent periods and our first fiscal quarter in 2000 has been profitable, there can be no assurance that our revenues will continue at their current level or increase in the future or that we will remain profitable. We expect to continue to increase our operating expenses significantly, increase our investment banking and research staff and expand our sales, marketing and trading operations. If such expenses precede or are not followed by increased revenues, our business, results of operations and financial condition could be materially and adversely affected. Our limited operating history and the uncertain nature of the markets we address make it difficult or impossible to predict what the results of our operations will be in the future. Therefore, you should not assume that our recent revenue growth and profitability mean that our revenues and profits will continue to grow at the same rate as we have experienced in the recent past.

THE COMBINED COMPANY MAY NOT BE ABLE TO SATISFY THE DEMAND OF E*TRADE'S RETAIL INVESTORS FOR UNDERWRITTEN OFFERINGS, AND ITS INVESTMENT BANKING BUSINESS AND RELATIONSHIP WITH E*TRADE MAY BE SERIOUSLY AFFECTED BY CUSTOMER DISSATISFACTION.

    Neither E*OFFERING nor Wit SoundView has ever received in any initial public offering an allotment of shares for sale that has been sufficient to satisfy consumer demand for shares in that offering. The combined company may not be able to increase the allotments of shares for sale to levels that satisfy its customers demand and, as a result, E*TRADE may experience customer dissatisfaction. The combined company's relationship with E*TRADE may be harmed as a result.

INABILITY TO EXPAND OUR INTERNET BUSINESS COULD ADVERSELY AFFECT OUR BUSINESS.

    Our prospects are subject to the risks, expenses and uncertainties encountered by companies in the rapidly evolving markets for Internet products and services. These risks include the failure to continue to develop our name recognition and reputation, the rejection of our services by Internet users or vendors, our inability to maintain and increase the use of our online services, increased competition from other investment banking firms and our inability to attract, retain and motivate highly qualified employees. We may not be successful in addressing these risks, and our business and financial condition could suffer.

OUR INTERNATIONAL EXPANSION MAY NOT PROVE TO BE SUCCESSFUL.

    We would like to emerge as a global brand known internationally for online capital raising and Internet investment banking. We have recently entered into ventures to create online investment banking and brokerage enterprises in Europe and Japan and are devoting a significant amount of our management's time and our funds to developing these businesses. In order to succeed, these ventures will have to overcome hurdles presented by regulatory regimes unlike those in the United States, the dominance of large securities firms and the lack of acceptance of online capital raising and e-commerce in general. We cannot guarantee that these international ventures and any other ventures that we may enter into will be successful or that they will assist in establishing the Wit SoundView brand as a global brand.

WE ENGAGE IN MARKET-MAKING ACTIVITIES, WHICH SUBJECT US TO INCREASED RISKS WHICH COULD BE HARMFUL TO OUR BUSINESS.

    We currently make markets in approximately 235 Internet and technology stocks. Market-making requires commitment of capital and may result in volatile earnings or losses. If we begin to make markets in additional volatile Internet-related securities, we may not be able to manage the risks involved with market-making volatility. Increased volatility in market-making will cause an increase in expenses to ensure the proper functioning of this type of market-making, including the addition of more market-makers. In addition, pending regulations will require securities to trade in decimals instead of fractions. Once these regulations are implemented, they may result in a further decrease in spreads between bid and ask prices, which could make the execution of trades and market-making activities less profitable and lead to increased competition. If there is any further decline in the spreads that market-makers receive in trading equity securities, our business, financial condition and operating results may be materially adversely affected.

OUR REVENUES MAY DECLINE DUE TO CHANGES IN MARKET STRUCTURE WHICH MAY SIGNIFICANTLY ALTER OUR PRESENT ACTIVITIES AS A BROKER FOR LISTED SECURITIES.

    The securities industry is experiencing a period of intense changes. In this transforming environment, the role brokers will play in transactions for listed securities is unpredictable. Important factors include the recent elimination of a rule that prohibited dealers from making markets in some listed securities in their own trading rooms, the growth of electronic communications networks which conduct trading of some securities away from the major exchanges, the potential for a move toward a central limit order book to consolidate and provide protection for orders in Nasdaq and listed securities and the ongoing phase-in of decimalization. These factors may also contribute to growth in the trading between institutional investors in transactions in which brokers no longer participate. If these developments lead to a general decrease in the need for brokers in institutional securities trading, our brokerage business will be adversely affected.

WE MUST RECEIVE INCREASED SHARE ALLOTMENTS IN UNDERWRITTEN OFFERINGS OR OUR INVESTMENT BANKING BUSINESS MAY BE SERIOUSLY AFFECTED BY LIMITED REVENUES FROM PUBLIC UNDERWRITING ACTIVITIES.

    During 1999 and 2000, Wit SoundView started to receive larger management fees and allocations of the shares in the offerings in which we have participated and has experienced a general increase in the number of offerings in which we participate. An inability to continue to secure equivalent or increased portions of underwriting and management fees and selling concessions may force us to revise our strategy of seeking principally to be a co-manager and require us to seek more frequently to be a lead underwriter. This strategy may be more difficult to achieve and would result in our having significant additional responsibilities. These responsibilities include forming and managing underwriting syndicates, leading underwriters' due diligence examination of the issuers, taking the lead underwriter's role in the preparation of prospectuses and other offering materials and developing and coordinating the marketing efforts for the securities. While we have been assembling an experienced group of investment bankers and syndicate managers and the addition of E*OFFERING's personnel and franchise will accelerate our efforts in this segment of our business, the ability to coordinate these efforts and effectively sell an issuer's securities will be critical to our ability to develop and maintain a reputation as a leading investment banking firm.

WE MAY INCUR LOSSES AND LIABILITIES IN THE COURSE OF BUSINESS WHICH COULD PROVE COSTLY TO DEFEND OR RESOLVE.

    Participation in underwritings involves significant economic and legal risks. Economic risks include incurring losses if we are unable to resell the securities we committed to purchase, if we are forced to liquidate our commitment at less than the price at which we purchased the securities from the issuer or if we are forced to retain significant position concentrations in individual securities due to market conditions. We expect to be active in the underwriting of initial public offerings and follow-on offerings of the securities of emerging and mid-size growth companies, which often involves a high degree of risk and volatility. Legal risks include potential liability under federal and state securities and other laws for allegedly false or misleading statements made in connection with such securities offerings and other transactions. We also face the possibility that customers or counterparties will claim that we improperly failed to apprize them of applicable risks, or that they were not authorized or permitted under applicable corporate or regulatory requirements to enter into transactions with us and therefore their obligations to us are not enforceable. Substantial legal liability or a regulatory action against us could cause us to incur significant expenses and could have a material adverse financial effect on us.

OUR RELATIONSHIP WITH GOLDMAN SACHS MAY MAKE IT MORE DIFFICULT FOR US TO DEVELOP OR MAINTAIN STRATEGIC RELATIONSHIPS WITH OTHER INVESTMENT BANKING FIRMS.

    Since our inception, we have consistently tried to develop constructive working relationships with a number of traditional investment banking firms. In certain cases, these relationships have enabled us to obtain assignments in public offerings that we might not otherwise have obtained. Goldman Sachs Group, Inc., an affiliate of Goldman Sachs, owns approximately 15% of Wit SoundView's common equity and warrants to purchase additional shares. In addition, under the terms of our agreement with Goldman Sachs, if we intend to offer equity securities representing more than 5% of our shares on a fully diluted basis to any of a number of designated competitors of Goldman Sachs, Goldman Sachs will have a right of first refusal to purchase all the offered shares on the same terms as offered to the competitor. The Goldman Sachs investment in us may make it more difficult for us to develop or maintain relationships with firms that compete with Goldman Sachs and, as a result, may make it more difficult for us to obtain assignments in public offerings lead managed by competitors of Goldman Sachs.

OUR AGREEMENT WITH GOLDMAN SACHS IS NOT EXCLUSIVE AND DOES NOT PROHIBIT GOLDMAN SACHS FROM COMPETING DIRECTLY OR INDIRECTLY WITH US.

    Although Goldman Sachs has invested in us, it is not prohibited from assisting any other broker-dealer involved in online investment banking. Goldman Sachs is not precluded from competing directly against us. Moreover, a representative of Goldman Sachs attends meetings of our board of directors and has access to our confidential information. Finally, Goldman Sachs is not required to reserve for us any particular number of shares--or even to include us--in any public offerings that they lead manage. We cannot predict how our relationship with Goldman Sachs will develop or whether we will receive significant benefits from our association with them.

WE MAY NOT BE ABLE TO KEEP UP IN A COST-EFFECTIVE WAY WITH RAPID TECHNOLOGICAL CHANGE.

    The online financial services industry is characterized by rapid technological change, changes in customer requirements, frequent new service and product introductions and enhancements and evolving industry standards. Our future success will depend, in part, on our ability to develop technologies and enhance our existing services and products. We must also develop new services and products that address the increasingly sophisticated and varied needs of our customers and prospective customers. We must respond to technological advances and evolving industry standards and practices on a timely and cost-effective basis. The development and enhancement of services and products entails significant technical and financial risks. We may not effectively use new technologies, adapt services and products to evolving industry standards or develop, introduce and market service and product enhancements or new services and products. In addition, we may experience difficulties that could delay or prevent the successful development, introduction or marketing of these services and products, and our new service and product enhancements may not achieve market acceptance. If we encounter any of these problems, our business, financial condition and operating results may be materially adversely affected.

PERIODS OF DECLINING SECURITIES PRICES, INACTIVITY OR UNCERTAINTY IN THE PUBLIC OR PRIVATE EQUITY MARKETS MAY ADVERSELY AFFECT OUR REVENUES.

    Our revenues are likely to be lower during periods of declining securities prices or securities market inactivity in the Internet and technology industries. The public markets have historically experienced significant volatility not only in the number and size of securities offerings, but also in the secondary market trading volume and prices of newly issued securities. Activity in the markets for offerings by companies in the Internet industry and some technology sectors has been very volatile and may not sustain attractive levels. Our revenues from private capital raising activities may also be adversely affected during periods of declining prices or inactivity in the public markets. The growth in our revenues will depend largely on a significant increase in the number and size of underwritten transactions by companies in our targeted industries and by the related increase in secondary market trading for these companies. Underwriting activity may also decrease during periods of market uncertainty occasioned by concerns over inflation, rising interest rates and related issues.

WE MAY NOT BE ABLE TO DEVELOP AND MAINTAIN MARKETING RELATIONSHIPS WITH OTHER INTERNET COMPANIES, WHICH MAY ADVERSELY AFFECT THE GROWTH OF OUR BUSINESS.

    Our strategy for expanding brand recognition and exposure depends to some extent on our relationship with other Internet companies. We plan to enter into marketing agreements with these companies that will permit us to advertise our products and services on their Web pages. We plan to reach a larger and broader potential customer base by disseminating our own investment research. If we cannot secure or maintain these marketing agreements on favorable terms, our prospects could be harmed. Additionally, other online brokers which advertise on popular Web sites may object to and attempt to undermine our marketing agreements or relationships. If successful, the efforts of competing brokers could materially and adversely affect our growth.

WE MAY NOT BE ABLE TO DEVELOP AND MAINTAIN RELATIONSHIPS WITH OTHER TECHNOLOGY COMPANIES, WHICH MAY ADVERSELY AFFECT THE GROWTH OF OUR BUSINESS.

    One of our strategies for expanding brand recognition and exposure depends to some extent on our relationship with technology companies. We obtain investment banking assignments, in part, due to our expertise in the technology industry and the word-of-mouth exposure that this expertise brings. If we cannot increase our exposure to other technology companies, our prospects could be harmed. Additionally, other investment banking firms which focus on the technology industry may attempt to undermine these relationships. If successful, the efforts of competing investment banking firms could materially and adversely affect our growth.

THE INTENSIFYING COMPETITION WE FACE FROM BOTH ESTABLISHED AND RECENTLY FORMED ENTITIES MAY ADVERSELY AFFECT OUR REVENUES AND PROFITABILITY.

    We encounter intense competition in all aspects of our business, and we expect this competition to increase in the future. Our principal competitors in connection with our investment banking activities are traditional investment banking firms, some of which offer their underwritten securities through the Internet. We also face competition from recently formed online investment banking initiatives, such as W. R. Hambrecht & Co. In addition, a group comprised of Charles Schwab, Ameritrade and TD Waterhouse, along with three venture capital firms, has formed an online investment banking firm. In the context of online distributions of public offerings, we are facing growing competition from brokerage firms such as Charles Schwab and Fidelity Brokerage Services, among others, which offer equity securities through the Internet. Most of these investment banking firms have been established for longer periods of time and are far better capitalized and staffed than we are, and have larger, established customer bases than we do.

IF WE FAIL TO COMPLY WITH APPLICABLE LAWS AND REGULATIONS, WE MAY FACE PENALTIES OR OTHER SANCTIONS THAT MAY BE DETRIMENTAL TO OUR BUSINESS.

    When enacted, the Securities Act of 1933, which governs the offer and sale of securities, and the Securities Exchange Act of 1934, which governs, among other things, the operation of the securities markets and broker-dealers, did not contemplate the conduct of a securities business conducted over the Internet. Uncertainty regarding the application of these laws and other regulations to our business may adversely affect the viability and profitability of our business. If we fail to comply with an applicable law or regulation, government regulators and self regulatory organizations may institute administrative or judicial proceedings against us that could result in censure, fine, civil penalties, including treble damages in the case of insider trading violations, the issuance of cease-and-desist orders, the loss of our status as a broker-dealer, the suspension or disqualification of our officers or employees or other adverse consequences. The imposition of any material penalties or orders on us could have a material adverse effect on our business, operating results and financial condition.

                           FORWARD-LOOKING STATEMENTS

    We have included in this proxy statement/prospectus statements which may constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts but instead represent only our beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of our, or our management's, control. It is possible that our actual results may differ, possibly materially, from the anticipated results indicated in these forward-looking statements. Important factors that could cause actual results to differ from those in our specific forward-looking statements include:

    - a decline in general economic conditions of the United States securities markets;

    - the inability to secure share allotments in underwritten offerings in which we participate sufficiently to satisfy our customers' demand and generate revenue;

    - the inability to ensure sufficient revenue to cover our costs and create profits;

    - risk that E*TRADE will be unable to perform its obligations under the strategic alliance agreement;

    - risks due to market-making and institutional sales and trading activities;

    - increasing competitive pressures; and

    - failure to integrate our business with E*OFFERING and E*TRADE.

    For additional information regarding these and other important factors that could cause actual results to differ from those in our forward-looking statements, you should read the section in this proxy statement/ prospectus entitled "Risk Factors."

               THE SPECIAL MEETING OF WIT SOUNDVIEW STOCKHOLDERS

GENERAL


    We are furnishing this proxy statement/prospectus to holders of Wit SoundView common stock in connection with the solicitation of proxies by the Wit SoundView board of directors for use at the special meeting of stockholders of Wit SoundView to be held on September 26, 2000, and any adjournment or postponement thereof.



    This proxy statement/prospectus is first being furnished to Wit SoundView stockholders on or about August 12, 2000.


DATE, TIME AND PLACE


    The special meeting will be held on September 26, 2000 at 9:30 a.m. at the Peninsula Hotel, 700 Fifth Avenue, New York, New York.


MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING

    At the special meeting and any adjournment or postponement of the special meeting, Wit SoundView stockholders will be asked:

    - to consider and vote upon the adoption of the Agreement and Plan of Merger, dated as of May 15, 2000, among Wit SoundView, Wit SoundView Corporation and E*OFFERING, including the assumption of E*OFFERING's stock option plans; and

    - to transact such other business as may properly come before the special meeting.

RECORD DATE


    Wit SoundView's board has fixed the close of business on August 10, 2000 as the record date for determination of Wit SoundView stockholders entitled to notice of and to vote at the special meeting.


VOTING AND REVOCATION OF PROXIES

    We request that Wit SoundView stockholders complete, date and sign the accompanying proxy and promptly return it in the accompanying envelope or otherwise mail it to Wit SoundView. If voting by telephone or the Internet, please follow the instructions set forth on the enclosed proxy card. Brokers holding shares in "street name" may vote the shares only if the stockholder provides instructions on how to vote. Brokers will provide a stockholder with directions on how to instruct the broker to vote the shares. All properly executed proxies that Wit SoundView receives prior to the vote at the special meeting, and that are not revoked, will be voted in accordance with the instructions indicated on the proxies or, if no direction is indicated, will be considered to be votes of approval of the merger agreement. Wit SoundView's board does not currently intend to bring any other business before the special meeting and no matters may be brought before the special meeting by any person other than the board. If other business properly comes before the special meeting, the proxies will vote in accordance with their own judgment. We recommend that stockholders vote by proxy even if they are planning to attend the special meeting. Stockholders may change their proxy votes at the special meeting.

    A stockholder may revoke its proxy at any time prior to use

    - by delivering to the corporate secretary of Wit SoundView a signed notice of revocation or a later-dated, signed proxy; or

    - by attending the special meeting and voting in person.

Attendance at the special meeting does not in itself constitute the revocation of a proxy.

VOTES REQUIRED

    As of the close of business on June 30, 2000, there were 78,797,740 shares of Wit SoundView common stock outstanding and entitled to vote at the special meeting. Approval of the merger agreement requires the affirmative vote of the holders of a majority of the shares of Wit SoundView common stock entitled to vote and present or represented by proxy at the special meeting of Wit SoundView stockholders. Stockholders have one vote per share of Wit SoundView common stock owned on the record date. Shares of Wit SoundView Class B common stock are not entitled to vote at the special meeting. E*OFFERING has obtained stockholder approval for the merger by obtaining consents to approve the merger agreement from nine of its significant shareholders who collectively own approximately 78% of E*OFFERING's issued and outstanding shares.

    As of June 30, 2000, directors, executive officers of Wit SoundView and their affiliates beneficially owned an aggregate of 27,745,014 shares of Wit SoundView common stock entitled to vote at the special meeting (exclusive of any shares issuable upon the exercise of options not exercisable within 60 days of June 30, 2000) or approximately 35% of the shares of Wit SoundView common stock outstanding and entitled to vote on such date. On May 15, 2000, six stockholders of Wit SoundView entered into a voting agreement with E*OFFERING pursuant to which they agreed to vote their shares in favor of the merger with E*OFFERING. As of July 15, 2000, to Wit SoundView's and E*OFFERING's knowledge, no directors or executive officers of E*OFFERING owned shares of Wit SoundView common stock.

QUORUM AND ABSTENTIONS

    A quorum of stockholders is necessary to hold a valid meeting. A quorum is present at the special meeting if the holders of a majority of the shares of Wit SoundView common stock issued and outstanding and entitled to vote at the special meeting on the record date are represented at the special meeting either in person or by proxy. Abstentions will be included in the calculation of the number of shares present and voting at the meeting for the purpose of determining the presence of a quorum, but shall not be included in the number of votes cast. Therefore, abstentions have no effect on the outcome of the vote on the approval of the merger agreement. Accordingly, Wit SoundView stockholders are urged to return the enclosed proxy card marked to indicate their vote, or if voting by telephone or the Internet, to follow the instructions set forth on the enclosed proxy card.

SOLICITATION OF PROXIES AND EXPENSES

    Wit SoundView has retained the services of Georgeson Shareholder Communications Inc. to assist in the solicitation of proxies from its stockholders. The fees to be paid to that firm for these services are not expected to exceed $6,500 plus reasonable out-of-pocket expenses. Wit SoundView will also pay for all printing and filing costs and expenses incurred in connection with the registration statement and this proxy statement/prospectus.

    In addition to solicitation by mail, the directors, officers and employees of Wit SoundView may solicit proxies from its stockholders by telephone, facsimile, other electronic means or in person. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting materials to beneficial owners and will be reimbursed for their reasonable expenses incurred in sending proxy materials to beneficial owners.

BOARD RECOMMENDATIONS

    The Wit SoundView board of directors has determined that the merger agreement and the strategic alliance agreement, taken as a unitary transaction, are advisable and fair to, and in the best interests of, Wit SoundView and its stockholders. Accordingly, the board has unanimously approved the merger agreement and the strategic alliance agreement, taken as a unitary transaction, and unanimously recommends that stockholders vote FOR approval of the merger agreement and the merger. Approval of the merger agreement will result in the assumption of E*OFFERING's stock option plans and the issuance of Wit SoundView shares and warrants under the merger agreement and related transactions.

    The matters to be considered at the special meeting are of great importance to Wit SoundView stockholders. Accordingly, Wit SoundView stockholders are urged to read and carefully consider the information presented in this proxy statement/prospectus, and to complete, date, sign and promptly return the enclosed proxy in the enclosed postage-paid envelope or vote appropriately by telephone or the Internet.

    WIT SOUNDVIEW STOCKHOLDERS SHOULD NOT SEND ANY STOCK CERTIFICATES WITH THEIR PROXY CARDS.

                                   THE MERGER

    This section of the proxy statement/prospectus describes material aspects of the proposed merger, including the merger agreement. While we believe that the description covers the material terms of the merger and the related agreements, this summary may not contain all of the information that is important to Wit SoundView stockholders. Stockholders should read the entire merger agreement and the other documents we refer to carefully and in their entirety for a more complete understanding of the merger.

    The following discussion of the background of the merger and the parties' reasons for the transactions and the potential benefits that could result from the merger contains forward-looking statements that involve risks and uncertainties. Readers are cautioned not to place undue reliance on these forward-looking statements. The actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under "Risk Factors."

BACKGROUND OF THE MERGER

    The merger with E*OFFERING and the strategic alliance with E*TRADE were first broached to a senior executive of Wit SoundView as a result of a discussion between a director of Wit SoundView and a partner of General Atlantic Partners, the largest shareholder of E*OFFERING. A meeting was held on April 18, 2000 with representatives of General Atlantic Partners and E*TRADE to discuss the viability of a potential transaction. On Tuesday, April 25 and Wednesday, April 26, 2000, follow-up meetings involving a number of people from E*OFFERING, General Atlantic Partners, E*TRADE and Wit SoundView and Wit SoundView's financial advisors, Goldman Sachs, took place. On April 26, representatives of Wit SoundView and Goldman Sachs met with representatives of E*TRADE to discuss the strategic alliance.

    A preliminary term sheet was sent on Thursday, April 27 to Wit SoundView. Thereafter, the parties, together with their advisers, revised and negotiated the terms of the term sheet. During this same period, the parties began drafting and negotiating a series of agreements.

    On May 8, 2000, Wit SoundView's board of directors held a meeting at which members of Wit SoundView's senior management, as well as representatives of Goldman Sachs, participated. At the meeting, Wit SoundView's management reviewed the status of negotiations and presented its views. Management and Goldman Sachs responded to questions raised by members of Wit SoundView's Board of Directors regarding the proposed transaction. Following these discussions, the Board engaged in a full discussion of the terms of the proposed transactions and their advisability. No action was taken by the Board at this meeting other than directing management to continue negotiating the transactions with the objective of strengthening the proposed strategic alliance with E*TRADE and to report back to the Board with regard to the continued negotiation of matters discussed at the meeting.

    Additional meetings of the Board were held on May 10, 12 and 14 to discuss the proposed transactions. Final approval for the transactions was provided by Wit SoundView's Board at a special telephonic meeting on May 14, 2000. At the meeting, Goldman Sachs, after a review of the open issues and response to questions from the Board members by management, indicated that, based upon and subject to various considerations, it would provide an opinion at the time the various agreements were signed that the total consideration to be issued pursuant to the merger agreement and strategic alliance agreement, taken as a unitary transaction, was fair to Wit SoundView from a financial point of view. The opinion of Goldman Sachs is attached as Appendix II to this proxy statement/prospectus.

    On Sunday, May 14, 2000 continuing to the morning of May 15, 2000, Wit SoundView, E*OFFERING and E*TRADE, together with their respective legal and financial advisors, completed negotiation of the terms of the definitive merger agreement, strategic alliance and other related agreements. Wit SoundView, E*OFFERING, E*TRADE, General Atlantic Partners and others executed and delivered the merger agreement and other agreements on Monday, May 15, 2000. Wit SoundView, E*OFFERING and E*TRADE announced the merger and strategic alliance on the morning of May 15, 2000.

REASONS FOR THE MERGER AND OTHER MATERIAL TRANSACTIONS

    JOINT REASONS FOR THE MERGER. The boards of directors and managements of Wit SoundView and E*OFFERING have each determined that, compared to continuing their operations on a stand-alone basis, the merged company would have better potential to improve long-term operating and financial results and would have an enhanced competitive position. Wit SoundView is a leading Internet investment banking and brokerage firm that uses electronic mail and the Internet to offer and sell shares in public offerings to individual investors. Wit SoundView has the competitive strengths of publicity and exposure from being the first Internet investment banking firm. It has relationships with numerous corporate issuers, venture capitalists and others in the financial services sector and has developed an expertise in working with Internet and other companies to develop Internet strategies and businesses. E*OFFERING is a full service Internet investment banking firm that uses the Internet and related technologies such as electronic mail and multimedia to deliver investment banking products to online individual investors and institutional clients. Both companies believe that the combined company will be able to offer its investment banking services to a broader variety of issuers and that it should be able to receive increased share allotments in underwritten offerings in which it participates. Both companies believe that the breadth and depth of their expertise and experience will enable the combined company to maintain a position as the leading online investment banking firm focused on the Internet and technology sectors.

    Wit SoundView's and E*OFFERING's boards of directors and managements have identified a number of additional potential benefits of the transactions that they believe will contribute to the success of the merged companies. These potential benefits include the following:

    - the combined company should be able to provide Internet and technology issuers significantly increased capabilities in capital raising, share distribution, research, strategic advisory, trading and online investor access. The addition of Wit SoundView's expertise, personnel and relationships to E*OFFERING's Internet and technology strengths provides the combined company with more comprehensive coverage of the Internet and technology sectors, providing stronger incentive for issuers to utilize Wit SoundView;

    - the combined company should be able to leverage its market position, brand recognition, investment banking and distribution capabilities and the strategic alliance with E*TRADE to command an increasing proportion of fees and share allocations in the public offerings in which it participates;

    - through the E*TRADE strategic alliance the combination should provide individual retail investors with an increased number of offerings and higher share allocations across a broader range of Internet and technology sectors;

    - the combined company will have one of the largest investment banking and research groups focusing exclusively on Internet and technology companies. This combination will significantly expand the combined company's number of investment banking and research professionals to over 185;

    - the combined company will have a significant and substantially enlarged presence in the Silicon Valley and Silicon Alley markets of Northern California and New York City, respectively;

    - the combined company will benefit from the strategic relationships that E*OFFERING has in place; and

    - the combined experience, financial resources, size and breadth of services offered by Wit SoundView and E*OFFERING are expected to allow the combined company to respond more quickly and effectively to increased competition and market demands in an industry experiencing rapid innovation and change.

    Wit SoundView and E*OFFERING have each identified separate, additional reasons for the transactions, which are discussed below. However, Wit SoundView's and E*OFFERING's boards of directors and managements each recognize that the potential benefits of the transactions may not be realized. See "Risk Factors."

    WIT SOUNDVIEW'S REASONS FOR THE MERGER AND OTHER MATERIAL TRANSACTIONS. In reaching its decision to approve the merger agreement and to recommend approval of the merger agreement, the strategic alliance agreement and related transactions by Wit SoundView stockholders, the Wit SoundView board of directors consulted with its management team and financial advisors and independently considered the basic terms of the proposed merger agreement and the transactions contemplated by those agreements.

    The factors enumerated above and in the following paragraphs summarize the factors the board of directors of Wit SoundView has considered in reaching its decision regarding the transactions and in preparing this proxy statement/prospectus. Among these factors, the Wit SoundView board of directors in particular has considered the following:

    - current industry, economic and market conditions, including increased competition from other strategic alliances in Wit SoundView's sectors;

    - the importance of increasing the number of public offerings in which Wit SoundView participates as a co-manager and the importance of receiving larger share allocations in the public offerings in which Wit SoundView participates;

    - presentations from senior management and discussions with representatives of Goldman Sachs regarding business and financial due diligence;

    - the competitive importance of market position, size and adequacy of financial resources;

    - the ability to enter into a strategic relationship with E*TRADE;

    - the exclusive distribution rights which will be gained with respect to E*TRADE's retail brokerage customers;

    - the transfer of Wit SoundView's retail brokerage accounts to E*TRADE, enabling Wit SoundView to focus on its core capital raising activities;

    - the separate cash consideration to be received by Wit SoundView upon the sale to E*TRADE and General Atlantic Partners, LLC of four million shares at $10.25 per share;

    - the potential benefits of the merger to Wit SoundView customers and stockholders;

    - the basic terms of the merger agreement;

    - the opinion of Goldman Sachs that as of May 15, 2000, based upon and subject to the various considerations set forth in the opinion, the total consideration to be issued pursuant to the merger agreement and the strategic alliance agreement, taken as a unitary transaction, was fair, from a financial point of view, to Wit SoundView;

    - the ability to act as a lead managing underwriter utilizing E*TRADE's strong distribution platform;

    - access to order flow from customers of E*TRADE for companies for which we act as a lead manager or co-manager;

    - the complementary characteristics of the respective business and management philosophies and corporate cultures of E*OFFERING and Wit SoundView; and

    - the ability to provide a benefit to corporate issuers due to Wit SoundView's increased distribution capabilities and broader expertise in Internet and technology sectors.

    The Wit SoundView board believes the transactions will bring Wit SoundView closer to its goal of becoming the leading online investment banking firm.

    In assessing the transactions, the Wit SoundView board has also considered several sources of information, including the following:

    - historical information concerning the businesses, financial performance, financial condition, operations and results of operations, technology, management style, competitive position, trends and prospects of Wit SoundView and E*OFFERING;

    - information and advice by members of Wit SoundView's board and management concerning the business, technology, services, operations, properties, assets, financial condition, operating results and prospects of Wit SoundView, trends in Wit SoundView's business and financial results and capabilities of Wit SoundView's management team; and

    - the financial analyses performed by Goldman Sachs and presented to the Wit SoundView board of directors at its meeting held on May 14, 2000. The material analyses performed by Goldman Sachs are summarized in this document in the section entitled "Opinion of Wit SoundView's Financial Advisor."

    The Wit SoundView board has also identified and considered a number of uncertainties and risks concerning the transactions, including the following:

    - the risk that the potential benefits sought by the transactions might not be fully realized, if at all;

    - the risk that the combined company might experience slower growth relative to the prior growth rate of the individual companies; and

    - the other risks associated with the businesses of Wit SoundView, E*OFFERING and the combined company and the transactions described in this proxy statement/prospectus under "Risk Factors."

    The Wit SoundView board believes that certain of these risks are unlikely to have a material impact on the combined company, and that, overall, the risks associated with the transactions are outweighed by the potential benefits of the transactions.

    As a result of the foregoing considerations, Wit SoundView's board believes that the potential advantages of the transactions outweigh the benefits of remaining a stand-alone company. The Wit SoundView board also believes that the combined company would have a far greater opportunity to compete in its industry than Wit SoundView would have if it remained a stand-alone company.

    In view of the variety of factors considered in connection with its evaluation of the transactions, the Wit SoundView board has not found it practicable to quantify or otherwise assign relative weights to the specific factors considered in reaching its determination and has not done so. In addition, many of the factors contain elements which may affect the fairness of the transactions in both a positive and negative way. Except as described above, the Wit SoundView board, as a whole, has not attempted to analyze each individual factor separately to determine how it might have affected the fairness of the transactions. Consequently, individual members of the Wit SoundView board may have given different weights to different factors and may have viewed factors as affecting the determination of fairness differently.

    E*OFFERING'S REASONS FOR THE TRANSACTIONS. In arriving at its decision to approve the transactions, E*OFFERING's board considered a number of factors, including those set forth under "Joint Reasons for the Transactions." The joint reasons enumerated above and in the following paragraphs summarize the factors E*OFFERING's board and management have considered in reaching their decisions regarding the transactions. In particular, E*OFFERING's management has considered the following:

    - the strategic benefits expected from the transactions and the anticipated effect of the transactions on long-term stockholder value, in light of the following:

       - the business, financial condition, results of operations and prospects of E*OFFERING and Wit SoundView;

       - the current economic and industry environment;

       - the risks and uncertainties of proceeding as a stand-alone company;

       - the relative advantages and disadvantages of a number of other strategic alternatives, taking into account the risks and uncertainties associated with such alternatives;

       - the importance to E*OFFERING's business success of broadening its research coverage and deepening its investment banking expertise;

       - the potential for more management and underwriting business, as most recent underwriting syndicates have included only one online investment banking firm;

       - the immediate increased presence in East Coast financial markets, where Wit SoundView has focused its investment banking business and operations;

       - the complementary characteristics of the respective business and management philosophies and corporate cultures of E*OFFERING and Wit SoundView;

       - the continuing exclusive distribution relationship with E*TRADE;

       - the potential benefits of the transactions to E*OFFERING customers and stockholders;

       - the fairness to E*OFFERING of the terms and conditions of the merger agreement which was the product of extensive arm's-length negotiations; and

       - the fact that the merger is expected to qualify as a tax free reorganization.

    In assessing the merger, E*OFFERING's management has also considered several sources of information, including the following:

    - historical information concerning the businesses, financial performance, financial condition, operations and results of operation, technology and management style, competitive position, trends and prospects of Wit SoundView, E*OFFERING and E*TRADE;

    - SEC filings by Wit SoundView;

    - current and historical market prices, volatility and trading data for Wit SoundView; and

    - information and advice by members of E*OFFERING's management concerning the business, technology, services, operations, properties, assets, financial condition, operating results and prospects of Wit SoundView, trends in Wit SoundView's business and financial results and capabilities of Wit SoundView's management team.

    E*OFFERING's management has also identified and considered a number of uncertainties and risks concerning the merger, including the following:

    - the risk that the potential benefits sought by the merger might not be fully realized, if at all;

    - the risk of loss of momentum and growth opportunities if the merger does not proceed;

    - the risk that the combined company might experience slower growth relative to the prior growth rates of the individual companies; and

    - the other risks associated with the businesses of Wit SoundView, E*OFFERING and the combined company and the merger described in this proxy statement/prospectus under "Risk Factors."

    E*OFFERING's management believes that certain of these risks are unlikely to occur or unlikely to have a material impact on the combined company, and that, overall, the risks associated with the merger are outweighed by the potential benefits of the merger.

    As a result of the foregoing considerations, E*OFFERING's management believes that the potential advantages of the merger and the related transactions outweigh the benefits of remaining a stand-alone company. E*OFFERING's management also believes that the combined company would have a greatly enhanced competitive position relative to E*OFFERING's current status as a stand-alone entity.

    In view of the variety of factors considered in connection with its evaluation of the merger, E*OFFERING's management has not found it practicable to quantify or otherwise assign relative weights to the specific factors considered in reaching its determination and has not done so.

    In addition, many of the factors contain elements which may affect the fairness of the merger in both a positive and negative way. E*OFFERING's management and board, as a whole, have not attempted to analyze each individual factor separately to determine how it affected the fairness of the merger and related transactions. Consequently, individual members of E*OFFERING's management and board may have given different weight to different factors and may have viewed the factors as affecting the determination of fairness differently.

RECOMMENDATION OF WIT SOUNDVIEW'S BOARD OF DIRECTORS

    The Wit SoundView board of directors has determined that the merger agreement and the strategic alliance agreement, taken as a unitary transaction, are advisable and fair to, and in the best interests of, Wit SoundView and its stockholders. Accordingly, the board has unanimously approved the merger agreement and the strategic alliance agreement, taken as a unitary transaction, and unanimously recommends that stockholders vote FOR approval of the merger agreement and the merger. Approval of the merger agreement will result in the assumption of E*OFFERING's stock option plans and the issuance of Wit SoundView shares and warrants under the merger agreement and related transactions.

OPINION OF WIT SOUNDVIEW'S FINANCIAL ADVISOR

    On May 14, 2000, Goldman Sachs delivered its oral opinion to the board of directors of Wit SoundView that, as of that date, the total consideration to be issued pursuant to the merger agreement and the strategic alliance agreement, taken as a unitary transaction, was fair from a financial point of view to Wit SoundView. Goldman Sachs subsequently confirmed its earlier oral opinion by delivery of its written opinion dated May 15, 2000.

    The full text of the written opinion of Goldman Sachs, dated May 15, 2000, which identifies assumptions made, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex II to this document. Stockholders of Wit SoundView are urged to, and should, read this opinion in its entirety.

    In connection with its opinion, Goldman Sachs reviewed, among other things:

    - the merger agreement;

    - the strategic alliance agreement;

    - the account transfer agreement;

    - the Registration Statement on Form S-1 of Wit SoundView relating to the initial public offering of Wit SoundView, including the prospectus contained therein dated June 4, 1999;

    - the annual reports on Form 10-K of Wit SoundView and E*TRADE for the year ended December 31, 1999;

    - audited historical financial statements of E*OFFERING for the year ended September 31, 1999;

    - various interim reports to stockholders and Quarterly Reports on Form 10-Q of Wit SoundView and E*TRADE;

    - various other communications from Wit SoundView to its stockholders;

    - various financial and other information related to E*OFFERING;

    - various internal financial analyses and forecasts for E*OFFERING prepared by the management of E*OFFERING;

    - various internal financial analyses and forecasts for Wit SoundView prepared by the management of Wit SoundView;

    - various financial analyses and forecasts for E*OFFERING prepared by the management of Wit SoundView; and

    - various cost savings and operating synergies projected by the management of Wit SoundView to result from the transactions contemplated by the merger and the strategic alliance agreement.

    Goldman Sachs also held discussions with members of the senior managements of Wit SoundView, E*TRADE and E*OFFERING regarding their assessment of the strategic rationale for, and the potential benefits of, transactions contemplated by the merger agreement and the strategic alliance agreement and past and current business operations, financial condition and future prospects of their respective companies. In addition, Goldman Sachs:

    - compared certain financial and other information for E*OFFERING and certain financial and stock market information for Wit SoundView with similar information for various other companies the securities of which are publicly traded; and

    - reviewed the financial terms of various recent business combinations in the brokerage and Internet industries specifically and in other industries generally; and

    - performed such other studies and analyses as Goldman Sachs considered appropriate.

    Goldman Sachs relied upon the accuracy and completeness of all of the financial and other information discussed with or reviewed by it and assumed such accuracy and completeness for purposes of rendering its opinion. In that regard, it assumed with the consent of Wit SoundView that the forecasts prepared by Wit SoundView and the cost savings and operating synergies projected by the management of Wit SoundView were prepared on a basis reflecting the best currently available estimates and judgments of Wit SoundView and that these forecasts and operating synergies will be realized in the amounts and time periods contemplated thereby. In addition, Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities of Wit SoundView or E*OFFERING or any of their subsidiaries and Goldman Sachs was not furnished with any such evaluation or appraisal. The advisory services and the opinion of Goldman Sachs were provided for the information and assistance of the board of directors of Wit SoundView in connection with its consideration of the transaction contemplated by the merger agreement, the strategic alliance agreement and the account transfer agreement and such opinion does not constitute a recommendation as to how any holder of Wit SoundView shares should vote with respect to the merger.

    The following is a summary of the material financial analyses used by Goldman Sachs in connection with providing its oral opinion to Wit SoundView's board of directors on May 14, 2000. Goldman Sachs utilized substantially the same type of financial analyses in connection with providing the written opinion attached as Annex II to this document. In providing its opinion, Goldman Sachs did not assign any relative importance to any particular financial analysis.

    THE FOLLOWING SUMMARIES OF FINANCIAL ANALYSES MAY INCLUDE INFORMATION IN TABULAR FORMAT. YOU SHOULD READ THESE TABLES TOGETHER WITH THE TEXT OF EACH SUMMARY.

    CONTRIBUTION ANALYSIS. Goldman Sachs reviewed historical and estimated future operating and financial information including, among other things, pro forma ownership, revenue, pretax cash flow, cash net income, book value, cash on balance sheet and total employees for Wit SoundView, E*OFFERING and the pro forma combined company resulting from the merger, the strategic alliance with E*TRADE and Wit SoundView's exit from the retail brokerage business and potential benefits of the merger, or synergies. Goldman Sachs also analyzed the relative revenue, pretax cash flow, cash net income, book value, cash on balance sheet and total employee contribution of Wit SoundView and E*OFFERING to the combined company on a pro forma basis based on financial data and assumptions provided to Goldman Sachs by Wit SoundView management. In this regard and based upon such data, Goldman Sachs utilized two estimates of potentially achievable synergy levels:

    - full pretax operating income synergies in estimated fiscal years 2000 and 2001; and

    - pretax operating income synergies in estimated fiscal years 2000 and 2001, representing the full synergies as adjusted to reduce non-retail brokerage expense and revenue synergies by 50%.

    Each of these scenarios indicated that the Wit SoundView stockholders would receive 75% of the outstanding common equity of the combined company after the merger and Wit SoundView would contribute 74% of the total employees of the combined company. Based on the book value of Wit SoundView and E*OFFERING on March 31, 2000, Goldman Sachs also determined that, in both scenarios, Wit SoundView would contribute 93% of the stated book value and 86% of the tangible book value to the combined company.

    The results of the analyses assuming the full potential synergies are summarized as follows:

WIT SOUNDVIEW                                        2000 Q1/A                   2000E
CONTRIBUTION                                         PRO FORMA                 PRO FORMA
TO COMBINED:                                        (ANNUALIZED)    2000E     (ANNUALIZED)    2001E
-------------                                       ------------   --------   ------------   --------
Revenue...........................................      77%           80%         76%           73%
Pre-Tax Cash Flow.................................      78%           79%         63%           58%
Cash Net Income...................................      74%           79%         59%           54%

    The results of these analyses based on the partial potential synergies, are summarized as follows:

WIT SOUNDVIEW                                       2000 Q1/A                    2000E
CONTRIBUTION                                        PRO FORMA                  PRO FORMA
TO COMBINED:                                       (ANNUALIZED)    2000E     (ANNUALIZED)     2001E
-------------                                      ------------   --------   -------------   --------
Revenue..........................................      81%           82%          81%           78%
Pre-Tax Cash Flow................................      87%           85%          71%           64%
Cash Net Income..................................      86%           87%          69%           61%

    PRO FORMA MERGER ANALYSIS. Goldman Sachs prepared pro forma analyses of the financial impact of the merger and the strategic alliance first using earnings estimates for Wit SoundView and E*OFFERING provided by the management of Wit SoundView ("management estimates") and then using earnings estimates for Wit SoundView based on Thomas Weisel Partners research estimates and earnings estimates for E*OFFERING based on Wit SoundView management estimates ("partially external estimates"). In each of these two scenarios, Goldman Sachs compared the estimated revenue, net income and cash net income per share of Wit SoundView common stock in the third and fourth quarter of fiscal year 2000, taken together, and each of the estimated fiscal years 2000 and 2001, on a standalone basis, to the revenue, net income, and cash net income per share of the common stock of the combined company on a pro forma basis during the same period assuming an aggregate consideration of $374 million based on the closing quotation of Wit SoundView common stock on the Nasdaq National Market on May 9, 2000, a retention pool of one million shares of Wit SoundView common stock valued at $12 million and the same two synergy estimates used above.

    Based on these analyses, the proposed transaction would be accretive to Wit SoundView's stockholders on a cash net income per share basis in all of the above scenarios.

    Assuming full synergies the transaction would be:

    - accretive on a revenue per share and net income per share basis in estimated fiscal year 2000 post-closing and in estimated fiscal year 2001 using management estimates and partially external estimates and accretive on a revenue per share basis for estimated fiscal year 2000 annualized using partially external estimates; and

    - dilutive on a revenue per share and net income per share basis in estimated fiscal year 2000 annualized using management estimates and dilutive only on a net income per share basis in estimated fiscal year 2000 annualized using partially external estimates.

    Assuming partial synergies and management estimates, the proposed transaction would be dilutive on a revenue and net income per share basis in estimated fiscal year 2000 post-closing and in estimated fiscal years 2000 (annualized) and 2001.

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    Assuming partial synergies and partially external estimates, the proposed transaction would be:

    - accretive on a revenue per share and net income per share basis in estimated fiscal year 2001; and

    - dilutive on a revenue per share and net income per share basis in estimated fiscal year 2000 post-closing and in estimated fiscal year 2000 (annualized).

    TRANSACTION DYNAMICS ANALYSIS. Goldman Sachs performed a comparative analysis of the implied ratios of Wit SoundView's market value to Wit SoundView's estimated revenues in fiscal years 2000 and 2001, respectively; and Wit SoundView's market value to Wit SoundView's estimated cash net income in fiscal years 2000 and 2001, respectively.

    Goldman Sachs performed these analyses for Wit SoundView as a stand-alone company; and as a combined company, using a retention pool of one million shares of Wit SoundView common stock valued at $12 million and the same two synergy estimates used above.

    Goldman Sachs conducted this analysis using both management estimates and partially external estimates, as above. In each scenario, Goldman Sachs calculated estimated fiscal year 2000 revenues and cash net income for Wit SoundView by annualizing the synergies estimates used above.

    DISCOUNTED CASH FLOW ANALYSIS. Goldman Sachs performed a discounted cash flow analysis on E*OFFERING using (a) the Wit SoundView management projections and before taking into account any of the synergies resulting from the merger and (b) using the Wit SoundView management projections after taking into account any synergies resulting from the merger. Goldman Sachs calculated a net present value of free cash flows for the fiscal years 2000 through 2005 using revenue growth rates ranging from 20% to 35% and assuming net margins of 10%, 12.5% and 15% and capital expenditures equal to free cash flow. Goldman Sachs calculated implied values of E*OFFERING using terminal values in fiscal year 2004 based on forward P/E multiples ranging from 20.0x to 35.0x. These terminal values were then discounted to present value using a discount rate of 15%.

    In performing these analyses, Goldman Sachs did not assign relative importance or weights to the various sets of ratios and multiples.

    The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs' opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all such analyses. No company or transaction used in the above analyses as a comparison is directly comparable to Wit SoundView, E*OFFERING or E*TRADE or the contemplated transaction.

    The analyses were prepared solely for purposes of Goldman Sachs' providing its opinion to the Wit SoundView board of directors as to the fairness, from a financial point of view, of the total consideration to be issued pursuant to the merger agreement and the strategic alliance agreement, taken as a unitary transaction, to Wit SoundView. These analyses do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. Because such analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of Wit SoundView, E*OFFERING, E*TRADE, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecast.

    As described above, Goldman Sachs' opinion to the board of directors of Wit SoundView was one of many factors taken into consideration by the Wit SoundView's board of directors in making its determination to approve the merger agreement. The foregoing summary does not purport to be a complete description of the analyses performed by Goldman Sachs. You should read in its entirety the written opinion of Goldman Sachs attached as Annex II to this document.

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
    Goldman Sachs, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes, having provided various investment banking services to Wit SoundView from time to time. Goldman Sachs is familiar with Wit SoundView, having acted as its exclusive financial advisor in its October 1999 agreement to acquire SoundView Technology Group, Inc. and having acted as Wit SoundView's financial advisor in connection with, and participating in the negotiations leading to, the merger agreement.

    As of May 12, 2000, an affiliate of Goldman Sachs, the Goldman Sachs
Group, Inc. owned approximately 11,666,666 shares of Wit SoundView's Class B Common Stock, par value $0.01 per share, and warrants to purchase approximately 5,637,295 shares of Wit SoundView's Class B Common Stock, together representing 15.4% of the fully diluted capital stock of Wit SoundView. The warrants may be exercised beginning in October 2000. In connection with its investment in Wit SoundView, Wit SoundView and the Goldman Sachs Group, Inc. are parties to an agreement that, among other things, gives the Goldman Sachs Group, Inc. a right of first refusal to purchase additional shares of common equity before Wit SoundView sells 5.0% of its fully diluted common equity to certain designated competitors of Goldman Sachs. Moreover, the Goldman Sachs Group Inc. has registration rights with respect to the shares of Class B Common Stock owned by such affiliate and has agreed for a limited period of time not to acquire more than 25% of Wit SoundView's fully diluted common equity.

    Goldman Sachs may also provide investment banking services to Wit SoundView or E*TRADE in the future. Wit SoundView selected Goldman Sachs as its financial advisor because it is a nationally recognized investment banking firm that has substantial experience in transactions similar to the merger.

    Goldman Sachs provides a full range of financial, advisory and security services and in the course of its normal trading activities may from time to time effect transactions and hold securities, including derivative securities, of Wit SoundView or E*TRADE for its own account and for the accounts of customers. As of May 15, 2000, Goldman Sachs accumulated a long position of 46,389 shares of E*TRADE common stock, against which Goldman Sachs is short 3,501,757 shares of E*TRADE common stock, and options to purchase 3,517,314 shares of E*TRADE common stock.

    Pursuant to a letter agreement, dated April 27, 2000, Wit SoundView engaged Goldman Sachs to act as its exclusive financial advisor in connection with the possible acquisition of all or a portion of the stock or assets of E*OFFERING and the possible sale of Wit SoundView's broker-dealer subsidiary, Wit SoundView Corporation to E*TRADE Group, Inc. Pursuant to the terms of this engagement letter, Wit SoundView has agreed to pay Goldman Sachs a transaction fee of $3,335,000 upon completion of the merger.

    Wit SoundView has agreed to reimburse Goldman Sachs for its reasonable out-of-pocket expenses, including attorneys' fees, and to indemnify Goldman Sachs against certain liabilities, including certain liabilities under the federal securities laws.

CONSENT OF E*OFFERING'S SHAREHOLDERS

    Wit SoundView wished to obtain approval of the merger agreement during the latter stages of negotiations of the merger by obtaining written consents and irrevocable proxies from the holders of a majority of each class of E*OFFERING's shares. E*OFFERING obtained approval for the merger by soliciting consents from nine of its significant shareholders who collectively own approximately 78% of E*OFFERING's voting stock. All of these shareholders are active in E*OFFERING's affairs, are founders and/or are represented on E*OFFERING's board of directors. On May 15, 2000, Wit SoundView and E*OFFERING entered into a definitive merger agreement and related agreements and these shareholders delivered written consents approving the merger agreement and irrevocable proxies to vote in

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
favor of the merger agreement. These written consents represented a sufficient number of shares to approve the merger under California law.

    Obtaining consents for the merger from these significant shareholders was a private offering of the shares to be issued to these persons in the merger. Consequently, the shares of Wit SoundView common stock to be received by these persons upon completion of the merger are being registered only for resale by means of the registration statement of which this proxy statement/prospectus forms an integral part. The 17,884,234 shares to be received by Softbank, General Atlantic Partners, LLC and E*TRADE and their respective affiliates are subject to long-term transfer restrictions.

ACCOUNTING TREATMENT

    The merger will be accounted for under the "purchase" method of accounting in accordance with generally accepted accounting principles. This means that, for accounting and financial reporting purposes, the assets and liabilities of E*OFFERING will be recorded at their fair value, and any excess of Wit SoundView's purchase price over the fair value of E*OFFERING's tangible net assets will be recorded as intangible assets, including goodwill.

APPLICABLE WAITING PERIODS AND REGULATORY APPROVALS

    The merger is subject to U.S. antitrust laws. We have made the required filings with the Department of Justice and the Federal Trade Commission, which terminated the statutory antitrust review period on July 11, 2000. Although the termination of their antitrust review does not preclude the Department of Justice and the Federal Trade Commission, or any state or private person, from challenging the merger at a later time, we do not expect any challenge for antitrust reasons.

    The rules of the National Association of Securities Dealers, Inc., or the NASD, to which E*OFFERING and Wit SoundView's broker-dealer subsidiaries are each subject, require advance notice of the merger and accounts transfer to the NASD. Although prior approval by the NASD is not mandatory, it is customary not to complete a transaction subject to these rules until the NASD has indicated its approval. E*OFFERING and Wit SoundView have provided the required notice.

    Neither Wit SoundView nor E*OFFERING is aware of any other material governmental or regulatory approval required for completion of the merger, other than compliance with the applicable merger procedures of the Delaware General Corporation Law and the California Corporation Law.

TRADING OF WIT SOUNDVIEW COMMON STOCK TO BE ISSUED IN THE MERGER

    The shares of Wit SoundView common stock to be issued in the merger will be included for trading on Nasdaq upon completion of the merger.

RESTRICTIONS ON SALE OF SHARES BY AFFILIATES OF WIT SOUNDVIEW AND E*OFFERING

    The shares of Wit SoundView common stock to be received in the merger by E*TRADE, General Atlantic Partners, LLC, Softbank Corp., and their respective affiliates in exchange for their E*OFFERING shares, which represent approximately 62% of the maximum number of shares to be issued by Wit SoundView in the merger and upon exercise of options and warrants, will be subject to transfer restrictions under the merger agreement that will expire three years from the date the merger is completed unless the strategic alliance agreement is earlier terminated. In addition, approximately 8% of the shares to be issued by Wit SoundView in the merger and upon exercise of options and warrants to E*OFFERING shareholders in exchange for E*OFFERING shares will be subject to transfer restrictions under the merger agreement that will expire 180 days from the date the merger is completed. As part of a retention pool for key employees, E*OFFERING will prior to the closing issue approximately 745,000 shares of E*OFFERING restricted stock, which will be exchanged for 500,000 shares of the Wit SoundView

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
common stock in the merger. As an additional part of the retention pool, at the effective time of the merger, Wit SoundView will grant to certain of E*OFFERING's employees options to purchase not less than 500,000 shares of Wit SoundView common stock. The restricted shares are subject to transfer restrictions and forfeiture provisions which lapse as to one-third of the shares, at the first, second and third anniversaries of the merger, respectively, while each option will vest in sixteen equal quarterly installments at the end of each calendar quarter over four years from the date of the grant.

    As part of the consideration for entering into the strategic alliance with E*TRADE, Wit SoundView will issue to E*TRADE 4,025,948 shares which will have a three year transfer restriction from the date of closing unless the strategic alliance agreement is earlier terminated. Pursuant to a stock purchase agreement, E*TRADE and General Atlantic Partners, LLC will each purchase two million shares of Wit SoundView's common stock. These shares are not subject to any restrictions on transfer other than those imposed by applicable securities laws.

    Any person who is deemed to be an affiliate of either Wit SoundView or E*OFFERING at the time of the special meeting of Wit SoundView or at the time E*OFFERING obtained shareholder approval of the merger may sell their shares of Wit SoundView common stock acquired in connection with the merger only pursuant to the volume and manner of sale limitations contained in Rule 145 under the Securities Act or pursuant to an effective registration statement or other applicable exemption. Persons who may be deemed to be affiliates include individuals or entities that control, are controlled by or are under common control with either Wit SoundView or E*OFFERING and may include some of the officers, directors, and principal stockholders of Wit SoundView and E*OFFERING.

    For purposes of the Securities Act, the shareholders of E*OFFERING from whom E*OFFERING obtained shareholder approval of the merger agreement will receive their shares of Wit SoundView common stock in a private placement pursuant to an investment decision made at the time they provided their consent to the merger agreement. These E*OFFERING shareholders currently own approximately 78% of E*OFFERING's shares and will be issued up to 18% of Wit SoundView's shares of common stock in the merger and related transactions. The shares to be received by General Atlantic Partners, LLC, Softbank Corp. and E*TRADE and their respective affiliates are subject to long-term transfer restrictions. General Atlantic Partners, LLC, Softbank Corp. and E*TRADE and their respective affiliates own approximately 62% of E*OFFERING's fully diluted shares. The signatories to the voting agreement and their respective affiliates will be permitted to sell shares that are not subject to transfer restrictions under the merger agreement pursuant to this proxy statement/prospectus, during the period which this registration statement remains effective. When this registration statement is no longer effective, Wit SoundView intends to register the resale of any remaining unsold shares held by the signatories to the voting agreement and to maintain the effectiveness of that registration until the lapse of applicable holding period restrictions and volume limitations under Rule 145 of the Securities Act. Any sales by these persons must be made in accordance with Rule 145. Rule 145 permits sales pursuant to limitations on the number of shares sold and the manner of sale. Other E*OFFERING shareholders, who are affiliates and are not party to the voting agreement, will be permitted to sell unrestricted shares in accordance with Rule 145 without regard to whether this registration statement remains effective.

MANAGEMENT FOLLOWING THE MERGER

    Wit SoundView does not anticipate any changes in its senior management team as a result of the merger. Wit SoundView has agreed to use its reasonable best efforts to appoint Christos Cotsakos, E*TRADE's Chairman and Chief Executive Officer, and William Ford, a managing member at General Atlantic Partners, LLC, to its board of directors, contingent upon completion of the merger and commencement of the strategic alliance between Wit SoundView and E*TRADE. The shareholders of E*OFFERING will become stockholders of Wit SoundView, and their rights as stockholders will be governed by Wit SoundView's amended and restated certificate of incorporation, Wit SoundView's by-laws and the laws of the State of Delaware. Biographical information for Messrs. Cotsakos and Ford is as follows:

    CHRISTOS COTSAKOS

    Christos M. Cotsakos, 51, is Chairman of the Board and Chief Executive Officer of E*TRADE Group, Inc. He joined E*TRADE in March 1996 as President and Chief Executive Officer. Prior to joining E*TRADE, he served as President, Co-Chief Executive Officer, Chief Operating Officer and a director of A.C. Nielsen, Inc. from March 1995 to January 1996, as President and Chief Executive Officer of Nielsen International from September 1993 to March 1995, and as President and Chief Operating Officer of Nielsen Europe, Middle East and Africa from March 1992 to September 1993. Mr. Cotsakos joined Nielsen after 19 years with the Federal Express Corporation, where he held a number of senior executive positions. Mr. Cotsakos serves as a director of Fox Entertainment Group, Inc., Webvan Group, Inc. (an online retailer), PlanetRX.com, Inc. (an online healthcare retailer), Digital Island, Inc. (a global network and related services company), Critical Path, Inc. (a provider of Internet messaging and collaboration solutions), Tickets.com (an on-line ticket seller) and National Processing, Inc. (a provider of transaction processing services and solutions), as well as several technology companies in the private sector. A decorated Vietnam Veteran, he received a BA from William Paterson University, an MBA from Pepperdine University and is currently pursuing a PhD in economics at the Management School, University of London. Mr. Cotsakos has been the recipient of several industry and visionary awards during his tenure at E*TRADE Group, A.C. Nielsen and Federal Express.

    WILLIAM FORD


    William E. Ford, 37, is a Managing Member of General Atlantic Partners, LLC, a private equity firm that invests globally in software, services and related information technology companies, and has been with General Atlantic since 1991. Mr. Ford also serves as a director of LHS Group Inc. (a billing solutions company), E*TRADE Group, Inc., Priceline.com Incorporated (an e-commerce company), Tickets.com, Inc. and Quintiles Transnational Corp. (a healthcare and pharmaceuticals services company).


DIVIDEND POLICY

    Neither Wit SoundView nor E*OFFERING has ever paid dividends to its stockholders and Wit SoundView does not expect to pay dividends for the foreseeable future.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

    Goldman Sachs has acted as Wit SoundView's financial advisor in connection with the merger. Goldman Sachs also owns an equity interest in Wit SoundView. On April 9, 1999, Wit SoundView issued 11,666,666 shares of Series E preferred stock (subsequently converted into an equal number of shares of Wit SoundView's Class B common stock) for a purchase price of $25 million. Goldman Sachs also received warrants to purchase 5,637,295 shares of Series E preferred stock. The warrants are exercisable for an equivalent number of shares of Class B common stock and may be exercised beginning in October 2000 at a per share exercise price equal to $5.57. In addition, Goldman Sachs may receive warrants to purchase up to an additional 153,247 shares of Class B common stock which is dependent upon the resolution of a pending dispute.

    The validity of the shares of common stock that Wit SoundView is registering in this proxy statement/ prospectus is being passed upon by Skadden, Arps, Slate, Meagher & Flom LLP, the same firm which has acted as Wit SoundView's legal counsel in connection with the merger. Joseph H. Flom is a member of Wit SoundView's special advisory board and is also a partner of Skadden, Arps, Slate, Meagher & Flom LLP. In return for his service on Wit SoundView's special advisory board, Wit SoundView has granted Mr. Flom

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
options to purchase common stock. See the section entitled "Management of Wit SoundView--Compensation of Directors and Special Advisory Board Members" in Wit SoundView's Form 10-K for 1999 which is incorporated by reference in this proxy statement/prospectus.

                                APPRAISAL RIGHTS

    E*OFFERING is a California corporation. Under Section 1300 et seq. of the California Corporation Law, E*OFFERING shareholders have appraisal rights, which are sometimes referred to as "dissenters' rights," in connection with the merger. Each E*OFFERING shareholder has been notified that he or she is entitled to statutory appraisal rights and the period during which E*OFFERING shareholders could have informed E*OFFERING of their intention to exercise their appraisal rights terminated on July 3, 2000. No holders of shares of E*OFFERING stock demanded appraisal of their shares.

                   MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

    The following discussion describes the material United States federal income tax consequences of the exchange of shares of E*OFFERING for Wit SoundView common stock pursuant to the merger. We have received the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, our counsel in connection with the merger, that, subject to the assumptions, exceptions, limitations and qualifications set forth in their opinion, the material United States federal income tax considerations relevant to the exchange of shares of E*OFFERING capital stock for Wit SoundView common stock in the merger that are generally applicable to holders of E*OFFERING common stock are as follows:

    - The merger will constitute a reorganization within the meaning of
      Section 368(a) of the Internal Revenue Code.

    - A holder of E*OFFERING capital stock will not recognize any gain or loss solely upon such holder's receipt of Wit SoundView common stock in exchange for such holder's E*OFFERING capital stock in the merger, except to the extent the holder of E*OFFERING capital stock receives cash in lieu of a fractional share of Wit SoundView common stock.

    - The aggregate tax basis of the Wit SoundView common stock that a holder of E*OFFERING capital stock receives in the merger will be the same as the aggregate tax basis of the E*OFFERING capital stock surrendered by such holder in exchange for Wit SoundView common stock increased by the amount of any gain recognized and reduced by the amount of any cash received (and further reduced by any tax basis attributable to any fractional share the holder is deemed to have disposed of).

    - The holding period of the Wit SoundView common stock that each holder receives in the merger will include the period for which the E*OFFERING capital stock surrendered in exchange for Wit SoundView common stock was considered to be held, if the surrendered E*OFFERING capital stock is held as a capital asset at the time of the merger.

    - Cash payments that a holder of E*OFFERING capital stock receives in lieu of a fractional share will be treated as if the fractional share of Wit SoundView common stock had been issued in the merger and then redeemed by Wit SoundView. A holder of E*OFFERING capital stock receiving cash in lieu of fractional shares should recognize gain or loss upon payment measured by any difference between the amount of cash received and the holder's basis in the fractional share.

    The opinion of Skadden, Arps, Slate, Meagher & Flom LLP and this discussion are based on currently existing provisions of the Internal Revenue Code, existing and proposed treasury regulations thereunder and current administrative rulings and court decisions, all of which are subject to change. Any change, which may or may not be retroactive, could alter the tax consequences to E*OFFERING shareholders as described above.

    E*OFFERING shareholders should be aware that this discussion does not deal with all federal income tax considerations that may be relevant to particular E*OFFERING shareholders in light of their individual circumstances, such as shareholders who:

    - are dealers in securities or foreign currency;

    - are subject to the alternative minimum tax provisions of the Internal Revenue Code;

    - are foreign persons;

    - do not hold their E*OFFERING capital stock as capital assets;

    - acquired their shares in connection with stock option or stock purchase plans or in other compensatory transactions; or

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
    - hold their E*OFFERING capital stock as part of a straddle, pledge against currency risk, constructive sale, or conversion transaction.

    In addition, the following discussion does not address:

    - the tax consequences of other transactions effectuated prior or subsequent to, or concurrently with, the merger (whether or not any such transactions are undertaken in connection with the merger), including without limitation the strategic alliance agreement, the special escrow fund or any transaction in which the shares of E*OFFERING capital stock are acquired or shares of Wit SoundView are disposed of,

    - the tax consequences of the merger under foreign, state or local tax laws, or

    - the tax consequences of the assumption by Wit SoundView of E*OFFERING stock options or the tax consequences of the receipt of rights to acquire Wit SoundView common stock.

    ACCORDINGLY, E*OFFERING SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE APPLICABLE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES.

    Neither Wit SoundView nor E*OFFERING is requesting a ruling from the Internal Revenue Service as to the tax consequences of the merger. The respective obligations of the parties to complete the merger are conditioned on Wit SoundView's receipt of an opinion from Skadden, Arps, Slate, Meagher & Flom LLP and E*OFFERING's receiving an opinion from Wilson Sonsini Goodrich & Rosati, in each case dated on the date of the closing, to the effect that the merger will constitute a reorganization within the meaning of the Internal Revenue Code. E*OFFERING shareholders should be aware that the tax opinions do not bind the IRS. The IRS may therefore successfully assert a contrary opinion. The tax opinions will be subject to certain assumptions and qualifications, including, but not limited to, the truth and accuracy of representations made by Wit SoundView and E*OFFERING.

    A successful IRS challenge to the reorganization status of the merger would result in an E*OFFERING shareholder recognizing taxable gain or loss with respect to each share of E*OFFERING common stock surrendered equal to the difference between (A) each shareholder's basis in the shares and (B) the fair market value, as of the effective time, of the Wit SoundView common stock and any other consideration received in exchange. In this event, a stockholder's aggregate basis in the Wit SoundView common stock received would equal its fair market value as of the closing date of the merger, and the shareholder's holding period for Wit SoundView common stock would begin the day after the merger.

    TAX CONSEQUENCES OF THE ESCROW. Under the merger agreement, 10% of the aggregate number of shares of Wit SoundView common stock issuable in the merger will be placed in escrow. The return of any escrow shares to Wit SoundView in satisfaction of an indemnifiable claim should result in the recognition of gain or loss to the holders of escrow shares, and each holder of escrow shares should increase the basis in its remaining Wit SoundView common stock by an amount equal to the amount at which the escrow shares returned by such holder were valued. Shareholders of E*OFFERING are urged to consult their tax advisors regarding the tax consequences to them of the transfer of the escrow shares.

    BACKUP WITHHOLDING WITH RESPECT TO CASH PAID INSTEAD OF FRACTIONAL SHARES OF WIT SOUNDVIEW COMMON STOCK. Certain non-corporate E*OFFERING shareholders may be subject to backup withholding at a 31% rate on cash payments received instead of fractional shares of Wit SoundView common stock. Backup withholding will not apply, however, to an E*OFFERING shareholder who furnishes a correct taxpayer identification number and certifies that he, she or it is not subject to backup withholding on the substitute Form W-9 or successor form included in the letter of transmittal to be delivered to E*OFFERING shareholders following the date of the merger, provides a certification of foreign status on Form W-8 or successor form or is otherwise exempt from backup withholding.

                  THE MERGER AGREEMENT AND RELATED AGREEMENTS

    THE FOLLOWING IS A BRIEF SUMMARY OF THE MATERIAL PROVISIONS OF THE MERGER AGREEMENT, A COPY OF WHICH IS ATTACHED AS APPENDIX I TO THIS PROXY STATEMENT/PROSPECTUS AND INCORPORATED HEREIN BY REFERENCE. WE URGE YOU TO READ THE MERGER AGREEMENT IN ITS ENTIRETY FOR A MORE COMPLETE DESCRIPTION OF THE MERGER. IN THE EVENT OF ANY DISCREPANCY BETWEEN THE TERMS OF THE MERGER AGREEMENT OR OTHER AGREEMENTS AND THE FOLLOWING SUMMARY, THE MERGER AGREEMENT WILL CONTROL.

MERGER AGREEMENT

    E*OFFERING, a California corporation, will merge with and into Wit SoundView Corporation, a wholly owned subsidiary of Wit SoundView, following the approval of the merger agreement by Wit SoundView stockholders, and the satisfaction or waiver of other conditions to the merger.

    Wit SoundView Corporation will continue as the surviving corporation and a wholly owned subsidiary of Wit SoundView following the merger.

    EFFECTIVE TIME

    At the closing of the merger, the parties will cause the merger to become effective by filing a certificate of merger with the Secretary of State of the State of Delaware and the merger agreement, together with the related officers certificates required by Section 1103 of the California Corporation Law, with the Secretary of State of California. Wit SoundView and E*OFFERING are working toward completing the merger as soon as possible and hope to complete the merger by October, 2000. Because the merger is subject to a number of conditions, however, we cannot predict the exact timing.

    DIRECTORS AND OFFICERS OF WIT SOUNDVIEW CORPORATION AFTER THE MERGER

    The directors and officers of Wit SoundView Corporation immediately prior to the merger will continue to be the directors and officers after the effective time of the merger until their successors have been duly elected or appointed and qualified.

    CONVERSION OF E*OFFERING SHARES IN THE MERGER

    EXCHANGE RATIO. Each holder of E*OFFERING capital stock will receive a percentage of a share of Wit SoundView common stock for each share of E*OFFERING capital stock exchanged in the merger based upon an exchange ratio. The exchange ratio will be 0.674237515, subject to an insignificant downward adjustment for certain accrued but unpaid Series C convertible preferred stock dividends accruing after April 30, 2000 up to the date of the merger.

    The merger agreement provides that each share of Series C convertible preferred stock will be converted into and exchanged for the right to receive the number of Wit SoundView shares equal to the sum of (a) the quotient derived by dividing the sum of $3.481280502 plus any accrued and unpaid cumulative dividends, by $10.25 plus (b) the exchange ratio.

    Each share of Series B convertible preferred stock will be converted into and exchanged for the right to receive the number of Wit SoundView shares equal to the sum of (a) the quotient derived by dividing the sum of $4.00 plus any declared and unpaid dividends, by $10.25 plus (b) the exchange ratio.

    Each share of Series A convertible preferred stock will be converted into and exchanged for the right to receive the number of Wit SoundView shares equal to the sum of (a) the quotient derived by dividing the sum of $1.00 plus any declared and unpaid dividends, by $10.25 plus (b) the exchange ratio.

    Each share of common stock will be converted and exchanged for the right to receive 0.674237515 (as adjusted downward to reflect additional accrued and unpaid dividends on the Series C convertible preferred stock from April 30, 2000 to the effective date of the merger) of a share of Wit SoundView common stock.

    DISSENTING SHARES. Under Section 1300 of the California Corporations Law, shareholders of a California corporation are entitled to assert statutory dissenters' rights in a merger. Each E*OFFERING shareholder was notified that he or she was entitled to statutory dissenters' rights. The period during which such shareholders were required to inform E*OFFERING of their intention to exercise those rights expired on July 3, 2000. No E*OFFERING shareholder exercised dissenters' rights and accordingly no shareholders have dissenters' rights in the transaction.

    CASH IN LIEU OF FRACTIONAL SHARES.

    No fractional shares of Wit SoundView common stock will be issued in the merger. In lieu of any fractional shares, each shareholder of E*OFFERING who would otherwise be entitled to a fraction of a share of Wit SoundView's stock pursuant to the merger will be paid an amount in cash, without interest, determined by multiplying $10.25 by the fraction of a share of Wit SoundView's stock to which such shareholder would otherwise be entitled.

    E*OFFERING STOCK OPTIONS AND WARRANTS

    At the effective time, each outstanding option to purchase shares of E*OFFERING common stock or other right granted under E*OFFERING's 1998 Stock Option Plan and 2000 Stock Option/Stock Issuance Plan and any other warrants or other rights outstanding will be converted into an option or warrant to purchase the same fraction of a share of Wit SoundView common stock. Except with respect to the changes in vesting described below, each converted E*OFFERING stock option, warrant or other right will continue to have the same terms, and be subject to the same conditions, that were applicable to the option or right immediately prior to the effective time. At the effective time of the merger, E*OFFERING's stock option plans will be adopted by Wit SoundView, although no additional options to purchase shares will be granted under that plan.

    Each holder of an E*OFFERING stock option, warrant or other right, when converted, will be eligible to purchase the number of shares of E*OFFERING common stock it could have purchased prior to the merger multiplied by the exchange ratio for the conversion of shares of E*OFFERING common stock into shares of Wit SoundView common stock. The exercise price for each converted stock option, warrant or other right will also be appropriately adjusted. The new exercise price of each E*OFFERING stock option, warrant or other right will equal the per share exercise price immediately prior to the merger divided by the exchange ratio and then rounded up to the nearest whole cent.

    In addition, E*OFFERING options outstanding and not yet vested at the effective time of the merger will, in the case of an option-holder not benefitted by the vesting modification below upon the receipt of the written consent of the holder, and except to the extent forfeited under E*OFFERING's Stock Option/ Stock Issuance Plans, vest in sixteen equal quarterly installments over a four-year period from the vesting commencement date. Some non-employee stock options of E*OFFERING will vest immediately prior to the effective date of the merger.

    THE EXCHANGE AGENT

    Promptly after the effective time, Wit SoundView is required to deposit with American Stock Transfer Company, the exchange agent, certificates representing the shares of Wit SoundView common stock to be exchanged for shares of E*OFFERING capital stock and cash to pay for any dividends or distributions that holders of E*OFFERING capital stock may be entitled to receive under the merger agreement.

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
    EXCHANGE OF E*OFFERING STOCK CERTIFICATES FOR WIT SOUNDVIEW STOCK
     CERTIFICATES

    Promptly after the receipt of the final allocation schedule, the exchange agent will mail to E*OFFERING shareholders a letter of transmittal and instructions for surrendering their E*OFFERING stock certificates in exchange for Wit SoundView stock certificates.

    E*OFFERING shareholders should not submit their stock certificates for exchange until they have received the letter of transmittal and instructions referred to above.

    Upon surrender of the E*OFFERING stock certificates, the exchange agent will issue to holders one or more certificates for the Wit SoundView shares they are entitled to receive. Certificates for shares belonging to Crosspoint Venture Partners 2000, New Enterprise Associates 9, L.P., NEA Ventures 2000, L.P. and Battery Ventures V, L.P., the base lock-up shares, will have a one hundred eighty (180) day transfer restriction, and certificates for shares belonging to E*TRADE, Softbank Corp. and General Atlantic Partners, the strategic investor lock-up shares, will have a three-year transfer restriction. For additional information regarding restrictions on sale, see the section of this proxy statement/prospectus entitled "The Merger--Restrictions on Sale of Shares by Affiliates of Wit SoundView and E*OFFERING."

    SPECIAL ESCROW FUND

    At the effective time of the merger, twenty-five percent of the strategic investor lock-up shares will be placed in a special escrow fund. One thirty-sixth of these shares will be released from the special escrow fund each month following the month in which the effective time of the merger occurs, except to the extent such shares are required to be surrendered to Wit SoundView or released to the shareholders on account of early termination of the strategic alliance agreement. See "Other Agreements Related to the Transactions--Special Escrow Fund."

    FRACTIONAL SHARES

    No fractional shares of Wit SoundView common stock will be issued in connection with the merger. Instead, E*OFFERING shareholders will receive an amount of cash, in lieu of a fraction of a share of Wit SoundView common stock, equal to the product of (1) the fraction and (2) $10.25.

    RETENTION POOL

    Prior to the merger, E*OFFERING will issue to designated E*OFFERING employees an aggregate of approximately 745,000 shares of E*OFFERING's common stock, which will serve as retention shares. One third of the retention shares allocated to an employee will vest when that employee has been continuously employed by Wit SoundView and its subsidiaries for the first twelve months after the merger, the second third of such employee's retention shares will vest when the employee has been continuously employed by Wit SoundView and its subsidiaries for the first twenty-four months after the merger, and the remaining one-third of retention shares allocated to an employee will vest when that employee has been continuously employed by Wit SoundView and its subsidiaries for the first thirty-six months after the merger. The only exceptions to the continuous employment requirement will be termination of employment by Wit SoundView without cause and a change in control of Wit SoundView. Retention shares that do not vest due to termination of employment or because the employee has exercised dissenter's rights will be forfeited. The exchange agent will issue to each recipient of retention pool shares three certificates with transfer restrictions reflecting the vesting schedule described above.

    In order to assist in retaining key E*OFFERING employees following the closing, at the effective time of the merger, Wit SoundView will also establish a cash bonus pool of $5 million, which will be distributed no later than March 31, 2001, and grant options to purchase 500,000 shares of Wit SoundView common stock.

    REPRESENTATIONS AND WARRANTIES

    Wit SoundView and E*OFFERING each made a number of representations and warranties in the merger agreement about their authority to enter into the merger agreement and to consummate the other transactions contemplated by the merger agreement and about aspects of their business, financial condition, structure and other facts pertinent to the merger, including representations about the following topics:

    - corporate matters, such as organization and qualification, capitalization, authority and necessary approvals;

    - compliance with permits and applicable laws, rules and regulations of governmental entities;

    - financial statements;

    - books and records;

    - recent changes in business, finances, properties, assets, compensation payments, dividend payments or accounting practices; and

    - business matters, such as employee benefit plans, labor matters, material contracts, taxes, insurance, litigation and intellectual property.

    E*OFFERING'S CONDUCT OF BUSINESS BEFORE COMPLETION OF THE MERGER

    E*OFFERING has agreed that, until the completion of the merger or unless Wit SoundView consents in writing, E*OFFERING and its subsidiaries will conduct their businesses in the ordinary course of business and consistent with past practices and will use commercially reasonable efforts:

    - to preserve E*OFFERING's business organization intact;

    - to keep available the services of its current officers and employees; and

    - to preserve its relationships with persons or entities with which it has business relations.

    E*OFFERING has also agreed that, until the completion of the merger or unless Wit SoundView consents in writing, E*OFFERING and its subsidiaries will conduct their business in compliance with specific restrictions designed to ensure that E*OFFERING's business and its practices do not change significantly from the time the merger was negotiated.

    WIT SOUNDVIEW'S CONDUCT OF BUSINESS BEFORE COMPLETION OF THE MERGER

    Wit SoundView has agreed that, until the completion of the merger or unless E*OFFERING consents in writing, Wit SoundView and its subsidiaries will conduct their businesses in the ordinary course of business and consistent with past practices and will use commercially reasonable efforts:

    - to preserve Wit SoundView's business organization intact;

    - to keep available the services of its current officers and employees; and

    - to preserve its relationships with persons or entities with which it has business relations.

    Wit SoundView has also agreed that, until the completion of the merger or unless E*OFFERING consents in writing, Wit SoundView and its subsidiaries will conduct their business in compliance with specific restrictions designed to ensure that it does not change its charter or significantly change certain aspects of its business from the time the merger was negotiated.

    Wit SoundView has also agreed:

    - to use its reasonable best efforts to properly call and hold a special meeting of Wit SoundView stockholders to approve the merger and to solicit from its stockholders proxies in favor of approval of the merger agreement; and

    - to prepare and file with the SEC, as promptly as practicable, this registration statement.

    OTHER COVENANTS

    Each of E*OFFERING and Wit SoundView has also agreed to use all commercially reasonable efforts to complete the merger and related transactions.

    The understandings in the merger agreement relating to the conduct of E*OFFERING's and Wit SoundView's respective businesses are complicated and not easily summarized. We urge stockholders to carefully read the article in the merger agreement entitled "Covenants."

    NO SOLICITATION OF COMPETING TRANSACTION

    Until the merger is completed or the merger agreement is terminated, E*OFFERING has agreed not to directly or indirectly solicit, encourage, participate, or initiate discussions or negotiations with or disclose any information to any persons concerning any "acquisition proposal" relating to E*OFFERING. E*OFFERING must immediately notify Wit SoundView of the existence and details of any acquisition proposal.

    E*OFFERING's board may not:

    - withdraw or modify, or propose to withdraw or modify, its approval of the merger or the merger agreement in a manner adverse to Wit SoundView;

    - approve or recommend, or propose to approve or recommend, any acquisition proposal; or

    - enter into any agreement with respect to an acquisition proposal.

    CONDITIONS TO COMPLETION OF THE MERGER

    Wit SoundView's and E*OFFERING's respective obligations to complete the merger and the related transactions are subject to approval of the merger agreement by Wit SoundView's stockholders, as well as the prior satisfaction or waiver, if permitted by applicable law, of the following conditions before completion of the merger:

    - each party's representations and warranties must be true and correct in all material respects when made and as of the completion of the merger, except for such failures which would not have a material adverse effect on the party making the representation or warranty, and all obligations under the merger agreement must have been performed in all material respects;

    - no order, writ, injunction or decree prohibits or prevents completion of the merger;

    - this registration statement relating to the issuance of shares of Wit SoundView common stock in connection with the merger must be declared effective by the SEC;

    - all necessary governmental filings will have been made and consents obtained, and any waiting period under the antitrust laws that applies to the completion of the merger must have expired or been terminated;

    - opinions as to corporate matters pertaining to each of the parties must have been rendered; and

    - neither Wit SoundView nor E*TRADE shall have terminated the strategic alliance agreement.

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
    Wit SoundView's obligations to complete the merger and the other transactions contemplated by the merger agreement are subject to the satisfaction or waiver of each of the following additional conditions before completion of the merger:

    - each affiliate of E*OFFERING who will become an affiliate of Wit SoundView upon completion of the merger will have delivered an executed letter to Wit SoundView stating that the affiliate will comply with Rule 145 under the Securities Act;

    - an opinion of Skadden, Arps, Slate, Meagher & Flom LLP will have been rendered to the effect that the merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code and that Wit SoundView, E*OFFERING and Wit SoundView Corporation will be parties to the reorganization;

    - E*OFFERING dissenting shares immediately prior to the effective time will not exceed 10% of the sum of issued and outstanding shares immediately prior to the effective time; and

    - E*TRADE will have completed all procedures necessary, including development of the technical interface, so that former Wit SoundView brokerage account holders whose accounts have been transferred to E*TRADE can place bids through the Internet to Wit SoundView's Vostock website and participate in secondary offerings through the Vostock auction process.

    E*OFFERING's obligations to complete the merger and the other transactions contemplated by the merger agreement are also subject to receipt of an opinion of Wilson Sonsini Goodrich & Rosati to the effect that the merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code and that Wit SoundView, E*OFFERING and Wit SoundView Corporation will be parties to the reorganization.

    ESCROW AND INDEMNIFICATION

    Within five business days after the effective time, Wit SoundView will deposit with an escrow agent ten percent of the shares to be issued in the merger or reserved for issuance upon exercise of stock options. The shares will constitute the escrow fund, which will be used to compensate Wit SoundView for damages exceeding $3 million and arising out of misrepresentations or breaches by E*OFFERING under the agreement. Any damage claims presented to the escrow agent that are contested will be settled through binding arbitration if the parties are unable to reach an agreement. The escrow period will terminate one year from the closing date with respect to any claims not made prior to that time.

    TERMINATION OF THE MERGER AGREEMENT

    The merger agreement may be terminated under certain circumstances at any time by either party before the completion of the merger, as summarized below:

    - the merger agreement may be terminated by mutual written consent of the parties;

    - the merger agreement may be terminated by either of the parties if it becomes impossible for any of a party's conditions to completion of the merger to be satisfied on or prior to October 31, 2000 and the other party has not waived the condition promptly after the impossibility has become known;

    - if there has been a breach of any of the representations and warranties in the merger agreement by one of the parties, the non-breaching party may terminate the merger agreement if the breach can not be cured before October 31, 2000;

    - if there has been a material breach of any of the covenants or agreements in the merger agreement by one of the parties, the non-breaching party may terminate the merger agreement if the breach has not been cured within 20 business days after receipt of notice by the breaching party; or

    - if the completion of the merger has not occurred by October 31, 2000.

    Notwithstanding the foregoing, a party in material breach of its obligations or representations and warranties does not have the right to terminate the merger agreement. Subject to the break-up fees and expense reimbursement provisions discussed below, the merger agreement will become null and void upon termination except that no party shall be relieved of liability for breach of the merger agreement prior to its termination.

    If the merger agreement is terminated because of a breach of any party's representations or warranties or a material breach of the other party's covenants or agreements, the non-breaching party will receive a cash amount equal to the aggregate amount of its direct and indirect expenses incurred in connection with the negotiation and preparation of the merger agreement. If the merger agreement is terminated because Wit SoundView fails to get the necessary approval from its shareholders, Wit SoundView must pay a break-up fee of $13,330,000 in addition to any of E*OFFERING's expenses in connection with the negotiation and preparation of the merger agreement and related agreements.

    Unless each of the merger agreement, the account transfer agreement, the stock purchase agreement and the strategic alliance agreement are in full force and effect immediately prior to the closing of the merger, the merger and the related transactions will not be completed and each such agreement will be terminated. These agreements will not be terminated, however, if Wit SoundView, E*OFFERING and E*TRADE consent in writing to the closing of the merger despite the failure of one or more of the agreements to be in full force and effect immediately prior to the closing of the merger. In addition, each of the account transfer agreement, the stock purchase agreement and the strategic alliance agreement will be terminated upon the termination of the merger agreement unless otherwise agreed in writing by Wit SoundView, E*OFFERING and E*TRADE.

    EXTENSION, WAIVER AND AMENDMENT OF THE MERGER AGREEMENT

    Wit SoundView, E*TRADE and E*OFFERING may amend the merger agreement without any requirement that the stockholders of either party approve the amendment, unless the amendment has the effect of materially decreasing the consideration into which E*OFFERING capital stock will be converted. Both E*OFFERING and Wit SoundView may waive in writing the performance by the other party of representations, warranties, covenants or other understandings under the merger agreement and the satisfaction of any conditions to its obligations to close the transactions.

                        STRATEGIC ALLIANCE WITH E*TRADE

    In connection with the merger, Wit SoundView has entered into a strategic alliance with E*TRADE, which owns approximately 27% of E*OFFERING's fully diluted capital stock. As part of this alliance, Wit SoundView will be the exclusive source to E*TRADE and its controlled affiliates of equity and equity related securities offered to retail customers in initial public offerings and follow-on offerings in the United States. Wit SoundView must exclusively make available to customers of E*TRADE substantially all securities allocated by Wit SoundView for retail distribution in any United States public offering of equity and equity related securities in which it participates as an underwriter or dealer. The strategic alliance runs through June 30, 2005, at least the first three years of which will be on an exclusive basis. In addition, Wit Capital Corporation will transfer substantially all of its online retail brokerage accounts to E*TRADE.

THE STRATEGIC ALLIANCE AGREEMENT

    GENERAL

    In connection with the merger, on May 15, 2000, Wit SoundView agreed to enter into a strategic alliance with E*TRADE, which owns approximately 27% of E*OFFERING's fully diluted capital stock and will own approximately 9% of Wit SoundView's fully diluted common stock following completion of the merger and commencement of the strategic alliance. As part of this alliance, Wit SoundView will be the exclusive source to E*TRADE and its controlled affiliates of equity and equity related securities offered to retail customers in initial public offerings and follow-on offerings in the United States. Conversely, Wit SoundView must make available exclusively to customers of E*TRADE substantially all securities allocated to it for retail distribution in any United States public offering of equity and equity related securities in which it participates as an underwriter or dealer. In addition, Wit SoundView will transfer substantially all of its retail brokerage accounts to E*TRADE pursuant to an account transfer agreement. E*TRADE's retail customers will gain access to a broad range of products and services currently offered by Wit SoundView, such as securities research and the opportunity to apply for participation in a range of Internet and technology-related initial public offerings, follow-on offerings and private placements. As part of this strategic alliance, E*TRADE and Wit SoundView will cooperate on joint sales and marketing efforts and will share trading, customer and research products and data.

    EXCLUSIVITY

    The exclusivity rights granted under the strategic alliance agreement have a three-year term, which will be automatically extended on a year-by-year basis for the fourth and fifth years of the strategic alliance upon the satisfaction of certain performance standards by Wit SoundView and may also be extended upon mutual agreement of the parties. Wit SoundView must satisfy the performance standards during a one-year measurement period prior to the third anniversary to maintain the exclusivity rights for the fourth year of the strategic alliance. Wit SoundView must also satisfy the performance standards during a one-year measurement period prior to the fourth anniversary to maintain the exclusivity rights for the fifth year of the strategic alliance. These performance standards are based upon the percentage of initial public offerings during specified measurement periods that Wit SoundView participates in in various capacities and the percentage of shares in those offerings that are made available to E*TRADE.

    In the event that Wit SoundView fails to satisfy performance standards, E*TRADE may terminate the exclusivity rights to Wit SoundView, effective as of July 1, 2003. In the event that the exclusivity rights are extended up to July 1, 2004, but Wit SoundView subsequently fails to satisfy specified performance standards, E*TRADE may terminate Wit SoundView's exclusivity rights, effective as of July 1, 2004. If at any time the exclusivity rights are no longer in effect under the strategic alliance agreement, Wit SoundView will no longer be obligated to offer all of its retail securities solely and exclusively for sale to customers of E*TRADE through E*TRADE and E*TRADE will no longer be obligated to offer to its customers only those retail shares provided by Wit SoundView.

    SHARE ALLOCATION

    In each United States public offering of equity securities that Wit SoundView participates in as an underwriter, placement agent, broker-dealer, selling group member, distributor or otherwise, Wit SoundView must make available to E*TRADE substantially all of the total number of securities in such offering that are available to Wit SoundView for retail distribution. E*TRADE must establish commercially reasonable criteria for the allocation to retail brokerage accounts of securities made available by Wit SoundView to E*TRADE and must undertake commercially reasonable steps to maximize share retention by its retail customers of securities offered by Wit SoundView for at least thirty
(30) days, subject to applicable regulatory requirements.

    E*TRADE will receive dealer concessions in connection with registered offerings in which Wit SoundView is an underwriter. E*TRADE's percentage of dealer concessions will vary depending upon the number of shares allocated to its customers and whether Wit SoundView participates as a lead managing underwriter.

    Wit SoundView will also be the exclusive source of private placements for E*TRADE in terms being negotiated by the parties for inclusion in an addendum to the strategic alliance agreement. To the extent that the parties are unable to agree upon the terms and conditions of the addendum, any disagreements will be resolved by a special committee established pursuant to the terms of the strategic alliance agreement.

    CHANGE IN CONTROL OF E*TRADE

    In the event that there is a change in control of E*TRADE while the exclusivity rights are in effect and E*TRADE's successor does not assume E*TRADE's obligations under the strategic alliance or thereafter materially breaches the exclusivity obligations, Wit SoundView will have the right to provide E*TRADE's successor with securities for offering to its retail customers for a period of two years. The right to provide securities for sale to E*TRADE's customers will be non-exclusive and Wit SoundView will not be the exclusive provider of retail securities to the customers of E*TRADE's successor. In addition, E*TRADE's successor will pay to Wit SoundView liquidated damages of $160 million reduced by $5 million at the end of each calendar month, commencing the month of the merger closing and continuing until the amount equals
$100 million. Wit SoundView will also receive the shares of its common stock remaining in the special escrow fund established pursuant to the merger agreement.

    CHANGE IN CONTROL OF WIT SOUNDVIEW

    In the event that there is a change in control of Wit SoundView while the exclusivity rights are in effect and Wit SoundView's successor does not assume Wit SoundView's obligations under the strategic alliance or materially breaches its exclusivity obligations, Wit SoundView's successor will continue to offer securities to customers of E*TRADE on a non-exclusive basis and E*TRADE will not be obligated to use Wit SoundView's successor as the exclusive provider of retail securities to the customers of E*TRADE. In addition, Wit SoundView's successor will pay to E*TRADE liquidated damages of $75 million, reduced by $2,083,000 at the end of each calendar month commencing the month of the merger closing and continuing until the amount equals $50 million. Finally, E*TRADE will receive the shares of Wit SoundView common stock that are remaining in the special escrow fund established pursuant to the merger agreement, free and clear of all liens, encumbrances and claims.

ACCOUNT TRANSFER AGREEMENT

    On May 15, 2000, E*TRADE and Wit SoundView entered into an account transfer agreement pursuant to which E*TRADE will acquire and assume from Wit Capital Corporation all right, title and interest in, and to, substantially all retail brokerage accounts maintained by Wit Capital Corporation as of the date of closing the agreement and all related properties and rights in and to such retail brokerage accounts. Wit Capital Corporation will transfer, or cause to be transferred, to the custody of E*TRADE, all fully-paid securities of each customer who maintains a retail Wit Capital Corporation brokerage account and who has not objected to the transfer.

    The agreement contains standard representations and warranties of the parties. Neither party is obligated to complete the account transfer agreement if the merger agreement, strategic alliance agreement and stock purchase agreement are not in full force and effect at the time of closing.

COMMON STOCK WARRANT

    At the time the strategic alliance agreement comes into effect, Wit SoundView will issue to E*TRADE a warrant to purchase up to two million shares of Wit SoundView's common stock at a purchase price of $10.25 per share, the fair market value of the common stock on the last trading day immediately preceding the date the strategic alliance agreement was signed. E*TRADE may exercise the warrant to purchase up to 1 million shares of Wit SoundView's common stock over the course of the fourth year of the strategic alliance provided that the exclusivity rights have been in effect for the first three years of the strategic alliance and are continuing for the fourth year and E*TRADE has complied with its exclusivity obligations. If the exclusivity rights have been in effect for the first four years of the strategic alliance and are continuing for the fifth year and E*TRADE has complied with its exclusivity obligations, then E*TRADE may purchase up to an additional one million shares over the course of the fifth year of the strategic alliance.

                  OTHER AGREEMENTS RELATED TO THE TRANSACTIONS

    VOTING AGREEMENT AMONG WIT SOUNDVIEW AND E*OFFERING'S SECURITYHOLDERS

    On May 15, 2000, nine securityholders of E*OFFERING representing approximately 78% of the voting power of E*OFFERING's capital stock entered into a voting agreement with Wit SoundView. Under the terms of the voting agreement, each of the E*OFFERING securityholders agreed to vote, and granted to Wit SoundView an irrevocable proxy to vote, all of their shares of E*OFFERING's capital stock in favor of the merger with Wit SoundView and against any other competing proposal or offer to buy all or a substantial part of the business or properties of E*OFFERING. The E*OFFERING securityholders also agreed to vote, and granted to Wit SoundView an irrevocable proxy to vote, against any action, proposal or agreement that would delay, impede, frustrate, prevent or nullify the merger agreement or the satisfaction of the conditions to the merger. E*TRADE, General Atlantic Partners and Softbank, who are three of the shareholders that are parties to the voting agreement, also consented to a three-year transfer restriction on the shares of Wit SoundView common stock to be received by them in the merger and agreed to place a portion of those shares in an escrow fund described below.

    VOTING AGREEMENT AMONG E*OFFERING AND WIT SOUNDVIEW'S SECURITYHOLDERS

    On May 15, 2000, six securityholders of Wit SoundView representing approximately 32% of the voting power of Wit SoundView's capital stock entered into a voting agreement with E*OFFERING. Each of these securityholders agreed to vote, and granted to E*OFFERING and E*TRADE irrevocable proxies to vote, all of its shares of Wit SoundView's capital stock in favor of the merger with E*OFFERING. They also agreed to vote, and granted to E*OFFERING and E*TRADE irrevocable proxies to vote, against any action, proposal or agreement that would delay, impede, frustrate, prevent or nullify the merger agreement or the satisfaction of the conditions to the merger.

    ESCROW AGREEMENT

    Prior to the consummation of the merger, Wit SoundView, E*TRADE, as agent for the shareholders of E*OFFERING, and an escrow agent, will enter into an escrow agreement. Pursuant to the merger agreement, Wit SoundView will deposit 10% of the shares of common stock to be issued in the merger into an escrow fund on behalf of the shareholders of E*OFFERING. The escrow fund may be used to indemnify Wit SoundView and its officers, directors, agents and employees for damages arising out of any misrepresentation or breach of, or default in connection with, any of the representations, warranties, covenants and agreements given or made by E*OFFERING in the merger agreement. The escrow agent will hold the escrow shares and invest any cash dividends or distributions on these escrow shares, if any, as directed by E*TRADE. If requested by E*TRADE, the escrow agent will deliver to E*TRADE a proxy authorizing E*TRADE to exercise voting or consent authority in respect of the escrow shares. The escrow agreement will terminate after one year with respect to any claims not made prior to that time and the escrow agent will deliver the remaining escrow shares to the shareholders of E*OFFERING.

    STANDSTILL AGREEMENT

    On May 15, 2000, Wit SoundView and E*TRADE entered into a standstill agreement, pursuant to which both parties agreed not to purchase, acquire or beneficially own an aggregate of 19.9% or more of any class of voting securities of the other party for a period of eighteen months or, if the merger is consummated, six years and six months after the completion of the merger. Both parties also agreed not to make or in any way participate in any proxy solicitation or election contest of the other party or to purchase all or substantial portions of the assets of the other party. The agreement prohibits any actions by either party that would result in or encourage a third party's acquisition or control of the other party.

    STOCK PURCHASE AGREEMENT

    On May 15, 2000, E*TRADE, certain affiliates of General Atlantic Partners and Wit SoundView entered into a stock purchase agreement, pursuant to which E*TRADE and General Atlantic Partners each agreed to purchase two million shares of Wit SoundView's common stock. The purchase price of the shares is $10.25 per share, the closing price of Wit SoundView's common stock on the last trading day before the date of the merger agreement. The agreement contains customary representations and warranties and provides E*TRADE and General Atlantic Partners with certain piggyback and demand registration rights. As a condition to closing, the merger agreement, the account transfer agreement and the strategic alliance agreement must all be in full force and effect.

    SPECIAL ESCROW FUND

    Within five business days after the merger is completed, Wit SoundView will deposit 25% of the shares of common stock that will be issued in the merger to E*TRADE, General Atlantic Partners, Softbank Corp. and the entities controlled by them, into a special escrow fund. One thirty-sixth of the shares deposited into this escrow fund will be released on the last business day of each calendar month following the effectiveness of the merger. In the event that there is a change in control of E*TRADE and its successor entity does not assume E*TRADE's obligations under the strategic alliance agreement, then all shares remaining in the special escrow account will be surrendered to Wit SoundView for cancellation. If there is a change in control of Wit SoundView and the successor does not assume Wit SoundView's obligations under the strategic alliance agreement, then all shares remaining in the special escrow fund will be released to the E*OFFERING shareholders on whose behalf the shares were deposited.

              SELECTED HISTORICAL FINANCIAL DATA OF WIT SOUNDVIEW

    The following selected historical financial data of Wit SoundView for the period from March 27, 1996 (inception) to December 31, 1996, for the years ended December 31, 1997, 1998 and 1999 and for the three months ended March 31, 1999 have been derived from Wit SoundView's consolidated financial statements, which have been audited by Arthur Andersen LLP, independent public accountants, and are incorporated by reference in this proxy statement/prospectus. The selected historical financial data for the three months ended March 31, 2000 have been derived from Wit SoundView's unaudited consolidated financial statements. In our opinion, such unaudited data includes all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of the information set forth therein. The results of operations for the three months ended March 31, 2000 are not necessarily indicative of results to be expected for any future period. All per share and weighted average share information has been adjusted to reflect the Wit SoundView 7 for 10 reverse stock split effected June 2, 1999. The selected historical consolidated financial data should be read in conjunction with the consolidated financial statements and related notes thereto and with "Management's Discussion and Analysis of Financial Condition and Results of Operations of Wit SoundView," which are incorporated by reference in this proxy statement/prospectus.

                          STATEMENT OF OPERATIONS DATA
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                                 PERIOD FROM
                                                                                                  MARCH 27,
                                                                                                     1996
                                                                                                 (INCEPTION)
                                    THREE MONTHS ENDED                  YEAR ENDED                    TO
                                         MARCH 31,                     DECEMBER 31,              DECEMBER 31,
                                  -----------------------   ----------------------------------   ------------
                                     2000         1999         1999        1998        1997          1996
                                  -----------   ---------   ----------   ---------   ---------   ------------
                                  (UNAUDITED)
REVENUES:
Investment banking..............  $   60,349    $   3,122   $   30,270   $   1,515   $      43    $      --
Brokerage.......................      36,525          434        7,088         295          10           --
Interest and other..............       9,714          347       11,260         228         193           41
                                  ----------    ---------   ----------   ---------   ---------    ---------
  Total revenues................     106,588        3,903       48,618       2,038         246           41
                                  ----------    ---------   ----------   ---------   ---------    ---------

EXPENSES:
Compensation and benefits.......      64,942        6,558       39,014       4,444       1,550          378
Professional services...........       2,277          681        4,953         878         330          283
Brokerage and clearance.........       6,197          261        5,347         186           6            2
Data processing and
  communications................       1,772          300        3,449         625         238           50
Other expenses..................      11,581        1,003       16,198       4,699       1,115        1,102
                                  ----------    ---------   ----------   ---------   ---------    ---------
  Total expenses................      86,769        8,803       68,961      10,832       3,239        1,815
                                  ----------    ---------   ----------   ---------   ---------    ---------
Net income (loss) before income
  tax provision and equity in
  net loss of affiliates........      19,819       (4,900)     (20,343)     (8,794)     (2,993)      (1,774)
Provision for income taxes......      10,608           --           --          --          --           --
                                  ----------    ---------   ----------   ---------   ---------    ---------
  Net income (loss) before
    equity in net loss of
    affiliates..................       9,211       (4,900)     (20,343)     (8,794)     (2,993)      (1,774)
Equity in net loss of
  affiliates....................      (1,710)          --         (560)         --          --           --
                                  ----------    ---------   ----------   ---------   ---------    ---------
  Net income (loss).............  $    7,501    $  (4,900)  $  (20,903)  $  (8,794)  $  (2,993)   $  (1,774)
                                  ==========    =========   ==========   =========   =========    =========
NET INCOME (LOSS) PER SHARE:
Basic...........................  $     0.10    $   (0.67)  $    (0.52)  $   (1.23)  $   (0.41)   $   (0.33)
Diluted.........................        0.08        (0.67)       (0.52)      (1.23)      (0.41)       (0.33)

WEIGHTED AVERAGE SHARES USED IN
  THE COMPUTATION OF NET LOSS
  PER SHARE:
Basic...........................  72,997,204    7,266,428   39,909,794   7,140,123   7,303,013    5,378,167
Diluted.........................  98,085,755    7,266,428   39,909,794   7,140,123   7,303,013    5,378,167

                                                                            DECEMBER 31,
                                                 MARCH 31,    -----------------------------------------
                                                   2000         1999       1998       1997       1996
                                                -----------   --------   --------   --------   --------
                                                (UNAUDITED)
BALANCE SHEET DATA:
Cash, cash equivalents and securities readily
  convertible to cash.........................    $113,445    $126,916   $18,868     $1,651     $  750
Total assets..................................     627,247     163,618    22,296      5,837      2,655
Stockholders' equity..........................     484,162     144,402    20,608      4,859      1,480

                SELECTED HISTORICAL FINANCIAL DATA OF E*OFFERING

    The following selected historical financial data of E*OFFERING for the period from November 13, 1998 (Inception) to September 30, 1999 have been derived from E*OFFERING's consolidated financial statements, which have been audited by Deloitte & Touche LLP, independent auditors, and are included elsewhere in this proxy/statement prospectus. The selected historical financial data for the six months ended March 31, 2000 and for the period from November 13, 1998 (Inception) to March 31, 1999 have been derived from E*OFFERING's unaudited consolidated financial statements. In E*OFFERING's opinion, such unaudited data includes all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of the information set forth therein. The results of operations for the six months ended March 31, 2000 and for the period from November 13, 1998 (Inception) to March 31, 1999 are not necessarily indicative of results to be expected for any future period. The selected historical consolidated financial data should be read in conjunction with the consolidated financial statements and related notes thereto and with "Management's Discussion and Analysis of Financial Condition and Results of Operations of E*OFFERING," which are included elsewhere in this proxy statement/prospectus.

                         STATEMENTS OF OPERATIONS DATA
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                    PERIOD FROM         PERIOD FROM
                                                                 NOVEMBER 13, 1998   NOVEMBER 13, 1998
                                              SIX MONTHS ENDED    (INCEPTION) TO       (INCEPTION) TO
                                               MARCH 31, 2000     MARCH 31, 1999     SEPTEMBER 30, 1999
                                              ----------------   -----------------   ------------------
REVENUES:
Investment banking..........................      $  19,666         $       --           $   7,312
Brokerage...................................         14,440                 --               1,208
Interest and other..........................            805                 61                 338
                                                  ---------         ----------           ---------
  Total revenues............................         34,911                 61               8,858
                                                  ---------         ----------           ---------

EXPENSES:
Compensation and benefits...................         24,261                347              10,973
Professional services.......................          3,376                 58               1,862
Brokerage and clearance.....................          1,535                 --               1,005
Data processing and communications..........          1,357                  9               1,158
Other expenses..............................         10,842                453               7,193
                                                  ---------         ----------           ---------
  Total expenses............................         41,371                867              22,191
                                                  ---------         ----------           ---------
  Net loss..................................         (6,460)              (806)            (13,333)
Accretion related to Series B preferred
  stock.....................................             --                 --                 291
Series C preferred stock dividend...........            689                 --                  --
                                                  ---------         ----------           ---------
  Net loss applicable to common
    shareholders............................      $  (7,149)        $     (806)          $ (13,624)
                                                  =========         ==========           =========
NET LOSS PER COMMON SHARE:
  Basic.....................................      $   (1.63)        $    (0.19)          $   (3.04)
  Diluted...................................          (1.63)             (0.19)              (3.04)

WEIGHTED AVERAGE SHARES USED IN THE
  COMPUTATION OF NET LOSS PER COMMON SHARE:
  Basic.....................................      4,248,509          4,142,050           4,484,005
  Diluted...................................      4,248,509          4,142,050           4,484,005


                                              MARCH 31, 2000   MARCH 31, 1999   SEPTEMBER 30, 1999
                                              --------------   --------------   ------------------
                                               (UNAUDITED)      (UNAUDITED)
BALANCE SHEET DATA:
  Cash, cash equivalents and securities
    readily convertible to cash.............      $19,052           $10,015            $ 1,735
  Total assets..............................       50,064            10,888             14,025
  Stockholders' equity (deficiency).........       30,687            10,778             (1,235)

              SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

    The pro forma combined statements of operations data presented below for the year ended December 31, 1999 assume that both the merger with E*OFFERING and the merger with SoundView Technology Group, Inc., which was completed on January 31, 2000, occurred on January 1, 1999. The pro forma combined statements of operations data presented below for the three month period ended March 31, 2000 assume that the merger with E*OFFERING occurred on January 1, 2000 and includes the results of SoundView Technology Group, Inc. from January 31, 2000, the closing date of that merger. The pro forma combined balance sheet data presented below assumes that the merger with E*OFFERING occurred as of the respective balance sheet date. In addition, the pro forma statements of operations and statement of financial condition also assume that certain agreements that are contingent upon the closing of the merger with E*OFFERING occurred as of the beginning of the period presented or as of the date indicated. Those agreements include the strategic alliance agreement, the account transfer agreement and the stock purchase agreement, each of which is discussed in this proxy statement/prospectus. You should not assume that Wit SoundView, E*OFFERING and SoundView would have achieved the unaudited pro forma combined results if they had actually been combined during the periods shown.

    As consideration for the merger with E*OFFERING, Wit SoundView will acquire the outstanding shares of E*OFFERING in exchange for up to 28,486,247 newly issued shares of Wit SoundView common stock and options and warrants to purchase shares of Wit SoundView common stock. The merger will be accounted for using the purchase method of accounting. In addition to the pro forma effect of the merger with E*OFFERING, certain transactions that are contingent upon the closing of the merger are also reflected in the pro forma information. The first of such agreements, the strategic alliance agreement with E*TRADE provides that Wit SoundView will be the exclusive source of retail equity or equity related securities in initial public offerings and follow-on offerings to the
2.6 million retail customers of E*TRADE. As consideration for this agreement, Wit SoundView will issue 4,025,948 shares of common stock to E*TRADE and a warrant to purchase an additional two million shares, exercisable under certain circumstances after three years, and will transfer to E*TRADE substantially all of its retail brokerage accounts pursuant to the account transfer agreement. In connection with the distribution of such equity securities to customers of E*TRADE, E*TRADE will receive a portion of the dealer selling concession received by Wit SoundView. E*TRADE's percentage of such revenue will depend on the number of shares allocated to E*TRADE's customers and whether Wit SoundView participates as a lead managing underwriter or in another capacity. Accordingly, the pro forma results of operations have been adjusted to include selling expense related to the portion of the dealer selling concession that would have been allocated to E*TRADE had the strategic alliance agreement been in effect during the periods presented.

    The pro forma results have not been adjusted to include revenue synergies that Wit SoundView management believes are attainable and additional revenues the combined company will receive under the provisions of the strategic alliance agreement. Those revenues include increased participation in public equity offerings, increased economics on public equity offerings and commission and trading revenue from our customers and from order flow from customers of E*TRADE.

    In addition to the strategic alliance agreement, the pro forma information assumes that the provisions of the account transfer agreement with E*TRADE were in effect as of January 1, 1999. The account transfer agreement provides for the transfer of substantially all of Wit SoundView's approximately 125,000 online retail brokerage accounts to E*TRADE. Accordingly, the revenues and expenses associated with Wit SoundView's online retail brokerage operations have been removed from the results of operations reflected in the periods presented. Expenses removed from the pro forma results represent actual expenses that were directly related to the online retail brokerage operations. Certain expenses, including costs of communications and other general and administrative costs, were not adjusted, as they were not readily identifiable. Additionally, actual revenues and expenses such as salary and bonus paid to employees of E*OFFERING whose services will no longer be required by the combined company have not been adjusted. However, certain non-recurring adjustments to reflect the liabilities associated with severance of

Wit SoundView and E*OFFERING employees have been reflected in the pro forma statement of financial condition.

    For purposes of the pro forma financial statements, the merger agreement, the strategic alliance agreement and the account transfer agreement have been presented as if they are not tax deductible, pending final determination of their tax status.

    The pro forma data also assumes that the transactions contemplated by the stock purchase agreement with E*TRADE and certain affiliates of General Atlantic Partners had been consummated as of the balance sheet date presented. The agreement provides for the purchase of two million shares of Wit SoundView common stock by each of E*TRADE and certain affiliates of General Atlantic Partners for an aggregate purchase price of $41 million or $10.25 per share.

    The pro forma combined statements of operations data presented below for the year ended December 31, 1999 also assume that the merger with SoundView Technology Group, Inc., which was completed on January 31, 2000, occurred on January 1, 1999. Under the terms of the merger agreement with SoundView, Wit SoundView acquired the outstanding shares of SoundView in exchange for approximately $320 million, consisting of newly issued common stock, options replacing SoundView options and approximately $22.5 million in cash. The acquisition was accounted for using the purchase method of accounting. The excess of cost over the estimated fair value of assets acquired was allocated to certain identifiable assets and goodwill, a total of approximately $276 million which is being amortized on a straight line basis over periods of between three and 20 years.

    The unaudited pro forma combined results should be read in conjunction with the unaudited pro forma combined condensed financial information and related notes and the historical consolidated financial statements and related notes, each of which are either included elsewhere in this proxy statement/ prospectus or incorporated by reference herein, and other financial information pertaining to Wit SoundView and E*OFFERING, including "Management's Discussion and Analysis of Financial Condition and Results of Operations of Wit SoundView," which is incorporated in this proxy statement/prospectus by reference to Wit SoundView's Form 10-K for 1999, and "Management's Discussion and Analysis of Financial Condition and Results of Operations of E*OFFERING" and "Risk Factors" which appear elsewhere in this proxy statement/prospectus.

                PRO FORMA COMBINED STATEMENT OF OPERATIONS DATA
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                             THREE MONTHS ENDED      YEAR ENDED
                                                               MARCH 31, 2000     DECEMBER 31, 1999
                                                             ------------------   -----------------
                                                                          (UNAUDITED)
REVENUES:
Investment banking.........................................     $    73,737          $  102,785
Brokerage..................................................          41,464              99,773
Gains from firm investments................................              62              15,331
Asset management fees......................................           7,833              12,857
Interest and investment income.............................           2,145               6,577
Gain on joint venture......................................              --                 943
Other......................................................             327               1,165
                                                                -----------          ----------
  Total revenues...........................................         125,568             239,431
                                                                -----------          ----------

EXPENSES:
Compensation and benefits..................................          81,947             167,668
Brokerage and clearance....................................           7,702              21,184
Professional services......................................           4,293              12,007
Data processing and communications.........................           2,134               7,280
Amortization of intangible assets..........................          15,087              65,059
Other operating expenses...................................          13,666              38,244
                                                                -----------          ----------
  Total expenses...........................................         124,829             311,442
                                                                -----------          ----------
Net income (loss) before income tax provision and equity in
  net loss of affiliates...................................             739             (72,011)
Provision (benefit) for income taxes.......................           4,015              (7,574)
                                                                -----------          ----------
Net loss before equity in net loss of affiliates...........          (3,276)            (64,437)
Equity in net loss of affiliates...........................          (1,710)               (560)
                                                                -----------          ----------
  Net Loss.................................................     $    (4,986)         $  (64,997)
                                                                ===========          ==========

NET LOSS PER SHARE:
  Basic....................................................     $     (0.05)         $    (0.80)
  Diluted..................................................           (0.05)              (0.80)

WEIGHTED AVERAGE SHARES USED IN THE COMPUTATION OF NET LOSS
  PER SHARE:
  Basic....................................................     102,852,991          81,130,273
  Diluted..................................................     102,852,991          81,130,273

                                                              MARCH 31, 2000
                                                              --------------
                                                               (UNAUDITED)
PRO FORMA COMBINED BALANCE SHEET DATA:
Cash, cash equivalents and securities readily convertible to
  cash......................................................    $ 164,913
Total assets................................................    1,021,293
Stockholders' equity........................................      831,193

                           COMPARATIVE PER SHARE DATA

    The following tables reflect the historical net loss and book value per share of Wit SoundView common stock and the historical net loss and book value per share of E*OFFERING common stock in comparison with the unaudited pro forma net income and book value per share after giving effect to the proposed merger of Wit SoundView with E*OFFERING. The information presented in the following tables should be read in conjunction with the unaudited pro forma condensed combined financial statements included in this proxy statement/prospectus and the historical consolidated financial statements and related notes of Wit SoundView and E*OFFERING which are included elsewhere in this proxy statement/prospectus.

                                                           PERIODS ENDED
                                                             MARCH 31,                YEARS ENDED DECEMBER 31,
                                                        -------------------   -----------------------------------------
                                                          2000       1999       1999       1998       1997     1996(5)
                                                        --------   --------   --------   --------   --------   --------
WIT SOUNDVIEW HISTORICAL PER SHARE DATA:
Basic net income (loss) per share(2)..................   $0.10      $(0.67)    $(0.52)    $(1.23)    $(0.41)    $(0.33)
Fully diluted net income (loss) per share(2)..........    0.08       (0.67)     (0.52)     (1.23)     (0.41)     (0.33)
Historical book value per share(1)....................    5.38        0.77       1.97       0.68       0.40       0.26
Historical book value per share--diluted(3)...........    5.27        0.95       2.66       0.87       0.68       0.51


                                                                 PERIODS ENDED
                                                                   MARCH 31,
                                                              -------------------       PERIOD ENDED
                                                                2000     1999(7)    SEPTEMBER 30, 1999(6)
                                                              --------   --------   ---------------------
E*OFFERING HISTORICAL PER SHARE DATA:
Basic net loss per share(2).................................   $(1.63)    $(0.19)          $(3.04)
Diluted net loss per share(2)...............................    (1.63)     (0.19)           (3.04)
Historical book value per share(1)..........................     1.73       1.27            (0.13)
Historical book value per share--diluted(3).................     1.50       1.10             0.13


                                                               PERIOD ENDED       YEAR ENDED
                                                              MARCH 31, 2000   DECEMBER 31, 1999
                                                              --------------   -----------------
WIT SOUNDVIEW AND E*OFFERING PRO FORMA COMBINED PER SHARE
  DATA:
Basic net loss per Wit SoundView share(2)...................      $(0.05)           $(0.80)
Basic net loss per equivalent E*OFFERING share(4)...........       (0.03)            (0.54)
Diluted net loss per Wit SoundView share(2).................       (0.05)            (0.80)
Diluted net loss per equivalent E*OFFERING share(4).........       (0.03)            (0.54)
Book value per Wit SoundView share(1).......................        6.91              4.13
Book value per equivalent E*OFFERING share(4)...............        4.66              2.79
Book value per Wit SoundView share--diluted(3)..............        6.32              4.03
Book value per equivalent E*OFFERING share(4)...............        4.26              2.72

------------------------

(1) The historical book value per share is computed by dividing stockholders' equity by the number of shares of common stock outstanding and considering the conversion of Wit SoundView's Series A, B, C and D preferred stock into Wit SoundView Class C common stock and Wit SoundView Series E preferred stock into Wit SoundView Class B common stock upon completion of Wit SoundView's initial public offering in June 1999. All shares of Wit SoundView Class C common stock were automatically converted into an equal number of shares of Wit SoundView common stock on December 7, 1999. The pro forma combined book value per share is computed by dividing pro forma stockholders' equity by the pro forma number of shares of Wit SoundView common stock outstanding.

(2) Basic net income (loss) per share is computed using the weighted average number of shares of common stock outstanding during the period. Diluted net income (loss) per share is computed using the weighted average number of common and common share equivalents outstanding during the period. Common equivalent shares consist of the incremental common shares issuable upon conversion of the convertible preferred stock and shares issuable upon the exercise of stock options and warrants. In periods in which a net loss is reported, common stock equivalents are not included in the calculation of diluted net loss per share as they are anti-dilutive and would result in a reduction of net loss per share.

(3) The historical book value per share diluted assumes the exercise of all outstanding options and warrants.

(4) The equivalent pro forma combined per share data for E*OFFERING is calculated by multiplying the pro forma combined share amounts by the assumed exchange ratio of 0.674237515 shares of Wit SoundView common stock for each share of E*OFFERING common stock.

(5) Period from March 27, 1996 (inception) through December 31, 1996 for Wit SoundView.

(6) Period from November 13, 1998 (inception) through September 30, 1999 for E*OFFERING.

(7) Period from November 13, 1998 (inception) through March 31, 1999 for E*OFFERING.

                            WIT SOUNDVIEW'S BUSINESS

    Our business is comprised of investment banking and brokerage. We have also established private equity funds for venture capital investing in Internet and technology companies. On January 31, 2000 we completed our merger with SoundView Technology Group, Inc., an investment banking firm focused exclusively on technology. The merger positions us to be a market leader in Internet and technology investment banking with one of the largest banking and research groups focused exclusively on these sectors. It also enables us to significantly expand our Internet-based product offerings both in numbers of shares distributed to our customers and in breath of timely research coverage which will be broadly accessible through the Internet. Our business was started as an Internet investment banking and brokerage firm that uses electronic mail and the Internet to offer and sell shares in public offerings, primarily of companies in Internet related business, to individuals. With the addition of SoundView, we added a focus on the technology sector and acquired an active base of corporate and institutional customers. SoundView's core strength has been its research coverage of the information technology sector. Their business builds upon its in-depth research to provide investment banking services and institutionally focused sales and trading in information technology stocks. By combining the Wit Capital and SoundView research coverage and distribution capabilities, we have significantly expanded our investment banking activities.

    For a more complete description of Wit SoundView's business please see the section entitled "Business" in Wit SoundView's annual report filed in Wit SoundView's Form 10-K for 1999.

                       DESCRIPTION OF WIT SOUNDVIEW STOCK

TRANSFER AGENT AND REGISTRAR

    American Stock Transfer & Trust Co. is the transfer agent and registrar for our common stock.

GENERAL

    Our authorized capital stock consists of 500 million shares of common stock, $.01 par value, 75 million shares of Class B common stock, $.01 par value and 30 million shares of preferred stock, $.001 par value. As of June 30, 2000 there are 78,797,470 shares of common stock and 11,666,666 shares of Class B common stock outstanding, assuming no exercise of outstanding stock options and warrants. There are outstanding options and warrants to purchase an aggregate of 23,454,237 shares of common stock and Class B common stock.

    The following summary of the terms and provisions of our capital stock does not purport to be complete. Reference should be made to our amended and restated certificate of incorporation and our by-laws, and to applicable law, for the complete description of the terms and provisions of our capital stock.

COMMON STOCK

    The holders of common stock are entitled to one vote for each share on all matters voted upon by stockholders, including the election of directors. The holders of the common stock are entitled to such dividends as may be declared in the discretion of the board of directors out of funds legally available therefor, subject to the preferential dividend rights of any shares of preferred stock. See "The Merger--Dividend Policy." Upon liquidation, holders of common stock are entitled to share ratably in the remaining assets after payment or provision for all liabilities and any preferential liquidation rights of any preferred stock. The holders of common stock have no preemptive rights to purchase shares of our stock. Shares of common stock are not subject to any redemption provisions, and shares of common stock are not convertible into any other securities. All outstanding shares of common stock are fully paid and nonassessable. The shares of our common stock we are issuing in the merger will also be fully paid and nonassessable when we receive the appropriate number of shares of E*OFFERING common stock in exchange for shares of our common stock.

CLASS B COMMON STOCK

    The holders of Class B common stock are generally not entitled to vote except as required by law. The holders of the Class B common stock are entitled to any dividends declared by our board of directors which are payable to holders of common stock on the same terms and in the same form as those dividends paid to holders of common stock. Upon liquidation, holders of Class B common stock are entitled to share ratably in the remaining assets after payment or provision for all liabilities and any preferential liquidation rights of any preferred stock. The Class B common stock will be treated in an identical manner as the common stock with respect to any reclassification, recapitalization, stock split or similar transaction and in any merger, consolidation or share exchange. The holders of Class B common stock have no preemptive rights to purchase shares of our stock. If any person or entity other than Goldman Sachs or any of its affiliates becomes the beneficial owner of shares of Class B common stock, these shares will automatically convert into an equal number of shares of common stock. Shares of Class B common stock are not subject to any redemption provisions. All outstanding shares of Class B common stock are fully paid and non-assessable.

PREFERRED STOCK

    Our amended and restated certificate of incorporation provides for 30 million authorized shares of preferred stock, none of which are outstanding. The existence of authorized but unissued preferred stock may enable the board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, the board of directors were to determine that a takeover proposal is not in our best interests, the board of directors could cause shares of preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer or insurgent stockholder group. In this regard, the amended and restated certificate of incorporation grants the board of directors broad power to establish the rights and preferences of authorized and unissued preferred stock. The issuance of shares of preferred stock pursuant to the board of directors' authority described above could decrease the amount of earnings and assets available for distribution to holders of shares of common stock and adversely affect the rights and powers, including voting rights, of such holders and may have the effect of delaying, deterring or preventing a change in control of Wit SoundView. The board of directors currently does not intend to seek stockholder approval prior to any issuance of preferred stock, unless otherwise required by law.

REGISTRATION RIGHTS

    Goldman Sachs, Capital Z Partners, Draper Fisher Jurvetson and certain other stockholders, or their respective transferees, are entitled to certain registration rights with respect to the registrable securities. These rights are provided under the terms of the registrable securities and an agreement between us and the holders of these registrable securities. This agreement provides demand registration rights under the Securities Act beginning in December 1999. These stockholders may require that we file up to an aggregate of six registration statements, subject to certain conditions. In addition, the holders are entitled to require us to include their registrable securities in future registration statements we file under the Securities Act, often referred to as "piggyback" registration rights. The holders are also entitled to require us to register their registrable securities on a registration statement on Form S-3. However, holders of these shares will be restricted from exercising such rights within six months after the filing of any registration statement if the registration of shares of common stock pursuant to the exercise of demand registration rights, piggyback registration rights or S-3 registration rights would result in such shares becoming freely tradable without restriction under the Securities Act immediately upon the effectiveness of such registration subject to any lock-up agreements we have with these stockholders. We are required to bear substantially all registration and selling expenses in connection with the above-described registrations, except for underwriting discounts, income and transfer taxes (if any), selling expenses and the fees and expenses of more than one counsel representing the holders of the registrable securities. These registration rights are transferable in certain circumstances and may be amended or waived only with our written consent and the consent of a specified number of holders of the registrable securities.

STOCKHOLDER RIGHTS PLAN

    Each share of our common stock includes one voting class right ("Voting Class Right") and each share of Class B common stock includes one nonvoting class right ("Class B Common Right"). The Voting Class Rights and the Class B Common Rights are referred to collectively herein as the "Rights." Each Voting Class Right entitles its registered holder to purchase from us a unit consisting of one one-hundredth of a share (a "Fractional Share") of Class 1 Series A Junior Participating Preferred Stock, par value $.001 per share, and each Class B Common Right entitles the registered holder to purchase from us a unit consisting of a Fractional Share of Class 2 Series A Junior Participating Preferred Stock, par value $.001 per share (the Class 1 Series A Junior Participating Preferred Stock and the Class 2 Series A Junior Participating Preferred Stock, collectively referred to as the "Preferred Shares"), at a purchase price of $40.00 per Fractional Share, subject to adjustment (the "Purchase Price").

    Initially, the Voting Class Rights will be attached to all certificates representing outstanding shares of common stock and the Class B Common Rights will be attached to all certificates representing outstanding shares of Class B common stock, and no separate certificates for the Rights ("Rights Certificates") will be distributed. The Voting Rights will separate from the common stock and the Class B Common Rights will separate from the Class B common stock and a "Distribution Date" will occur, with certain exceptions, upon the earlier of
(i) ten days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of common stock (the date of the announcement being the "Stock Acquisition Date"), or (ii) ten business days following the commencement of a tender offer or exchange offer that would result in a person's becoming an Acquiring Person.

    However, as long as Capital Z Financial Services Fund II, L.P., together with all of its affiliates and associates, does not become the beneficial owner of 25% or more of all outstanding shares of common stock of all classes (assuming the exercise of all outstanding options, rights and warrants to acquire our common stock), Capital Z, together with its affiliates and associates, shall not be or become an Acquiring Person. Furthermore, as long as The Goldman Sachs Group, Inc., together with all its affiliates and associates, does not become the beneficial owner of 25% or more of all such outstanding shares of common stock, Goldman Sachs, together with its affiliates and associates, shall not be or become an Acquiring Person. In certain circumstances, the Distribution Date may be delayed by our board of directors. Certain inadvertent acquisitions will not result in a person's becoming an Acquiring Person if the person promptly divests itself of sufficient common stock.

    Until the Distribution Date, (a) the Voting Class Rights will be evidenced by the common stock certificates and the Class B Common Rights will be evidenced by the Class B common stock certificates and both will be transferred only with such common stock certificates and such Class B common stock certificates, as the case may be, (b) common stock certificates and Class B common stock certificates will contain a notation incorporating the Rights Agreement by reference and (c) the surrender for transfer of any certificate for common stock will also constitute the transfer of the Rights associated with either the common stock or the Class B common stock represented by such certificate.

    The Rights are not exercisable until the Distribution Date and will expire at the close of business on September 30, 2009, unless earlier redeemed or exchanged by us as described below.

    As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of common stock and Class B common stock as of the close of business on the Distribution Date and, from and after the Distribution Date, the separate Rights Certificates alone will represent the Rights. All shares of common stock and Class B common stock issued prior to the Distribution Date will be issued with the appropriate Rights. Shares of common stock and Class B common stock issued after the Distribution Date in connection with certain employee benefit plans or upon conversion of certain securities will be issued with appropriate Rights. Except as otherwise determined by the board of directors, no other shares of common stock or Class B common stock issued after the Distribution Date will be issued with Rights.

    In the event (a "Flip-In Event") that a person becomes an Acquiring Person (except pursuant to a tender or exchange offer for all outstanding shares of common stock at a price and on terms that a majority of the independent directors of our board of directors determines to be fair to and otherwise in our best interests and the best interests of our stockholders (a "Permitted Offer")), each holder of a Voting Class Right will thereafter have the right to receive, upon exercise of such Right, a number of shares of our common stock and each holder of a Class B Common Right will thereafter have the right to receive, upon exercise of such Right, a number of shares of Class B common stock (or, in certain circumstances, cash, property or other securities) having a Current Market Price (as defined in the Rights Agreement) equal to approximately two times the exercise price of the Right. Notwithstanding the foregoing, following the occurrence of any Triggering Event (as defined below), all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by or transferred to an Acquiring Person (or by certain related parties) will be null and void in the circumstances set forth in the Rights Agreement.

However, the Rights are not exercisable following the occurrence of any Flip-In Event until such time as the Rights are no longer redeemable by us as set forth below.

    In the event (a "Flip-Over Event") that, at any time from and after the time an Acquiring Person becomes such, (i) our company is acquired in a merger or other business combination transaction (other than certain mergers that follow a Permitted Offer), or (ii) 50% or more of our assets or earning power is sold or transferred, each holder of a Right (except Rights that are voided as set forth above) shall thereafter have the right to receive, upon exercise, a number of shares of common stock of the acquiring company having a Current Market Price equal to two times the exercise price of the Right. Flip-In Events and Flip-Over Events are collectively referred to as "Triggering Events."

    The number of outstanding Rights associated with a share of common stock or Class B common stock, or the number of Fractional Shares of Preferred Shares issuable upon exercise of a Right and the Purchase Price, are subject to adjustment in the event of a stock dividend on, or a subdivision, combination or reclassification of, the common stock or Class B common stock occurring prior to the Distribution Date. The Purchase Price payable, and the number of Fractional Shares of Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution in the event of certain transactions affecting the Preferred Shares.

    With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. No fractional shares of Preferred Shares that are not integral multiples of a Fractional Share are required to be issued and, in lieu thereof, an adjustment in cash may be made based on the market price of the Preferred Shares on the last trading date prior to the date of exercise. Alternatively, certificates of scrip or warrants may be issued entitling the holders thereof to receive a full share in return for such scrip or warrants aggregating a full share. Pursuant to the Rights Agreement, we reserve the right to require prior to the occurrence of a Triggering Event that, upon any exercise of Rights, a predetermined number of Rights be exercised so that only whole shares of Preferred Shares will be issued.

    At any time until the date of the first public announcement of the occurrence of a Flip-In Event, we may redeem the Rights in whole, but not in part, at a price of $.01 per Right, payable, at our option, in cash, shares of our common stock, in the case of holders of Voting Class Rights, or Class B common stock, in the case of holders of Class B Common Rights, or such other consideration as our board of directors may determine. Immediately upon the effectiveness of the action of our board of directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $.01 redemption price. In the event that prior to the Distribution Date, the Class B common stock is converted, in whole or in part, into our common stock, the Class B Common Rights attached to the shares of Class B common stock will be converted to Voting Class Rights pursuant to a conversion ratio equivalent to the conversion ratio used for converting the Class B common stock to common stock. In the event that on or after the Distribution Date, all outstanding shares of Class B common stock are converted into shares of common stock, all Class B Common Rights then outstanding will be converted to Voting Class Rights pursuant to a conversion ratio equivalent to the conversion ratio used for converting the Class B common stock to common stock.

    At any time after the occurrence of a Flip-In Event and prior to a person's becoming the beneficial owner of 50% or more of the shares of our common stock then outstanding or the occurrence of a Flip-Over Event, we may exchange the Rights (other than Rights owned by an Acquiring Person or an Affiliate or an associate of an Acquiring Person, which will have become void), in whole or in part, at an exchange ratio of one share of common stock, in the case of holders of Voting Class Rights, or Class B common stock, in the case of holders of Class B Common Rights, and/or other equity securities deemed to have the same value as one share of common stock per Voting Class Right, or one share of Class B common stock per Class B Common Right, subject to adjustment.

    Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights should not be taxable to stockholders or to us, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for our common stock or Class B common stock (or other consideration) or for the common stock of the acquiring company as set forth above or are exchanged as provided in the preceding paragraph.

    Other than the redemption price, any of the provisions of the Rights Agreement may be amended by our board of directors as long as the Rights are redeemable. Thereafter, the provisions of the Rights Agreement, other than the redemption price, may be amended by the board of directors in order to cure any ambiguity, defect or inconsistency, to make changes that do not materially adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person), or to shorten or lengthen any time period under the Rights Agreement; provided, however, that no amendment to lengthen the time period governing redemption shall be made at such time as the Rights are not redeemable.

DELAWARE ANTI-TAKEOVER LAW

    Wit SoundView is subject to Section 203 of the DGCL. In general,
Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years following the date the person became an interested stockholder, unless (with certain exceptions) the "business combination" or the transaction in which the person became an "interested stockholder" is approved in a prescribed manner. Generally, a "business combination" includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the "interested stockholder." An "interested stockholder" is a person who, together with affiliates and associates, owns 15% or more of a corporation's outstanding voting stock or was the owner of 15% or more of a corporation's outstanding voting stock at any time within the prior three years, other than "interested stockholders" prior to the time Wit SoundView's common stock was quoted on Nasdaq. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, including discouraging takeover attempts that might result in a premium over the market price for the shares of common stock held by stockholders. Because the board of directors of Wit SoundView approved the merger prior to the execution of the merger agreement, the business combination that will result from the merger is not prohibited by Section 203.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                    AND RESULTS OF OPERATIONS OF E*OFFERING

OVERVIEW

    E*OFFERING was incorporated in the state of California in 1998. E*OFFERING is an Internet investment banking firm that uses the Internet and related technologies such as electronic mail and multimedia to deliver investment banking products to online individual investors and institutional clients. E*OFFERING provides a range of investment banking services, including initial and follow-on public offering underwriting, private equity agency services, sales and trading, equity research and financial advisory services.

                                E*OFFERING CORP.
                         STATEMENTS OF OPERATIONS DATA
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                    PERIOD FROM           PERIOD FROM
                                                                 NOVEMBER 13, 1998     NOVEMBER 13, 1998
                                              SIX MONTHS ENDED     (INCEPTION) TO       (INCEPTION) TO
                                               MARCH 31, 2000      MARCH 31, 1999     SEPTEMBER 30, 1999
                                              ----------------   ------------------   -------------------
REVENUES:
Investment banking..........................     $   19,666          $       --           $    7,312
Brokerage...................................         14,440                  --                1,208
Interest income.............................            412                  61                  272
Other.......................................            393                  --                   66
                                                 ----------          ----------           ----------
  Total revenues............................         34,911                  61                8,858
                                                 ----------          ----------           ----------

EXPENSES:
Compensation and benefits...................         24,261                 347               10,973
Brokerage and clearance.....................          1,535                  --                1,005
Marketing and business development..........          1,983                 372                3,080
Amortization of intangible assets and
  goodwill..................................            306                  --                  132
Professional services.......................          3,376                  58                1,862
Data processing and communications..........          1,357                   9                1,158
Write down of computer software and
  equipment.................................             --                  --                   --
Depreciation and amortization...............          1,367                  11                  903
Technology development......................          2,825                  15                  993
Occupancy...................................          1,633                  18                  528
Other expenses..............................          2,728                  37                1,557
                                                 ----------          ----------           ----------
  Total expenses............................         41,371                 867               22,191
                                                 ----------          ----------           ----------
  Net loss..................................         (6,460)               (806)             (13,333)
Accretion related to Series B preferred
  stock.....................................             --                  --                  291
                                                 ----------          ----------           ----------
Series C preferred dividend.................            689                  --                   --
  Net loss applicable to common
    shareholders............................     $   (7,149)         $     (806)          $  (13,624)
                                                 ==========          ==========           ==========

  NET LOSS PER COMMON SHARE:
    Basic...................................     $    (1.63)         $    (0.19)          $    (3.04)
    Diluted.................................          (1.63)              (0.19)               (3.04)

  WEIGHTED AVERAGE SHARES USED IN THE
    COMPUTATION OF NET LOSS PER COMMON
    SHARE:
    Basic...................................      4,248,509           4,142,050            4,484,005
    Diluted.................................      4,248,509           4,142,050            4,484,005

                                              MARCH 31, 2000     MARCH 31, 1999       SEPTEMBER 30, 1999
                                              ----------------   ------------------   -------------------
                                               (UNAUDITED)         (UNAUDITED)
BALANCE SHEET DATA:
    Cash, cash equivalents and securities
      readily convertible to cash...........     $   19,052          $   10,015           $    1,735
    Total assets............................         50,064              10,888               14,025
    Stockholders' equity (deficiency).......         30,687              10,778               (1,235)

RESULTS OF OPERATIONS FOR THE PERIOD FROM NOVEMBER 13, 1998 (INCEPTION) THROUGH MARCH 31, 1999

    The period from November 13, 1998 through March 31, 1999 reflects E*OFFERING's start-up phase. E*OFFERING obtained its broker/dealer license in April 1999; accordingly, the only revenue reported for such period was interest income. Expenses for the same period primarily reflect compensation and benefits and marketing and business development, typically indicative of a business start-up phase. The management's discussion and analysis that follows will focus on the periods from November 13, 1998 (Inception) through September 30, 1999 and from October 1, 1999 through March 31, 2000.

RESULTS OF OPERATIONS FOR THE PERIODS FROM NOVEMBER 13, 1998 (INCEPTION) THROUGH SEPTEMBER 30, 1999 AND FROM OCTOBER 1, 1999 THROUGH MARCH 31, 2000

REVENUES

    Investment banking revenues are primarily derived from the co-management of public offerings of equity securities and the provision of financial advisory services. E*OFFERING also receives revenues from its participation in underwriting syndicates for offerings for which it is not a manager. Investment banking revenues increased 169% from $7.3 million for the period from November 13, 1998 (Inception) through September 30, 1999 to $19.7 million for the period from October 1, 1999 through March 31, 2000. The increase was primarily attributable to the expansion of E*OFFERING's investment banking and merger and acquisition capabilities, an increase in the number of public offerings which E*OFFERING co-managed and/or participated in as an underwriting or syndicate member as well as favorable market conditions for e-commerce companies.

    Revenues derived from brokerage operations relate to E*OFFERING's institutional equity business and consist of agency commissions for listed securities and revenues from principal transactions in NASDAQ market making activities. Brokerage revenues increased 1095% from $1.2 million for the period from November 13, 1998 (Inception) through September 30, 1999 to $14.4 million for the period from October 1, 1999 through March 31, 2000. The increase resulted from the steady build up of the sales and trading staff, increased exchange volumes, the hiring of additional research analysts (resulting in an increase in the number of companies under coverage), an increase in the number of stocks for which E*OFFERING makes a market, an increase in the number of public offerings in which E*OFFERING participates as an underwriting member and an increase in the economic participation in the public offerings which E*OFFERING co-managed.

    Interest income is derived from short term Treasury Bills, cash balances maintained with E*OFFERING's clearing broker and from interest bearing accounts and cash equivalents at the bank. Interest income increased 51% from $272,000 for the period from November 13, 1998 (Inception) through September 30, 1999 to $412,000 for the period from October 1, 1999 through March 31, 2000 due to increased cash balances resulting from a round of financing in January 2000 and from the growth in E*OFFERING's investment banking and brokerage revenues.

    Other income increased 495% from $66,000 for the period from November 13, 1998 (Inception) to September 30, 1999 to $393,000 for the period from October 1, 1999 to March 31, 2000. The increase was primarily due to the account referral fees, which the Company received for new customer accounts referred to E*TRADE.

EXPENSES

    Compensation consists of salaries, bonuses and commissions and benefits E*OFFERING pays and provides to its employees. Compensation expenses increased 121% from $11 million for the period from November 13, 1998 (Inception) through September 30, 1999 to $24.3 million for the period from October 1, 1999 through March 31, 2000. The increase in compensation primarily reflects the increase in

E*OFFERING's commission based revenues. It also reflects the one time severance costs associated with the closing of one of E*OFFERING's Newport Beach offices in November 1999.

    Brokerage and clearance expenses primarily consist of fees paid to independent floor brokers on the New York Stock Exchange for the execution of E*OFFERING customer agency business and fees paid to E*OFFERING's clearing broker. Brokerage and clearance expenses increased 53% from $1 million for the period from November 13, 1998 (Inception) through September 30, 1999 to $1.5 million for the period from October 1, 1999 through March 31, 2000. The increase reflects the growth in the transactional volume of E*OFFERING's brokerage operations.

    Marketing and business development expenses primarily consist of promotional, advertising, travel and entertainment expenses. Marketing and business development expenses decreased 36% from $3.1 million for the period from November 13, 1998 (Inception) through September 30, 1999 to $2 million for the period from October 1, 1999 through March 31, 2000. The decrease in promotional and advertising expenses was due to the fact that E*OFFERING launched significant branding, promotional and advertising activities during the period from November 13, 1998 (inception) to September 30, 1999 in an effort to establish and position itself as a premier Internet investment banking firm. This decrease was partially offset by an increase in travel and entertainment expenses related to the expansion of E*OFFERING's brokerage operations and investment banking business.

    Professional service expenses include legal, accounting, agency recruiting and general consulting fees. Professional service expenses increased 81% from $1.9 million for the period from November 13, 1998 (Inception) through September 30, 1999 to $3.4 million for the period from October 1, 1999 through March 31, 2000. The increase in legal fees was due to E*OFFERING's expansion of its products and in connection with an aborted initial public offering for which the Company was going to be the lead manager. The increase in accounting fees was attributable to the general ledger system conversion, which was completed in November 1999. The increase in agency recruiting fees resulted from the expansion of E*OFFERING's investment banking business and the searches for certain senior management positions. The increase in general consulting fees was due to E*OFFERING's business growth and the corporate infrastructure necessary to accommodate such growth.

    Data processing and communication expenses primarily reflect the costs of market data services and telecommunications. Data and communication expenses increased 17% from $1.2 million for the period from November 13, 1998 (Inception) through September 30, 1999 to $1.4 million for the period from October 1, 1999 through March 31, 2000. The increase in these expenses directly relates to E*OFFERING's expansion of its investment banking business and brokerage operations.

    Depreciation and amortization expenses include the depreciation of telecommunication, networking and computer equipment and the amortization of leasehold improvements, software licenses and internally developed software. Depreciation and amortization expenses increased 51% from $903,000 for the period from November 13, 1998 (Inception) through September 30, 1999 to $1.4 million for the period from October 1, 1999 through March 31, 2000. Increases in these expenses correspond to increases in the purchase and deployment of computer hardware and software and in the build out costs of leased space in San Francisco.

    Technology development expenses primarily reflect the costs to develop online products and the technology infrastructure required to support them. Technology development expenses increased 184% from $993,000 for the period from November 13, 1998 (Inception) through September 30, 1999 to $2.8 million for the period from October 1, 1999 through March 31, 2000. The increase was due to the development of an online private placement system allowing accredited and institutional investors to participate in online private placement offerings. E*OFFERING significantly revised its corporate web site and architecture and is in the process of developing its next generation corporate web site and architecture. E*OFFERING is also developing a web content management application and a corporate intranet web site and architecture.

    Occupancy expenses include costs relating to E*OFFERING's leasing of office space, furniture and equipment in San Francisco and Newport Beach. Occupancy expenses increased 209% from $528,000 for the period from November 13, 1998 (Inception) through September 30, 1999 to $1.6 million for the period from October 1, 1999 through March 31, 2000. The increase in occupancy expenses reflects E*OFFERING's business growth and its need for expanded office facilities; such expansion efforts were substantially completed in the second quarter of the fiscal year 2000.

    Other operating expenses include registration fees, postage, printing and office supplies. Other operating expenses increased 75% from $1.6 million for the period from November 13, 1998 (Inception) through September 30, 1999 to $2.7 million for the period from October 1, 1999 through March 31, 2000. The increase in other operating expenses is attributable to certain nonrecurring costs, including without limitation, the leasehold improvements write-off in connection with the closing of one of E*OFFERING's Newport Beach offices.

LIQUIDITY AND CAPITAL RESOURCES

    As of March 31, 2000, E*OFFERING had $19 million in cash, cash equivalents and securities readily convertible to cash. E*OFFERING believes that this balance, together with cash from operations, will be sufficient to meet anticipated cash requirements for at least the next twelve months.

    Net cash used in operating activities for the six months ended March 31, 2000 was $12.3 million as a result of an increase in receivables from clearing brokers and the payment of bonuses for 1999. E*OFFERING's brokerage revenues are collected at the clearing broker and withdrawn as needed for its operations or investment.

    Net cash of $18.4 million used in investing activities for the six months ended March 31, 2000 was for the purchase of network and computer equipment, the build out of the San Francisco leasehold improvements and the investment in securities readily convertible to cash.

    Net cash of $33.5 million provided by financing activities for the six months ended March 31, 2000 was from a round of financing completed in January 2000.

    For the period from November 31, 1998 (inception) to March 31, 1999, net cash of $1.1 million used in operating activities was primarily attributable to the net operating loss and an operating expense advance to Meridian Capital Group, Inc. Net cash of $457,000 used in investing activities was for the purchase of computer and office equipment. Net cash of $11.6 million provided by financing activities was from the issuance of preferred and common stock.

    For the period from November 13, 1998 (inception) to September 30, 1999, net cash of $13.3 million used in operating activities was as a result of the net operating loss, increase in receivables from clearing broker, increase in other assets, partially offset by increases in accounts payable, compensation payable and other liabilities. Net cash of $6.8 million used in investing activities was for the acquisition of Meridian Capital Group Inc. and the purchase of network and computer equipment and leasehold improvements for one of the Newport Beach offices. Net cash of $21.7 million provided from financing activities was from the issuance of the preferred stock and subordinated debt.

RECENT ACCOUNTING PRONOUNCEMENTS

    In June 1998, the Financial Accounting Standards Board issued SFAS No. 133. ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES. SFAS No. 133 established accounting and reporting standards for derivative instruments, including certain instruments embedded in other contracts and for hedging activities. The effective date of SFAS No. 133 was delayed to fiscal 2001 by the issuance of SFAS No. 137. E*OFFERING has not yet determined the effect, if any, of adopting this new standard.

    E*OFFERING adopted SFAS No. 130, REPORTING COMPREHENSIVE INCOME, which requires that an enterprise report, by major components and as a single total, the change in net assets. There were no other comprehensive income items for the period November 13, 1998 (date of inception) to September 30, 1999.

    In December 1999, the SEC issued Staff Accounting Bulletin No. 101, REVENUE RECOGNITION IN FINANCIAL STATEMENTS ("SAB 101"). SAB 101 summarizes certain of the SEC staffs' views in applying generally accepted accounting principles to revenue recognition in financial statements. E*OFFERING has not yet determined the effect, if any, of SAB on the Company's financial statements.

RISK MANAGEMENT

    E*OFFERING's primary risk exposures are market risk, credit risk and legal risk. Market risk relates to the risk that a change in the level of equity prices, interest rates or other market factors could result in trading losses or negatively impact the market for equity issuance, which in turn negatively impact transactional volumes. Credit and legal risk relate to the risk that a counterparty to a transaction might fail to perform under its contractual commitment, resulting in E*OFFERING's incurring losses. E*OFFERING's risk management focuses on its investment banking activities, the extension of credit to counter parties and the trading of securities as well as the monitoring of trading levels with institutional clients. E*OFFERING monitors these risks daily through the controls and procedures designed to identify and evaluate the various risks to which E*OFFERING is exposed.

MARKET RISK

    E*OFFERING may act as a principal to facilitate customer-related transactions in securities, which exposes E*OFFERING to market risk. E*OFFERING makes markets in certain equity securities. As such, E*OFFERING maintains securities inventories to facilitate customer transactions. Managing market risk exposures includes limiting firm commitments by position levels, both long and short for all securities traded and limiting the type of trades that can be executed in each inventory account.

    E*OFFERING manages daily risk exposure in its inventory accounts by requiring various levels of management review of these accounts. The primary purpose of risk management is to participate in the establishment of position limits as well as to monitor the activities in the trading accounts.

    As of March 31, 2000, E*OFFERING did not have material assets and liabilities which are subject to market risk and, accordingly, was not exposed to material market risk.

CREDIT RISK

    E*OFFERING's exposure to credit risk arises from the possibility that a counterparty to a transaction might fail to perform under its contractual commitment, resulting in E*OFFERING incurring losses. Credit risk relates to various financing activities is reduced by the industry practice of obtaining and maintaining possession and control of collateral, which is accomplished with established arrangements with the clearing broker. E*OFFERING actively manages the credit exposure relating to its trading activities by monitoring the creditworthiness of counterparties and limiting the amount and duration of exposure to individual counter parties.

LEGAL RISK

    Legal risk includes the risk of non-compliance with applicable legal and regulatory requirements and the risk that a counter party's performance obligations will be unenforceable. E*OFFERING is subject to extensive regulations in the different jurisdictions in which it conducts business. E*OFFERING has established controls and procedures to ensure compliance with all applicable statutory and regulatory requirements. E*OFFERING has also established procedures that are designed to ensure that senior management's policies relating to conduct, ethics and business practices are followed.

                             E*OFFERING'S BUSINESS

    E*OFFERING is a full service Internet investment banking firm that uses the Internet and related technologies such as electronic mail and multimedia to deliver investment banking products to online individual investors and institutional clients. E*OFFERING provides a range of investment banking services, including initial and follow-on public offering underwriting, private equity agency services, sales and trading, equity research and financial advisory services. E*OFFERING is privately owned by E*TRADE Group, Inc., General Atlantic Partners, other venture capitalists, its employees and other shareholders.

RELATIONSHIP WITH E*TRADE

    E*OFFERING has a close relationship with E*TRADE Securities, Inc., under which E*OFFERING is the exclusive source of all equity related investment banking products and services for E*TRADE. The relationship with E*TRADE also gives E*OFFERING an important audience for the analyses produced by E*OFFERING's research department.

INVESTMENT BANKING

    E*OFFERING'S investment banking services consist primarily of the management and underwriting of initial and follow-on public offerings, as well as private placement agency and financial advisory services. E*OFFERING believes that its strategic relationship with E*TRADE gives it a competitive advantage in obtaining underwriting business, because it offers issuers wanting to build a retail investor base for their securities access to over 2.6 million retail brokerage accounts. From its inception in November 1998 to March 31, 2000, E*OFFERING acted as a lead managing underwriter in one follow-on offering, and as co-managing underwriter in 22 initial public offerings and 5 follow-on offerings.

    In addition to participating in public offerings of securities as a lead or co-managing underwriter, E*OFFERING also participates in public offerings as a member of an underwriting syndicate managed by other investment banking firms. Invitation into an underwriting syndicate arises from an investment banking firm's expertise in a specific investment sector or distribution channel, and also from building relationships with syndicate departments of other investment banks. From its inception in November 1998 to March 31, 2000, E*OFFERING participated as a member of an underwriting syndicate in 177 public offerings.

    E*OFFERING also provides financial advisory services, including advice on mergers and acquisitions, divestitures and valuation.

RESEARCH

    E*OFFERING's research team provides analysis of key technology and Internet related companies and sectors. E*OFFERING distributes its research to clients and also makes it available through the Internet on the E*OFFERING and E*TRADE web sites and by syndication arrangements with other leading web sites such as Yahoo! Finance Vision and Multex.com. E*OFFERING's research analysts have appeared on financial market-oriented television channels and have been quoted in traditional media such as The Wall Street Journal and Business Week and interactive media such as CBS.Marketwatch.com and CNET.

    As of March 31, 2000, E*OFFERING provided research for coverage of 28 Internet and technology related companies.

    E*OFFERING believes that its high quality research complements its distribution network in the market for new equity issues.

SALES AND TRADING

    E*OFFERING provides a full range of sales and trading services to institutional investors. E*OFFERING currently employs 22 sales and trading professionals operating out of its San Francisco offices.

    E*OFFERING's trading department makes markets in securities of companies chosen based on their significance as an investment banking clients or where E*OFFERING feels it has a competitive advantage based on the quality of its research. As of March 31, 2000, E*OFFERING was a market maker in 98 companies, which included 38 Internet and technology related companies.

CORPORATE EXECUTIVE SERVICES

    E*OFFERING's corporate executive services group provides high net worth individuals and corporate clients with products and services tailored to them. This group develops and maintains relationships with corporate officers and accredited investors, providing a customer base to which E*OFFERING markets products such as private equity and financial services. E*OFFERING also believes that its experience in administering directed and affinity share programs gives it an advantage in obtaining other investment banking business.

COMPETITION

    The financial services industry is highly competitive, and is expected to grow more competitive in the near future. E*OFFERING faces direct competition primarily from other established investment banking firms, as well as from traditional and online brokerage firms. E*OFFERING's competitors include large Wall Street firms as well as relatively new securities firms.

    Many of E*OFFERING's competitors have significantly greater financial, technical, marketing and other resources than it does. Some of these competitors also offer a wider range of products and services than it does and have greater name recognition, more established reputations and more extensive client and customer bases. These competitors may be able to respond more quickly to new or changing opportunities, technologies and customer requirements due to superior systems capabilities. They may also be able to undertake more extensive promotional activities, offer more attractive terms to customers, clients and employees and adopt more aggressive pricing policies compared to E*OFFERING.

    E*OFFERING's principal competitors in connection with its investment banking and brokerage businesses are larger investment banking firms. It also faces competition from recently formed online investment banks that are also focused on technology industries.

    E*OFFERING also faces intense competition for the attraction and retention of qualified employees in the securities industry. E*OFFERING's ability to compete effectively in its businesses will depend on its ability to attract new employees and retain and motivate its existing employees.

REGULATION

    REGULATION OF THE SECURITIES INDUSTRY AND BROKER-DEALERS. E*OFFERING's business is subject to extensive regulation applicable to the securities industry in the United States and elsewhere. As a matter of public policy, regulatory bodies in the United States and the rest of the world are charged with safeguarding the integrity of the securities and other financial markets and with protecting the interests of customers participating in those markets. In the United States, the SEC is the federal agency responsible for the administration of the federal securities laws. E*OFFERING is a registered as a broker-dealer with the SEC and in each state in which it does business other than Maine and Missouri, where it is currently seeking registration. E*OFFERING is also a member of the NASD, a self regulatory body to which all broker-dealers belong. Certain self-regulatory organizations, such as the NASD, adopt rules and examine broker-dealers and require strict compliance with their rules and regulations. The SEC, self-regulatory organizations and state securities commissions may conduct administrative proceedings which can result in censure, fine, the issuance of cease-and-desist orders or the suspension or expulsion of a broker-dealer, its officers or employees. The SEC and self-regulatory organization rules cover many aspects of a broker-dealer's business, including capital structure and withdrawals, sales methods, trade practices among broker-dealers, use and safekeeping of customers' funds and securities, record-keeping, the financing of customers' purchases, broker-dealer and employee registration and the conduct of directors, officers and employees.

    EFFECT OF NET CAPITAL REQUIREMENTS. As a registered broker-dealer and member of the NASD, E*OFFERING is subject to the Uniform Net Capital Rule under the Securities and Exchange Act of 1934. The Uniform Net Capital Rule specifies the minimum level of net capital a broker-dealer must maintain and also requires that at least a minimum part of its assets be kept in relatively liquid form. As of March 31, 2000, E*OFFERING was required to maintain minimum net capital of $900,000 and had total net capital of approximately $16.6 million, or $15.7 million in excess of the minimum amount required.

    The SEC and the NASD impose rules that require notification when net capital falls below certain predefined criteria, dictate the ratio of debt to equity in the capital structure of a broker-dealer and constrain the ability of a broker-dealer to expand its business under certain circumstances. Additionally, the Uniform Net Capital Rule and the NASD rules impose certain requirements that may have the effect of prohibiting a broker-dealer from distributing or withdrawing capital and requiring prior notice to the SEC and the NASD for certain withdrawals of capital. These rules governing net capital and restrictions on withdrawals of funds could operate to prevent E*OFFERING from meeting its financial obligations on a timely basis.

    CHANGES IN EXISTING LAWS AND RULES. Additional legislation or regulation, changes in existing laws and rules or changes in the interpretation or enforcement of existing laws and rules, either in the United States or elsewhere, may directly affect E*OFFERING's mode of operation and its profitability.

EMPLOYEES

    As of March 31, 2000, E*OFFERING had 133 employees, including 24 in investment banking, 14 in research, 22 in sales and trading, 11 in corporate executive services and 62 in general and administrative positions.

PROPERTIES

    E*OFFERING's principal executive offices are located in San Francisco, California, where it leases 31,750 square feet of office space. The term of the lease expires in early 2001. E*OFFERING also leases office suites in Newport Beach, California, and New York City.

LEGAL MATTERS

    E*OFFERING is currently subject to claims and legal proceedings arising in the normal course of its business as an underwriter. E*OFFERING does not believe that the resolution of such legal proceedings should have a material adverse effect on its financial condition.

    In April, 2000, Alfred Lutter, a former officer of E*OFFERING, filed a complaint in Superior Court of California, Orange County. The action alleges that Mr. Lutter was entitled under an agreement with E*OFFERING to accelerated vesting of all 125,000 shares of common stock of E*OFFERING underlying his stock options. In particular, the action alleges that Mr. Lutter's agreement provided for accelerated vesting of his stock options upon a "change in control" as defined in his agreement, and that such a change in control occurred in November, 1999 when the former chief executive officer of E*OFFERING and a current director, ceased to be (i) president, (ii) in charge of day-to-day operations, or (iii) Mr. Lutter's direct supervisor. Mr. Lutter seeks delivery of 106,250 shares of E*OFFERING common stock for a purchase price of $0.40 per share and damages. E*OFFERING has been served with a copy of this Complaint and has filed its Answer. In its Answer, E*OFFERING denies Lutter's claims and raises affirmative defenses.

                            MANAGEMENT OF E*OFFERING

EXECUTIVE OFFICERS AND DIRECTORS

    The following table sets forth certain information with respect to E*OFFERING's three (3) executive officers and five (5) directors as of April 30, 2000.

NAME                                     AGE      TITLE
----                                   --------   -----
Steven R. King.......................     45      Interim President and Chief Executive Officer

Phillip F. Whalen....................     52      Executive Vice President of Marketing, Products and
                                                  Technology

Timothy L. Newell....................     40      Managing Director, Corporate Finance

Thomas A. Bevilacqua.................     43      Director

Christos M. Cotsakos.................     51      Director

Walter W. Cruttenden, III............     49      Director

Mark F. Dzialga......................     36      Director

D. Rex Golding.......................     42      Director

    STEVEN R. KING, INTERIM PRESIDENT AND CHIEF EXECUTIVE OFFICER. Steve King joined E*OFFERING in August of 1999 as interim President, assuming the added role of interim CEO in January of 2000. He currently oversees day-to-day operations for E*OFFERING. Prior to joining E*OFFERING, he served as Vice President and General Manager of E*TRADE's Investment Banking Group. Mr. King originally joined E*TRADE as Vice President of Strategic Alliances and Business Development in January 1997. He went on to serve as Vice President and General Manager of E*TRADE's Business Solutions Group. Prior to E*TRADE, Mr. King held various senior management positions in the online information and electronic commerce industries. He was Director of Partnerships and Sales in the corporate division of Information Access Co. (a division of The Thomson Corporation) from 1993 to 1997, Vice President of Division Operations at KMI Services Group from 1989 to 1993, and Western Area Director for the online and electronic publishing division of Ziff-Davis Publishing from 1985 to 1989. Mr. King earned a BS in business administration from Edison State College.

    PHILLIP F. WHALEN, JR., EXECUTIVE VICE PRESIDENT OF MARKETING, PRODUCTS AND TECHNOLOGY. Phillip F. Whalen, Jr. joined E*OFFERING in August of 1999 as Executive Vice President of Marketing, Products, and Technology. Mr. Whalen came from a position at E*TRADE Securities, Inc. where he was a full time executive consultant, running marketing and sales organizations from July 1998 to August 1999. From April 1998 to July 1998, Mr. Whalen held a similar position at ShareData, Inc., which was subsequently acquired by E*TRADE. Prior to working at ShareData, from November 1996 to February 1998, Mr. Whalen was President, Chief Executive Officer, and a Director of Thinking Tools, Inc., where he established the company as one of the premier software providers for Y2K risk assessment. Mr. Whalen has also served as Managing Director and/or Vice President of Sales and Marketing for numerous software companies in the U.S. and abroad, including Digital Tools, Inc., Clarity Software, Inc., and cc:Mail, Inc. He received a BA from Denison University, an MA from Webster University, and an MBA from Stanford University School of Business.

    TIMOTHY L. NEWELL, MANAGING DIRECTOR, CORPORATE FINANCE. Mr. Newell joined E*OFFERING in March 1999 with more than 15 years experience in working with technology companies and technology industry leaders. Prior to joining E*OFFERING, from December 1997 to March 1999, Mr. Newell headed the electronic commerce investment banking group for the investment bank of Fleet Boston Robertson Stephens, where he was responsible for building the firm's electronic commerce and Internet infrastructure corporate finance practice. From April 1993 to October 1997, Mr. Newell served on the White House staff in various management and policy roles. Initially appointed as Assistant to the Director for Intergovernmental Affairs and Policy within the White House Office of Science and Technology Policy, he subsequently was appointed and served as Deputy Director for Policy of the White House Office of Science and Technology Policy. Prior to joining the Clinton Administration, from April 1987 to April 1993, Mr. Newell served on the staff of Congressman Norman Y. Mineta as Legislative Assistant, Legislative Director and Washington Staff Director. Mr. Newell is a graduate of Brown University.

    THOMAS A. BEVILACQUA, DIRECTOR. Tom Bevilacqua has been Chief Corporate Development and Strategic Investment Officer of E*TRADE since March 1999. Prior to joining E*TRADE, from 1991 to 1999, Mr. Bevilacqua was a partner at the Silicon Valley law firm of Brobeck, Phleger & Harrison LLP, where he served as a member of the executive committee and as co-head of the firm's venture investment fund and information technology practice group. Mr. Bevilacqua earned a BS in business administration and a JD from the University of California.

    CHRISTOS M. COTSAKOS, DIRECTOR. See the section in this proxy statement/prospectus entitled "The Merger--Management Following the Merger" for a description of Mr. Cotsakos' relevant business experience.

    WALTER W. CRUTTENDEN, III, DIRECTOR. Walter W. Cruttenden, III is an active investor in private companies favoring the Internet, general technology, and healthcare sectors. Mr. Cruttenden founded E*OFFERING in November 1998. In 1984, he also founded Cruttenden Roth, Inc., (now Roth Capital Partners, Inc.) and served as CEO through the company's rapid-growth phase. He sold a major interest in Cruttenden Roth in 1998.

    MARK F. DZIALGA, DIRECTOR. Mark Dzialga is a partner at the private equity firm General Atlantic Partners, LLC. Mr. Dzialga joined General Atlantic in 1998. Prior to joining General Atlantic, Mr. Dzialga was the co-head of the Merger and Acquisitions Technology Group at The Goldman Sachs Group, Inc. for eight years. Mr. Dzialga has an MBA from the Columbia University Graduate School of Business and a BS in accounting from Canisius College.

    D. REX GOLDING, DIRECTOR. Rex Golding is the Managing Director of Softbank Venture Capital. Prior to joining SOFTBANK Venture Capital, Mr. Golding held the following positions: Co-head of the Global Technology Banking Group at Morgan Stanley Dean Witter & Co. from 1996 to 1999, Co-founder and Chief Financial Officer at 3DO Company from 1991 to 1994, CFO and Vice President, Business Development at OnLive! Technologies, Inc. from 1994 to 1996, Investment Banker for Technology Companies at Salomon Brothers from 1984 to 1987 and prior to 1984, at Shearson Lehman Hutton, and Investment Banker at Volpe Brown Whelan & Co. from 1988 to 1991. Mr. Golding holds an AB in applied mathematics from Harvard University and an MBA from Harvard Business School. He also serves on the boards of Spinway.com, Inc., BlueLight.com, and Legal Knowledge Company.

                             EXECUTIVE COMPENSATION

    The following table sets forth all compensation paid by E*OFFERING to its interim chief executive officer and its two other executive officers (the "Named Executive Officers") during 1999.

                                                                            LONG TERM
                                                                           COMPENSATION
                                                                           ------------
                                              ANNUAL COMPENSATION           SECURITIES
                                           -------------------------        UNDERLYING     ALL OTHER
NAME AND PRINCIPAL POSITION                 SALARY          BONUS            OPTIONS      COMPENSATION
---------------------------                --------       ----------       ------------   ------------
Steven R. King(1)........................  $142,915(4)    $   53,693(4)        50,000             --
Interim President and Chief Executive
  Officer
Phillip F. Whalen, Jr.(3)................   204,600               --               --             --
Executive Vice President of Marketing,
  Products and Technology
Timothy L. Newell(2).....................   202,418        1,000,000          275,000             --
Managing Director, Corporate Finance

------------------------

(1) Steven King is an employee of and is compensated by E*TRADE.

(2) Tim Newell joined E*OFFERING on March 8, 1999. His annual base salary for 1999 was $250,000.

(3) Phillip Whalen joined E*OFFERING on August 11, 1999. He is compensated as an independent consultant. As such he does not draw a base salary.

(4) Represents compensation paid by E*TRADE.

                                 STOCK OPTIONS

    OPTION GRANTS. The following table sets forth information regarding stock options granted under E*OFFERING's stock option plans in 1999 to the Named Executive Officers. The exercise price per share of common stock underlying each option was equal to its fair market value on the date of the grant as determined by the board of directors. Each option was granted under the 1998 stock option plan and vests over five years from the date of the grant.

                                                                                             POTENTIAL
                                                                                         REALIZABLE VALUE
                                                PERCENTAGE                                  AT ASSUMED
                                                 OF TOTAL                                 ANNUAL RATES OF
                                   NUMBER OF     OPTIONS                                    STOCK PRICE
                                   SECURITIES    GRANTED                                 APPRECIATION FOR
                                   UNDERLYING       TO       EXERCISE OR                  OPTION TERMS(3)
                                    OPTIONS     EMPLOYEES    BASE PRICE    EXPIRATION   -------------------
                                    GRANTED     IN 1999(2)    ($/SHARE)       DATE         5%        10%
                                   ----------   ----------   -----------   ----------   --------   --------
Steven R. King...................    50,000(1)     0.99%        $0.40         2009      $12,578    $31,875
Phillip F. Whalen................        --          --            --           --           --         --
Timothy L. Newell................   275,000        5.42          0.40         2009       69,178    175,312

------------------------

(1) Such options were granted as nonstatutory stock options.

(2) Based on an aggregate of 5,069,277 shares of common stock underlying options granted to employees in 1999, including options granted to the Named Executive Officers.

(3) Amounts represent hypothetical values that could be achieved for the respective options if exercised at the end of the option term. These values are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date based on the market price of the underlying securities on the date of the grant. These assumptions are not intended to forecast future appreciation of our stock price. The potential realizable value computation does not take into account federal or state income tax consequences of option exercises or sales of appreciated stock.

AGGREGATE OPTION EXERCISES FOR THE YEAR ENDED DECEMBER 31, 1999 AND OPTION VALUES AS OF DECEMBER 31, 1999

    The following table sets forth for each of the Named Executive Officers certain information concerning the number of shares subject to both exercisable and unexercisable stock options at December 31, 1999. The values of unexercised in-the-money options represent the positive spread between the respective exercise prices of the stock options and the value of Wit SoundView shares to be received in exchange for E*OFFERING shares in the merger, based on an exchange ratio of .674237515 and the closing price of Wit SoundView Common Stock on the Nasdaq National Market on July 17, 2000, the most recent practicable date prior to the filing of this proxy statement/prospectus.

                                                                  NUMBER OF SECURITIES
                                 NUMBER OF                       UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                  SHARES                                 OPTIONS                IN-THE-MONEY OPTIONS
                                ACQUIRED ON                    ---------------------------   ---------------------------
                                 EXERCISE     VALUE RECEIVED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                                -----------   --------------   -----------   -------------   -----------   -------------
Steven R. King................         --             --           5,000         45,000       $ 36,769      $  330,918
Timothy L. Newell.............         --             --          41,250        233,750        303,341       3,718,935
Phillip F. Whalen.............         --             --              --             --             --              --

MANAGEMENT BENEFIT PLANS

401(K) AND PROFIT SHARING PLAN

    The E*OFFERING 401(k) Plan was established in 1998 to provide E*OFFERING employees with deferred compensation as well as an opportunity to defer their own compensation to accumulate retirement savings. The plan allows for all employees who meet minimum eligibility requirements to participate in the plan. Under the 401(k) plan, an employee may contribute up to 15% of his or her pre-tax gross compensation. This contribution cannot exceed a statutorily prescribed annual limit. The Board of Directors of E*OFFERING, at its sole discretion, may make matching contributions. To date, it has not made such contributions.

1998 STOCK OPTION PLAN

    E*OFFERING has established the 1998 Stock Option Plan which permits a committee appointed by the board of directors to grant options to directors, officers, key employees and employees of companies that do business with E*OFFERING. The options may be granted as incentive stock options or nonqualified stock options. Stock options vest over a five year period and vested options are exercisable in whole or in consecutive installments, cumulative or otherwise, during the term as determined in the discretion of the committee.

    The purpose of the plan is to promote long-term growth and profitability by providing key employees and employees of companies that do business with E*OFFERING with incentives to remain with the company and to contribute to its growth and financial success. The 1998 Stock Option Plan has authorized the grant of options to purchase up to 5 million shares of E*OFFERING's Common Stock. As of May 15, 2000, a total of 108 persons hold options to purchase 2,200,100 shares of Common Stock at a weighted average exercise price of $0.40, of which options are vested with respect to 413,635 shares. E*OFFERING stopped granting options under the 1998 Stock Option Plan on September 30, 1999. Assuming completion of the merger with Wit SoundView, the E*OFFERING 1998 Stock Option Plan will be assumed by Wit SoundView.

2000 STOCK OPTION/STOCK ISSUANCE PLAN

    E*OFFERING has established a 2000 Stock Option/Stock Issuance Plan which permits the Plan Administrator under the authority of the board of directors to grant options or issue Common Shares to (i) employees, (ii) non-employee members of the board, (iii) non-employee members of the board of directors of any Subsidiary or Parent, or (iv) consultants and other independent advisors of E*OFFERING. Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator. No option will have a term in excess of ten (10) years as measured from the date of the option grant. The options may be granted as incentive stock options or nonqualified stock options. Under the Plan, the Plan Administrator may also issue stock awards. The purchase price for the stock issuances cannot be less than eighty-five percent (85%) of the Fair Market Value per share of Common Stock on the issue date, and the purchase price per share of the Common Stock issued to a 10% Stockholder shall not be less than one hundred and ten percent (110%) of the Common Stock's fair market value. The Plan Administrator has the discretion to issue stock that is fully vested upon issuance or in one or more installments, however, the vesting schedule of any stock issuance may not be more restrictive than twenty percent (20%) per year vesting, with initial vesting to occur more than one (1) year after the issuance date. Such a restriction does not apply to Common Stock issuances to officers, non-employee Board members or independent consultants.

    The purpose of the 2000 Stock Option/Stock Issuance Plan is to promote long-term growth and profitability by providing key employees and consultants with incentives to remain with the company and to contribute to its growth and financial success. The Plan has authorized the grant of options/issuances to purchase up to 5,512,173 shares of E*OFFERING's Common Stock. As of May 15, 2000, a total of 82 current employees, non-employee members of the board, non-employee members of the board of directors of any Subsidiary or Parent, consultants and other independent advisors of E*OFFERING hold options to purchase 2,172,500 shares of Common Stock at a weighted average exercise price of $0.80 per share. No options have vested. Assuming completion of the merger with Wit SoundView, the E*OFFERING 2000 Stock Option/Stock Issuance Plan will be assumed by Wit SoundView and no additional options to purchase shares or Common Stock issuances will be granted under the E*OFFERING 2000 Stock Option/ Stock Issuance Plan.

            STOCK OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS
                                 OF E*OFFERING

    The following table sets forth certain information regarding the beneficial ownership of E*OFFERING's Common or Preferred Stock as of May 15, 2000 by:
(1) each person or entity that E*OFFERING knows beneficially owns 5% or more of E*OFFERING's Common or Preferred Stock; (2) each director; (3) its Named Executive Officers as of May 15, 2000; and (4) all its current directors and executive officers as a group.

    This table lists applicable percentage ownership based on 4,324,603 shares of Common Stock and 19,068,441 shares of Preferred Stock outstanding as of May 15, 2000. Beneficial ownership is determined in accordance with the rules of the SEC. In general, a person who has voting power and/or investment power with respect to securities is treated as a beneficial owner of those securities. Options and warrants to purchase shares of Common Stock that are exercisable within 60 days of May 15, 2000 are deemed to be beneficially owned by the persons holding these options or warrants for the purpose of computing percentage ownership of that person, but are not treated as outstanding for the purpose of computing any other person's ownership percentage. Unless indicated otherwise, E*OFFERING believes that the persons named in this table have sole voting and investment power with respect to the shares shown.

                                                                                                               TOTAL PERCENTAGE
                                                         PERCENTAGE OF                                          OF COMMON AND
                                          NUMBER OF         COMMON          NUMBER OF        PERCENTAGE OF        PREFERRED
                                        COMMON SHARES       SHARES       PREFERRED SHARES   PREFERRED SHARES        SHARES
NAME & ADDRESS OF BENEFICIAL            BENEFICIALLY     BENEFICIALLY      BENEFICIALLY       BENEFICIALLY       BENEFICIALLY
OWNERS(1)                                   OWNED            OWNED            OWNED              OWNED              OWNED
----------------------------           ---------------   -------------   ----------------   ----------------   ----------------
E*TRADE..............................     2,725,894(2)       38.66%         6,172,506(3)         31.07%             33.06%

Entities affiliated with General
  Atlantic Partners 61 L.P. .........            --             --          7,298,850(4)         38.28              31.20
  3 Pickwick Plaza,
  Greenwich, CT 06830

Entities affiliated with Softbank
  Technology Ventures V L.P. ........            --             --          2,412,905(5)         12.65              10.31
  200 W. Evelyn Street, Suite 200,
  Mountain View, CA 94043

Entities affiliated with New
  Enterprise Associates 9 L.P. ......            --             --          1,436,253(6)          7.53               6.14
  1119 St. Paul Street,
  Baltimore, MD 21202

Sanford Robertson....................     1,250,000(7)       23.48            200,000(8)          1.05               5.94
  One Maritime Plaza, Suite 2500,
  San Francisco, CA 94104

Frank W. Cutler......................       345,000(9)        7.93            600,000(8)          3.15               4.04
  4600 Campus Drive,
  Newport Beach, CA 9660

Walter W. Cruttenden, III............     1,524,500(10)      34.85            200,000(8)          1.05               7.36

Christos M. Cotsakos.................     3,275,894(11)      46.46          6,183,006(12)        31.12              22.97

Thomas A. Bevilacqua.................     2,925,894(13)      41.50          6,177,506(14)        32.40              22.95

Mark F. Dzialga......................       100,000(15)       2.26          7,298,850(16)        38.28              31.49

D. Rex Golding.......................        50,000(17)       1.14          2,412,905(18)        12.65              10.51

Steven R. King.......................       125,000           2.89                 --               --                 --

Phillip F. Whalen, Jr................        75,000           1.73                 --               --                 --

Timothy L. Newell....................        55,000(19)       1.26                 --               --                 --

All executive officers and directors
  as a group (8 people)..............     5,405,394(20)      73.99          6,388,006            32.15              43.40

------------------------------

(1) Unless otherwise indicated, the address for each stockholder on this table is c/o E*OFFERING Corp., Steuart Street Tower, 4th Floor, One Market Street, San Francisco, California 94105.

(2) Includes warrants to purchase 2,725,894 Common Shares exercisable within 60 days.

(3) Includes 2,500,000 Series B Convertible Preferred Shares, 2,872,506 Series C Convertible Preferred Shares and warrants to purchase 800,000 Series B Convertible Preferred Shares exercisable within 60 days.

(4) Consists of 1,295,290 Series C Convertible Preferred Shares held by General Atlantic Coinvestment Partners II L.P. and 6,003,560 Series C Convertible Preferred Shares held by General Atlantic Partners 61 L.P.

(5) Consists of 2,309,874 Series C Convertible Preferred Shares held by Softbank Technology Ventures V L.P., 61,529 Series C Convertible Preferred Shares held by Softbank Technology Ventures Advisors Fund V L.P. and 41,502
    Series C Convertible Preferred Shares held by Softbank Technology Ventures Entrepreneurs Fund V L.P.

(6) Consists of 1,434,817 Series C Convertible Preferred Shares held by New Enterprise Associates 9 L.P. and 1,436 Series C Convertible Preferred Shares held by NEA Ventures 2000 L.P.

(7) Includes warrants to purchase 1 million Common Shares exercisable within 60 days.

(8) The preferred stock consists of Series A Convertible Preferred Shares.

(9) Includes 25,000 Common Shares issuable upon exercise of options within 60 days.

(10) Consists of 1,001,000 Common Shares held by Walter W. Cruttenden, III, 350,000 Common Shares held by Cruttenden Partners LLC, 123,500 Common Shares held by Christopher Cruttenden and 50,000 Common Shares issuable to Walter
    W. Cruttenden, III upon exercise of options within 60 days. Mr. Cruttenden disclaims any beneficial ownership of Common Stock held by Christopher Cruttenden and disclaims any beneficial ownership of Common Stock held by Cruttenden Partners LLC, except to the extent of his pecuniary interest in these shares.

(11) Includes warrants to purchase 2,725,894 Common Shares exercisable within 60 days held by E*TRADE and 550,000 Common Shares held by Christos M. Cotsakos. Mr. Cotsakos is the Chairman and CEO of E*TRADE. He disclaims any beneficial ownership of Common Stock held by E*TRADE.

(12) Includes 2,500,000 Series B Convertible Preferred Shares, 2,872,506
    Series C Convertible Preferred Shares and warrants to purchase 800,000 Series B Convertible Preferred Shares exercisable within 60 days held by E*TRADE and 10,500 shares of Series A Preferred Stock held by Suzanne R. Cotsakos. Mr. Cotsakos disclaims any beneficial ownership of Preferred Stock held by E*TRADE and Suzanne R. Cotsakos.

(13) Includes warrants to purchase 2,725,894 Common Shares exercisable within 60 days held by E*TRADE and 200,000 Common Shares held by Thomas A. Bevilacqua. Mr. Bevilacqua is the Chief Corporate Development and Strategic Investment Officer of E*TRADE. Mr. Bevilacqua disclaims any beneficial ownership of Common Stock held by E*TRADE.

(14) Includes 2,500,000 Series B Convertible Preferred Shares, 2,872,506 Series C Convertible Preferred Shares and warrants to purchase 800,000 Series B Convertible Preferred Shares exercisable within 60 days held by E*TRADE and 5,000 shares of Series A Preferred Stock held by Thomas A. Bevilacqua. Mr. Bevilacqua disclaims any beneficial ownership of Preferred Stock held by E*TRADE.

(15) Includes 100,000 Common Shares issuable upon exercise of options within 60 days.

(16) Includes 7,298,850 shares of Preferred Stock owned by Entities affiliated with General Atlantic Partners 61 L.P. Mr. Dzialga disclaims any beneficial ownership of these shares except to the extent of his pecuniary interest in these entities.

(17) Includes 50,000 Common Shares issuable upon exercise of options within 60 days.

(18) Includes 2,412,905 shares of Preferred Stock owned by Entities affiliated with Softbank Technology Ventures V L.P. Mr. Golding disclaims any beneficial ownership of these shares except to the extent of his pecuniary interest in these entities.

(19) Includes 55,000 Common Shares issuable upon exercise of options within 60 days.

(20) Includes options and warrants to purchase common stock and preferred stock exercisable within 60 days by the eight executive officers and directors as a group as noted in footnotes 10 through 19 inclusive.

                        DESCRIPTION OF E*OFFERING STOCK

GENERAL

    E*OFFERING's authorized capital stock of 65,446,789 shares, no par value per share, consists of two classes, designated "Common Stock" and "Preferred Stock." The Common Stock consists of 42,578,347 shares, no par value per share, and the Preferred Stock consists of 22,868,442 authorized shares, no par value per share. The authorized Preferred Stock is divided into three series, namely, Series A Convertible Preferred Stock, consisting of 1,600,000 shares, Series B Convertible Preferred Stock, consisting of 5,800,000 shares and Series C Convertible Preferred Stock consisting of 15,468,442 shares. As of May 15, 2000, 4,324,603 shares of Common Stock, 1,600,000 shares of Series A Convertible Preferred Stock, 2,500,000 shares of Series B Convertible Preferred Stock and 14,968,441 shares of Series C Convertible Preferred Stock were issued and outstanding. As of May 15, 2000, there were outstanding warrants for the purchase of 3,725,894 shares of Common Stock and 800,000 Series B Convertible Preferred Stock.

    The following summary of the terms and provisions of E*OFFERING's Common and Preferred Stock does not purport to be complete. Reference should be made to its amended and restated Articles of Incorporation and its Bylaws, and to applicable law, for the complete description of the terms and provisions of E*OFFERING's Common and Preferred Stock.

COMMON AND PREFERRED STOCK

    VOTING. The holders of Common and Preferred Stock are entitled to vote on all matters submitted to be voted upon by stockholders. The holders of Common Stock are entitled to have one vote for each share of Common Stock owned and the holders of Preferred Stock are entitled to one vote for each share of Common Stock into which their respective shares are convertible. Each share of Preferred Stock is currently entitled to one vote. The holders of Common Stock and Series A Convertible Preferred Stock are entitled to vote together as a single class to elect one director to the board. The holders of Series B Convertible Preferred Stock are entitled to vote as a single class to elect two directors to the board. The holders of Series C Convertible Preferred Stock are entitled to vote as a single class to elect two directors to the board.

    In addition, holders of Series A Convertible Preferred Stock are entitled to vote as a separate class on an as converted basis on matters that affect their respective rights and privileges. These voting rights are triggered on matters relating to the (i) redemption or repurchase of Common Stock (other than the repurchase of Common Stock at cost from parties that have terminated their relationship with E*OFFERING or the repurchase of 1,451,000 shares of Common Stock in connection with its Series C Preferred financing), (ii) an increase in the number of authorized shares of the Series A Convertible Preferred Stock and
(iii) modifications to the Articles of Incorporation or By-laws altering or adversely affecting the preferences, rights, privileges, or powers of, or the restrictions provided for the benefit of the Series A Convertible Preferred Stock. Holders of Series B Convertible Preferred Shares are entitled to vote separately as a class on matters relating to the redemption of Series B Convertible Preferred Stock. Holders of Series B and C Convertible Preferred Stock are entitled to vote together as a class for the purposes of
(i) authorizing, designating or issuing shares of any class of stock or debt securities having any right, preference or priority as to voting, dividends, redemption or liquidation rights superior to or on a parity with any such preference or priority of the Series B Convertible Preferred Stock,
(ii) redemption, purchase or acquisition of Common Stock, Series A Convertible Preferred of Series B Convertible Preferred Stock, or the declaration of any payment or dividend (other than the repurchase of Common Stock at cost from parties that have terminated their relationship with E*OFFERING or the repurchase of 1,451,000 shares of Common Stock in connection with its Series C Convertible Preferred financing), (iii) amendment, waiver or repeal of E*OFFERING's Articles of Incorporation or Bylaws, (iv) sale of all or substantially all of E*OFFERING's assets, (v) changing E*OFFERING's line of business, (vi) changing the authorized number of directors, (vii) permitting any subsidiary to sell or issue equity securities to a party other than E*OFFERING, (viii) increasing the authorized Common Stock, Series A Convertible Preferred or Series B Convertible Preferred Stock,
(ix) issuing additional Series B Convertible Preferred Stock, and
(x) authorizing, designating, or issuing any other Preferred Stock.

    DIVIDENDS. The Common Stockholders are entitled to share ratably with holders of Series A Convertible Preferred Stock and Series B Convertible Preferred Stock (on an as converted basis) on such dividends as may be declared in the discretion of the board of directors out of funds legally available therefor. In addition, the holders of Series B Convertible Preferred Stock are entitled to non-cumulative dividends of $0.32 per share per annum payable only when declared by the board. No dividends shall be paid or declared on any Common Stock or Series A Convertible Preferred Stock of the Corporation for any fiscal year until dividends for the Series B Convertible Preferred Stock are paid or declared. The holders of Series C Convertible Preferred Stock are entitled to cumulative dividends at an annual rate equal to 8% of the Series C Convertible Preferred Stock liquidation preference accruing on a daily basis and compounded semi-annually whether or not declared. The holders of Series C Convertible Preferred Stock rank in seniority to all other stock of E*OFFERING in the receipt of dividends.

    LIQUIDATION. Upon liquidation, holders of Series A Convertible Preferred Stock are entitled to $1.00 per share of Series A Convertible Preferred Stock held plus all declared and unpaid dividends on such shares in preference to any distribution made to the Common Stockholders. Holders of Series B Convertible Preferred Stock are entitled to $4.00 per share plus all declared and unpaid dividends in preference to any distribution made to the Common Stockholders. Series A and Series B Convertible Preferred Stockholders rank equally with respect to the liquidation preference. Upon liquidation, the holders of Series C Convertible Preferred Stock are entitled to $3.481280502 per share plus all accrued and unpaid dividends in preference to all other stockholders of E*OFFERING. The holders of Common Stock are entitled to share ratably in the remaining assets with the holders of the Series A, Series B and Series C Convertible Preferred Stock (on an as converted basis) in the remaining assets of E*OFFERING.

    CONVERSION. Each of the Series of Preferred Stock has rights of conversion based on the conversion mechanisms contained in E*OFFERING's Articles of Incorporation. Holders of the Series A, Series B and Series C Convertible Preferred Stock are initially entitled to convert one share of Preferred Stock for one share of Common Stock. The conversion price for each of the Series of Common Stock is subject to subsequent adjustment for dilutive issues. The Series A and Series B Convertible Preferred Stock is automatically converted into Common Stock immediately prior to a public offering of Common Stock at the then effective applicable Series A and Series B Conversion Prices provided that the price per share of Common Stock offered to the public is not less than four times the then effective Series B Conversion Price and the aggregate offering price is not less than Fifteen Million Dollars ($15,000,000). Each share of Series C Preferred Convertible Stock is automatically converted to shares of Common Stock at the then effective conversion price simultaneously with the closing of a Qualified Initial Public Offering.

    The holders of Common Stock have no preemptive rights to purchase shares of E*OFFERING stock. Shares of Common Stock are not subject to any redemption provisions, and shares of Common Stock are not convertible into any other securities. The holders of Preferred Stock have no preemptive rights to purchase stock nor are they subject to any redemption provisions.

    REGISTRATION RIGHTS.  Under a Registration Rights Agreement dated
January 12, 2000, the Designated Holders of E*OFFERING Common Stock, Preferred Stock convertible into Common Stock and the E*TRADE Warrants convertible into Common Stock are entitled to rights with respect to registration of all of their shares under the Securities Act. The Designated Holders include E*TRADE Stockholders, General Atlantic Partners Stockholders, Walter Cruttenden, III, Cruttenden Partners, Chris Cruttenden, Sanford R. Robertson, Frank Cutler and any transferee of any of them. Under these registration rights, beginning six months following the closing of E*OFFERING's initial public offering (IPO), General Atlantic Partners and E*TRADE (the "Initiating Holders") may require that E*OFFERING register their shares for public resale, provided that the anticipated aggregate offering price of the securities to be registered is at least $1 million (a "Demand Registration"). E*OFFERING is not obligated to register these shares after it has effected two such Demand Registrations for each of the Initiating Holders.

    Upon E*OFFERING becoming eligible to register on Form S-3, the Initiating Holders may request E*OFFERING to register their securities for public resale on Form S-3. However, E*OFFERING is not obligated to effect such a registration if within 12 months of the date of such request it has effected two registrations on form S-3, if the securities proposed to be registered for sale to the public are less than $5,000,000 in value or if within 30 days of the time of such request it has fixed plans to engage in a public offering that would be adversely affected by the requested S-3 Registration.

    Furthermore, in the event that E*OFFERING elects to register its shares of common stock for purposes of effecting any public offering of cash for its own account, the holders of registrable securities are entitled to include their shares of common stock in such registration, subject to the right of the managing underwriter to reduce the number of shares proposed to be registered in view of the market conditions. E*OFFERING will be responsible for all expenses (other than underwriting discounts and commissions) in connection with any of the above registrations.

    The Designated Holders possess incidental or "Piggy-Back" rights with respect to the Demand Registrations, Form S-3 Registrations made pursuant to a request by one of the Initiating Holders and other Registration Statements filed by E*OFFERING (other than Form S-4 or S-8 Registrations) after the IPO.

                       CERTAIN TRANSACTIONS OF E*OFFERING

    Except as described below, none of E*OFFERING's directors, officers or principal security holders has or has had a direct or indirect material interest in any transaction to which E*OFFERING is or has been a party. E*OFFERING believes that the terms of each of the transactions described below were no less favorable to E*OFFERING than could have been obtained from unaffiliated third parties.

STOCK ISSUANCES TO EXECUTIVE OFFICERS, DIRECTORS AND OUR LARGEST STOCKHOLDERS

    The following table sets forth issuances of E*OFFERING's Common and Preferred Stock to its executive officers, directors and largest stockholders.

                                                               PRICE PER      SHARE     ISSUANCE
STOCKHOLDER                    CLASS OF STOCK                    SHARE       AMOUNTS      DATE
-----------                    --------------                 -----------   ---------   --------
Cotsakos, Christos M.........  Common                         $      0.10     150,000   Feb-99
                               Common                         $      0.40     100,000    Sep-99

Cruttenden, III, Walter W....  Common                         $0.01351370   2,325,000   Jan-99
                               Series A Preferred             $      1.00     200,000    Jan-99

Cutler, Frank W..............  Common                         $0.01351317     375,000   Jan-99
                               Series A Preferred             $      1.00     600,000    Jan-99

Robertson, Sandford..........  Common                         $0.01351320     250,000   Jan-99
                               Series A Preferred             $      1.00     200,000    Jan-99
                               Common Stock Warrants          $0.01351320   2,075,000    Jan-99

E*TRADE Securities Inc.......  Series B Preferred             $      4.00   2,500,000   Feb-99

                               Series B Preferred             $      4.00     800,000    Feb-99
                               Class A Warrants
                               Convertible Preferred
                               Class B
                               Warrants (1)

Cruttenden Partners LLC......  Common                         $0.01351320     500,000   Jan-99

------------------------

(1) On January 13, 2000 E*TRADE's Class B Convertible Preferred Share Warrants were exchanged for Class C Warrants to purchase 2,725,894 shares of E*OFFERING's common stock at a price of $0.40 per share.

OPERATING AGREEMENT WITH E*TRADE

    E*OFFERING entered into an operating agreement with E*TRADE pursuant to a letter of intent created between the parties on January 12, 2000. The operating agreement provides that E*OFFERING shall be the exclusive source of all equity related investment banking products and services for E*TRADE (except in the area of debt-related securities) for a period of three (3) years. For each public offering that E*OFFERING participates in, E*TRADE shall be allotted a minimum amount of the total shares made available to E*OFFERING. Under the agreement, E*TRADE will retain an amount of the selling concession of shares as agreed upon by the two parties. Additionally, the letter of intent establishes collaboration between the parties in the areas of trading flow, research subscriptions, data sharing, marketing, branding, affinity and directed share programs and use of E*TRADE personnel. The operating agreement will be terminated and superseded in its entirety by the strategic alliance agreement upon completion of the merger.

LEASES WITH RELATED PARTIES

    E*OFFERING had two operating leases in place with related parties. The first lease was a month-to-month lease with Walter Cruttenden, one of its founders and a major shareholder, and covered E*OFFERING'S Newport Beach facilities. This lease expired in December 1999. The second lease was with E*TRADE, and covered E*OFFERING'S former facilities at 120 Montgomery Street in San Francisco. This lease expired in November 1999. The aggregate amount of rent paid from the date of E*OFFERING'S inception (November 13, 1998) through December 31, 1999 for the leased properties to the two lessors was $118,200 to Walter Cruttenden and $148,400 to E*TRADE.


LOANS FROM RELATED PARTIES



    In connection with the issuance of the Series C preferred stock in January 2000, E*OFFERING issued notes payable totaling $4,353,000 to certain founding shareholders, including Messrs. Cruttenden, Cutler and Robertson, for the redemption of 1,451,000 shares of common stock. The notes bear interest at 8% per annum, compounded semi-annually. The notes will mature on the earliest occurrence of (1) the closing date of the initial public offering of E*OFFERING common shares; (2) the date upon which E*OFFERING has a class of its securities registered pursuant to the Securities Exchange Act of 1934 or (3) the closing date of (a) a sale of all or substantially all of its assets, or (b) a merger, tender offer or other business combination.

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

    The pro forma combined statements of operations data presented below for the year ended December 31, 1999 assume that both the merger with E*OFFERING and the merger with SoundView Technology Group, Inc., which was completed on January 31, 2000, occurred on January 1, 1999. The pro forma combined statements of operations data presented below for the three month period ended March 31, 2000 assume that the merger with E*OFFERING occurred on January 1, 2000 and includes the results of SoundView Technology Group, Inc. from January 31, 2000, the closing date of that merger. The pro forma combined balance sheet data presented below assumes that the merger with E*OFFERING occurred as of the respective balance sheet date. In addition, the pro forma statements of operations and statement of financial condition also assume that certain agreements that are contingent upon the closing of the merger with E*OFFERING occurred as of the beginning of the period presented or as of the date indicated. Those agreements include the strategic alliance agreement, account transfer agreement and the stock purchase agreement, each of which is discussed in this proxy/statement prospectus. You should not assume that Wit SoundView, E*OFFERING and SoundView would have achieved the unaudited pro forma combined results if they had actually been combined during the periods shown.

    As consideration for the merger with E*OFFERING, Wit SoundView will acquire the outstanding shares of E*OFFERING in exchange for up to 28,486,247 newly issued shares of Wit SoundView common stock and options and warrants to purchase shares of Wit SoundView common stock. The merger will be accounted for using the purchase method of accounting. In addition to the pro forma effect of the merger with E*OFFERING, certain transactions that are contingent upon the closing of the merger are also reflected in the pro forma information. The first of such agreements, the strategic alliance agreement with E*TRADE provides that Wit SoundView will be the exclusive source of retail equity or equity related securities in initial public offerings and follow-on offerings to the
2.6 million retail customers of E*TRADE. As consideration for this agreement, Wit SoundView will issue 4,025,948 shares of common stock to E*TRADE and a warrant to purchase an additional 2 million shares, exercisable under certain circumstances after three years, and will transfer to E*TRADE substantially all of its retail brokerage accounts pursuant to the account transfer agreement. In connection with the distribution of such equity securities to customers of E*TRADE, E*TRADE will receive a portion of the dealer selling concession received by Wit SoundView. E*TRADE's percentage of such revenue will depend on the number of shares allocated to E*TRADE's customers and whether Wit SoundView participates as a lead managing underwriter or in another capacity. Accordingly, the pro forma results of operations have been adjusted to include selling expense related to the portion of the dealer selling concession that would have been allocated to E*TRADE had the strategic alliance agreement been in effect during the periods presented.

    The pro forma results have not been adjusted to include revenue synergies that Wit SoundView management believes are attainable and additional revenues the combined company will receive under the provisions of the strategic alliance agreement. Those revenues include increased participation in public equity offerings, increased economics on public equity offerings and commission and trading revenue from our customers and from order flow from customers of E*TRADE.

    In addition to the strategic alliance agreement, this pro forma information assumes that the provisions of the account transfer agreement with E*TRADE were in effect as of January 1, 1999. The account transfer agreement provides for the transfer of substantially all of Wit SoundView's approximately 125,000 online retail brokerage accounts to E*TRADE. Accordingly, the revenues and expenses associated with Wit SoundView's online retail brokerage operations have been removed from the results of operations reflected in the periods presented. Expenses removed from the pro forma results represent actual expenses that were directly related to the online retail brokerage operations. Certain expenses, including costs of communications and other general and administrative costs, were not adjusted, as they were not readily identifiable. Additionally, actual revenues and expenses such as salary and bonus paid to employees of E*OFFERING whose services will no longer be required by the combined company have not been adjusted. However, certain non-recurring adjustments to reflect the liabilities associated with severance of

Wit SoundView and E*OFFERING employees have been reflected in the pro forma statement of financial condition.

    For purposes of the pro forma financial statements, the merger agreement, the strategic alliance agreement and the account transfer agreement have been presented as if they are not tax deductible, pending final determination of their tax status.

    The pro forma data also assumes that the transactions contemplated by the stock purchase agreement with E*TRADE and certain affiliates of General Atlantic Partners had been consummated as of the balance sheet date presented. The agreement provides for the purchase of 2 million shares of Wit SoundView common stock by each of E*TRADE and certain affiliates of General Atlantic Partners for an aggregate purchase price of $41 million or $10.25 per share.

    The pro forma combined statements of operations data presented below for the year ended December 31, 1999 also assume that the merger with SoundView Technology Group, Inc., which was completed on January 31, 2000, occurred on January 1, 1999. Under the terms of the merger agreement with SoundView, Wit SoundView acquired the outstanding shares of SoundView in exchange for approximately $320 million, consisting of newly issued common stock, options replacing SoundView options and approximately $22.5 million in cash. The acquisition was accounted for using the purchase method of accounting. The excess of cost over the estimated fair value of assets acquired was allocated to certain identifiable assets and goodwill, a total of approximately $276 million which is being amortized on a straight line basis over periods of between 3 and 20 years.

    The unaudited pro forma combined results should be read in conjunction with the unaudited pro forma combined condensed financial information and related notes and the historical consolidated financial statements and related notes each which are either included elsewhere in this proxy statement/ prospectus or incorporated by reference herein, and other financial information pertaining to Wit SoundView and E*OFFERING, including "Management's Discussion and Analysis of Financial Condition and Results of Operations of Wit SoundView," which is incorporated in this proxy statement/prospectus by reference to Wit SoundView's Form 10-K for 1999, and "Management's Discussion and Analysis of Financial Condition and Results of Operations of E*OFFERING" and "Risk Factors" which appear elsewhere in this proxy statement/prospectus.

                   WIT SOUNDVIEW GROUP, INC. AND SUBSIDIARIES
         PRO FORMA CONDENSED COMBINED STATEMENT OF FINANCIAL CONDITION
                              AS OF MARCH 31, 2000
                                  (UNAUDITED)

                                                                   PRO FORMA           PRO FORMA
                                    WIT SOUNDVIEW   E*OFFERING    ADJUSTMENTS           COMBINED
                                    -------------   -----------   ------------       --------------
ASSETS
Cash and cash equivalents.........  $ 62,898,235    $4,463,170    $ (4,850,000)(A)   $   98,984,285
                                                                    41,000,000 (B)
                                                                    (4,527,120)(C)
Receivable from clearing broker...    42,904,545    15,303,590                           58,208,135
Securities owned, at market
  value...........................    50,546,658    15,382,230                           65,928,888
Investment banking fees
  receivable......................    50,636,727     5,223,374                           55,860,101
Investments.......................    76,955,367            --                           76,955,367
Investments in affiliates.........    15,261,179            --                           15,261,179
Intangible assets.................   273,108,020     1,055,406     315,714,307 (D)      588,822,327
                                                                    (1,055,406)(E)
Furniture, equipment, and
  leasehold improvements, net.....    11,665,508     6,349,701                           18,015,209
Computer software, net............     2,631,475     1,217,709      (2,300,000)(F)        1,549,184
Prepaid expenses..................     3,289,671       120,738                            3,410,409
Other assets......................    37,349,721       948,308                           38,298,029
                                    ------------    -----------   ------------       --------------
  Total assets....................  $627,247,106    $50,064,226   $343,981,781       $1,021,293,113
                                    ============    ===========   ============       ==============
LIABILITIES AND STOCKHOLDERS'
  EQUITY
LIABILITIES:
Securities sold, but not yet
  purchased, at market value......  $  1,031,084    $   53,269                       $    1,084,353
Accounts payable and accrued
  expenses........................    11,160,630     4,309,995                           15,470,625
Accrued compensation..............    93,008,142     5,070,576       5,000,000 (G)      106,303,718
                                                                     3,225,000 (H)
Deferred taxes payable............    32,000,720            --      23,940,000 (I)       55,940,720
Other liabilities.................     5,884,212     5,416,506                           11,300,718
                                    ------------    -----------   ------------       --------------
Total Liabilities.................   143,084,788    14,850,346      32,165,000          190,100,134

SUBORDINATED DEBT.................            --     4,527,120      (4,527,120)(C)               --

STOCKHOLDERS' EQUITY:
Total stockholders' equity........   484,162,318    30,686,760     (30,686,760)(J)      831,192,979
                                                                    41,000,000 (B)
                                                                   (14,667,975)(K)
                                                                    (5,000,000)(G)
                                                                    (1,900,000)(H)
                                                                    (2,300,000)(F)
                                                                    (1,055,406)(E)
                                                                   330,954,042 (L)
                                    ------------    -----------   ------------       --------------
TOTAL LIABILITIES AND
  STOCKHOLDERS' EQUITY............  $627,247,106    $50,064,226   $343,981,781       $1,021,293,113
                                    ============    ===========   ============       ==============

         See notes to pro forma condensed combined financial statements

                   WIT SOUNDVIEW GROUP, INC. AND SUBSIDIARIES
              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                   FOR THE THREE MONTHS ENDED MARCH 31, 2000
                                  (UNAUDITED)

                                                                                       PRO FORMA           PRO FORMA
                                                  WIT SOUNDVIEW     E*OFFERING(X)     ADJUSTMENTS           COMBINED
                                                  --------------   ----------------   -----------         ------------
REVENUES:

Investment banking..............................   $ 60,349,094      $13,388,167                          $ 73,737,261

Brokerage.......................................     36,524,953        8,976,710      (4,037,553)(N)        41,464,110

Asset management fees...........................      7,833,034               --                             7,833,034

Interest and investment income..................      1,819,213          325,594                             2,144,807

Gains from firm investments.....................         61,880               --                                61,880

Other...........................................             --          327,091                               327,091
                                                   ------------      -----------      -----------         ------------

  Total revenues................................    106,588,174       23,017,562      (4,037,553)          125,568,183
                                                   ------------      -----------      -----------         ------------

EXPENSES:

Compensation and benefits.......................     64,942,356       17,467,433         447,250 (O)(i)     81,946,684

                                                                                       1,236,385 (O)(ii)

                                                                                      (2,146,740)(O)(iii)

Brokerage and clearance.........................      6,196,706          894,090      (1,990,806)(P)         7,702,076

                                                                                       2,602,086 (M)

Marketing and business development..............      3,047,030        1,123,945                             4,170,975

Amortization of intangible assets...............      2,749,400          247,446      12,089,797 (T)        15,086,643

Professional services...........................      2,277,121        2,090,256         (74,682)(Q)         4,292,695

Data processing and communications..............      1,772,263          859,241        (497,714)(R)         2,133,790

Write-off of computer software and equipment....      1,339,772               --                             1,339,772

Depreciation and amortization...................      1,275,834          868,401         (39,195)(S)         2,105,040

Technology development..........................      1,042,801        1,784,692        (824,716)(AA)        2,002,777

Occupancy.......................................        792,115          645,952                             1,438,067

Other operating expenses........................      1,334,292        1,513,775        (150,973)(U)         2,610,692

                                                                                         (86,402)(BB)
                                                   ------------      -----------      -----------         ------------

  Total expenses................................     86,769,690       27,495,231      10,564,290           124,829,211
                                                   ------------      -----------      -----------         ------------

Income(loss) before income taxes................     19,818,484       (4,477,669)     (14,601,843)             738,972

Series C preferred dividends....................             --          689,468        (689,468)(CC)               --

Income tax expense (benefit)....................     10,608,166               --      (6,593,248)(V)         4,014,918
                                                   ------------      -----------      -----------         ------------

Income (loss) before equity in net loss of
  affiliates....................................      9,210,318       (5,167,137)     (7,319,127)           (3,275,946)

Equity in net loss of affiliates................     (1,709,689)              --              --            (1,709,689)
                                                   ------------      -----------      -----------         ------------

Net income(loss)................................   $  7,500,629      $(5,167,137)     $(7,319,127)        $ (4,985,635)
                                                   ============      ===========      ===========         ============

NET INCOME (LOSS) PER SHARE

  Basic.........................................   $       0.10                                           $      (0.05)

  Diluted.......................................           0.08                                                  (0.05)

WEIGHTED AVERAGE SHARES USED IN THE COMPUTATION
  OF NET INCOME (LOSS) PER SHARE

  Basic.........................................     72,997,204                                            102,852,991

  Diluted.......................................     98,085,755                                            102,852,991 (Z)

         See notes to pro forma condensed combined financial statements

                   WIT SOUNDVIEW GROUP, INC. AND SUBSIDIARIES
              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1999
                                  (UNAUDITED)

                                                              PRO FORMA                                  PRO FORMA
                                                             ADJUSTMENTS                                ADJUSTMENTS
                                                                 FOR                                        FOR
                                                              SOUNDVIEW                                 E* OFFERING
                             WIT CAPITAL     SOUNDVIEW(W)      MERGER               E* OFFERING(X)         MERGER
                             ------------    -------------   -----------           -----------------   --------------
REVENUES:
Investment banking.........  $ 30,269,532    $ 58,926,400                            $ 13,589,470
Brokerage..................     7,087,700      93,100,800                               6,671,743         (7,087,700)(N)
Gains from firm
  investments..............     5,509,080       9,822,000                                      --
Asset management fees......            --      12,856,900                                      --
Interest and investment
  income...................     4,716,824       1,502,000                                 358,558
Gain (loss) on joint
  venture..................            --         942,400                                      --
Other......................     1,034,415              --                                 130,819
                             ------------    ------------                            ------------       ------------
      Total revenues.......    48,617,551     177,150,500                              20,750,590         (7,087,700)
                             ------------    ------------                            ------------       ------------

EXPENSES:

Compensation and benefits..    39,013,625     101,789,600     5,552,704 (O)(iv)        17,778,751          1,789,000 (O)(i)
                                                                                                           4,945,541 (O)(ii)
                                                                                                          (3,200,739)(O)(iii)

Brokerage and clearance....     5,346,959      15,192,200                               1,646,163         (5,346,959)(P)
                                                                                                           4,345,352 (M)
Occupancy..................     1,108,770       2,257,900                               1,515,790
Technology development.....     2,771,792              --                               2,033,482           (917,139)(AA)
Professional services......     4,952,832       5,057,700                               3,134,727         (1,138,338)(Q)
Marketing and business
  development..............     2,594,222       5,969,200                               3,939,187
Data processing and
  communications...........     3,449,259       3,866,200                               1,656,200         (1,691,519)(R)
Depreciation and
  amortization.............     1,609,492       1,697,700                               1,401,651           (330,782)(S)
Amortization of intangible
  assets...................            --              --    16,509,092 (Y)               190,530         48,359,187 (T)
Write-down of computer
  software and equipment...     5,565,247              --                                      --
Other operating expenses...     2,548,829       2,019,900                               2,769,382           (310,378)(U)
                             ------------    ------------    -----------             ------------       ------------
Total expenses.............    68,961,027     137,850,400    22,061,796                36,065,863         46,503,226
                             ------------    ------------    -----------             ------------       ------------
Income (loss) before income
  taxes....................   (20,343,476)     39,300,100    (22,061,796)             (15,315,273)       (53,590,926)
Income tax expense
  (benefit)................                    16,570,800    (13,833,787)(V)                   --        (10,310,981)(V)
                             ------------    ------------    -----------             ------------       ------------
Income before equity in net
  loss of affiliates.......   (20,343,476)     22,729,300    (8,228,009)              (15,315,273)       (43,279,945)
Equity in net loss of
  affiliates...............      (560,439)             --            --                        --                 --
                             ------------    ------------    -----------             ------------       ------------
Net Income (loss)..........  $(20,903,915)   $ 22,729,300    $(8,228,009)            $(15,315,273)      $(43,279,945)
                             ============    ============    ===========             ============       ============
NET INCOME (LOSS) PER SHARE
Basic......................  $      (0.52)
Diluted....................  $      (0.52)
WEIGHTED AVERAGE SHARES
  USED IN THE COMPUTATION
  OF NET INCOME (LOSS) PER
  SHARE
Basic......................    39,909,794
Diluted....................    39,909,794


                              PRO FORMA
                               COMBINED
                             ------------
REVENUES:
Investment banking.........  $102,785,402
Brokerage..................    99,772,543
Gains from firm
  investments..............    15,331,080
Asset management fees......    12,856,900
Interest and investment
  income...................     6,577,382
Gain (loss) on joint
  venture..................       942,400
Other......................     1,165,234
                             ------------
      Total revenues.......   239,430,941
                             ------------
EXPENSES:
Compensation and benefits..   167,668,482

Brokerage and clearance....    21,183,715

Occupancy..................     4,882,460
Technology development.....     3,888,135
Professional services......    12,006,921
Marketing and business
  development..............    12,502,609
Data processing and
  communications...........     7,280,140
Depreciation and
  amortization.............     4,378,061
Amortization of intangible
  assets...................    65,058,809
Write-down of computer
  software and equipment...     5,565,247
Other operating expenses...     7,027,733
                             ------------
Total expenses.............   311,442,312
                             ------------
Income (loss) before income
  taxes....................   (72,011,371)
Income tax expense
  (benefit)................    (7,573,968)
                             ------------
Income before equity in net
  loss of affiliates.......   (64,437,403)
Equity in net loss of
  affiliates...............      (560,439)
                             ------------
Net Income (loss)..........  $(64,997,842)
                             ============
NET INCOME (LOSS) PER SHARE
Basic......................  $      (0.80)
Diluted....................  $      (0.80)
WEIGHTED AVERAGE SHARES
  USED IN THE COMPUTATION
  OF NET INCOME (LOSS) PER
  SHARE
Basic......................    81,130,273
Diluted....................    81,130,273 (Z)

         See notes to pro forma condensed combined financial statements

NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS:

    (A) Represents estimated costs of approximately $4,850,000 that primarily represent investment banking and professional fees to be incurred in connection with the merger.

    (B) Adjustment to reflect the sale of an aggregate of 4 million shares of common stock to both E*TRADE and General Atlantic Partners at a price of $10.25.

    (C) Adjustment to reflect the repayment of E*OFFERING's subordinated liabilities.

    (D) The excess of purchase price is allocated to intangible assets with corresponding respective lives as follows:

INTANGIBLE ASSETS                                          AMOUNT        LIFE
-----------------                                       ------------   --------
Strategic Alliance Agreement..........................  $ 57,000,000   5 years
Goodwill..............................................   258,714,307   7 years
                                                        ------------
                                                        $315,714,307

    The allocation of the purchase price and the determination of the useful lives of the intangible assets was based on an independent appraisal as of a preliminary date.

    (E) Adjustment to eliminate goodwill from a prior acquisition of E*OFFERING.

    (F) Adjustment to reflect the write-off of computer software used to process Wit SoundView's online retail brokerage transactions that will no longer be used by the Company.

    (G) Adjustment to record the liability related to the $5 million cash retention pool to be paid to designated E*OFFERING employees no later than March 31, 2001.

    (H) Adjustment to record the liability for severance payments to be made to employees of Wit SoundView and E*OFFERING that will no longer be employed by the combined company.

    (I) Adjustment to record deferred tax liabilities at an assumed rate of 42% related to the excess of the purchase price allocated to intangibles, other than goodwill.

    (J) Adjustment to eliminate E*OFFERING's historical equity.

    (K) Adjustment to reflect the deferred compensation related to the portion of the intrinsic value of unvested Wit SoundView replacement options granted to employees of E*OFFERING at closing for which future service is required.

    (L) The measurement date for valuing the shares to be issued for accounting purposes will be the last date the number of shares to be issued becomes fixed without subsequent revision. For purposes of determining consideration paid for the pro forma financial statements, 25,855,787 shares of Wit SoundView's common stock, including 4,025,948 shares issuable to E*TRADE under the strategic alliance agreement, and options and warrants to purchase 6,656,407 shares of common stock, pursuant to the formula for the exchange ratio, were assumed to be issued and granted at a market price of $10.47. The market price was calculated using an average of the closing bid and asked price of the stock for a period of 2 days before and after the measurement date of May 15, 2000, the date the number of shares to be issued became fixed without subsequent revision.

    (M) Adjustment to reflect the portion of dealer selling concessions allocated to E*TRADE under the Strategic Alliance Agreement. The percentage of revenue allocated to E*TRADE on offerings in which Wit SoundView participated as a co-managing underwriter was calculated as a formula based upon the total number of shares allocated to customers of Wit SoundView as a percentage of the total securities offered to the public in each offering. In offerings in which Wit SoundView did not participate as a co-managing underwriter, the percentage of revenue allocated to

       E*TRADE was calculated by applying a percentage based on the number of shares allocated to E*TRADE's customers to the revenue received by Wit SoundView.

    (N) Adjustment to reflect the elimination of commissions received by Wit SoundView on secondary market transactions executed by its online retail brokerage account holders and to eliminate income Wit SoundView receives from its clearing agent related to balances maintained in its retail customer's accounts. This revenue will no longer be received by Wit SoundView pursuant to the Account Transfer Agreement.

    (O) The adjustment for compensation and benefits reflects the following adjustments:

       (i) the period expense related to the issuance of 500,000 shares of Wit SoundView restricted common stock to designated E*OFFERING employees for the stock retention bonus pool, at an assumed price of $10.734, the closing market price of Wit SoundView's stock on June 30, 2000, the latest practical date before the filing of this proxy statement/prospectus. One-third of the shares will vest 12 months after the closing of the merger, the second third will vest
           24 months after the closing of the merger and the remaining third will vest 36 months after the closing of the merger. Compensation expense will be recorded ratably over the vesting period.

       (ii) the amortization of the deferred compensation related to the portion of the intrinsic value of Wit SoundView unvested options replacing E*OFFERING options at the closing of the merger for which future service by the employee is required. For purposes of calculating this amount a stock price of $10.734, the closing price of Wit SoundView's common stock on June 30, 2000, the latest practical date before the filing of this proxy statement/prospectus.


       (iii) the reduction of salary, bonus and benefits paid or provided to specified employees of Wit SoundView whose services in the online retail brokerage operation will no longer be required as a result of the provisions of the Account Transfer Agreement.


       (iv) the period expense related to the issuance of 1,509,473 shares of restricted common stock to designated SoundView employees for the retention bonus pool, pursuant to the formula for the exchange ratio in the SoundView merger, at a price of $12.875, the closing market price of Wit SoundView's stock on January 31, 2000. Half of the shares will vest 30 months after the closing of the merger and the remaining half will vest 42 months after the merger closes. Compensation expense is being recorded ratably over the vesting period.

    (P) Reflects the elimination of costs paid to Wit SoundView's clearing agent for processing and clearing its online retail customer's trades

    (Q) Adjustment to eliminate amounts paid to outside operational consulting firms that Wit SoundView used to assist in the daily operations and structuring of its online retail brokerage operations

    (R) Reflects the elimination of data processing and communication charges related to maintaining Wit SoundView's online retail brokerage operations.

    (S) Adjustment to reflect the elimination of depreciation and amortization expense related to assets that will no longer be employed by the Company.

    (T) Reflects the amortization of intangible assets and goodwill related to the acquisition of E*OFFERING on a straight-line basis over the estimated useful lives.

    (U) Adjustment to eliminate costs associated with state licensing and registration of Wit SoundView's brokerage personnel.

    (V) Reflects the combined federal and state and local taxes for the combined company at an estimated tax rate of 42% and includes the deferred tax benefit related to the amortization of the deferred tax liabilities established in connection with the recording of intangible assets utilizing the respective estimated life of the intangible asset.

    (W) Represents the actual historical results of operations of SoundView Technology Group, Inc.

    (X) Represents the actual historical results of operations of E*OFFERING Corp. for the three months ended March 31, 2000 and calendar year ended December 31, 1999 as derived from E*OFFERING'S audited financial statements and unaudited quarterly data.

    (Y) Reflects the amortization of intangible assets and goodwill related to the acquisition of SoundView on a straight line basis over the estimated useful lives.

    (Z) Because the combined company reported a net loss in each of the periods above, the calculation of pro forma diluted earnings per share does not include the restricted common stock issued to designated E*OFFERING employees related to the retention pool and options issued to E*OFFERING employees to replace existing E*OFFERING options or any Wit SoundView common stock equivalents as they are anti-dilutive and would result in a reduction of net loss per share.

    (AA)Adjustment to eliminate costs to enhance the functionality of Wit SoundView's website related to its online retail brokerage operations and costs of enhancing Wit SoundView's existing online brokerage platform including e-mail communications with customers, allocation of shares in initial public offerings and interfaces with systems of Wit SoundView's clearing agent.

    (BB)Adjustment to eliminate interest expense on E*OFFERING's subordinated debt which will be repaid immediately prior to closing.

    (CC)Adjustment to eliminate dividends on E*OFFERING's Series C Preferred Stock which will be exchanged for Wit SoundView Common Stock at closing.

                                 LEGAL OPINIONS

    The validity of the shares of Wit SoundView common stock offered by this proxy statement/prospectus and the federal income tax consequences in connection with the merger will be passed upon by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.

                                    EXPERTS

    Wit SoundView has incorporated by reference in this proxy statement/prospectus its audited financial statements as of December 31, 1999 and for the years ended December 31, 1998 and 1997 and for the period from March 27, 1996 (inception) to December 31, 1996 along with the audit report of Arthur Andersen LLP on these financial statements. Arthur Andersen LLP issued the report as independent auditors and as experts in auditing and accounting.


    The financial statements of E*OFFERING for the period from November 13, 1998 (Inception) to September 30, 1999 included in this prospectus have been audited by Deloitte and Touche LLP, independent auditors, as stated in their report appearing herein, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.


                      WHERE YOU CAN FIND MORE INFORMATION

    Wit SoundView files periodic reports, proxy statements and other information with the Securities and Exchange Commission. It has filed with the SEC a registration statement on Form S-4 with respect to the common stock being issued in the merger. This proxy statement/prospectus is a part of that registration statement and constitutes a proxy statement and prospectus of Wit SoundView for use at its special meeting. As allowed by SEC rules, this proxy statement/prospectus does not contain all the information you can find in the Wit SoundView registration statement or the exhibits to the Wit SoundView registration statement. The SEC allows us to "incorporate by reference" information into this proxy statement/prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement/prospectus, except for any information superseded by information contained directly in this proxy statement/prospectus. This proxy statement/prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about Wit SoundView and its financial condition.

WIT SOUNDVIEW SEC FILINGS                                  PERIOD
-------------------------                       ----------------------------
Annual Report on Form 10-K....................  Year ended December 31, 1999
Quarterly Report on Form 10-Q.................  Quarter ended March 31, 2000
Current Reports on Form 8-K...................  Filed on May 26, 2000
Proxy Statement...............................  Dated May 1, 2000

    Wit SoundView also incorporates by reference into this proxy statement/prospectus additional documents that may be filed with the SEC from the date of this proxy statement/prospectus to the date of the special meeting of Wit SoundView stockholders. These include periodic reports, such as Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

    Statements contained in this proxy statement/prospectus as to the contents of any contract or other document referred to herein are not necessarily complete and, where such contract is an exhibit to the registration statement, each such statement is qualified in all respects by the provisions of such exhibit, to which such reference is hereby made. Documents incorporated by reference are available from us without charge, excluding all exhibits unless we have specifically incorporated by reference an exhibit to this proxy statement/prospectus. Stockholders may obtain documents incorporated by reference in this proxy statement/prospectus by requesting them in writing or by telephone from Wit SoundView at the following address:

                           Wit SoundView Group, Inc.
                                  826 Broadway
                               New York, NY 10003
                                 (212) 253-4400


    If you would like to request documents from us, please do so by September 18, 2000 in order to receive them before the special meeting.


    You may also read and copy any document Wit SoundView files at the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and the Securities and Exchange Commission's Regional Offices located at 500 West Madison Street, Suite 1400, Chicago, IL 60661, and 7 World Trade Center, 13th Floor, New York, NY 10048. Wit SoundView's filings are also available to the public at the Web site maintained by the Securities and Exchange Commission at http://www.sec.gov. Wit SoundView's filings may also be inspected at the National Association of Securities
Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

    In addition, an electronic version of this proxy statement/prospectus is available on Wit SoundView's Web site at http://www.witcapital.com/merger/filings/s4eoffering.html. Other than the electronic version of this proxy statement/prospectus that is available on the Web site, none of the information on Wit SoundView's Web site is part of this proxy statement/prospectus.


    You should rely only on the information contained or incorporated by reference in this proxy statement/prospectus to vote on the transactions. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement/prospectus. This proxy statement/prospectus is dated August 7, 2000. You should not assume that the information contained in this proxy statement/prospectus is accurate as of any date other than that date, and neither the mailing of this proxy statement/prospectus to stockholders nor the issuance of Wit SoundView common stock in the merger shall create any implication to the contrary.

                        E*OFFERING CORP. AND SUBSIDIARY

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Independent Auditors' Report................................    F-2

Consolidated Statements of Financial Condition as of
  March 31, 2000 (Unaudited) and September 30, 1999.........    F-3

Consolidated Statements of Operations for the Six Months
  Ended March 31, 2000 (Unaudited), for the Period from
  November 13, 1998 (Inception) to March 31, 1999
  (Unaudited), and for the Period from November 13, 1998
  (Inception) to September 30, 1999.........................    F-4

Consolidated Statements of Cash Flows for the Six Months
  Ended March 31, 2000 (Unaudited), for the Period from
  November 13, 1998 (Inception) to March 31, 1999
  (Unaudited), and for the Period from November 13, 1998
  (Inception) to September 30, 1999.........................    F-5

Consolidated Statements of Changes in Stockholders' Equity
  (Deficit) for the Six Months Ended March 31, 2000
  (Unaudited) and for the Period from November 13, 1998
  (Inception) to September 30, 1999.........................    F-7

Notes to Consolidated Financial Statements from
  November 13, 1998 (Inception) to September 30, 1999
  (Unaudited with Respect to Data as of March 31, 2000 and
  for the Period from November 13, 1998 (Inception) to
  March 31, 1999 and for the Six Months Ended March 31,
  2000).....................................................    F-8

                          INDEPENDENT AUDITORS' REPORT

Board of Directors of

E*OFFERING Corp.

    We have audited the accompanying consolidated statement of financial condition of E*OFFERING Corp. and subsidiary (the Company) as of September 30, 1999, and the related consolidated statements of operations, cash flows, and changes in stockholders' equity (deficit) from November 13, 1998, (Inception) to September 30, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of September 30, 1999, and the results of its operations and its cash flows from November 13, 1998 (Inception) to September 30, 1999, in conformity with accounting principles generally accepted in the United States of America.

/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California
November 22, 1999

                        E*OFFERING CORP. AND SUBSIDIARY

                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

            AS OF MARCH 31, 2000 (UNAUDITED) AND SEPTEMBER 30, 1999

                                                               MARCH 31,    SEPTEMBER 30,
                                                                 2000           1999
                                                              -----------   -------------
                                                              (UNAUDITED)
                           ASSETS
Cash and cash equivalents...................................  $ 4,463,170    $ 1,734,966
Short term investments......................................   14,588,700
Receivable from clearing brokers............................   15,303,590      4,118,873
Securities owned, at market value...........................      793,530        260,539
Investment banking fees receivable..........................    5,223,374        648,584
Intangible assets, less accumulated amortization of $263,856 at March 31, 2000 (unaudited) and $131,928 at September
  30, 1999..................................................    1,055,406      1,187,334
Furniture, equipment and leasehold improvements, net........    6,349,701      4,363,808
Computer software and internally developed software, less
  accumulated amortization of $187,119 March 31, 2000
  (unaudited) and $99,779 at September 30, 1999.............    1,217,709        498,894
Prepaid expenses............................................      120,738        126,633
Other assets................................................      948,308      1,085,265
                                                              -----------    -----------
TOTAL ASSETS................................................  $50,064,226    $14,024,896
                                                              ===========    ===========

       LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
LIABILITIES:
Securities sold but not yet purchased, at market value......  $    53,269    $   327,998
Due to clearing brokers.....................................      594,214
Accounts payable............................................    4,309,995      2,700,768
Compensation payable........................................    5,070,576        713,641
Other liabilities...........................................    4,322,292      1,017,891
Notes payable--related parties..............................    5,027,120        500,000
Subordinated debt--related party............................           --     10,000,000
                                                              -----------    -----------
Total liabilities...........................................   19,377,466     15,260,298
                                                              -----------    -----------
COMMITMENTS AND CONTINGENCIES (NOTE 12)

STOCKHOLDERS' EQUITY (DEFICIT):
Convertible preferred stock:
  Undesignated series, no par value, 10,300,000 shares
    authorized at September 30, 1999, no shares issued or
    outstanding
  Series A, no par value, 1,600,000 shares
    authorized, issued and outstanding, liquidation
    preference $1,600,000...................................    1,600,000      1,600,000
  Series B, no par value, 5,800,000
    and 3,300,000 shares authorized at March 31, 2000
    (unaudited) and September 30, 1999, respectively,
    2,500,000 shares issued and outstanding;
    liquidation preference $10,000,000......................   10,000,000     10,000,000
  Series C, no par value, 14,968,442
    shares authorized, issued and outstanding, liquidation
    preference $52,109,345 (unaudited)......................   47,647,469             --
Common stock, no par value, 41,078,347 and 27,175,000 shares authorized, 3,724,603 and 4,806,678 shares issued and
  outstanding at March 31, 2000 (unaudited) and September
  30, 1999, respectively....................................      374,762        248,054
Additional paid-in capital..................................      654,840        654,840
Stock subscription receivable...............................   (8,816,743)      (114,088)
Accumulated deficit.........................................  (20,773,568)   (13,624,208)
                                                              -----------    -----------
Stockholders' equity (deficit)..............................   30,686,760     (1,235,402)
                                                              -----------    -----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)........  $50,064,226    $14,024,896
                                                              ===========    ===========

                 See notes to consolidated financial statements

                        E*OFFERING CORP. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF OPERATIONS

    FOR THE SIX MONTHS ENDED MARCH 31, 2000 (UNAUDITED), FOR THE PERIOD FROM NOVEMBER 13, 1998 (INCEPTION) TO MARCH 31, 1999 (UNAUDITED), AND FOR THE
        PERIOD FROM NOVEMBER 13, 1998 (INCEPTION) TO SEPTEMBER 30, 1999


                                                                    NOVEMBER 13,
                                                     SIX MONTHS         1998
                                                       ENDED       (INCEPTION) TO   NOVEMBER 13, 1998
                                                     MARCH 31,       MARCH 31,        (INCEPTION) TO
                                                        2000            1999        SEPTEMBER 30, 1999
                                                    ------------   --------------   ------------------
                                                    (UNAUDITED)     (UNAUDITED)
REVENUES:
  Investment banking..............................  $ 19,665,493     $        --       $  7,312,144
  Brokerage.......................................    14,440,386              --          1,208,067
  Interest income.................................       412,422          60,664            271,730
  Other...........................................       392,339              --             65,571
                                                    ------------     -----------       ------------
    Total Revenues................................    34,910,640          60,664          8,857,512
                                                    ------------     -----------       ------------

EXPENSES:
  Compensation and benefits.......................    24,260,713         347,426         10,973,191
  Brokerage and clearance.........................     1,535,368              --          1,004,885
  Marketing and business developments.............     1,983,467         371,591          3,079,665
  Amortization of intangible assets...............       306,048              --            131,928
  Professional services...........................     3,375,600          58,426          1,861,664
  Data processing and communications..............     1,357,481           9,273          1,157,959
  Depreciation and amortization...................     1,367,434          10,780            902,618
  Technology development..........................     2,824,928          14,517            993,246
  Occupancy.......................................     1,633,401          17,607            528,341
  Other expenses..................................     2,726,092          36,854          1,557,066
                                                    ------------     -----------       ------------
    Total Expenses................................    41,370,532         866,474         22,190,563
                                                    ------------     -----------       ------------

NET LOSS..........................................    (6,459,892)       (805,810)       (13,333,051)
SERIES B PREFERRED STOCK ACCRETION................            --              --            291,157
SERIES C PREFERRED STOCK DIVIDEND.................       689,468              --                 --
                                                    ------------     -----------       ------------

NET LOSS APPLICABLE TO COMMON STOCKHOLDERS........  $ (7,149,360)    $  (805,810)      $(13,624,208)
                                                    ============     ===========       ============

Net Loss Per Common Share:
  Basic...........................................  $      (1.63)    $     (0.19)      $      (3.04)
  Diluted.........................................  $      (1.63)    $     (0.19)      $      (3.04)

Weighted Average Shares Used in the
  Computation of Net Loss Per Common Share:
  Basic...........................................     4,248,509       4,142,050          4,484,005
  Diluted.........................................     4,248,509       4,142,050          4,484,005


                 See notes to consolidated financial statements

                        E*OFFERING CORP. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

    FOR THE SIX MONTHS ENDED MARCH 31, 2000 (UNAUDITED), FOR THE PERIOD FROM NOVEMBER 13, 1998 (INCEPTION) TO MARCH 31, 1999 (UNAUDITED), AND FOR THE PERIOD
            FROM NOVEMBER 13, 1998 (INCEPTION) TO SEPTEMBER 30, 1999

                                                                              NOVEMBER 13,     NOVEMBER 13,
                                                               SIX MONTHS         1998             1998
                                                                 ENDED       (INCEPTION) TO   (INCEPTION) TO
                                                               MARCH 31,       MARCH 31,      SEPTEMBER 30,
                                                                  2000            1999             1999
                                                              ------------   --------------   --------------
                                                              (UNAUDITED)     (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss (before Series B preferred stock accretion and
  Series C preferred stock dividend)........................  $(6,459,892)    $   (805,810)    $(13,333,051)
Adjustments to reconcile net loss to net cash used in
  operating activities:
  Depreciation and amortization.............................    1,495,595           16,117        1,034,546
  Compensation expense related to stock options and warrant
    grants..................................................                                        363,683
  Issuance of stock for professional services received......                                          2,025
  Dividends accrued on Series C preferred stock.............     (689,468)
  Loss on disposal of assets................................      409,994
  Changes in operating assets and liabilities, (net of the
    effect of
    acquisition for the period from November 13, 1998
    (inception) to September 30, 1999):
    Receivable from Meridian Capital Group Inc..............                      (250,000)
    Receivable from clearing broker.........................  (11,184,717)                       (3,873,831)
    Securities owned........................................     (532,991)                           38,066
    Investment banking fees receivable......................   (4,574,790)                         (648,584)
    Prepaid expenses........................................        5,895           (2,479)         326,253
    Other assets............................................      136,954         (179,421)      (1,085,265)
    Securities sold but not yet purchased...................     (274,729)                          324,388
    Due to clearing broker..................................      594,214
    Accounts payable........................................    1,609,227          110,020        1,994,030
    Compensation payable....................................    4,356,935                           617,654
    Other liabilities.......................................    3,478,524                         1,017,891
                                                              ------------    ------------     ------------
    Net cash used in operating activities...................  (11,629,249)      (1,111,573)     (13,222,195)
                                                              ------------    ------------     ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of Meridian Capital Group Inc., net of cash
    acquired of $1,540......................................                                     (1,009,460)
  Purchase of furniture, equipment, leasehold improvements
    and computer software...................................   (4,478,369)        (456,808)      (5,765,320)
  Purchase of short-term investments........................  (14,588,700)
                                                              ------------    ------------     ------------
    Net cash used in investing activities...................  (19,067,069)        (456,808)      (6,774,780)
                                                              ------------    ------------     ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of subordinated debt...............    5,000,000                        10,000,000
  Pay-down of subordinated debt.............................   (5,000,000)
  Proceeds from issuance of common stock and related
    warrants................................................                                        129,378
  Proceeds from issuance of preferred stock, Series A.......                     1,500,000        1,600,000
  Proceeds from issuance of preferred stock, Series B and
    related warrants........................................                    10,000,000       10,000,000
  Proceeds from issuance of preferred stock, Series C and
    related warrants........................................   33,281,540
  Proceeds from exercise of stock options...................      146,315           83,378            5,541
  Interest earned on subordinated debt and stockholders
    notes receivable........................................       (3,333)                           (2,978)
                                                              ------------    ------------     ------------
    Net cash provided by financing activities...............   33,424,522       11,583,378       21,731,941
                                                              ------------    ------------     ------------

NET INCREASE IN CASH AND CASH EQUIVALENTS...................    2,728,204       10,014,997        1,734,966

CASH AND CASH EQUIVALENTS, beginning of period..............    1,734,966                0                0
                                                              ------------    ------------     ------------

CASH AND CASH EQUIVALENTS, end of period....................  $ 4,463,170     $ 10,014,997     $  1,734,966
                                                              ============    ============     ============

                                                                                                 (CONTINUED)

                        E*OFFERING CORP. AND SUBSIDIARY

    FOR THE SIX MONTHS ENDED MARCH 31, 2000 (UNAUDITED), FOR THE PERIOD FROM NOVEMBER 13, 1998 (INCEPTION) TO MARCH 31, 1999 (UNAUDITED), AND FOR THE PERIOD
            FROM NOVEMBER 13, 1998 (INCEPTION) TO SEPTEMBER 30, 1999

                                                                              NOVEMBER 13,     NOVEMBER 13,
                                                               SIX MONTHS         1998             1998
                                                                 ENDED       (INCEPTION) TO   (INCEPTION) TO
                                                               MARCH 31,       MARCH 31,      SEPTEMBER 30,
                                                                  2000            1999             1999
                                                              ------------   --------------   --------------
                                                              (UNAUDITED)     (UNAUDITED)
SUPPLEMENTAL DISCLOSURES OF CASH FLOWS INFORMATION:
  Income taxes paid.........................................  $     3,200                      $      1,600
  Interest paid.............................................      293,628                           426,776

SUPPLEMENTAL DISCLOSURES OF NON-CASH FINANCING AND INVESTING
  ACTIVITIES:

  Detail of business acquired in purchase transaction:
    Fair value of assets acquired...........................                                      2,317,335
    Cash paid for acquisition, net of cash acquired of
      $1,540................................................                                     (1,009,460)
    Issuance of note payable................................                                       (500,000)
                                                                                               ------------
    Liabilities assumed.....................................                                        807,875
                                                                                               ============
  Common stock issued in consideration of contributed
    assets..................................................                                        231,419
  Notes receivable issued to stockholders in lieu of cash
    received from the exercise of stock options.............                                        111,110
  Stock subscriptions receivable issued for purchase of
    preferred stock, Series C...............................    8,699,322
  Conversion of subordinated debt to preferred stock, Series
    C.......................................................   10,000,000
  Redemption of common stock in exchange for $4,353,000 in
    notes payable as part of issuance of preferred stock,
    Series C................................................       19,607

                 See notes to consolidated financial statements

                        E*OFFERING CORP. AND SUBSIDIARY

      CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)

            FOR THE SIX MONTHS ENDED MARCH 31, 2000 (UNAUDITED) AND
    FOR THE PERIOD FROM NOVEMBER 13, 1998 (INCEPTION) TO SEPTEMBER 30, 1999

                                              COMMON STOCK            PREFERRED STOCK        ADDITIONAL
                                          ---------------------   ------------------------     PAID IN     ACCUMULATED
                                            SHARES      AMOUNT      SHARES       AMOUNT        CAPITAL       DEFICIT
                                          ----------   --------   ----------   -----------   -----------   ------------
BALANCE,
  November 13, 1998 (inception).........          --   $      0           --   $         0   $         0   $         0
Issuance of common stock................   4,400,000     84,178
Issuance of common stock through
  exercise of stock options.............     406,678    163,876
Issuance of Series A preferred stock....                           1,600,000     1,600,000
Issuance of Series B preferred stock and
  warrants..............................                           2,500,000     9,708,843       291,157
Accretion of Series B preferred stock...                                           291,157                    (291,157)
Issuance of warrants to purchase
  2,075,000 shares of common stock......                                                          21,425
Compensation expense on stock options
  issued................................                                                         342,258
Issuance of subordinated debt...........
Net loss from November 13, 1998
  (inception) to September 30, 1999.....                                                                   (13,333,051)
                                          ----------   --------   ----------   -----------   -----------   ------------
BALANCE,
  September 30, 1999....................   4,806,678    248,054    4,100,000    11,600,000       654,840   (13,624,208)
(Unaudited):
Conversion of subordinated debt to
  Series C preferred stock..............                           2,872,506    10,000,000
Redemption of common stock for note
  payable related to issuance of
  Series C preferred stock..............  (1,451,000)   (19,607)                    19,607
Issuance of Series C preferred stock....                          12,095,936    37,627,862
Issuance of common stock through
  exercise of stock options.............     368,925    146,315
Series C preferred stock dividend.......                                                                      (689,468)
Net loss for the six months ended March
  31, 2000..............................                                                                    (6,459,892)
                                          ----------   --------   ----------   -----------   -----------   ------------
BALANCE,
  March 31, 2000 (unaudited)............   3,724,603   $374,762   19,068,442   $59,247,469   $   654,840   $(20,773,568)
                                          ==========   ========   ==========   ===========   ===========   ============

                                             STOCK
                                          SUBSCRIPTION    STOCKHOLDERS'
                                           RECEIVABLE    EQUITY (DEFICIT)
                                          ------------   ----------------
BALANCE,
  November 13, 1998 (inception).........  $         0      $          0
Issuance of common stock................                         84,178
Issuance of common stock through
  exercise of stock options.............     (114,088)           49,788
Issuance of Series A preferred stock....                      1,600,000
Issuance of Series B preferred stock and
  warrants..............................                     10,000,000
Accretion of Series B preferred stock...                              0
Issuance of warrants to purchase
  2,075,000 shares of common stock......                         21,425
Compensation expense on stock options
  issued................................                        342,258
Issuance of subordinated debt...........
Net loss from November 13, 1998
  (inception) to September 30, 1999.....                    (13,333,051)
                                          -----------      ------------
BALANCE,
  September 30, 1999....................     (114,088)       (1,235,402)
(Unaudited):
Conversion of subordinated debt to
  Series C preferred stock..............                     10,000,000
Redemption of common stock for note
  payable related to issuance of
  Series C preferred stock..............                              0
Issuance of Series C preferred stock....   (8,702,655)       28,925,207
Issuance of common stock through
  exercise of stock options.............                        146,315
Series C preferred stock dividend.......                       (689,468)
Net loss for the six months ended March
  31, 2000..............................                     (6,459,892)
                                          -----------      ------------
BALANCE,
  March 31, 2000 (unaudited)............  $(8,816,743)     $ 30,686,760
                                          ===========      ============

                 See notes to consolidated financial statements

                        E*OFFERING CORP. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

    FROM NOVEMBER 13, 1998 (INCEPTION) TO SEPTEMBER 30, 1999 (UNAUDITED WITH
          RESPECT TO DATA AS OF MARCH 31, 2000 AND FOR THE PERIOD FROM
                NOVEMBER 13, 1998 (INCEPTION) TO MARCH 31, 1999
                  AND FOR THE SIX MONTHS ENDED MARCH 31, 2000)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    ORGANIZATION AND NATURE OF OPERATIONS--E*OFFERING Corp. is a registered broker/dealer, and all securities transactions for the accounts of the Company and its customers are cleared by another broker/ dealer on a fully disclosed basis. E*OFFERING Corp. is a full-service, Internet-based investment bank, which provides individual and institutional investors greater access to public offerings. E*OFFERING Corp. plans to leverage the internet to improve the process of raising capital for companies by reducing time to market and underwriting costs traditionally associated with the registration process, while broadening capital distribution. Additionally, E*OFFERING Corp. provides after-market support and shareholder communication services. The Company has office locations in Newport Beach and San Francisco, California.

    UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS AND FINANCIAL INFORMATION--The accompanying interim information as of March 31, 2000 and for the period from November 13, 1998 (Inception) to March 31, 1999 and for the six months ended March 31, 2000 is unaudited. Such unaudited financial statements and information have been prepared on the same basis as the audited financial statements. In the opinion of management, such unaudited financial information includes all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the interim information. Operating results for the six months ended March 31, 2000 are not necessarily indicative of the results that may be expected for a full fiscal year.

    BASIS OF PRESENTATION--The consolidated financial statements include E*OFFERING Corp. and its wholly owned subsidiary (formerly the Meridian Capital Group, Inc.), collectively, the Company. The consolidated financial statements of the Company have been prepared in conformity with accounting principles generally accepted in the United States of America and prevalent in industry practice. During March 1999, the Company purchased the Meridian Capital
Group, Inc., a securities broker-dealer. Significant intercompany accounts and transactions have been eliminated.

    USE OF ESTIMATES--The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    FAIR VALUE OF FINANCIAL INSTRUMENTS--The carrying amounts of cash and cash equivalents, short term investments, receivables from clearing broker, notes receivable, due to clearing brokers, accounts payable, commissions payable and other liabilities approximate fair value because of the short maturities of these instruments. Securities owned and securities sold but not yet purchased are recorded at market value. The fair value of the note payable of approximately $498,000 as of September 30, 1999 is based on the present value of the future cash flows, discounted at a rate available for similar notes with a comparable maturity. It is not practical to estimate the fair value of the subordinated debt at September 30, 1999 or the notes payable at March 31, 2000 (unaudited) due to the related party nature of the underlying transactions with the shareholders of the Company.

                        E*OFFERING CORP. AND SUBSIDIARY

    FROM NOVEMBER 13, 1998 (INCEPTION) TO SEPTEMBER 30, 1999 (UNAUDITED WITH
          RESPECT TO DATA AS OF MARCH 31, 2000 AND FOR THE PERIOD FROM
                NOVEMBER 13, 1998 (INCEPTION) TO MARCH 31, 1999
                  AND FOR THE SIX MONTHS ENDED MARCH 31, 2000)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    CASH EQUIVALENTS--The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

    SHORT-TERM INVESTMENTS--Short-term investments consists of six-month U.S. Treasury bills. Such investments are carried at amortized cost, which approximates market value.

    PROPERTY AND EQUIPMENT--Property and equipment are carried at cost and are depreciated on a straight-line basis over their estimated useful lives, generally three to five years. Leasehold improvements are stated at cost and are amortized over the lesser of their estimated useful lives or the lease term. The cost of internally developed software is capitalized and included in property and equipment.

    The costs to develop such software are capitalized in accordance with Statement of Position 98-1, ACCOUNTING FOR THE COSTS OF COMPUTER SOFTWARE DEVELOPED OR OBTAINED FOR INTERNAL USE. Capitalization begins when management authorizes and commits to funding a project it believes will be completed and used to perform the functions intended and the conceptual formulation, design, and testing of possible software project alternatives have been completed. Capitalized costs relating to internally developed or purchased software relating to the Company's website for the period from November 13, 1998 (Inception) to September 30, 1999, amounted to $598,673.

    SECURITIES OWNED AND SECURITIES SOLD BUT NOT YET PURCHASED--Marketable securities owned and securities sold but not yet purchased are comprised primarily of common stock and are valued at current market prices. The fair value of securities not traded on an exchange or reported in the National Association of Securities Dealers Automated Quotation system has been reflected at market bid prices. The amounts realized from future transactions may differ materially from the market bid prices reflected in the consolidated statements of financial condition. Securities not readily marketable are primarily warrants that are exchangeable into investment securities that cannot be publicly offered or sold unless registration has been effected under the Securities Act of 1933 or cannot be currently sold because of other arrangements, restrictions, or conditions applicable to the securities. To the extent the underlying stock value exceeds the exercise price of the warrants, the warrants are valued as the difference of the underlying stock price and exercise price, which is then discounted for the period of time the warrants are not exercisable or for the restrictive nature of the underlying common stock. There were no securities at September 30, 1999 that were not readily marketable.

    INVESTMENT BANKING--Investment banking revenues consist of corporate finance revenues are recognized and recorded upon closure of the financing effort. Such revenues are accrued for in trade receivables in the accompanying consolidated statements of financial condition.

    BROKERAGE--Brokerage revenue consists of commissions related to customer transactions in equity and debt securities and realized and unrealized gains and losses on trading activities. Securities transactions are recorded on a trade date basis and are executed by independent broker-dealers.

    STOCK-BASED COMPENSATION--The Company grants stock options to its employees and associates using the intrinsic method in accordance with the provisions of Accounting Principles Board Opinion No. 25,

                        E*OFFERING CORP. AND SUBSIDIARY

    FROM NOVEMBER 13, 1998 (INCEPTION) TO SEPTEMBER 30, 1999 (UNAUDITED WITH
          RESPECT TO DATA AS OF MARCH 31, 2000 AND FOR THE PERIOD FROM
                NOVEMBER 13, 1998 (INCEPTION) TO MARCH 31, 1999
                  AND FOR THE SIX MONTHS ENDED MARCH 31, 2000)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES, and related interpretations. Compensation expense related to employee stock options is recorded only if, on the date of grant, the fair value of the underlying stock exceeds the exercise price. Compensation expense related to non-employees is accounted for using the fair value method in accordance with Statement of Financial Accounting Standards
(SFAS) No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION.

    INTANGIBLE ASSETS--Intangible assets consist primarily of goodwill, resulting from the acquisition of Meridian Capital Group, Inc., is amortized over 60 months on a straight-line basis.

    INCOME TAXES--Income taxes are provided for current taxes payable or refundable, and temporary differences arising from the future tax consequences of events that have been recognized in the Company's financial statements or income tax returns. The effect of income taxes is measured based on currently enacted tax laws and rates in accordance with SFAS No. 109, ACCOUNTING FOR INCOME TAXES. Future tax benefits are recognized to the extent that realization of such benefits is more likely than not.

    LONG-LIVED ASSETS--The Company assesses the facts and circumstances to determine whether property and equipment, and intangible or other assets, may be impaired and whether or not an evaluation of recoverability would be performed as required under SFAS No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF. For the six months ended March 31, 2000 (unaudited) and for the period from November 13, 1998 (inception) to September 30, 1999, there were no adjustments to the carrying value of the Company's long-lived assets.

    RECENT ACCOUNTING PRONOUNCEMENTS--In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES. SFAS No. 133 established accounting and reporting standards for derivative instruments, including certain instruments embedded in other contracts, and for hedging activities. The effective date of SFAS No. 133 was delayed for fiscal years beginning after June 15, 2000 by the issuance of SFAS No. 137 and amended by SFAS No. 138. The Company has not yet determined the effect, if any, of adopting this new standard.

    The Company adopted SFAS No. 130, REPORTING COMPREHENSIVE INCOME, which requires that an enterprise report, by major components and as a single total, the change in net assets. There were no other comprehensive income items for the six months ended March 31, 2000 (unaudited) and for the period from November 13, 1998 (Inception) to September 30, 1999.

    In December 1999, the SEC issued Staff Accounting Bulletin No. 101, REVENUE RECOGNITION IN FINANCIAL STATEMENTS ("SAB 101"). SAB 101 summarizes certain of the SEC staffs' views in applying generally accepted accounting principles to revenue recognition in financial statements. E*OFFERING has not determined the effect, if any, on SAB 101 on the Company's financial statements.

    CONCENTRATION OF CREDIT RISK--The Company is engaged in various trading and brokerage activities. Counterparties to these activities primarily include broker/dealers, banks, and other financial institutions. In the event counterparties do not fulfill their obligations, the Company may be exposed to risk. The risk of default depends on the creditworthiness of the counterparty or issuer of the instrument. It is the

                        E*OFFERING CORP. AND SUBSIDIARY

    FROM NOVEMBER 13, 1998 (INCEPTION) TO SEPTEMBER 30, 1999 (UNAUDITED WITH
          RESPECT TO DATA AS OF MARCH 31, 2000 AND FOR THE PERIOD FROM
                NOVEMBER 13, 1998 (INCEPTION) TO MARCH 31, 1999
                  AND FOR THE SIX MONTHS ENDED MARCH 31, 2000)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
Company's policy to review, as necessary, the credit standing of each counterparty with which it conducts business.

    NET LOSS PER COMMON SHARE--Basic net loss per common share excludes dilution and is computed by dividing net loss by the weighted average number of common shares outstanding for the period (excluding shares subject to repurchase). Diluted net loss per common share was the same as basic net loss per common share for all periods presented since the effect of any potential dilutive securities is excluded as they are anti-dilutive because of the Company's net losses.

    The following is a reconciliation of the numerators and denominators used in computing basic and diluted net loss per common share:


                                                            PERIOD NOVEMBER 13,   PERIOD NOVEMBER 13,
                                                                   1998                  1998
                                         SIX MONTHS ENDED     (INCEPTION) TO        (INCEPTION) TO
                                          MARCH 31, 2000      MARCH 31, 1999      SEPTEMBER 30, 1999
                                         ----------------   -------------------   -------------------
                                           (UNAUDITED)          (UNAUDITED)
Net loss applicable to common
  stockholders (numerator), basic and
  diluted..............................    $(7,149,360)          $(805,810)          $(13,624,208)
                                           ===========           =========           ============
Shares (denominator):
  Weighted average common shares
    outstanding used in computation,
    basic and diluted..................      4,248,509           4,142,050              4,484,005
                                           ===========           =========           ============
Net loss per common share, basic and
  diluted..............................    $     (1.63)          $   (0.19)          $      (3.04)
                                           ===========           =========           ============


    For the above mentioned periods, the Company had securities outstanding which could potentially dilute basic earnings per share in the future, but were excluded from the computation of diluted net loss

                        E*OFFERING CORP. AND SUBSIDIARY

    FROM NOVEMBER 13, 1998 (INCEPTION) TO SEPTEMBER 30, 1999 (UNAUDITED WITH
          RESPECT TO DATA AS OF MARCH 31, 2000 AND FOR THE PERIOD FROM
                NOVEMBER 13, 1998 (INCEPTION) TO MARCH 31, 1999
                  AND FOR THE SIX MONTHS ENDED MARCH 31, 2000)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) per common share in the periods presented, as their effect would have been anti-dilutive. Such outstanding securities consist of the following:

                                                            PERIOD NOVEMBER 13,   PERIOD NOVEMBER 13, 1998
                                         SIX MONTHS ENDED   1998 (INCEPTION) TO        (INCEPTION) TO
                                          MARCH 31, 2000      MARCH 31, 1999         SEPTEMBER 30, 1999
                                         ----------------   -------------------   ------------------------
                                           (UNAUDITED)          (UNAUDITED)
Convertible preferred stock............     19,068,442           4,100,000                4,100,000
Options outstanding....................      2,478,925           2,015,000                4,097,624
Warrants...............................      4,525,894           2,875,000                2,875,000
                                            ----------           ---------               ----------
Total..................................     26,073,261           8,990,000               11,072,624
                                            ==========           =========               ==========
Weighted average exercise price of
  options..............................     $     0.49           $    0.38               $     0.46
                                            ==========           =========               ==========
Weighted average price of warrants.....     $     0.95           $    1.12               $     1.12
                                            ==========           =========               ==========

    RECLASSIFICATIONS--Certain 1999 amounts have been reclassified to conform to the 2000 presentation.

2. ACQUISITION

    During March 1999, the Company acquired the net assets of the Meridian Capital Group, Inc. (Meridian), a securities broker-dealer, pursuant to a stock purchase agreement. The acquisition was accounted for under the purchase method of accounting and the purchase price of $1,511,000, less cash acquired of $1,540, was allocated as follows:

Broker-dealer related receivables...........................  $  667,459
Marketable securities, at market value......................     298,605
Prepaids and other..........................................      32,009
Goodwill....................................................   1,319,262
Securities sold, but not yet purchased......................      (3,610)
Accounts payable and accrued expenses.......................    (804,265)
                                                              ----------
                                                              $1,509,460
                                                              ==========

    Meridian's operating results have been included in the accompanying financial statements from the date of acquisition.

                        E*OFFERING CORP. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

    FROM NOVEMBER 13, 1998 (INCEPTION) TO SEPTEMBER 30, 1999 (UNAUDITED WITH
          RESPECT TO DATA AS OF MARCH 31, 2000 AND FOR THE PERIOD FROM
                NOVEMBER 13, 1998 (INCEPTION) TO MARCH 31, 1999
                  AND FOR THE SIX MONTHS ENDED MARCH 31, 2000)

2. ACQUISITION (CONTINUED)

    The following unaudited pro forma information presents the consolidated results of operations of the Company as if the acquisition had taken place for the year ended September 30, 1999:

                                                                COMBINED
                                                              ------------
                                                              (UNAUDITED)
Net sales...................................................  $ 11,932,750
Net loss....................................................  $(13,390,418)
Net loss per common share...................................  $      (2.99)

    These pro forma results of operations have been prepared for comparative purposes only and do not purport to be indicative of the results of operations which actually would have resulted had the acquisition occurred on the dates indicated, or which may result in the future.

3. NOTES RECEIVABLE

    Notes receivable, included in "Other Assets" in the accompany consolidated statement of financial condition, at September 30, 1999 consists of $257,86 in unsecured notes receivable primarily from certain employees, which are generally forgivable once the employee completes 12 months of employment with the Company (amount shown is net of amortized forgiveness).

4. FURNITURE, EQUIPMENT, AND LEASEHOLD IMPROVEMENTS

    Furniture, equipment, and leasehold improvements consist of the following:

                                                       MARCH 31,    SEPTEMBER 30,
                                                         2000           1999
                                                      -----------   -------------
                                                      (UNAUDITED)
Computer and office equipment.......................  $6,707,336     $4,078,887
Furniture and fixtures..............................     351,289        351,289
Leasehold improvements..............................   1,297,312        736,471
                                                      ----------     ----------
                                                       8,355,937      5,166,647
Less accumulated depreciation and amortization......  (2,006,236)      (802,839)
                                                      ----------     ----------
  Total furniture, equipment, and leasehold
    improvements, net...............................  $6,349,701     $4,363,808
                                                      ==========     ==========

5. SUBORDINATED DEBT--RELATED PARTY

    During June 1999, the Company entered into a temporary subordinated debt agreement with E*TRADE Group, Inc. (E*TRADE), a significant shareholder, in the amount of $10,000,000, bearing interest at 15% per annum. Interest on such note, which amounted to $418,574 for the period from

                        E*OFFERING CORP. AND SUBSIDIARY

    FROM NOVEMBER 13, 1998 (INCEPTION) TO SEPTEMBER 30, 1999 (UNAUDITED WITH
          RESPECT TO DATA AS OF MARCH 31, 2000 AND FOR THE PERIOD FROM
                NOVEMBER 13, 1998 (INCEPTION) TO MARCH 31, 1999
                  AND FOR THE SIX MONTHS ENDED MARCH 31, 2000)

5. SUBORDINATED DEBT--RELATED PARTY (CONTINUED)
November 13, 1998 (Inception) to September 30, 1999, is recorded as interest expense in the accompanying consolidated statement of operations. At
September 30, 1999, the Company, with the approval of the National Association of Securities Dealers, Inc. (NASD) and E*TRADE, agreed to exchange the debt as of October 13, 1999 for shares of an undesignated series of preferred stock. The subordinated borrowings are covered by agreements approved by the NASD and are thus available to be included in net capital in accordance with Rule 15c-3(1)(d) of the Securities Exchange Act of 1934.

    In January 2000 (unaudited) the undesignated series of preferred stock from the conversion of the $10,000,000 temporary subordinated debt was converted to 2,872,506 shares of Series C preferred stock. The Company also entered into an additional temporary subordinated agreement with E*TRADE in the amount of $5,000,000, bearing interest at 15% per annum which was repaid on January 14, 2000. Interest on such note, which amounted to $189,593, is recorded as interest expense in the accompanying consolidated statement of operations for the six months ended March 31, 2000 (unaudited).

6. NOTE PAYABLE--RELATED PARTIES

    As part of the Company's acquisition of Meridian (Note 2), the Company issued to the parent company of Meridian a $500,000 note payable, bearing interest at 6% per annum. This amount is due in two $250,000 installments payable during April 2000 and 2001. The agreement stipulates that any liabilities not disclosed on Meridian's closing balance sheet will offset this note. At September 30, 1999, no liabilities were offset against this note (Note 12).

    In connection with the issuance of the Series C preferred stock in January 2000 (unaudited), the Company issued notes payable totaling $4,353,000 to certain founding shareholders for the redemption of 1,451,000 shares of common stock. The notes bear interest at 8% per annum, compounded semi-annually. The notes will mature on the earliest occurrence of (1) the closing date of the initial public offering of the Company's common shares; (2) the date upon which the Company has a class of its securities registered pursuant to the Securities Exchange Act of 1934 or (3) the closing date of (a) a sale of all or substantially all of its assets, or (b) a merger, tender offer or other business combination.

7. RELATED PARTIES

    During the period from November 13, 1998 (Inception) to September 30, 1999, the Company received contributed assets, primarily consisting of fixed assets, from a significant shareholder, with a basis of $231,419. In consideration for these assets, the Company issued 2,325,000 of common stock, valued at $31,419, and 200,000 shares of Series A preferred stock, valued at $1.00 per share.

    Accrued consulting fees due to a Board member of $30,000 are included in accounts payable and accrued liabilities in the accompanying consolidated statement of financial condition at September 30, 1999.

    The Company has an operating agreement with E*TRADE which stipulates, among other items, that for each and every public offering the Company participates in as an underwriter, the amount of retail

                        E*OFFERING CORP. AND SUBSIDIARY

    FROM NOVEMBER 13, 1998 (INCEPTION) TO SEPTEMBER 30, 1999 (UNAUDITED WITH
          RESPECT TO DATA AS OF MARCH 31, 2000 AND FOR THE PERIOD FROM
                NOVEMBER 13, 1998 (INCEPTION) TO MARCH 31, 1999
                  AND FOR THE SIX MONTHS ENDED MARCH 31, 2000)

7. RELATED PARTIES (CONTINUED)
shares, as defined, provided to E*TRADE, shall not be less than 50% of the total shares available to the Company. In January 2000 (unaudited), the share allocation percentage increased to 70%, unless the issuer provides specific written instruction to the Company that the number of shares distributed must be less than 70% of the total shares offered by the Company.

    The draft operating agreement also stipulates that the Company shall provide, at a minimum, $100,000 per calendar quarter for advertising on E*TRADE's website and the Company is entitled to receive $100 for each new customer the Company refers to E*TRADE. At September 30, 1999, these provisions have not been implemented and, as such, are not reflected in the accompanying financial statements. For the six months ended March 31, 2000 (unaudited), the Company recorded $229,400 in "Other Revenue" in the accompanying consolidated statement of operations for new customer accounts referred to E*TRADE.

    E*TRADE also provided limited back office accounting support services for which it was not reimbursed by the Company (see Note 13 for related party operating lease transaction). The value of such services was not material to the Company's operations. The Company intends to enter into a service agreement with E*TRADE, which will allow the Company to share certain E*TRADE systems. In consideration of the services, the Company will pay a monthly usage amount of $12,000.

    During the six month period ended March 31, 2000 (unaudited), the Company paid $72,000 to E*TRADE for various administrative expenses and for the use of E*TRADE's general ledger system. The Company also paid $200,000 for advertising to E*TRADE. E*TRADE paid the compensation for the interim president without reimbursement from the Company, such services were not material to the operations of the Company.

8. INCOME TAXES

    Other expenses for the period November 13, 1998 (Inception) to September 30, 1999 includes the current minimum state franchise tax expense of $1,600.

    Significant components of the Company's deferred tax assets and liabilities are as follows:

                                                              SEPTEMBER 30,
                                                                  1999
                                                              -------------
Deferred tax assets:
  Federal net operating loss carryforwards..................   $3,934,863
  Depreciation and amortization.............................      770,734
  State net operating loss carryforwards....................      645,992
  Accrued compensation and other............................      283,408
                                                               ----------
Gross deferred tax assets...................................    5,634,997
Valuation allowance.........................................   (5,634,997)
                                                               ----------
    Net deferred tax assets.................................   $       --
                                                               ==========

                        E*OFFERING CORP. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

    FROM NOVEMBER 13, 1998 (INCEPTION) TO SEPTEMBER 30, 1999 (UNAUDITED WITH
          RESPECT TO DATA AS OF MARCH 31, 2000 AND FOR THE PERIOD FROM
                NOVEMBER 13, 1998 (INCEPTION) TO MARCH 31, 1999
                  AND FOR THE SIX MONTHS ENDED MARCH 31, 2000)

8. INCOME TAXES (CONTINUED)

    The Company has recorded a full valuation allowance against the gross deferred tax assets because it is more likely than not that the deferred tax assets will not be realized.

    The difference between the federal statutory tax rate and the Company's effective tax rate was primarily due to the establishment of the Company's valuation allowance.

    At March 31, 2000 (unaudited) and September 30, 1999, the Company had approximately $15,848,000 and $11,242,000, respectively, in net operating loss carryforwards for federal and state income tax purposes, respectively. Any federal and state net operating losses not utilized will expire in 2018 and 2003, respectively, for federal and state income tax purposes. Utilization of the net operating losses and credits may be subject to an annual limitation due to ownership change limitations provided by the Internal Revenue Code and similar state provisions. The annual limitation may result in the expiration of net operating losses and credits before utilization.

9. STOCKHOLDERS' EQUITY

    At September 30, 1999, the Company has authorized 27,175,000 shares of common stock and 15,200,000 of preferred stock. Of the preferred stock, the Company has authorized 1,600,000 shares as Series A preferred stock, 3,300,000 as Series B preferred stock, and the remaining 10,300,000 to be used for additional preferred series.

    Series A preferred stock is convertible, at the option of the holder, into common stock on a one-for-one basis. Each share of Series A preferred stock shall entitle the holder to vote on shareholder matters and shall receive dividends, if and when declared, on the same basis as holders of common stock on an as-converted basis. No dividends have been declared as of March 31, 2000 (unaudited) or as of September 30, 1999. Each share of Series A preferred stock shall automatically be converted into shares of common stock, if at any time, shares of Series B preferred stock convert into common stock. Series A preferred stock has a liquidation preference equal to $1.00 per share, as adjusted for any stock dividends, combinations, splits, recapitalization or other capital reorganization transactions.

    Series B preferred stock is convertible, at the option of the holder, into common stock on a one-for-one basis. Each share of Series B preferred stock shall entitle the holder to vote on shareholder matters and shall receive dividends at the rate of $0.32 per share, if and when declared by the Board of Directors and shall be non cumulative. No dividends have been declared as of March 31, 2000 (unaudited) or as of September 30, 1999. Series B preferred stock has a liquidation preference equal to $4.00 per share, subject to certain adjustments.

    Shortly after inception, the Company issued a warrant to a common stock shareholder to purchase 2,075,000 shares of common stock. At the option of the warrant holder, this warrant may be exercised at $0.0135132 per common stock share. The value ascribed to such warrant is $21,425 and is recorded in the accompanying financial statements. Such warrant expires December 22, 2003.

                        E*OFFERING CORP. AND SUBSIDIARY

    FROM NOVEMBER 13, 1998 (INCEPTION) TO SEPTEMBER 30, 1999 (UNAUDITED WITH
          RESPECT TO DATA AS OF MARCH 31, 2000 AND FOR THE PERIOD FROM
                NOVEMBER 13, 1998 (INCEPTION) TO MARCH 31, 1999
                  AND FOR THE SIX MONTHS ENDED MARCH 31, 2000)

9. STOCKHOLDERS' EQUITY (CONTINUED)
    The Company issued Class A warrants to the Series B preferred stockholder to purchase 800,000 shares of Series B preferred stock at $4.00 per share and Class B warrants to purchase additional shares of an undesignated preferred stock which will have the same rights, preferences and privileges senior to or pari-passu with such rights, preferences and privileges of the Company's
Series B convertible preferred stock. The number of shares and exercise price vary and are defined in the Class B Warrant to Purchase Convertible Preferred Stock certificate and are principally based upon issuing sufficient shares to obtain a majority ownership in the Company at a price outstanding at the time of conversion, taking into consideration dilutive effects of the Series B preferred stock and warrants relating to the preferred Series B stock. The value ascribed to the Class A and B warrants are $28,947 and $262,210 and are recorded in the accompanying consolidated financial statements for the period November 13, 1998 (Inception) to September 30, 1999. The Class A and B warrants expire
February 10, 2001 and February 10, 2003, respectively. Accretion of $291,157 has been recorded in the accompanying consolidated statement of operations for the period November 13, 1998 (Inception) to September 30, 1999 to increase the loss applicable to common shareholders and increase the value of Series B preferred stock to its liquidation preference.

    Subsequent to September 30, 1999, the Company filed a second amended and restated articles of incorporation. This change authorizes 29,675,000 shares of common stock and 17,700,000 of preferred stock. Of the preferred stock, the Company has authorized 1,600,000 shares as Series A preferred stock, 5,800,000 as Series B preferred stock, and the remaining 10,300,000 to be used for additional preferred series.

    During the six months ended March 31, 2000 (unaudited) the Company filed the fourth Amended and Restated Articles of Incorporation. This change updated the number of common stock shares and Series B and C preferred stock to be 41,078,347, 5,800,000 and 14,968,442, respectively. The Series C preferred stock, at the option of the holder, is convertible into common stock on a one-for-one basis. Each share of Series C preferred stock shall entitle the holder to vote on shareholder matters and shall receive dividends at a rate equal to 8%, compounded on a semi annual basis. The Series C preferred stock has a liquidation preference equal to $3.481280502 per share, as adjusted for any stock dividends, combinations, splits, recapitalization or other capital reorganization transactions.

    In connection with the issuance of the Series C preferred stock in the six month period ended March 31, 2000 (unaudited) the following transactions occurred: i) the warrant for the purchase of 2,075,000 shares of common stock was restructured to reduce the conversion to 1,000,000 shares of common stock;
ii) the Class B warrant was converted to a Class C warrant; the new Class C warrant allows the holder to purchase 2,725,894 shares of common shares at $0.40 per share. Such warrant expires in January 2005; iii) the Company bought back 1,451,000 shares from certain founding shareholders of the Company; and
iv) certain founders from which the common stock had been repurchased entered into a non compete agreement which expires in January 2001.

                        E*OFFERING CORP. AND SUBSIDIARY

    FROM NOVEMBER 13, 1998 (INCEPTION) TO SEPTEMBER 30, 1999 (UNAUDITED WITH
          RESPECT TO DATA AS OF MARCH 31, 2000 AND FOR THE PERIOD FROM
                NOVEMBER 13, 1998 (INCEPTION) TO MARCH 31, 1999
                  AND FOR THE SIX MONTHS ENDED MARCH 31, 2000)

10. STOCK OPTION PLAN

    The Company's stock option plan provides for the granting of nonqualified or incentive stock options to officers, directors, employees, and consultants for the purchase of shares of the Company's common stock at either a price determined by the Board of Directors at the date the option is granted or at fair market value. The options are generally exercisable ratably over a five-year period from the date the option is granted and expire within ten years from the date of grant. The Board of Directors approved the 1998 Stock Incentive Plan (the 1998 Plan) and authorized 5,000,0000 shares of common stock for future grants. For the period from November 13, 1998 (Inception) to September 30, 1999, the Company granted options in excess of the total shares authorized. For the six months ended March 31, 2000 (unaudited) no additional options were granted under the 1998 Plan.

    A summary of stock option activity follows:

                                                                                   PERIOD FROM
                                                        SIX MONTHS ENDED        NOVEMBER 13, 1998
                                                            MARCH 31,            (INCEPTION) TO
                                                              2000             SEPTEMBER 30, 1999
                                                      ---------------------   ---------------------
                                                                   WEIGHTED                WEIGHTED
                                                                   AVERAGE                 AVERAGE
                                                                   EXERCISE                EXERCISE
                                                       OPTIONS      PRICE      OPTIONS      PRICE
                                                      ----------   --------   ----------   --------
                                                           (UNAUDITED)
Outstanding options at beginning of period..........   4,097,624    $ 0.46
  Options granted...................................                           5,049,277    $ 0.45
  Less options cancelled............................  (1,249,724)    (0.42)     (544,975)    (0.35)
  Less options exercised............................    (368,975)    (0.40)     (406,678)    (0.39)
                                                      ----------              ----------
Outstanding options at end of period................   2,478,925      0.49     4,097,624      0.46
                                                      ==========              ==========

    The following table summarizes information on outstanding and exercisable options as of March 31, 2000 (unaudited):

                                                     OPTIONS OUTSTANDING
                                             ------------------------------------    OPTIONS EXERCISABLE
                                                            WEIGHTED                ----------------------
                                                             AVERAGE     WEIGHTED                 WEIGHTED
                                                            REMAINING    AVERAGE                  AVERAGE
                                               NUMBER      CONTRACTUAL   EXERCISE     NUMBER      EXERCISE
RANGE OF EXERCISABLE PRICES                  OUTSTANDING      LIFE        PRICE     EXERCISABLE    PRICE
---------------------------                  -----------   -----------   --------   -----------   --------
$0.10-$0.40................................   2,363,725       52.61       $0.40       560,675      $0.40
$2.28......................................      67,650       51.90        2.28         7,890       2.28
$2.59......................................      47,550       52.93        2.59         4,800       2.59
                                              ---------                               -------
$0.10-$2.59................................   2,478,925       52.60        0.49       573,365       0.44
                                              =========                               =======

                        E*OFFERING CORP. AND SUBSIDIARY

    FROM NOVEMBER 13, 1998 (INCEPTION) TO SEPTEMBER 30, 1999 (UNAUDITED WITH
          RESPECT TO DATA AS OF MARCH 31, 2000 AND FOR THE PERIOD FROM
                NOVEMBER 13, 1998 (INCEPTION) TO MARCH 31, 1999
                  AND FOR THE SIX MONTHS ENDED MARCH 31, 2000)

10. STOCK OPTION PLAN (CONTINUED)
    The following table summarizes information on outstanding and exercisable options as of September 30, 1999:

                                                     OPTIONS OUTSTANDING
                                             ------------------------------------    OPTIONS EXERCISABLE
                                                            WEIGHTED                ----------------------
                                                             AVERAGE     WEIGHTED                 WEIGHTED
                                                            REMAINING    AVERAGE                  AVERAGE
                                               NUMBER      CONTRACTUAL   EXERCISE     NUMBER      EXERCISE
RANGE OF EXERCISABLE PRICES                  OUTSTANDING      LIFE        PRICE     EXERCISABLE    PRICE
---------------------------                  -----------   -----------   --------   -----------   --------
$0.10-$0.40................................   3,963,124       57.28       $0.40       594,328      $0.40
$2.28......................................      86,000       57.97        2.28         4,325       2.28
$2.59......................................      48,500       59.00        2.59         2,425       2.59
                                              ---------                               -------
$0.10-$2.59................................   4,097,624       57.31        0.46       601,078       0.41
                                              =========                               =======

    From November 13, 1998 (Inception) to September 30, 1999, options were granted to employees for the purchase of up to 4,561,777 common shares at prices $0.10 to $2.59 per share, which the Company's Board of Directors deemed the fair market value of the common stock at the date of grant. The Company records compensation expense resulting from the difference between the option price per share and the estimated fair market value of the common stock at the grant date; the common stock has been valued at a range of $2.70 and $3.10 per share, as of September 30, 1999 by an independent, third-party appraiser. For the period from November 13, 1998 (Inception) to September 30, 1999, the Company recorded $225,861 of deferred compensation expense associated with these stock option grants. This amount is recorded ratably over the vesting period of the respective options.

    From November 13, 1998 (Inception) to September 30, 1999, options were granted to non-employees for the purchase of up to 487,500 common shares at $0.40 per share. For the period from November 13, 1998 (Inception) to September 30, 1999, the Company recorded $116,397 of deferred compensation expense related to stock options granted to non-employees. This amount was calculated using the Black-Scholes option-pricing model using 100% volatility and the weighted average assumptions defined below.

    SFAS No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION, requires the disclosure of pro forma net income had the Company adopted the fair value method for employee stock option grants. Under SFAS No. 123, the fair value of stock-based grants to employees is calculated through the use of option pricing models, even though such models were developed to estimate the fair value of freely tradable, fully transferable options without vesting restrictions, which significantly differ from the Company's stock option awards. These models also require subjective assumptions, including future stock price volatility and expected time to exercise, which greatly affect the calculated values.

                        E*OFFERING CORP. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

    FROM NOVEMBER 13, 1998 (INCEPTION) TO SEPTEMBER 30, 1999 (UNAUDITED WITH
          RESPECT TO DATA AS OF MARCH 31, 2000 AND FOR THE PERIOD FROM
                NOVEMBER 13, 1998 (INCEPTION) TO MARCH 31, 1999
                  AND FOR THE SIX MONTHS ENDED MARCH 31, 2000)

10. STOCK OPTION PLAN (CONTINUED)

    The Company's calculations were made using the minimum value method with the following weighted average assumptions:

Expected life...............................................   60 Months
Risk-free interest rate.....................................  4.45%-5.84%
Dividend yield..............................................      0%

    The Company's calculations are based on a single option valuation approach and forfeitures are recognized as they occur. If the computed fair values of the awards had been amortized to expense over the vesting period of the grants, pro forma net loss would have been $7,429,018 and $13,399,889 for the six months ended March 31, 2000 (unaudited) and for the period from November 13, 1998 (Inception) to September 30, 1999, respectively. Based upon the above assumptions, the weighted average fair value of employee stock options granted for the period November 13, 1998 (Inception) to March 31, 1999 (unaudited) and for the period November 13, 1998 (Inception) to September 30, 1999 was $0.38 and $0.30 per share, respectively. There were no options granted during the six months ended March 31, 2000 (unaudited).

    Two stockholders exercised their stock options in the form of unsecured notes receivable. Such stockholders' notes, which include principal and interest of $117,421 and $114,088 as of March 31, 2000 (unaudited) and September 30, 1999, respectively, bear interest of 6% per annum and mature in April 2001.

11. EMPLOYEE BENEFIT PLAN

    The Company has a 401(k) employee savings plan that covers all full-time employees who are at least age 21 with one month of service. The Company may match employee contributions at its sole discretion. For the period from November 13, 1998 (Inception) to September 30, 1999, the Company did not contribute to the 401(k) employee savings plan.

    The Company also has a Cafeteria Plan that is available to all eligible full-time employees. Under this plan, employees can defer up to $1,500 for health care reimbursements and up to $5,000 for dependent care assistance. Any unused amount is forfeited and participants of the plan cannot receive reimbursements in excess of their deferrals. At September 30, 1999, the Company has $15,972 of restricted cash and a reciprocal liability related to pay participants' claims.

12. COMMITMENTS AND CONTINGENT LIABILITIES

    SECURITIES SOLD BUT NOT YET PURCHASED--In the normal course of business, the Company sells equity securities not yet purchased, which are recorded as liabilities in the consolidated statements of financial condition. The Company is exposed to the risk that market price increases cause the ultimate obligation for such commitments to exceed the amount recorded in the consolidated statements of financial condition.

                        E*OFFERING CORP. AND SUBSIDIARY

    FROM NOVEMBER 13, 1998 (INCEPTION) TO SEPTEMBER 30, 1999 (UNAUDITED WITH
          RESPECT TO DATA AS OF MARCH 31, 2000 AND FOR THE PERIOD FROM
                NOVEMBER 13, 1998 (INCEPTION) TO MARCH 31, 1999
                  AND FOR THE SIX MONTHS ENDED MARCH 31, 2000)

12. COMMITMENTS AND CONTINGENT LIABILITIES (CONTINUED)
    SETTLEMENT OF SECURITIES TRANSACTIONS--The Company is obligated to settle transactions with brokers and other financial institutions even if its customers fail to meet their obligations to the Company. Customers are required to complete their transactions on settlement date, generally three business days after trade date. If customers do not fulfill their contractual obligations, the Company may incur losses. The Company has established procedures to reduce this risk by requiring deposits from customers for certain types of trades.

    UNDERWRITING TRANSACTIONS--In the normal course of business, the Company enters into various underwriting commitments. In the opinion of management, the settlement of transactions relating to such commitments will have no material impact on the Company's financial condition.

    LITIGATION--The Company has been named as a defendant in several pending or threatened lawsuits. Certain matters that are currently in arbitration are against the former Meridian Capital Group, Inc. As discussed in Note 6, any settlement that arises from these actions will be offset against the $500,000 note payable to the Meridian Capital Group, Inc.

    Management of the Company, after consultation with outside legal counsel, believes that the resolution of these various lawsuits will not result in a material adverse effect on the Company's financial statements. In addition, the note payable to the Meridian Capital Group, Inc. is in excess of such claims brought against the former Meridian Capital Group, Inc.

    During the six months ended March 31, 2000 (unaudited), a former officer of the Company filed a complaint against the Company, alleging the employee was entitled under an agreement with the Company to accelerate the vesting of 125,000 shares of common stock underlying his stock options in the Company. The complaint alleges the acceleration of such options resulted from the "change in control" provisions of the stock option agreement that were evoked as a result of the change in the chief executive officer. The employee seeks delivery of 106,250 shares of the Company's common stock for a purchase price of $0.40 per share plus damages. The Company denies the employees' claims and has raised affirmative defenses.

    LEASES--The Company leases three office facilities, which expire at various dates through August 2001. Aggregate minimum commitments under these leases, and two equipment leases which expire through September 2004, are as follows:

                                                              SEPTEMBER 30,
                                                                  1999
                                                              -------------
2000........................................................   $1,548,174
2001........................................................      605,401
2002........................................................       46,676
2003........................................................       46,676
2004........................................................       42,152
                                                               ----------
                                                               $2,289,079
                                                               ==========

                        E*OFFERING CORP. AND SUBSIDIARY

    FROM NOVEMBER 13, 1998 (INCEPTION) TO SEPTEMBER 30, 1999 (UNAUDITED WITH
          RESPECT TO DATA AS OF MARCH 31, 2000 AND FOR THE PERIOD FROM
                NOVEMBER 13, 1998 (INCEPTION) TO MARCH 31, 1999
                  AND FOR THE SIX MONTHS ENDED MARCH 31, 2000)

12. COMMITMENTS AND CONTINGENT LIABILITIES (CONTINUED)
    Total rental expense amounted to $528,341 form the period November 13, 1998 (Inception) to September 30, 1999.

    The Company has two operating leases with related parties. The first lease is on a month-to-month basis from one of the Company's shareholders. Total rent paid from November 13, 1998 (Inception) to September 30, 1999 amounted to $81,860 and $36,340 for the six months ended March 31, 2000 (unaudited). The second lease is from E*TRADE, which expired November 30, 1999. Future commitments under this lease amount to $21,200, which is included in the schedule above. Total rent paid from November 13, 1998 (Inception) to September 30, 1999 amounted to $127,200. In addition, the Company has a deposit held by E*TRADE in the amount of $10,600. The deposit has been included in the accompanying consolidated statements of financial condition and the related rent expenses with affiliates are included in occupancy expense in the accompanying consolidated statements of operations.

    During September 1999, the Company announced the closing of certain of its Newport Beach operations. The Company provided severance agreements to certain employees to either remain with the Company until November 30, 1999 or to move to the Company's San Francisco office. The Company has accounted for severance costs in accordance with EITF Issue 94-3, LIABILITY RECOGNITION FOR CERTAIN EMPLOYEE TERMINATION BENEFITS AND OTHER COSTS TO EXIT AN ACTIVITY. At
September 30, 1999, the Company recorded a severance liability in the amount of $486,649, which includes services performed through September 30, 1999 and paid $920,303 during the six months ended March 31, 2000 (unaudited).

    The Company has agreed to pay an employee a guaranteed bonus in the amount of $3,250,000 to be paid over a two-year employment period, payable in equal one-quarter installments in February and June of each year. The Company accrues for such bonus on a straight-line method, over the life of the employment contact. At September 30, 1999, the Company recorded $500,000 in salaries, commissions and bonuses payable in the accompanying consolidated statement of financial condition and the related expense in employee compensation and benefits in the accompanying consolidated statement of operations. The employee terminated employment with the Company in January 2000 resulting in the cancellation of the bonus guarantee.

13. NET CAPITAL REQUIREMENTS

    NET CAPITAL REQUIREMENTS--The Company is subject to the Securities and Exchange Commission's Uniform Net Capital Rule (Rule 15c3-1), which requires the maintenance of minimum net capital and requires that the ratio of aggregate indebtedness to net capital, both as defined, shall not exceed 15 to 1. At September 30, 1999, the Company had net capital of $1,050,317, which was $721,497 in excess of its required net capital. The Company's aggregate indebtedness to net capital ratio was 4.70 to 1 at September 30, 1999. At
March 31, 2000 (unaudited), the Company had net capital of $16,617,855, which was $15,670,998 in excess of the required net capital. The Company's aggregate indebtedness to net capital ratio was 0.85 to 1 at March 31, 2000 (unaudited).

                        E*OFFERING CORP. AND SUBSIDIARY

    FROM NOVEMBER 13, 1998 (INCEPTION) TO SEPTEMBER 30, 1999 (UNAUDITED WITH
          RESPECT TO DATA AS OF MARCH 31, 2000 AND FOR THE PERIOD FROM
                NOVEMBER 13, 1998 (INCEPTION) TO MARCH 31, 1999
                  AND FOR THE SIX MONTHS ENDED MARCH 31, 2000)

14. RESERVE REQUIREMENTS FOR BROKERS OR DEALERS

    The Company is exempt from the provisions of Rule 15c3-3 (pursuant to paragraph (k)(2)(ii) of such rule) of the Securities Exchange Act of 1934 as an introducing broker or dealer that carries no customers' accounts, promptly transmits all customer funds and delivers all customer securities received to the clearing broker, and does not otherwise hold funds or securities of customers or dealers. Because of such exemption, the Company is not required to prepare a determination of reserve requirement for brokers or dealers.

15. SUBSEQUENT EVENTS

    The Company is negotiating with outside parties for an equity investment utilizing a new series of preferred stock for an amount ranging from $35,000,000 to $40,000,000 which is expected to settle sometime in the first quarter following September 30, 1999. (The transaction was subsequently completed See
Note 9). In the meantime, E*TRADE has provided an additional temporary subordinated debt agreement in the amount of $5,000,000 effective October 13, 1999 and maturing on November 28, 1999. The subordinated debt note can be renewed for up to a 45-day period. The subordinated debt bears interest of 15% per annum. It is management's expectation that if the negotiations with the outside parties do not result in new equity funding, the Company believes its shareholders would continue to provide the necessary funding to continue as a going concern for a reasonable period of time.

    In October 1999, the Company approved and paid $50,000 in legal services provided to a common stockholder of the Company.

    In November 1999, the Company decided to close one of its Newport Beach offices, resulting in the abandonment of approximately $380,000 of capitalized leasehold improvements, which was recorded in the first quarter of the next fiscal year.

    The following unaudited events occurred subsequent to the report date of the independent auditors' report on the Company's consolidated financial statements for the period November 13, 1998 (Inception) to September 30, 1999:

    On May 15, 2000, the Company signed an Agreement and Plan of Merger with Wit SoundView Group, Inc. ("Wit SoundView"). Under the terms of the Agreement, Wit SoundView will acquire the outstanding shares of the Company in exchange for up to 28,486,247 shares of WitSound View common stock. The maximum number of Wit SoundView shares had a value of approximately $292,000,000, or $10.25 per share at May 15, 2000. The board of directors of Wit SoundView and the Company's stockholders have approved the transaction, which is expected to close in August or September 2000. Completion is contingent on Wit SoundView stockholder approval, regulatory approval and other customary closing conditions.

    The Company ceased to grant stock options under the 1998 Stock Option Plan on September 30, 1999. In April 2000, the Company's board of directors adopted the 2000 Stock Option/Stock Issuance Plan. The Plan permits the plan administrator under the authority of the board of directors, to grant options or issue common shares to employees, non-employee board members, consultants and other independent

                        E*OFFERING CORP. AND SUBSIDIARY

    FROM NOVEMBER 13, 1998 (INCEPTION) TO SEPTEMBER 30, 1999 (UNAUDITED WITH
          RESPECT TO DATA AS OF MARCH 31, 2000 AND FOR THE PERIOD FROM
                NOVEMBER 13, 1998 (INCEPTION) TO MARCH 31, 1999
                  AND FOR THE SIX MONTHS ENDED MARCH 31, 2000)

15. SUBSEQUENT EVENTS (CONTINUED)
advisors of the Company. No option will have a term in excess of ten years as measured from the date of grant. The options may be granted as incentive stock options or nonqualified stock options. Stock awards may also be issued under the Plan. The plan administrator has the discretion to grant options and to issue stock that is fully vested upon issuance or in one or more installments, however, the vesting schedule may not be more restrictive than 20% per year vesting, with the initial vesting to occur more than one year after the vesting commencement date.

    At the completion of the merger with Wit SoundView, the Company's 1998 Stock Option Plan and 2000 Stock Option/Stock Issuance Plan will be assumed by Wit SoundView and no additional options to purchase common stock or issuances of common stock will be granted under the 2000 Stock Option/Stock Issuance Plan.


    On July 26, 2000, the Company announced a termination plan of approximately 40% of its employees that will occur between August and December 2000. Approximately 15 to 20 employees will receive severance payments of approximately $1.1 million prior to the closing of the merger transaction with Wit SoundView. The remaining employees will receive severance payments from Wit SoundView subsequent to the closing of the merger transaction.

                                                                      APPENDIX I

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                            WIT CAPITAL GROUP, INC.

                           WIT SOUNDVIEW CORPORATION

                                      AND

                                E*OFFERING CORP.

                           DATED AS OF: MAY 15, 2000

                               TABLE OF CONTENTS

                                                                         PAGE
                                                                       --------
AGREEMENT AND PLAN OF MERGER.........................................    I-1
ARTICLE I THE MERGER; CLOSING; EFFECTIVE TIME........................    I-1
    1.1  The Merger..................................................    I-1
    1.2  Closing.....................................................    I-2
    1.3  Effective Time..............................................    I-2
ARTICLE II ARTICLES OF INCORPORATION AND BYLAWS OF THE SURVIVING         I-2
CORPORATION..........................................................
    2.1  Articles of Incorporation...................................    I-2
    2.2  Bylaws......................................................    I-2
ARTICLE III DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION......    I-2
    3.1  Directors...................................................    I-2
    3.2  Officers....................................................    I-2
ARTICLE IV MERGER CONSIDERATION; CONVERSION OR CANCELLATION OF SHARES    I-2
IN THE MERGER........................................................
    4.1  Share Consideration for the Merger; Conversion or
         Cancellation of Shares in the Merger........................    I-2
    4.2  Exchange of Shares in the Merger............................    I-6
    4.3  Fractional Shares...........................................    I-8
ARTICLE V OTHER AGREEMENTS...........................................    I-8
    5.1  Certain Company Shareholder Actions and Agreements..........    I-8
    5.2  Certain Parent Stockholder Actions and Agreements...........    I-9
    5.3  Employment Agreements.......................................    I-9
    5.4  Strategic Alliance Agreement................................    I-9
    5.5  Retention Pool..............................................    I-9
    5.6  Standstill Agreement........................................   I-10
    5.7  The Company Stock and Option Arrangements...................   I-10
    5.8  Indemnification of Company Directors and Officers...........   I-10
    5.9  Employee Benefit Plans......................................   I-11
         Technical Support...........................................   I-11
5.10
         Consent of the Company......................................   I-11
5.11
ARTICLE VI REPRESENTATIONS AND WARRANTIES OF THE COMPANY.............   I-11
    6.1  Organization; Qualification.................................   I-11
    6.2  Subsidiaries and Affiliates.................................   I-12
    6.3  Capitalization..............................................   I-12
    6.4  Authorization; Validity of Agreement; The Company Action....   I-13
    6.5  Board Approvals Regarding Transactions......................   I-13
    6.6  Vote Required...............................................   I-13
    6.7  Consents and Approvals; No Violations.......................   I-13
    6.8  Governmental Documents and Financial Statements.............   I-14
    6.9  Compliance with Applicable Law..............................   I-14
         Books and Records...........................................   I-15
6.10
         Ineligible Persons..........................................   I-16
6.11
         No Undisclosed Liabilities..................................   I-16
6.12
         Interim Operations..........................................   I-16
6.13
         Absence of Certain Changes..................................   I-16
6.14
         Technology and Intellectual Property........................   I-17
6.15
         Legal Proceedings...........................................   I-17
6.16
         Employee Benefit Plans......................................   I-18
6.17
         Tax Matters; Government Benefits............................   I-19
6.18
         Labor and Employment Matters................................   I-20
6.19

                                                                         PAGE
                                                                       --------
         Contracts and Commitments...................................   I-20
6.20
         Insurance...................................................   I-20
6.21
         Personnel...................................................   I-20
6.22
         Insider Interests...........................................   I-21
6.23
         Brokers or Finders..........................................   I-21
6.24
         Information Supplied........................................   I-21
6.25
ARTICLE VII REPRESENTATIONS AND WARRANTIES OF PARENT.................   I-21
    7.1  Organization; Qualification.................................   I-21
    7.2  Subsidiaries and Affiliates.................................   I-21
    7.3  Capitalization..............................................   I-22
    7.4  Authorization; Validity of Agreement; Parent Action.........   I-22
    7.5  Board Approvals Regarding Transactions......................   I-23
    7.6  Vote Required...............................................   I-23
    7.7  Consents and Approvals; No Violations.......................   I-23
    7.8  Governmental Documents and Financial Statements.............   I-23
    7.9  Compliance with Applicable Law..............................   I-24
         Books and Records...........................................   I-25
7.10
         Ineligible Persons..........................................   I-25
7.11
         No Undisclosed Liabilities..................................   I-25
7.12
         Interim Operations..........................................   I-25
7.13
         Absence of Certain Changes..................................   I-26
7.14
         Technology and Intellectual Property........................   I-26
7.15
         Legal Proceedings...........................................   I-27
7.16
         Employee Benefit Plans......................................   I-27
7.17
         Tax Matters; Government Benefits............................   I-29
7.18
         Labor and Employment Matters................................   I-30
7.19
         Contracts and Commitments...................................   I-30
7.20
         Insurance...................................................   I-30
7.21
         Insider Interests...........................................   I-30
7.22
         Brokers or Finders..........................................   I-30
7.23
         Information Supplied........................................   I-30
7.24
ARTICLE VIII COVENANTS...............................................   I-31
    8.1  Interim Operations of the Company...........................   I-31
    8.2  Interim Operations of Parent................................   I-33
    8.3  Access; Confidentiality.....................................   I-34
    8.4  Reasonable Best Efforts.....................................   I-34
    8.5  Shareholders Meeting; Proxy Statement/Registration
         Statement...................................................   I-35
    8.6  No Solicitation of Competing Transaction....................   I-35
    8.7  Publicity...................................................   I-36
    8.8  Notification of Certain Matters.............................   I-36
    8.9  State Takeover Laws.........................................   I-36
         Merger Sub Compliance.......................................   I-36
8.10
         Expenses....................................................   I-36
8.11
         Tax-Free Reorganization.....................................   I-36
8.12
ARTICLE IX CONDITIONS................................................   I-37
    9.1  Conditions to the Obligations of Parent and Merger Sub......   I-37
    9.2  Conditions to the Obligations of the Company................   I-38
ARTICLE X ESCROW AND INDEMNIFICATION.................................   I-39
         Escrow Fund.................................................   I-39
10.1
         Parent's Indemnification Rights.............................   I-39
10.2

                                                                         PAGE
                                                                       --------
         Escrow Period...............................................   I-40
10.3
         Claims upon Escrow Fund.....................................   I-40
10.4
         Objections to Claims........................................   I-40
10.5
         Resolution of Conflicts; Arbitration........................   I-41
10.6
         Shareholders' Agent.........................................   I-41
10.7
         Actions of the Shareholders' Agent..........................   I-42
10.8
         Third-Party Claims..........................................   I-42
10.9
         Shareholders' Indemnification Rights........................   I-42
10.10
         Claims against Parent.......................................   I-43
10.11
         Objections to Claims Against Parent.........................   I-43
10.12
         Resolution of Conflicts; Arbitration........................   I-44
10.13
         Third Party Claims..........................................   I-44
10.14
         Survival....................................................   I-44
10.15
ARTICLE XI TERMINATION/SURVIVAL......................................   I-44
         Termination.................................................   I-44
11.1
         Effect of Termination.......................................   I-46
11.2
         No Survival of Representations and Warranties and
11.3     Covenants...................................................   I-46
ARTICLE XII DEFINITIONS..............................................   I-46
         Definitions.................................................   I-46
12.1
         Additional Definitions......................................   I-51
12.2
ARTICLE XIII MISCELLANEOUS...........................................   I-51
         Disputes....................................................   I-51
13.1
         Amendments; Extension; Waiver...............................   I-52
13.2
         Entire Agreement............................................   I-52
13.3
         Specific Performance; Injunctive Relief.....................   I-52
13.4
         Interpretation..............................................   I-52
13.5
         Severability................................................   I-52
13.6
         Related Agreements..........................................   I-52
13.7
         Notices.....................................................   I-53
13.8
         Binding Effect; Persons Benefiting; No Assignment...........   I-54
13.9
         Counterparts................................................   I-54
13.10
         Governing Law...............................................   I-54
13.11
         Jurisdiction; Waiver of Jury Trial and Certain Damages......   I-54
13.12

                          AGREEMENT AND PLAN OF MERGER

    AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of May 15, 2000, among Wit Capital Group, Inc., a Delaware corporation ("Parent"), Wit Soundview Corporation, a Delaware corporation and a direct wholly owned subsidiary of Parent ("Merger Sub"), and E*OFFERING Corp., a California corporation (the "Company").

                                    RECITALS

    WHEREAS, the Boards of Directors of Parent, Merger Sub and the Company each have determined that it is in the best interests of their respective stockholders for the Company to merge with and into Merger Sub subject to the terms and conditions of this Agreement; and

    WHEREAS, the Boards of Directors of each of Parent, Merger Sub, and the Company have approved this Agreement and the transactions contemplated by this Agreement in accordance with the provisions of the California General Corporation Law ("California Law") and the Delaware General Corporation Law ("Delaware Law"); and

    WHEREAS, Parent's Board of Directors has resolved to recommend to its shareholders the approval of this Agreement and the consummation of the transactions subject to the terms and conditions set forth in this Agreement; and

    WHEREAS, Parent has approved this Agreement as the sole stockholder of Merger Sub; and

    WHEREAS, for federal income tax purposes, it is intended that the Merger (as defined in Section 1.1) qualify as a reorganization within the meaning of
Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");
and

    WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, covenants and agreements in connection with the Merger.

    NOW, THEREFORE, in consideration of the representations, covenants and agreements set forth in this Agreement, Parent, Merger Sub and the Company agree as follows:

                                   ARTICLE I
                      THE MERGER; CLOSING; EFFECTIVE TIME

    1.1  THE MERGER.

    At the Effective Time (as defined in Section 1.3) and subject to the terms and conditions of this Agreement and the applicable provisions of California Law and Delaware Law, the Company shall be merged with and into Merger Sub, the separate corporate existence of the Company shall cease and Merger Sub shall continue as the surviving corporation and a wholly owned subsidiary of Parent. Merger Sub, as the surviving corporation after the Merger, is sometimes referred to in this Agreement as the "Surviving Corporation."

    1.2  CLOSING.

    The closing of the Merger (the "Closing") shall take place (a) at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 525 University Avenue, Palo Alto, CA 94301, at 10:00 a.m. on the first business day following the date on which the last of the conditions set forth in Article IX are fulfilled or waived in accordance with this Agreement or (b) at such other place, time and date as Parent and the Company may agree.

    1.3  EFFECTIVE TIME.

    Subject to the terms and conditions of Article IX, the parties shall file an Agreement of Merger, together at the Closing with the related officers' certificates required by section 1103 of California Law, each in form and substance reasonably acceptable to each of the parties hereto, with the Secretary of State of the State of California, whereupon Merger Sub shall be merged with and into the Company pursuant to Sections 1100 et seq. of California Law. Concurrently with the filing of the Agreement of Merger with the Secretary of State of the State of California and subject to the terms and conditions set forth in Article IX of this Agreement, the parties shall file a Certificate of Merger in form and substance reasonably acceptable to each of the parties hereto with the Secretary of State of the State of Delaware in accordance with Delaware Law. The parties shall make all other filings, recordings or publications required by California Law and Delaware Law in connection with the Merger. The Merger shall become effective at the time specified in the Agreement of Merger and Certificate of Merger, which specified time shall be a time on the Closing Date and shall be the same in each of the Agreement of Merger and Certificate of Merger (the time at which the Merger becomes effective being the "Effective Time").

                                   ARTICLE II
                      ARTICLES OF INCORPORATION AND BYLAWS
                          OF THE SURVIVING CORPORATION

    2.1  ARTICLES OF INCORPORATION.

    At the Effective Time, the Articles of Incorporation of the Merger Sub shall be the Articles of Incorporation of the Surviving Corporation.

    2.2  BYLAWS.

    At the Effective Time, and without any further action on the part of the Company, Merger Sub or the Surviving Corporation, the Bylaws of Merger Sub shall be the Bylaws of the Surviving Corporation.

                                  ARTICLE III
              DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION

    3.1  DIRECTORS.

    Ronald Readmond, Mark Loehr and Russell Crabs shall be, from and after the Effective Time, the directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified.

    3.2  OFFICERS.

    The officers of Merger Sub at the Effective Time shall be, from and after the Effective Time, the officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified.

                                   ARTICLE IV
    MERGER CONSIDERATION; CONVERSION OR CANCELLATION OF SHARES IN THE MERGER

    4.1 SHARE CONSIDERATION FOR THE MERGER; CONVERSION OR CANCELLATION OF SHARES IN THE MERGER

        (a) Conversion of Company Capital Stock. The maximum number of shares of Common Stock, $0.01 par value per share, of Parent ("Parent Common Stock") together with the associated rights (the "Parent Rights") to purchase shares of Series A Junior Participating Preferred Stock of Parent issued pursuant to the Rights Agreement dated June 7, 1999 between Parent and American Stock Transfer Company as Rights Agent (the "Parent Rights Agreement") (the shares of Parent Common Stock together with the Parent Rights being referred to herein as the "Parent Shares") to be issued in exchange for the acquisition by Parent of the Company Capital Stock and to be reserved for issuance upon exercise of all unexpired and unexercised outstanding options, warrants and other rights (whether vested, unvested or contingent) to acquire Company Capital Stock shall be 28,486,247 (the "Aggregate Consideration").

    For purposes of this Agreement, "Company Capital Stock" means, collectively, all Company Common Stock; all shares of Series A Preferred Stock, no par value per share, Series B Preferred Stock, no par value per share, and Series C Preferred Stock, no par value per share of the Company (collectively "Company Preferred Stock"), and shares of Common Stock, no par value, per share, of the Company ("Company Common Stock").

    Subject to the terms and conditions of this Agreement, the Certificate of Merger, the Agreement of Merger, and the Escrow Agreement referenced in
Article X, as of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Company Common Stock or Company Preferred Stock:

           (i) each share of Series C Preferred Stock issued and outstanding immediately prior to the Effective Time (other than such shares, if any, which are Dissenting Shares) shall be converted into and exchanged for the right to receive the sum of (A) the number of fully paid and unassessable Parent Shares, rounded to the nearest thousandth of a share (with "5" being rounded upward), equal to the quotient derived by dividing the sum of $3.481280502 plus any accrued but unpaid dividends in respect of such share since the date of issuance thereof, by $10.25 (the "Stock Price") plus (B) the Exchange Ratio (as defined below).

           (ii) each share of Series B Preferred Stock issued and outstanding immediately prior to the Effective Time (other than such shares, if any, which are Dissenting Shares) shall be converted into and exchanged for the right to receive the number of fully paid and nonassessable Parent Shares, rounded to the nearest thousandth of a share (with "5" being rounded upward), equal to the sum of (A) the quotient derived by dividing the sum of $4.00 plus any declared but unpaid dividends in respect of such share by the Stock Price plus (B) the Exchange Ratio (as defined below).

           (iii) each share of Series A Preferred Stock issued and outstanding immediately prior to the Effective Time (other than such shares, if any, which are Dissenting Shares) shall be converted into and exchanged for the right to receive the number of fully paid and nonassessable Parent Shares, rounded to the nearest thousandth of a share (with "5" being rounded upward), equal to the sum of (A) the quotient derived by dividing the sum of $1.00 plus any declared but unpaid dividends in respect of such share by the Stock Price plus (B) the Exchange Ratio.

           (iv) each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than such shares, if any, which are Dissenting Shares) shall be converted into and exchanged for the right to receive the number of fully paid and nonassessable Parent Shares, rounded to the nearest thousandth of a share (with "5" being rounded upward), equal to 0.674237515 (as modified to take into account the additional accrued but unpaid dividends with respect to Series C Preferred Stock between the date hereof and the Effective Time) (the "Exchange Ratio"), which is the quotient derived by dividing (A) the excess of (1) the number of Parent Shares constituting the Aggregate Consideration over (2) the 500,000 Parent Shares to be issued in exchange for the Retention Pool Shares as defined in Section 5.5(c) and the sum of the number of Parent Shares that would be exchanged pursuant to
       Section 4.1(a)(i), (ii) and (iii) above if none of the shares of Company Capital Stock outstanding immediately prior to the Effective Time are Dissenting Shares by (B) the sum of (1) the number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time plus (2) the number of shares of Company Common Stock that would be issuable at that time upon the conversion of all shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock outstanding immediately prior to the Effective Time plus (3) the number of shares of Company Common Stock that would be issuable at that time upon the exercise of all options, warrants and other rights to acquire shares of Company Common Stock from the Company (other than the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock) if all such options, warrants and other rights were fully exercisable at such time. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time that is restricted or not fully vested shall, except as provided for herein, upon such conversion and exchange have the same restrictions or vesting arrangements applicable to those shares prior to the conversion.

    Attached as Exhibit A is a schedule (the "Preliminary Allocation Schedule") showing an allocation of Aggregate Consideration among holders of Company Capital Stock and StockEquivalents, including the number of Parent Shares to be deposited in the Escrow Fund (defined in Section 10.1), as of the execution of this Agreement as if the Effective Time and the issuance and deposit of Parent Shares pursuant to the Transactions had occurred as of the date of the execution of this Agreement. Two (2) days prior to the scheduled Closing, the Company shall prepare an updated allocation schedule based on an allocation of Aggregate Consideration as of that date. As soon as practicable after Closing, the Shareholders' Agent shall prepare a final allocation as of the Effective Time. (This final allocation as of the Effective Time is referred to as the "Final Allocation Schedule.")

        (b) Dissenters' Rights. "Dissenting Shares" means any shares of Company Common Stock or Company Preferred Stock outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented to the Merger in writing, and who has demanded appraisal for the shares of Company Common Stock or Company Preferred Stock in accordance with Section 1300 of California Law, if Section 1300 provides for appraisal rights for the Shares in the Merger.

           (i) Subject to (ii) below, notwithstanding any provision of this Agreement to the contrary, Dissenting Shares shall not be converted into or represent a right to receive the applicable consideration set forth for such shares in Section 4.1(a), or cash in lieu of fractional shares of Parent Common Stock pursuant to Section 4.3, but the holder of the Shares shall be entitled to only those rights granted by California Law.

           (ii) Notwithstanding the provisions of Section 4.1(a)(i), if any holder of shares of Company Common Stock or Company Preferred Stock who demands appraisal of the holder's shares of Company Common Stock or Company Preferred Stock under California Law effectively withdraws or loses (through failure to perfect or otherwise) his right to appraisal, then as of the Effective Time or the occurrence of the event that causes such effective withdrawal or loss, whichever earlier occurs, that holder's shares of Company Common Stock or Company Preferred Stock shall automatically be converted into and represent only the right to receive the applicable consideration set forth for such shares in
       Section 4.1(a), and cash in lieu of fractional shares of Parent Common Stock as provided in Section 4.3, without interest, upon surrender of the certificate or certificates representing the shares of Company Common Stock or Company Preferred Stock (each such certificate, a "Company Certificate").

           (iii) The Company shall give Parent (A) prompt notice of any written demands for appraisal or payment of the fair value of any shares of Company Common Stock or Company Preferred Stock, withdrawals of such demands, and any other instruments served on the Company pursuant to California Law received by the Company, and (B) from and after the Effective Time, the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under California Law. Except with the prior written consent of Parent, the Company shall not voluntarily make any payment with respect to any demands for appraisal or settle, or offer to settle, any such demands.

        (c) Parent Holdings. At the Effective Time, each share of Company Capital Stock issued and outstanding and owned by Parent or any Parent Subsidiary immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder, cease to be outstanding and be canceled and retired without payment of any consideration for the Share.

        (d) Merger Sub Shares. At the Effective Time, each share of Common Stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of Merger Sub or the holder of the share remain outstanding.

        (e) Company Stock Options and Warrants. Except as set forth below, the terms and provisions of the Company Stock Option Plan (as defined below) shall continue in full force and effect and shall govern each option (or portion of the option, as the case may be) outstanding immediately prior to the Effective Time under the Company Stock Option Plan, whether vested, unvested, exercisable or unexercisable (a "Company Stock Option"). At the Effective Time, each Company Stock Option then outstanding and each warrant or other right (other than the Company Preferred Stock) to receive Company Common Stock then outstanding (together with Company Stock Options, "Company Rights") shall be automatically converted, without any further action, into an option, warrant or right to purchase or acquire Parent Shares (a "Parent Common Stock Right"). The number of Parent Shares for which each Company Right shall be exercisable shall be equal to the number of shares of Company Common Stock that were subject to the Company Right immediately prior to the Effective Time multiplied by the Exchange Ratio rounded down to the nearest whole number of Parent Shares, at an exercise price per Parent Share equal to the per share exercise price of each Company Right immediately prior to the Effective Time divided by the Exchange Ratio rounded up to the nearest whole cent, subject to the receipt of consent from each holder of Company Options. Any Company Stock Options converted into options to purchase Parent Shares, other than Company Stock Options held by persons who are not employees of the Company as of the date of this Agreement and who are identified on Schedule 4.1(e), together with the number of options held by each such person (the "Non-Employee Company Stock Options"), shall be adjusted to vest in sixteen (16) equal quarterly installments at the end of each calendar quarter over forty-eight (48) months from date of grant to the extent the optionee has been continuously employed by Parent until such vesting date, subject, in the case of each such Company Stock Option, to the receipt of consent from its holder. All Non-Employee Company Stock Options shall accelerate and become fully vested immediately upon the Effective Time, subject, in the case of each such Non-Employee Company Stock Option, to the receipt of consent from its holder. For purposes of this Agreement, the term "Company Stock Option Plan" means the Company's 1998 Stock Option Plan and the Company's 2000 Stock Option Plan. Parent shall use all reasonable efforts to cause to be reserved for issuance the number of Parent Shares issuable upon exercise of the Parent Common Stock Options and rights to acquire Parent Common Stock issued in exchange for Company Rights referred to in this Section 4.1(e) and, Parent shall cause to be filed, as soon as reasonably practicable after the Effective Time but in no event later than sixty (60) days after the Effective Time, a registration statement on Form S-8 (or any successor or other appropriate form) under the Securities Act, or an amendment to an existing registration statement of Form S-8, to register the Parent Shares issuable upon exercise of the Parent Common Stock Options.

        (f) Changes in Capitalization. If between the date of this Agreement and the Effective Time, the outstanding Parent Shares or Company Capital Stock shall be changed into a different number of shares or a different class by reason of any reclassification, reorganization, consolidation, merger, recapitalization, split-up, combination or exchange of shares or if a stock dividend is declared with a record date within that period, the number of Parent Shares to be issued in the Merger shall be appropriately adjusted. Nothing in this Section 4.1(f) shall be deemed to constitute a waiver by the Company of the provisions of Section 8.2 hereof.

    4.2  EXCHANGE OF SHARES IN THE MERGER.

    The manner of making exchange of shares in the Merger shall be as follows:

        (a) Promptly upon receipt of the Final Allocation Schedule, Parent shall make available to American Stock Transfer Company or another exchange agent selected by Parent (the "Exchange Agent") for the benefit of the holders of shares of Company Capital Stock, a sufficient number of certificates representing the aggregate number of Parent Shares issuable pursuant to
    Section 4.1 (the certificates representing such aggregate number of Parent Shares being hereinafter referred to as the "Stock Merger Exchange Fund"). The Exchange Agent shall, pursuant to irrevocable written instructions, deliver the Parent Shares contemplated to be issued pursuant to Section 4.1 out of the Stock Merger Exchange Fund. The Stock Merger Exchange Fund shall not be used for any other purpose.

        (b) Promptly upon receipt of the Final Allocation Schedule, the Exchange Agent shall mail and make available to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Capital Stock (the "Certificates")
    (i) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and
    (ii) instructions for use in effecting the surrender of the Certificates for payment in exchange. All Parent Shares received by Company shareholders in respect of the Retention Pool Shares shall, in addition to the forfeiture provisions of the grant of such Retention Pool Shares, be subject to prohibitions on transfer for twelve (12) months as to one-third of such Retention Pool Shares, for twenty-four (24) months as to one-third of such Retention Pool and for thirty-six (36) months as to the remaining one-third of such Retention Pool Shares. All Parent Shares received by E*TRADE
    Group, Inc. ("E*TRADE") and its Subsidiaries, General Atlantic Partners, LLC, and entities controlled by it, and SOFTBANK Corp., and entities controlled by it, including the portion thereof to be deposited in the Special Escrow Fund established pursuant to Section 4.2(d), shall be, to the extent each such shareholder agrees thereto, subject to prohibitions on transfer for a three (3)-year period from the Effective Time (the "Strategic Investor Lock-up Period"). The Company shall use its reasonable best efforts to obtain the consent of the shareholders to the restrictions described in the preceding sentence. Parent Shares subject to the Strategic Investor Lock-up Period are referred to as the "Strategic Investor Lock-up Shares." All Parent Shares received in the Merger by each Company shareholder listed on Schedule 4.2(b) shall be, to the extent such shareholder agrees thereto, subject to prohibitions on transfer until one hundred eighty (180) days following the Effective Time. The Company shall use its reasonable best efforts to obtain the consent of the shareholders to the restrictions described in the preceding sentence. Parent Shares subject to such 180-day restriction on transfer are referred to as the "Base Lock-up Shares." Upon surrender of Certificates for cancellation to the Exchange Agent, together with such letter of transmittal duly executed and any other required documents, the holder of such Certificates shall be entitled to receive for the shares represented by such Certificates the consideration applicable to such shares and the Certificates so surrendered shall be canceled. Upon such surrender, the Exchange Agent shall issue to each holder of Retention Pool Shares three certificates for the Parent Shares issuable to such holder, one of which shall be for a number of Parent Shares as nearly as practicable to one-third of such Parent Shares and shall be subject to a restrictive legend substantially in the form set forth in Exhibit B providing for a twelve
    (12)-month prohibition on transfer, the second of which shall be for a number of Parent Shares as nearly as practicable to one-third of such Parent Shares and shall be subject to a restrictive legend substantially in the form set forth in Exhibit B providing for a twenty-four (24) month prohibition on transfer and the other of which shall be for the remainder of such Parent Shares and shall be subject to a restrictive legend substantially in the form of Exhibit B providing for a thirty-six
    (36) month restriction on transfer. Upon such surrender, the Exchange Agent shall issue to each holder entitled to receive Base Lock-up Shares a certificate for the Parent Shares issuable to such holder, which shall be subject to a restrictive legend substantially in the form set forth in Exhibit B providing for a one hundred eighty (180)-day prohibition on transfer. Upon such surrender, the Exchange Agent shall issue to each holder entitled to receive Strategic Investor Lock-up Shares a certificate for the Parent Shares issuable to such holder, net of the number of shares to be deposited into the Special Escrow Fund described in
    Section 4.2(d), subject to a restrictive legend substantially in the form set forth in Exhibit B providing for a three(3)-year prohibition on transfer.

        (c) The transfer restrictions on the Strategic Investor Lock-up Shares and Base Lock-up Shares pursuant to Section 4.2(b) shall cease upon a Change in Control with respect to Parent. For purposes of this Section, a Change in Control with respect to Parent has the same meaning as a Change in Control of Wit in the Strategic Alliance Agreement dated as of the date of this Agreement between Parent and E*TRADE (the "Strategic Alliance Agreement"). Notwithstanding anything to the contrary, at any time upon written notice, affiliates of General Atlantic Partners 61, L.P., may designate other shares of Parent Stock (the "Substitute Shares") as being subject to the restrictions on transfer set forth herein, and upon receipt of such notice and deposit of such Substitute Shares, Parent shall release an equal number of shares of Parent Stock (the "Released Shares") held by General Atlantic Partners 61, L.P., and Capital GAP Co-Investment Partners II, L.P. (as specified in such written notice) from the restrictions on transfer set forth herein.

        (d) Within five (5) business days after the Effective Time, the Parent Shares comprising the Special Escrow Fund (as defined below) shall be registered in the name of, and deposited with an escrow agent selected by Parent with the reasonable consent of the Company (the "Special Escrow Fund Agent"), such deposit (together with interest and other income thereon) to constitute the special escrow fund (the "Special Escrow Fund") and to be governed by the terms set forth in this Section 4.2(d) and an escrow agreement, in form and substance reasonably satisfactory to the parties, embodying the terms hereof, and except as the terms set forth in this
    Section 4.2(d) may differ, substantially in the form of the Escrow Agreement attached as Exhibit H. The Special Escrow Fund shall consist of twenty-five percent (25%) of the Strategic Investor Lock-up Shares (the "Special Escrow Shares"). One thirty-sixth of the Special Escrow Shares shall be released from the Special Escrow Fund on the last business day of each calendar month following the month in which the Effective Time occurs; PROVIDED, HOWEVER, that in the event of a Change in Control (as defined in the Strategic Alliance Agreement) with respect to E*TRADE and a non-assumption of the Strategic Alliance Agreement by the acquiring or successor entity, all Special Escrow Shares then remaining in the Special Escrow Fund shall be surrendered to Parent for cancellation; and provided further, however, that in the event of a Change in Control (as defined in the Strategic Alliance Agreement) with respect to Wit, all Special Escrow Shares then remaining in the Special Escrow Fund shall be released to the Company shareholders that originally contributed such shares to the Special Escrow Fund. Any Parent Shares released from the Special Escrow Fund shall continue to bear the legend on prohibition of transfer pursuant to Section 4.2(b).

        (e) Until surrendered, such Certificates shall represent solely the right to receive the consideration applicable to such Share. No dividends or other distributions that are declared after the Effective Time on Parent Shares and payable to the holders of record thereof after the Effective Time will be paid to Persons entitled by reason of the Merger to receive Parent Shares until Certificates representing the right to receive such Parent Shares are surrendered in appropriate form. Upon such surrender, there shall be paid to the Person in whose name the Parent Shares are issued any dividends or other distributions having a record date after the Effective Time and a payment date prior to the time of such surrender. After such surrender there shall be paid to the Person in whose name the Parent Shares are issued any dividends or other distributions on such Parent Shares which shall have a record date after the Effective Time and prior to such surrender and a payment date after such surrender. In no event shall the Persons entitled to receive such dividends or other distributions be entitled to receive interest on such dividends or other distributions. If any certificate representing Parent Shares is to be issued or cash payment in lieu of fractional share interests is to be made to a Person other than the one in whose name the Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the Person requesting such exchange shall pay to the Exchange Agent any applicable transfer or other similar taxes, or shall establish to the satisfaction of the Exchange Agent that any such tax has been paid or is not applicable. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to a holder of Shares for any Parent Shares or dividends thereon, or, in accordance with
    Section 4.3, cash in lieu of fractional Parent Shares, delivered to a public official when and if required by applicable law. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the Parent Shares held by it from time to time hereunder, except that the Exchange Agent shall receive and hold all dividends or other distributions paid or distributed with respect to such Parent Shares for the account of the Persons entitled to the dividends or distributions. If any Certificate shall have been lost, stolen or destroyed, Parent may, in its discretion and as a condition precedent to the issuance of any certificate representing Parent Shares or the payment of cash in lieu of fractional shares, require the owner of such lost, stolen or destroyed Stock Certificate to provide an appropriate affidavit and to indemnify Parent against any claim that may be made against Parent or the Surviving Corporation with respect to such Certificate.

        (f) Any portion of the Stock Merger Exchange Fund and the Fractional Securities Fund (as hereinafter defined in Section 4.3) which remains unclaimed by the former stockholders of the Company for six (6) months after the Effective Time shall be delivered to Parent, upon demand of Parent, and any former stockholders of the Company shall thereafter look only to Parent for payment of their claim for the consideration for the Shares, including any cash in lieu of fractional Parent Shares.

    4.3  FRACTIONAL SHARES.

    No fractional Parent Shares shall be issued in the Merger. In lieu of any fractional securities, each holder of Shares of Company Capital Stock who would otherwise be entitled to a fraction of a Parent Share upon surrender of Certificates for exchange pursuant to this Article IV shall be paid an amount in cash (without interest) determined by multiplying (i) the Stock Price by
(ii) the fraction of a Parent Share to which the holder would otherwise be entitled. Parent shall make available to the Exchange Agent sufficient funds (referred to as the "Fractional Securities Fund") as and when necessary to enable the Exchange Agent to make the cash payments contemplated by
Section 4.3. In no event shall interest be paid or accrued on any cash payments.

                                   ARTICLE V
                                OTHER AGREEMENTS

    5.1  CERTAIN COMPANY SHAREHOLDER ACTIONS AND AGREEMENTS.

    On the date of this Agreement, each of the holders of shares named on
Schedule 5.1, (a) has executed and delivered to the Company and Parent a written consent with respect to all of his or her shares of Company Common Stock, Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock approving the Merger and this Agreement and each of the matters set forth herein; and (b) has executed and delivered to Parent a Voting Agreement (including an irrevocable proxy) in the form set forth as Exhibit C. The Company and each such holder hereby consent and agree to the giving of each such consent and the entering into of each such Voting Agreement and granting of each such irrevocable proxy.

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    5.2  CERTAIN PARENT STOCKHOLDER ACTIONS AND AGREEMENTS.

    On the date of this Agreement, each of the holders of Parent Common Stock named on Schedule 5.2 has executed and delivered to the Company a Voting Agreement (including an irrevocable proxy) in the form set forth as Exhibit D.

    5.3  EMPLOYMENT AGREEMENTS.

    The parties intend that each of the individuals named on Schedule 5.3 has entered or will enter, on or about the date of this Agreement, into an Employment Agreement with Parent in substantially the form attached as Exhibit E, the term of which shall commence at the Effective Time.

    5.4  STRATEGIC ALLIANCE AGREEMENT.

    Simultaneously with the execution of this Agreement, Parent and E*TRADE shall execute and deliver the Strategic Alliance Agreement attached as Exhibit F.

    5.5  RETENTION POOL.

        (a) At the Effective Time, Parent shall establish a stock option pool to purchase an aggregate of not less than 500,000 Parent Shares to retain Company employees following the Closing. As soon as practicable after Closing, Parent shall issue to the employees of the Company named on a retention schedule (the "Retention Schedule") to be determined by Parent and the Company as soon as practicable, but in no event later than twenty
    (20) days from the date of this Agreement, options to purchase all of the Parent Shares reserved pursuant to the preceding sentence at a per share exercise price equal to the market price of the Parent Shares on the date of the grant for purposes of Parent's stock option plan (the "Retention Parent Stock Options"). Each Retention Parent Stock Option shall vest in sixteen
    (16) equal quarterly installments at the end of each calendar quarter over forty-eight (48) months from the date of grant.

        (b) At the Effective Time, Parent shall establish a cash bonus pool of $5,000,000 (the "Retention Cash") to retain Company employees following the Closing. At a time or times to be mutually agreed between the Company and Parent, but in no event later than March 31, 2001, Parent shall pay the Retention Cash to the Company employees named on the Retention Schedule, in the respective amounts set forth on the Retention Schedule. If the employment of any such employee ceases as a result of a termination without Cause by Parent or one of its Subsidiaries or if there is a Change in Control of Parent, all of the Retention Cash allocated for such employee shall immediately vest and be paid to such employee.

        (c) Prior to the Effective Time, pursuant to a restricted stock plan reasonably acceptable to Parent, the Company shall issue to employees of the Company and its Subsidiaries named on the Retention Schedule to be agreed upon by the Company and Parent in writing prior to the Effective Time an aggregate number of shares of Company Common Stock (the "Retention Pool Shares") equal to the quotient obtained by dividing 500,000 by the Exchange Ratio. The Retention Pool Shares shall be allocated among the employees listed on the Retention Schedule in the amounts set forth in the Retention Schedule for each such employee. The restricted stock plan governing the Retention Pool Shares shall provide for vesting of share awards in equal installments at the end of the twelfth (12th), twenty-fourth (24th), and thirty-sixth (36th) months after the later of the date of award or the Effective Time of the Merger, for forfeiture if the employee seeks to exercise dissenter's rights with respect to any Company Capital Stock owned by such employee or if the employment of such employee ceases for any reason other than a result of termination without Cause by the Company or any successor, for immediate vesting in the event of termination without Cause and for other normal provisions of restricted stock plans. Subject to applicable income tax withholding requirements, one-third of the Parent Shares issued in respect of the Retention Pool Shares allocated for an employee who is, other than as a result of termination without Cause by Parent or one of its

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    Subsidiaries, continuously employed by Parent and its Subsidiaries
    (including the Company and its subsidiaries) from the Effective Time through the end of the twelfth (12th) month after and including the month in which the Effective Time occurs, shall, on the last day of such twelfth (12th) month, be vested in and released for such employee, one-third of the Parent Shares issued in respect of the Retention Pool Shares allocated for an employee who is, other than as a result of termination without Cause by Parent or one of its Subsidiaries, continuously employed by Parent and its Subsidiaries (including the Company and its subsidiaries) from the Effective Time through the end of the twenty-fourth (24th) month after and including the month in which the Effective Time occurs, shall, on the last day of such twenty-fourth (24th) month, be vested in and released for such employee, and the remaining one-third of the Parent Shares issued in respect of the Retention Pool Shares allocated to an employee who is continuously so employed, other than as a result of termination without Cause by Parent or one of its Subsidiaries, from the Effective Time through the end of the thirty-sixth (36th) month after and including the month in which the Effective Time occurs shall, on the last day of such thirty-sixth (36th) month, be vested in and released to such employee. If the employment by Parent or any of its Subsidiaries of an employee to whom any Retention Pool Shares have been allocated ceases for any reason other than termination by Parent or such Subsidiary without Cause, all of the Parent Shares issued in respect of the Retention Pool Shares allocated to such employee that have not vested as of the date of such cessation shall be forfeited and become treasury stock of Parent. If the employment of any such employee ceases as a result of termination without Cause by Parent or one of its Subsidiaries or if there is a Change in Control of Parent, all of the Parent Shares issued in respect of the Retention Pool Shares allocated to such employee shall immediately vest and be released to such employee.

    5.6  STANDSTILL AGREEMENT.

    On the date of this Agreement, E*TRADE and Parent shall enter into the Standstill Agreement in the form attached as Exhibit G.

    5.7  THE COMPANY STOCK AND OPTION ARRANGEMENTS.

    The Company shall use its reasonable best efforts to complete each of the following actions at the earliest practicable date: (a) to amend, effective immediately prior to the Effective Time, the Company Stock Option Plan to implement the matters set forth in Section 4.1(e) of this Agreement; and (b) to amend, effective immediately prior to the Effective Time, each Company Stock Option outstanding at that time (other than Non-Employee Stock Options) to adjust the vesting schedule to vest quarterly over forty-eight (48) months from the date of grant. In addition, subject, in the case of each Non-Employee Stock Option, to the Company's receipt of consent from its holder, the Company shall cause the amendment of each such Non-Employee Stock Option to provide for acceleration of vesting upon the Effective Time of the Merger so that the holders of Non-Employee Company Stock Options may exercise all options covered thereby (including theretofore unvested options) at any time during the original term of such options, irrespective of their term of service with the Company and irrespective of whether or not they continue to provide services to the Company in any capacity.

    5.8  INDEMNIFICATION OF COMPANY DIRECTORS AND OFFICERS.

    From and after the Effective Time, Parent will, or will cause the Surviving Corporation to, fulfill and honor in all respects the obligations of the Company pursuant to its Articles of Incorporation and Bylaws.

        (a) From and after the Effective Time, the Surviving Corporation will, to the fullest extent permitted under Delaware Law, indemnify and hold harmless each current and former director or officer of the Company (collectively, the "Indemnified D&Os") against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, to the extent arising out of or pertaining to any action or omission in his or her capacity as a director or officer of the Company on or prior to the date hereof for a period of six (6) years after the date hereof.

    This Section 5.8 will survive the consummation of the Merger at the Effective Time, is intended to benefit Parent, the Surviving Corporation and the Indemnified D&Os, and will be binding on all successors and assign of the Surviving Corporation. Nothing contained in this Section 5.8 shall be construed as or have the effect of impeding Parent's ability to proceed against the Escrow Fund in the event of a breach of any of the Company's representations, warranties or covenants contained in this Agreement in accordance with
Article X hereof.

    5.9  EMPLOYEE BENEFIT PLANS.

    Immediately following the Effective Time, it is anticipated that each employee of the Company will continue to participate in the Plans described in the Company Disclosure Schedule pursuant to Section 6.17(a) until December 31, 2000. Following such date, it is anticipated that employees of the Company who become or remain employees of Parent or the Surviving Corporation shall become entitled to participate in Plans sponsored by, maintained by or contributed to by Parent (or its applicable Subsidiary). The benefits to be provided to such employees pursuant the first sentence of this paragraph, including, without limitation, credit for any co-payments, deductibles, and offsets (or similar payments) made by each of them prior to the Effective Time for purposes of satisfying any applicable deductible, out-of-pocket, or similar requirements, shall be no less favorable than the benefits currently provided to employees of the Company as of the date hereof.

    5.10  TECHNICAL SUPPORT.

    Parent will provide E*TRADE with all technical support necessary for it to satisfy the Vostock(SM) condition referenced in Section 9.1(k).

    5.11  CONSENT OF THE COMPANY.

    The Company consents to the transactions between E*TRADE and Wit Group (as defined in the Strategic Alliance Agreement) as if the parties had entered into the Strategic Alliance Agreement on a non-exclusive basis.

                                   ARTICLE VI
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

    Except as set forth in the Disclosure Schedule prepared and signed by the Company and delivered to Parent prior to the execution hereof (provided that the listing of an item in one section of the Disclosure Schedule shall be deemed to be a listing in another section of such Disclosure Schedule and apply to any other representation and warranty of such party in this Agreement but only to the extent that it is reasonably apparent from a reading of such disclosure item), the Company represents and warrants to Parent and Merger Sub that all of the statements contained in this Article VI are true and correct as of the date of this Agreement (or, if made as of a specified date, as of such date).

    6.1  ORGANIZATION; QUALIFICATION.

    The Company (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of California; (ii) has full corporate power and authority to carry on its business as it is now being conducted and to own, lease or operate the properties and assets it now owns, leases or operates; and (iii) is duly qualified or licensed to do business as a foreign corporation in good standing in every jurisdiction in which ownership of property or the conduct of its business requires such licensing or qualification or, if the Company is not so licensed or qualified in any such jurisdiction, it can become so qualified in such jurisdiction without any material adverse effect upon its business and properties. The

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Company has heretofore delivered to Parent complete and correct copies of the
Articles of Incorporation and Bylaws of the Company, as presently in effect.

    6.2  SUBSIDIARIES AND AFFILIATES.

    Schedule 6.2 sets forth the name, jurisdiction of incorporation and authorized and outstanding capital stock of each Company Subsidiary and the jurisdictions in which each Company Subsidiary is licensed or qualified to do business. The Company does not own, directly or indirectly, any capital stock or other equity securities of any corporation or have any direct or indirect equity or ownership interest in any business other than securities constituting less than five percent (5%) of the outstanding equity of the issuing entity. All the outstanding capital stock of each Company Subsidiary is owned directly or indirectly by the Company free and clear of all liens, options or encumbrances of any kind and all material claims or charges of any kind, and is validly issued, fully paid and nonassessable, and there are no outstanding options, rights or agreements of any kind relating to the issuance, sale or transfer of any capital stock or other equity securities of any such Company Subsidiary to any person except the Company or another Company Subsidiary. Each Company Subsidiary (i) is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation; (ii) has full corporate power and authority to carry on its business as it is now being conducted and to own, lease or operate the properties and assets it now owns, leases or operates; and (iii) is duly qualified or licensed to do business as a foreign corporation in good standing in every jurisdiction in which ownership of property or the conduct of its business requires such licensing or qualification or, if a Company Subsidiary is not so licensed or qualified in any such jurisdiction, it can become so licensed or qualified in such jurisdiction without any material adverse effect upon its business and properties. The Company has heretofore delivered to Parent complete and correct copies of the Articles of Incorporation and Bylaws of each Company Subsidiary, as presently in effect.

    6.3  CAPITALIZATION.

    The authorized capital stock of the Company consists of 41,078,347 shares of Common Stock, no par value per share, 1,600,000 shares of Series A Convertible Preferred Stock, 5,800,000 shares of Series B Convertible Preferred Stock and 14,968,442 shares of Series C Convertible Preferred Stock. As of the date hereof, (i) 3,724,603 shares of Common Stock are issued and outstanding,
(ii) 1,600,000 shares of Series A Preferred are issued and outstanding,
(iii) 2,500,000 shares of Series B Preferred are issued and outstanding,
(iv) 14,968,442 shares of Series C Preferred are issued and outstanding, and
(v) 32,394,335 shares of Company Common Stock are reserved for issuance upon exercise of the Company Stock Options and warrants and other rights to acquire Company Common Stock. All the outstanding shares of Company Capital Stock are, and all shares which may be issued pursuant to the exercise of outstanding Company Stock Options shall be, when issued in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and nonassessable. There is no Voting Debt of the Company or any Company Subsidiary issued and outstanding. Except as set forth above and except for the Transactions, as of the date of this Agreement, (i) there are no shares of capital stock of the Company authorized, issued or outstanding; (ii) there are no existing options, warrants, calls, pre-emptive rights, subscriptions or other rights, agreements, arrangements or commitments of any character, relating to the issued or unissued capital stock of the Company or any Company Subsidiary, obligating the Company or any Company Subsidiary to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or Voting Debt of, or other equity interest in, the Company or any Company Subsidiary or securities convertible into or exchangeable for such shares or equity interests, or obligating the Company or any Company Subsidiary to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment and (iii) there are no outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any shares or any of the Capital Stock of the Company or any Company Subsidiary or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any the Company Subsidiary or any other entity. Schedule 6.3 sets forth a complete list of each Company Stock Option, warrant or other right (other than the conversion rights of the Company Preferred Stock) to acquire Company Common Stock or any security convertible into or exchangeable or exercisable for any such warrants or other right outstanding as of the date of this Agreement, including the name of the optionee, number of shares, exercise price, date of grant and vesting schedule.

        (a) There are no voting trusts or other agreements or understandings to which the Company or any Company Subsidiary is a party with respect to the voting of the Capital Stock of the Company or any of the Company Subsidiaries.

        (b) No Indebtedness of the Company or any Company Subsidiary contains any restriction upon (i) the prepayment of any Indebtedness of the Company or any Company Subsidiary, (ii) the incurrence of Indebtedness by the Company or any Company Subsidiary or (iii) the ability of the Company or any Company Subsidiary to grant any lien on the properties or assets of the Company or any Company Subsidiary.

    6.4  AUTHORIZATION; VALIDITY OF AGREEMENT; THE COMPANY ACTION.

    The Company has full corporate power and authority to execute and deliver this Agreement and the Related Agreements to which it is a party, and to consummate the Transactions. The execution, delivery and performance by the Company of this Agreement and the Related Agreements to which it is a party, and the consummation by it of the Transactions have been duly authorized by the Company Board of Directors and by written consent of holders of the Company Capital Stock representing the Required Shareholder Approval (as defined in
Section 6.6) and no other corporate action on the part of the Company or any of its shareholders is necessary to authorize the execution and delivery by the Company of this Agreement and the Related Agreements to which it is a party or the consummation by the Company of the Transactions. This Agreement and the Related Agreements to which the Company is a party have been duly executed and delivered by the Company and, assuming due and valid authorization, execution and delivery thereof by the other parties thereto, this Agreement and the Related Agreements to which the Company is a party are valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

    6.5  BOARD APPROVALS REGARDING TRANSACTIONS.

    The Company's Board of Directors, at a meeting duly called and held, has
(i) unanimously determined that each of this Agreement, the Related Agreements to which it is a party, and the Merger are fair to and in the best interests of the shareholders of the Company and (ii) approved the Transactions, and none of the aforesaid actions by the Company's Board of Directors has been amended, rescinded or modified. The action taken by the Company's Board of Directors constitutes approval of the Merger Agreement, the Related Agreements to which the Company is a party, the Merger, and the other Transactions by the Company's Board of Directors under California Law.

    6.6  VOTE REQUIRED.

    The affirmative vote of shareholders of the Company required to approve this Agreement and the Merger in accordance with California Law and the Company Articles consists of the approval of the holders of a majority of the outstanding shares of Company Capital Stock, voting together as a single class on an as-converted basis, the holders of a majority of the outstanding shares of Company Common Stock, voting as a separate class, the holders of a majority of the outstanding shares of each of the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock, each voting as a separate series, and the holders of at least two-thirds of the outstanding shares of Series B Preferred Stock and Series C Preferred Stock, voting together as a single class on an as-converted basis ("the Required Shareholder Approval").

    6.7  CONSENTS AND APPROVALS; NO VIOLATIONS.

    Except for the filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Advisers Act, the Exchange Act, the Securities Act, the rules and regulations of the NASD, the HSR Act, state securities or Blue Sky laws, Delaware Law and California Law, none of the execution, delivery or performance of this Agreement by the Company, the consummation by the Company of the Transactions or compliance by the Company with any of the provisions hereof shall (i) conflict with or result in any breach of any provision of the Articles of Incorporation, the Bylaws or similar organizational documents of the Company or any the Company Subsidiary, (ii) require any filing with, or permit, authorization, consent or approval of, any Governmental Entity, (iii) result in a violation or breach of, or constitute (with or without due notice or the passage of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under any of the terms, conditions or provisions of any of the Company Agreements, or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any Company Subsidiary, any to which the Company or any the Company Subsidiary is a party or by which any of the assets of any of them is bound, excluding from the foregoing clauses (ii), (iii) and (iv) such violations, breaches or defaults which would not, individually or in the aggregate, have a material adverse effect on the Company and the Company Subsidiaries, taken as a whole. There are no third party consents or approvals required to be obtained under any of the Company Agreements prior to the consummation of the Transactions, except for such consents and approvals the failure of which to be obtained would not, individually or in the aggregate, have a material adverse effect on the Company and the Company Subsidiaries, taken as a whole.

    6.8  GOVERNMENTAL DOCUMENTS AND FINANCIAL STATEMENTS.

    The Company and each Company Subsidiary has filed with the appropriate Governmental Entity, and has heretofore made available to Parent, true and complete copies of, the Governmental Documents of the Company and each Company Subsidiary. As of their respective dates or, if amended, as of the date of the last such amendment filed prior to the date hereof, the Governmental Documents of the Company and each Company Subsidiary, including, without limitation, any financial statements or schedules included therein (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading and
(b) complied in all material respects with the requirements of applicable law. The Company has previously delivered to Parent copies of the audited consolidated balance sheet of the Company and the Company Subsidiaries as of the fiscal year ended September 30, 1999, and the related audited statements of income, changes in shareholders' equity and cash flows for the fiscal year ended September 30, 1999, together with the related notes thereto, accompanied by the audit report of the independent public accountants with respect thereto, and the unaudited balance sheets of each of them as of March 31, 2000 and the related unaudited statements of income, changes in shareholders' equity and cash flows for the period then ended (collectively, the balance sheets and the statements above being referred to as "the Company Financial Statements" and the March 31, 2000 balance sheet as "the Company Balance Sheet"). The audited balance sheets of the Company as of September 30, 1999 (including the related notes) fairly present in accordance with GAAP the consolidated financial position of the Company and the Company Subsidiaries as of the dates thereof, and the other Company Financial Statements fairly present in accordance with GAAP (subject, in the case of the unaudited statements, to adjustments normal in nature and amount and the addition of footnotes) the consolidated results of the operations, cash flows and changes in shareholders' equity of the Company and the Company Subsidiaries for the respective fiscal periods therein set forth; and such balance sheets and statements (including the related notes, where applicable) have been prepared in accordance with GAAP consistently applied throughout the periods involved except as noted therein.

    6.9  COMPLIANCE WITH APPLICABLE LAW.

        (a) The Company and each Company Subsidiary is duly registered with the SEC as a broker-dealer.

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
        (b) The Company and each Company Subsidiary and each employee of each of them holds, and has at all pertinent times held, all material licenses, franchises, permits, qualifications and authorizations (collectively, the "Company Permits") necessary for the lawful ownership and use of the respective properties and assets of the Company, the Company Subsidiaries and the conduct of their respective businesses under and pursuant to every, and have complied with each, and are not in default in any material respect under any, applicable law relating to any of them or any of their respective assets, properties or operations, and the Company does not know of any violations of any of the above and has not received notice asserting any such violation. To the Company's knowledge, all such Company Permits are valid and in good standing and are not subject to any proceeding for the suspension, modification or revocation thereof.

        (c) Except for normal examinations conducted by any Governmental Entity in the regular course of the business of the Company and the Company Subsidiaries, no Governmental Entity has at any time initiated or, to the Company's knowledge, threatened any proceeding or investigation into the business or operations of any of them or any of their officers, directors or employees or equity holders in their capacity as such. There is no unresolved violation, criticism, or exception by any Governmental Entity with respect to any examination of the Company, the Company Subsidiaries.

        (d) The Company and each of the Company Subsidiaries has at all times since December 31, 1996 or its date of formation, whichever is later, rendered investment advisory services to investment advisory clients with whom such entity is or was a party to an investment advisory agreement or similar arrangement in material compliance with all applicable requirements as to portfolio composition and portfolio management including, but not limited to, the terms of such investment advisory agreements, written instructions from such investment advisory clients, prospectuses or other offering materials, board of director or trustee directives and applicable law.

        (e) Each of the Company and the Company Subsidiaries has timely filed all reports, registration statements and other documents, together with any amendments required to be made with respect thereto, that it was required to file with any Governmental Entity, in a form which was accurate in all material respects and has paid all fees and assessments due and payable in connection therewith.

        (f) As of their respective dates, the Governmental Documents of the Company and the Company Subsidiaries complied in all material respects with the requirements of the Securities Laws applicable to such Governmental Documents. The Company has previously delivered or made available to the Parent a complete copy of each Governmental Document filed by any of the foregoing entities or any of their employees since April 9, 1999 and prior to the date hereof and shall deliver or by notice make available to the Parent at the same time as the filing thereof a complete copy of each Governmental Document filed after the date hereof and prior to the Closing Date by or on behalf of any of them.

        (g) Neither the Company nor any Company Subsidiary has any Pooled Products.

    6.10  BOOKS AND RECORDS.

    Each of the Company and the Company Subsidiaries has at all times since formation maintained Records which accurately reflect its material transactions in reasonable detail, and have at all times maintained accounting controls, policies and procedures reasonably designed to provide that such transactions are executed in accordance with its management's general or specific authorization, as applicable, and recorded in a manner which permits the preparation of financial statements in accordance with GAAP and applicable regulatory accounting requirements and other account and financial data, and the documentation pertaining thereto is retained, protected and duplicated in accordance with applicable regulatory requirements.

    6.11  INELIGIBLE PERSONS.

    None of the Company or any Company Subsidiary, or any "associated person" (as defined in the Advisers Act or the Exchange Act) of any thereof, is ineligible pursuant to Section 203 of the Advisers Act or Section 15(b) of the Exchange Act to serve as a registered investment adviser or broker-dealer or as an associated person of a registered investment adviser or broker-dealer.

    6.12  NO UNDISCLOSED LIABILITIES.

    Except for liabilities and obligations (a) disclosed in the Financial Statements, (b) incurred in the ordinary course of business and consistent with past practice since the Balance Sheet Date or (c) incurred in accordance with the terms of this Agreement or with the prior written consent of Parent, neither the Company nor any Company Subsidiary has, to the best of the Company's knowledge, any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that have, or would be reasonably likely to have, material adverse effect on the Company and the Company Subsidiaries, taken as a whole. The reserves reflected in the Financial Statements are adequate, appropriate and reasonable and have been calculated in a consistent manner.

    6.13  INTERIM OPERATIONS.

    Since the Company Balance Sheet Date, the business of the Company and each Company Subsidiary has been conducted only in the ordinary and usual course consistent with past practice. Since the Company Balance Sheet Date, there have not been any material adverse changes in the financial condition, assets or results of operations of the Company and the Company Subsidiaries, taken as a whole. Since the Company Balance Sheet Date such assets have not been affected in any way as a result of flood, fire, explosion or other casualty (whether or not covered by insurance). The Company is not aware of any circumstances which may cause it or any of the Company Subsidiaries to suffer any material adverse change in the business or operations of the Company and the Company Subsidiaries, taken as a whole.

    6.14  ABSENCE OF CERTAIN CHANGES.

    Since the Balance Sheet Date, except as contemplated by this Agreement or the Related Agreements, neither the Company nor any Company Subsidiary has:

        (a) suffered any material adverse change in its working capital, financial condition, assets, liabilities (absolute, accrued, contingent or otherwise), reserves, business or operations;

        (b) incurred any liabilities or obligations (absolute, accrued, contingent or otherwise) except in the ordinary course of business, or increased, or experienced any change in any assumptions underlying or methods of calculating, any bad debt, contingency or other reserves;

        (c) paid, discharged or satisfied any claim, liability or obligation (whether absolute, accrued, contingent or otherwise) other than the payment, discharge or satisfaction in the ordinary course of business and of liabilities and obligations reflected or reserved against in the Company Balance Sheet or incurred in the ordinary course of business and consistent with past practice since the Balance Sheet Date;

        (d) permitted or allowed any of its property or assets (real, personal or mixed, tangible or intangible) to be subjected to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind, other than in the ordinary course of its business and except for liens for current taxes not yet due;

        (e) sold, transferred, or otherwise disposed of any of its properties or assets (real, personal or mixed, tangible or intangible), except in the ordinary course of business;

        (f) disposed of or permitted to lapse any rights to the use of any Intellectual Property, or disposed of or disclosed (except as necessary in the conduct of its business) to any person other than representatives of Parent any trade secret, formula, process, know-how or other Intellectual Property not theretofore a matter of public knowledge;

        (g) granted any general increase in the compensation of officers or employees (including any such increase pursuant to any bonus, pension, profit- sharing or other plan or commitment) or any increase in the compensation payable or to become payable to any officer or employee, except in the ordinary course of business;

        (h) declared, paid or set aside for payment any dividend or other distribution in respect of its capital stock or redeemed, purchased or otherwise acquired, directly or indirectly, any shares of capital stock or other securities of the Company or any Company Subsidiary;

        (i) made any change in any method of accounting or accounting practice;
    or

        (j) agreed, whether in writing or otherwise, to take any action described in this section.

    6.15  TECHNOLOGY AND INTELLECTUAL PROPERTY.

        (a) The electronic data processing, information, record keeping, communications, telecommunications, portfolio trading and computer systems and Intellectual Property (including Software) which are used by the Company and the Company Subsidiaries in their businesses (collectively, the "Technology Systems") are adequate for the operation of the business of the Company and the Company Subsidiaries as currently operated. The Company owns or has the right to use all components of the Company Technology Systems that are reasonably necessary to the normal operations of the business of the Company as currently conducted by it. The Company has good title to all the Company Technology Systems owned by it. There has not been any material malfunction with respect to any of the Company Technology Systems since December 31, 1998 that has not been remedied or replaced in all material respects, in each case without material disruption to the businesses of the Company and the Company Subsidiaries. The completion of the Transactions shall not materially alter or impair the right of the Company and the Company Subsidiaries to use each of the components of the Company Technology Systems. No database included in the Intellectual Property of the Company and the Company Subsidiaries has been disclosed or authorized to be disclosed to any third-party other than pursuant to a confidentiality or non-disclosure agreement that reasonably protects the Company's and the Company Subsidiaries' interest in and to such database.

        (b) The conduct of the business of the Company and its Subsidiaries does not infringe upon any intellectual property right owned or controlled by any third-party. There are no claims, proceedings or actions pending or, to the Company's knowledge, threatened in writing, and the Company has not received any notice of any claim or suit (i) alleging that the Company's or any Company Subsidiary's activities infringes upon or constitutes the unauthorized use of the proprietary rights of any third-party or
    (ii) challenging the ownership, use, validity or enforceability of any Intellectual Property owned or controlled by the Company or any Company Subsidiary, nor is there a valid basis for any such claim or suit. No third-party is, to the Company's knowledge, infringing upon any Intellectual Property owned or controlled by the Company or any the Company Subsidiary, and no such claims have been made by the Company or any the Company Subsidiary.

    6.16  LEGAL PROCEEDINGS.

    Neither the Company nor any Company Subsidiary nor, to the Company's knowledge, the directors, officers or employees of the Company or any Company Subsidiary is a party to any, and there are no, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature pending or, to the Company's knowledge, threatened in writing against any of them or any of their respective properties or assets relating to the business of the Company or any Company Subsidiary or any Company Pooled Product, or that challenges any of the Transactions, and there is no injunction, order, judgment, decree, or regulatory restriction imposed specifically upon any of them or any of their respective properties, assets, directors, officers or employees relating to the business of the Company, any Company Subsidiary or any Company Pooled Product, in each case, that would have a material adverse effect on the Company's assets, financial condition, business or operations if such proceeding, claim, action or investigation is determined adversely to the Company, any Company Subsidiary or any Company Pooled Product business or properties.

    6.17  EMPLOYEE BENEFIT PLANS.

        (a) Schedule 6.17 contains a true and complete list of each deferred compensation and each incentive compensation, stock purchase, stock option and other equity compensation plan, program, agreement or arrangement; each severance or termination pay, medical, surgical, hospitalization, life insurance and other "welfare" plan, fund or program (within the meaning of Section 3(1) of ERISA); each profit-sharing, stock bonus or other "pension" plan, fund or program (within the meaning of Section 3(2) of ERISA); each employment, termination or severance agreement; and each other employee benefit plan, fund, program, agreement or arrangement, in each case, that is sponsored, maintained or contributed to or required to be contributed to by the Company or by any ERISA Affiliate of the Company, or to which the Company or an ERISA Affiliate of the Company is party, whether written or oral, for the benefit of any director, former director, employee or former employee of the Company or any Company Subsidiary. None of the Company, any Company Subsidiary or any ERISA Affiliate of the Company has any commitment or formal plan, whether legally binding or not, to create any additional employee benefit plan or modify or change any existing Plan that would affect any employee or former employee of the Company or any Company Subsidiary.

        (b) The Company has heretofore delivered to Parent true and complete copies of each Plan and any amendments thereto (or if a Plan is not a written Plan, a description thereof), any related trust or other funding vehicle, any reports or summaries required under ERISA or the Code and the most recent determination letter received from the Internal Revenue Service with respect to each Plan intended to qualify under Section 401 of the Code.

        (c) No Plan is a Title IV Plan.

        (d) Neither the Company, any Company Subsidiary, any Plan or any trust created thereunder, nor any trustee or administrator of any thereof, has engaged in a transaction in connection with which the Company, any Company Subsidiary, any Plan, any such trust, or any trustee or administrator thereof, or any party dealing with any Plan or any such trust could be subject to either a civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a tax imposed pursuant to Section 4975 or 4976 of the Code.

        (e) Each Plan has been operated and administered in all material respects in accordance with its terms and applicable law, including but not limited to ERISA and the Code.

        (f) Each Plan within the meaning of Section 3(2) of ERISA intended to be "qualified" within the meaning of Section 401(a) of the Code are so qualified, and the trusts maintained thereunder are exempt from taxation under Section 501(a) of the Code. Each Plan intended to satisfy the requirements of Section 501(c)(9) has satisfied such requirements.

        (g) No Plan provides medical, surgical or hospitalization, death or similar benefits (whether or not insured) for employees or former employees of the Company or any Company Subsidiary for periods extending beyond their retirement or other termination of service, other than (i) coverage mandated by applicable law, (ii) death benefits under any life insurance plan or "pension plan," or (iii) benefits the full cost of which is borne by the current or former employee (or his beneficiary).

        (h) No amounts payable under the Plans shall fail to be deductible by Parent or the Surviving Corporation for federal income tax purposes by virtue of Section 280G of the Code.

        (i) The consummation of the Transactions shall not, either alone or in combination with another event, (i) entitle any current or former employee or officer of the Company or any ERISA Affiliate of the Company to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement, or (ii) accelerate the time of payment or vesting other than as a result of partial or full termination of a tax qualified plan by the Surviving Corporation after the Effective Time, or increase the amount of compensation due any such employee or officer.

        (j) There are no pending, or, to the knowledge of the Company, threatened or anticipated claims by or on behalf of any Plan, by any employee or beneficiary covered under any such Plan, or otherwise involving any such Plan (other than routine claims for benefits).

    6.18  TAX MATTERS; GOVERNMENT BENEFITS.

        (a) The Company and each of its Subsidiaries have duly filed all Tax Returns that are required to be filed excluding only such Tax Returns as to which any failure to file shall not have a material adverse effect on the Company and the Company Subsidiaries, taken as a whole, and have duly paid or caused to be duly paid in full or made provision in accordance with GAAP (or there has been paid or provision has been made on their behalf) for the payment of all Taxes (as hereinafter defined) for all periods or portions thereof ending through the date hereof. All such Tax Returns are correct and complete in all material respects and accurately reflect all liability for Taxes for the periods covered thereby. All Taxes owed and due by the Company and all the Company Subsidiaries relating to operations on or prior to the Balance Sheet Date (whether or not shown on any Tax Return) have been paid or have been adequately reflected on the Financial Statements. Since the Balance Sheet Date, the Company has not incurred liability for any Taxes other than in the ordinary course of business. Neither the Company nor any Company Subsidiary has received written notice of any claim made by an authority in a jurisdiction where neither the Company nor any the Company Subsidiary file Tax Returns, that the Company or any such Company Subsidiary is or may be subject to taxation by that jurisdiction.

        (b) The federal income Tax Returns of the Company and the Company Subsidiaries have not been examined by the Internal Revenue Service. Neither the Company nor any Company Subsidiary has waived any statute of limitations in any jurisdiction in respect of Taxes or Tax Returns or agreed to any extension of time with respect to a Tax assessment or deficiency.

        (c) No federal, state, local or foreign audits, examinations or other administrative proceedings have been commenced or, to the Company's knowledge, are pending with regard to any Taxes or Tax Returns of the Company or of any Company Subsidiary. No written notification has been received by the Company or by any Company Subsidiary that such an audit, examination or other proceeding is pending or threatened with respect to any Taxes due from or with respect to or attributable to the Company or any Company Subsidiary or any Tax Return filed by or with respect to the Company or any Company Subsidiary. To the Company's knowledge, there is no dispute or claim concerning any Tax liability of the Company, or any Company Subsidiary either claimed or raised by any taxing authority in writing.

        (d) Neither the Company nor any Company Subsidiary is a party to any agreement, plan, contract or arrangement that could result, separately or in the aggregate, in a payment of any "excess parachute payments" within the meaning of Section 280G of the Code.

        (e) Neither the Company nor any Company Subsidiary has filed a consent pursuant to Section 341(f) of the Code (or any predecessor provision) concerning collapsible corporations, or agreed to have Section 341(f)(2) of the Code apply to any disposition of a "subsection (f) asset" (as such term is defined in Section 341(f)(4) of the Code) owned by the Company or any the Company Subsidiary.

        (f) No taxing authority is asserting or threatening to assert a claim against the Company or any the Company Subsidiary under or as a result of
    Section 482 of the Code or any similar provision of state, local or foreign law.

        (g) Neither the Company nor any Company Subsidiary is a party to any tax sharing, tax indemnity or other agreement or arrangement with any entity not included in the Company's Financial Statements which could result in a material liability.

        (h) None of the Company or any Company Subsidiary has been a member of any affiliated group within the meaning of Section 1504(a) of the Code, or any similar affiliated or consolidated group for tax purposes under state, local or foreign law (other than a group the common parent of which is the Company), or has any liability for Taxes of any person (other than the Company and its Subsidiaries) under Treasury Regulation Section 1.1502-6 or any similar provision of state, local or foreign law as a transferee or successor, by contract or otherwise.

    6.19  LABOR AND EMPLOYMENT MATTERS.

        (a) Neither the Company nor any Company Subsidiary is delinquent in any material respect in payments to any of its current or former officers, directors, employees, consultants, or agents for any wages, salaries, commissions, bonuses, benefits, expenses or other compensation for any services performed by them or amounts required to be reimbursed to them; and in the event of termination of the employment of any employee of the Company or any Company Subsidiary, neither the Company nor any Company Subsidiary shall be liable to any such employee under any agreement in effect at the Closing (other than any agreement that will be superseded by an agreement entered into between Parent and such employee at or prior to the Effective
    Time) for so-called "severance pay," incentive pay, liquidated damages or any other payments or benefits, including, without limitation, post-employment health care, pension or insurance benefits.

        (b) Since its inception, the Company has not had any claim made against it or any Company Subsidiary by any Person before any Governmental Entity in respect of employment with the Company for discrimination or harassment on account of sex, race and other characteristic protected by law and there are no pending or threatened proceedings in relation thereto.

    6.20  CONTRACTS AND COMMITMENTS.

        (a) Schedule 6.20 sets forth a list of all agreements, contracts or commitments which are material to the Company and its Company Subsidiaries' business or operations.

        (b) Neither the Company nor any Company Subsidiary is in default, nor is there any known basis for any valid claim of default, under any contract made or obligation owed by it which are material to its business or operations.

    6.21  INSURANCE.

    The Company maintains with reputable insurers the worker's compensation, comprehensive property and casualty, liability, fidelity and other insurance policies described on Schedule 6.21, which insurance is, in the reasonable opinion of the Company, sufficient for the operation of the businesses operated by the Company and the Company Subsidiaries.

    6.22  PERSONNEL.

    Schedule 6.22 sets forth a true and complete list of: the names and current salaries of all directors and elected and appointed officers of each of the Company and the Company Subsidiaries, the number of shares owned beneficially or of record, or both, by each such person and the family relationships, if any, among such persons; and, in response to Section 6.17, all group insurance programs in effect for employees of each of the Company and the Company Subsidiaries. The Company has made available to Parent true and accurate information relating to the wage rates for non-salaried and non-executive salaried employees of each of the Company and the Company Subsidiaries and all labor union contracts.

    6.23  INSIDER INTERESTS.

    No officer or director of the Company or any Company Subsidiary has any material interest in any property, real or personal, tangible or intangible, including without limitation, office space, fixtures, equipment, inventions, patents, trademarks or trade names, used in or pertaining to the business of the Company or any Company Subsidiary.

    6.24  BROKERS OR FINDERS.

    No agent, broker, investment banker, financial advisor or other firm or person is or shall be entitled to any brokers or finders fee or any other commission or similar fee in connection with any of the Transactions.

    6.25  INFORMATION SUPPLIED.

    None of the information supplied by the Company for inclusion or incorporation by reference in the S-4 Registration Statement will, at the time the S-4 Registration Statement is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary, to make the statements therein not misleading.

                                  ARTICLE VII
                    REPRESENTATIONS AND WARRANTIES OF PARENT

    Except as set forth in the Disclosure Schedule prepared and signed by Parent and delivered to the Company prior to the execution hereof (provided that the listing of an item in one section of the Disclosure Schedule shall be deemed to be a listing in another section of such Disclosure Schedule and apply to any other representation and warranty of such party in this Agreement but only to the extent that it is reasonably apparent from a reading of such disclosure item), Parent represents and warrants to the Company that all of the statements contained in this Article VII are true and correct as of the date of this Agreement (or, if made as of a specified date, as of such date).

    7.1  ORGANIZATION; QUALIFICATION.

    Parent (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; (ii) has full corporate power and authority to carry on its business as it is now being conducted and to own, lease or operate the properties and assets it now owns, leases or operates; and
(iii) is duly qualified or licensed to do business as a foreign corporation in good standing in every jurisdiction in which ownership of property or the conduct of its business requires such licensing or qualification or, if Parent is not so licensed or qualified in any such jurisdiction, it can become so qualified in such jurisdiction without any material adverse effect (including assessment of state taxes for prior years) upon its business and properties. Parent has heretofore delivered to the Company complete and correct copies of the Certificate of Incorporation and Bylaws of Parent, as presently in effect.

    7.2  SUBSIDIARIES AND AFFILIATES.

    Other than the Parent Subsidiaries, Parent does not own, directly or indirectly, any capital stock or other equity securities of any corporation or have any direct or indirect equity or ownership interest in any business other than securities constituting less than five percent (5%)of the outstanding equity of the issuing entity. All the outstanding capital stock of each Parent Subsidiary is owned directly or indirectly by Parent free and clear of all liens, options or encumbrances of any kind and all material claims or charges of any kind, and is validly issued, fully paid and nonassessable, and there are no outstanding options, rights or agreements of any kind relating to the issuance, sale or transfer of any capital stock or other equity securities of any such Parent Subsidiary to any person except Parent or another Parent Subsidiary. Each Parent Subsidiary (i) is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation; (ii) has full corporate power and authority to carry on its business as it is now being conducted and to own, lease or operate the properties and assets it now owns, leases or operates; and (iii) is duly qualified or licensed to do business as a foreign corporation in good standing in every jurisdiction in which ownership of property or the conduct of its business requires such licensing or qualification or, if a Parent Subsidiary is not so licensed or qualified in any such jurisdiction, it can become so licensed or qualified in such jurisdiction without any material adverse effect upon its business and properties. Parent has heretofore delivered to the Company complete and correct copies of the Certificate of Incorporation and Bylaws of each Parent Subsidiary, as presently in effect.

    7.3  CAPITALIZATION.

        (a) The authorized capital stock of Parent consists of 500,000,000 shares of Parent Common Stock, 75,000,000 shares of Class B Common Stock, par value. $.01 per share ("Class B Shares"), 159,000,000 shares of Class C Common Stock, par value $.01 per share ("Class C Shares") and 30,000,000 shares of preferred stock, par value $.001 per share. As of the date of this Agreement, (i) 78,408,001 shares of Parent Common Stock, 11,666,666 Class B Shares and no Class C Shares are issued and outstanding, (ii) no Parent Shares, no Class B Shares and no Class C Shares are held in the treasury of Parent, (iii) 30,000,000 shares of preferred stock are designated as Series A Junior Participating Preferred Stock, none of which are issued and outstanding, and (iv) 18,145,018 shares of Parent Common Stock are reserved for issuance upon exercise of Parent Stock Options. All the outstanding shares of Parent's capital stock are, and all Parent Shares which may be issued pursuant to the exercise of outstanding Parent Stock Options shall be, when issued in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and nonassessable. There is no Voting Debt of Parent or any Parent Subsidiary issued and outstanding. Except as set forth above and except for the Transactions, as of the date of this Agreement, (i) there are no shares of capital stock of Parent authorized, issued or outstanding; (ii) there are no existing options, warrants, calls, pre-emptive rights, subscriptions or other rights, agreements, arrangements or commitments of any character, relating to the issued or unissued capital stock of Parent or any Parent Subsidiary, obligating Parent or any Parent Subsidiary to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or Voting Debt of, or other equity interest in, Parent or any Parent Subsidiary or securities convertible into or exchange-able for such shares or equity interests, or obligating Parent or any Parent Subsidiary to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment and (iii) there are no outstanding contractual obligations of Parent or any Parent Subsidiary to repurchase, redeem or otherwise acquire any shares of the capital stock of Parent or any Parent Subsidiary or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any Parent Subsidiary or any other entity.

        (b) There are no voting trusts or other agreements or understandings to which Parent or any Parent Subsidiary is a party with respect to the voting of the capital stock of Parent or any of the Parent Subsidiaries.

    7.4  AUTHORIZATION; VALIDITY OF AGREEMENT; PARENT ACTION.

    Each of Parent and Merger Sub has full corporate power and authority to execute and deliver this Agreement and the Related Agreements to which it is a party, and to consummate the Transactions. The execution, delivery and performance by each of Parent and Merger Sub of this Agreement and the Related Agreements to which it is a party and the consummation by it of the Transactions have been duly authorized by its respective Board of Directors and by written consent of the sole stockholder of Merger Sub, and except for obtaining the approval of Parent's stockholders as contemplated by Section 9.2(b), no other corporate action on its part is necessary to authorize its execution and delivery of this Agreement or the Related Agreements to which it is a party or the consummation by it of the Transactions. This Agreement has been duly executed and delivered by each of Parent and Merger Sub, and the Related Agreements to which Parent and/or Merger Sub are parties have been duly executed and delivered by Parent and/or Merger sub, as applicable, and, assuming due and valid authorization, execution and delivery thereof by the other parties hereto and thereto, this Agreement and such Related Agreements are a valid and binding obligations of Parent and/or Merger Sub, as applicable, enforceable against Parent and/or Merger Sub, as applicable, in accordance with their terms.

    7.5  BOARD APPROVALS REGARDING TRANSACTIONS.

    Each of Parent's and Merger Sub's Board of Directors, at a meeting duly called and held, has (i) unanimously determined that each of this Agreement and the Merger and the Transactions are fair to and in the best interests of the shareholders of Parent and (ii) approved the Transactions, and none of the aforesaid actions by its Board of Directors has been amended, rescinded or modified. The action taken by each of Parent's and Merger Subs' Board of Directors constitutes approval of the Merger, the Related Agreements to which Parent and/or Merger Sub are parties and the Transactions by Parent's and Merger Sub's Boards of Directors under Delaware Law. In addition, Parent has approved the Merger Agreement as the sole stockholder of Merger Sub.

    7.6  VOTE REQUIRED.

    Except for the requirement of the affirmative vote of the holders of a majority of the shares of Parent Common Stock voting thereon under the shareholder voting policy of the NASD (the "Parent Required Stockholder Consent"), no action by the holders of any class or series of Parent's capital stock is necessary to approve the Merger or any of the other Transactions.

    7.7  CONSENTS AND APPROVALS; NO VIOLATIONS.

    Except for the filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Exchange Act, the Securities Act, the rules and regulations of the NASD, the HSR Act, state securities or Blue Sky laws and California Law and Delaware Law, none of the execution, delivery or performance of this Agreement by each of Parent and Merger Sub, the consummation by each of Parent and Merger Sub of the Transactions or compliance by each of Parent and Merger Sub with any of the provisions hereof shall (i) conflict with or result in any breach of any provision of the Certificate of Incorporation, the Bylaws or similar organizational documents of Parent or any Parent Subsidiary, (ii) require any filing with, or permit, authorization, consent or approval of, any Governmental Entity, (iii) result in a violation or breach of, or constitute (with or without due notice or the passage of time or both) any default (or give rise to any right of termination or amendment or result in the creation of a lien on the properties or assets of Parent or any Parent Subsidiary) under any of the terms, conditions or provisions of any Parent Agreement, or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Parent or any Parent Subsidiary, any to which Parent or any Parent Subsidiary is a party or by which any of the assets of any of them is bound, excluding from the foregoing clauses, (ii), (iii) and (iv) such violations, breaches or defaults (or rights or liens) which would not, individually or in the aggregate, have a material adverse effect on Parent and the Parent Subsidiaries, taken as a whole or on the ability of Parent to perform its obligations under this Agreement, the Related Agreements or the ability of Parent to consummate the Merger and the other Transactions. There are no third party consents or approvals required to be obtained under any Parent Agreement prior to the consummation of the Transactions, except for such consents and approvals the failure of which to be obtained, would not, individually or in the aggregate, have a material adverse effect on Parent and the Parent Subsidiaries, taken as a whole.

    7.8  GOVERNMENTAL DOCUMENTS AND FINANCIAL STATEMENTS.

    Parent and each Parent Subsidiary has filed with the appropriate Governmental Entity, and has heretofore made available to the Company, true and complete copies of, the Governmental Documents of

Parent and each Parent Subsidiary. As of their respective dates or, if amended, as of the date of the last such amendment filed prior to the date hereof, the Governmental Documents of Parent and each Parent Subsidiary, including, without limitation, any financial statements or schedules included therein (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading and (b) complied in all material respects with the requirements of applicable law. Parent's audited consolidated balance sheet as of December 31, 1999 (the "Parent Balance Sheet"), and the related audited consolidated statements of income, changes in stockholders' equity and cash flows for the year ended December 31, 1999 and the related notes (the Parent Balance Sheet and such other statements and notes, the "Financial Statements") have been prepared from, and are in accordance with, the books and records of Parent and the Parent Subsidiaries, comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis during the period involved (except as may be stated in the notes thereto) and fairly present in accordance with GAAP the consolidated financial position and the consolidated results of operations and cash flows (and changes in financial position, if any) and changes in stockholders' equity of Parent and its consolidated Subsidiaries (subject, in the case of the unaudited statements, to recurring adjustments normal in nature and amount and the addition of footnotes) as of the times and for the periods referred to therein.

    7.9  COMPLIANCE WITH APPLICABLE LAW.

        (a) Parent and each Parent Subsidiary is, if so required by the nature of its business or assets, duly registered with the SEC as a broker- dealer and to be duly registered with the SEC as an investment adviser or with the Commodity Futures Trading Commission as a commodity pool operator or commodity trading adviser.

        (b) Parent, each Parent Subsidiary, each Parent Pooled Product and each employee of each of them holds, and has at all pertinent times held, all material licenses, franchises, permits, qualifications and authorizations (collectively, "Parent Permits") necessary for the lawful ownership and use of the respective properties and assets of Parent, the Parent Subsidiaries and the Parent Pooled Products and the conduct of their respective businesses under and pursuant to every, and have complied with each, and are not in default in any material respect under any applicable law relating to any of them or any of their respective assets, properties or operations, and Parent does not know of any violations of any of the above and has not received notice asserting any such violation. To Parent's knowledge, all such Parent Permits are valid and in good standing and are not subject to any proceeding for the suspension, modification or revocation thereof.

        (c) Except for normal examinations conducted by any Governmental Entity in the regular course of the business of Parent, the Parent Subsidiaries and the Parent Pooled Products, no Governmental Entity has at any time initiated or, to Parent's knowledge, threatened any proceeding or investigation into the business or operations of any of them or any of their officers, directors or employees or (other than Parent Pooled Products) equityholders in their capacity as such. There is no unresolved violation, criticism, or exception by any Governmental Entity with respect to any examination of Parent, the Parent Subsidiaries or the Parent Pooled Products.

        (d) Parent and each of the Parent Subsidiaries has at all times since December 31, 1996 or its date of formation, whichever is later, rendered investment advisory services to investment advisory clients, including Parent Pooled Products, with whom such entity is or was a party to an investment advisory agreement or similar arrangement in material compliance with all applicable requirements as to portfolio composition and portfolio management including, but not limited to, the terms of such investment advisory agreements, written instructions from such investment advisory clients, the organizational documents of such investment advisory clients that are Parent Pooled Products, prospectuses or other offering materials, board of director or trustee directives and applicable law.

        (e) Each of Parent, the Parent Subsidiaries and the Parent Pooled Products has timely filed all reports, registration statements and other documents, together with any amendments required to be made with respect thereto, that it was required to file with any Governmental Entity, in a form which was accurate in all material respects and has paid all fees and assessments due and payable in connection therewith.

        (f) As of their respective dates, the Governmental Documents of Parent, the Parent Subsidiaries and the Parent Pooled Products complied in all material respects with the requirements of the Securities Laws applicable to such Governmental Documents. Parent has previously delivered or made available to the Company a complete copy of each Governmental Document filed by any of the foregoing entities or any of their employees since
    December 31, 1998 and prior to the date hereof and shall deliver or by notice make available to the Company at the same time as the filing thereof a complete copy of each Governmental Document filed after the date hereof and prior to the Closing Date by or on behalf of any of them.

        (g) Since inception, each Parent Pooled Product has been excluded from the definition of an investment company under the Investment Company Act by virtue of Section 3(c)(1) or Section 3(c)(7) thereof.

    7.10  BOOKS AND RECORDS.

    Each of Parent, the Parent Subsidiaries and the Parent Pooled Products has at all times since formation maintained records which accurately reflect all its material transactions in reasonable detail, and have at all times maintained accounting controls, policies and procedures reasonably designed to provide that such transactions are executed in accordance with its management's general or specific authorization, as applicable, and recorded in a manner which permits the preparation of financial statements in accordance with GAAP and applicable regulatory accounting requirements and other account and financial data, and the documentation pertaining thereto is retained, protected and duplicated in accordance with applicable regulatory requirements.

    7.11  INELIGIBLE PERSONS.

    None of Parent or any Parent Subsidiary, or any "associated person" (as defined in the Advisers Act or the Exchange Act) of any thereof, is ineligible pursuant to Section 203 of the Advisers Act or Section 15(b) of the Exchange Act to serve as a registered investment adviser or broker-dealer or as an associated person of a registered investment adviser or broker-dealer.

    7.12  NO UNDISCLOSED LIABILITIES.

    Except for liabilities and obligations (a) disclosed in the Parent Financial Statements, (b) incurred in the ordinary course of business and consistent with past practice since the date of the Parent Balance Sheet (the "Parent Balance Sheet Date") or (c) incurred in accordance with the terms of this Agreement or with the prior written consent of the Company, neither Parent nor any Parent Subsidiary has, to the best of Parent's knowledge, any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that have, or would be reasonably likely to have, a material adverse effect on Parent and the Parent Subsidiaries, taken as a whole. The reserves reflected in the Parent Financial Statements are adequate, appropriate and reasonable and have been calculated in a consistent manner.

    7.13  INTERIM OPERATIONS.

    Since the Parent Balance Sheet Date, the business of Parent and each Parent Subsidiary has been conducted only in the ordinary and usual course consistent with past practice. Since the Parent Balance Sheet Date, there have not been any material adverse changes in the financial condition, assets or results of operations of Parent and the Parent Subsidiaries, taken as a whole. Since the Parent Balance Sheet Date such assets have not been affected in any way as a result of flood, fire, explosion or other casualty (whether or not covered by insurance). Parent is not aware of any circumstances which may cause it or any of the

Parent Subsidiaries to suffer any material adverse change in the business or operations of Parent and the Parent Subsidiaries taken as a whole.

    7.14  ABSENCE OF CERTAIN CHANGES.

    Since the Parent Balance Sheet Date, except as contemplated by this Agreement, neither Parent nor any Parent Subsidiary has:

        (a) suffered any material adverse change in its working capital, financial condition, assets, liabilities (absolute, accrued, contingent or otherwise), reserves, business or operations;

        (b) incurred any liabilities or obligations (absolute, accrued, contingent or otherwise) except in the ordinary course of business, or increased, or experienced any change in any assumptions underlying or methods of calculating, any bad debt, contingency or other reserves;

        (c) paid, discharged or satisfied any claim, liability or obligation (whether absolute, accrued, contingent or otherwise) other than the payment, discharge or satisfaction in the ordinary course of business of liabilities and obligations reflected or reserved against in the Parent Balance Sheet or incurred in the ordinary course of business and consistent with past practice since the date of the Parent Balance Sheet;

        (d) sold, transferred, or otherwise disposed of any of its properties or assets (real, personal or mixed, tangible or intangible), except in the ordinary course of business;

        (e) disposed of or permitted to lapse any rights to the use of any Intellectual Property, or disposed of or disclosed (except as necessary in the conduct of its business) to any person other than representatives of the Company any trade secret, formula, process, know-how or other Intellectual Property not theretofore a matter of public knowledge;

        (f) granted any general increase in the compensation of officers or employees (including any such increase pursuant to any bonus, pension, profit- sharing or other plan or commitment) or any increase in the compensation payable or to become payable to any officer or employee, except in the ordinary course of business;

        (g) declared, paid or set aside for payment any dividend or other distribution in respect of its capital stock or redeemed, purchased or otherwise acquired, directly or indirectly, any shares of capital stock or other securities of Parent or any Parent Subsidiary;

        (h) made any change in any method of accounting or accounting practice;
    or

        (i) agreed, whether in writing or otherwise, to take any action described in this section.

    7.15  TECHNOLOGY AND INTELLECTUAL PROPERTY.

        (a) The electronic data processing, information, record keeping, communications, telecommunications, portfolio trading and computer systems and Intellectual Property (including Software) which are used by Parent and the Parent Subsidiaries in their businesses (collectively, the "Parent Technology Systems") are adequate for the operation of the business of Parent and the Parent Subsidiaries as currently operated. Parent owns or has the right to use all components of the Parent Technology Systems that are reasonably necessary to the normal operations of the business of Parent as currently conducted by it. Parent has good title to all Parent Technology Systems owned by it. There has not been any material malfunction with respect to any of the Parent Technology Systems since December 31, 1998 that has not been remedied or replaced in all material respects, in each case without material disruption to the businesses of Parent and the Parent Subsidiaries. The completion of the Transactions shall not materially alter or impair the right of Parent and the Parent Subsidiaries to use each of the components of the Parent Technology Systems. No database included in the Intellectual Property of Parent and the Parent Subsidiaries has been disclosed or authorized to be disclosed to any third-party other than pursuant to a confidentiality or non-disclosure agreement that reasonably protects Parent's and the Parent Subsidiaries' interest in and to such database.

        (b) The conduct of the business of Parent and the Parent Subsidiaries does not infringe upon any intellectual property right owned or controlled by any third-party. There are no claims, proceedings or actions pending or, to Parent's knowledge, threatened in writing, and Parent has not received any notice of any claim or suit (i) alleging that Parent's or any Parent Subsidiary's activities infringes upon or constitutes the unauthorized use of the proprietary rights of any third-party or (ii) challenging the ownership, use, validity or enforceability of any Intellectual Property owned or controlled by Parent or any Parent Subsidiary, nor is there a valid basis for any such claim or suit. No third-party is, to Parent's knowledge, infringing upon any Intellectual Property owned or controlled by Parent or any Parent Subsidiary, and no such claims have been made by Parent or any Parent Subsidiary.

    7.16  LEGAL PROCEEDINGS.

    Neither Parent, any Parent Subsidiary, any Pooled Product, or the directors, officers or employees of Parent or any Parent Subsidiary is a party to any, and there are no, legal, administrative, arbitration or other proceedings, claims, actions or governmental or regulatory investigations of any nature pending or, to Parent's knowledge, threatened in writing against any of them or any of their respective properties or assets relating to the business of Parent or any Parent Subsidiary or any Parent Pooled Product, or that challenges any of the Transactions, and there is no injunction, order, judgment, decree, or regulatory restriction imposed specifically upon any of them or any of their respective properties, assets, directors, officers or employees relating to the business of Parent, any Parent Subsidiary or any Parent Pooled Product, in each case, that would have a material adverse effect on Parent's assets, financial condition, business or operations if such proceeding, claim, action or investigation, is determined adversely to Parent, any Parent Subsidiary or any Parent Pooled Product.

    7.17  EMPLOYEE BENEFIT PLANS.

        (a) Schedule 7.17 contains a true and complete list of each deferred compensation and each incentive compensation, stock purchase, stock option and other equity compensation plan, program, agreement or arrangement; each severance or termination pay, medical, surgical, hospitalization, life insurance and other "welfare" plan, fund or program (within the meaning of Section 3(1) of ERISA); each profit-sharing, stock bonus or other "pension" plan, fund or program (within the meaning of Section 3(2) of ERISA); each employment, termination or severance agreement; and each other employee benefit plan, fund, program, agreement or arrangement, in each case, that is sponsored, maintained or contributed to or required to be contributed to by Parent or by any ERISA Affiliate of Parent, or to which Parent or an ERISA Affiliate of Parent is party, whether written or oral, for the benefit of any director, former director, employee or former employee of Parent or any Parent Subsidiary. None of Parent, any Parent Subsidiary or any ERISA Affiliate of Parent has any commitment or formal plan, whether legally binding or not, to create any additional employee benefit plan or modify or change any existing Plan that would affect any employee or former employee of Parent or any Parent Subsidiary. Schedule 7.17 indicates each Plan that is Title IV Plan.

        (b) Parent has heretofore delivered to the Company true and complete copies of each Plan and any amendments thereto (or if a Plan is not a written Plan, a description thereof), any related trust or other funding vehicle, any reports or summaries required under ERISA or the Code and the most recent determination letter received from the Internal Revenue Service with respect to each Plan intended to qualify under Section 401 of the Code (including but not limited to the forms 5500 and related reports for the two most recently completed plan years).

        (c) No liability under Title IV or Section 302 of ERISA has been incurred by Parent or any ERISA Affiliate of Parent that has not been satisfied in full, and no condition exists that presents a material risk to Parent or any ERISA Affiliate of Parent of incurring any such liability, other than liability for premiums due the PBGC (which premiums have been paid when due). Insofar as the representation made in this Section 3.16(c) applies to Sections 4064, 4069 or 4204 of Title IV of ERISA, it is made with respect to any employee benefit plan, program, agreement or arrangement subject to Title IV of ERISA to which Parent or any ERISA Affiliate of Parent made, or was required to make, contributions during the five (5) year period ending on the last day of the most recent plan year ended prior to the Closing Date.

        (d) The PBGC has not instituted proceedings to terminate any Title IV Plan and no condition exists that presents a material risk that such proceedings shall be instituted.

        (e) With respect to each Title IV Plan, the present value of accrued benefits under such plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such plan's actuary with respect to such plan did not exceed, as of its latest valuation date, then current value of the assets of such plan allocable to such accrued benefits.

        (f) No Title IV Plan or any trust established thereunder has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each Title IV Plan ended prior to the Closing Date. All contributions required to be made with respect to any Plan on or prior to the Closing Date have been timely made.

        (g) No Title IV Plan is a "multi-employer pension plan," as defined in
    Section 3(37) of ERISA, nor is any Title IV Plan a plan described in
    Section 4063(a) of ERISA. Neither Parent nor any ERISA Affiliate of Parent has made or suffered a "complete withdrawal" or a "partial withdrawal," as such terms are respectively defined in Sections 4203 and 4205 of ERISA (or any liability resulting therefrom has been satisfied in full).

        (h) Neither Parent, any Parent Subsidiary, any Plan or any trust created thereunder, nor any trustee or administrator of any thereof, has engaged in a transaction in connection with which Parent, any Parent Subsidiary, any Plan, any such trust, or any trustee or administrator thereof, or any party dealing with any Plan or any such trust could be subject to either a civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a tax imposed pursuant to Section 4975 or 4976 of the Code.

        (i) Each Plan has been operated and administered in all material respects in accordance with its terms and applicable law, including but not limited to ERISA and the Code.

        (j) Each Plan intended to be "qualified" within the meaning of
    Section 401(a) of the Code is so qualified, and the trusts maintained thereunder are exempt from taxation under Section 501(a) of the Code. Each Plan intended to satisfy the requirements of Section 501(c)(9) has satisfied such requirements.

        (k) No Plan provides medical, surgical, hospitalization, death or similar benefits (whether or not insured) for employees or former employees of Parent or any Parent Subsidiary for periods extending beyond their retirement or other termination of service, other than (i) coverage mandated by applicable law, (ii) death benefits under any "pension plan," or
    (iii) benefits the full cost of which is borne by the current or former employee (or his beneficiary).

        (l) No amounts payable under the Plans shall fail to be deductible for federal income tax purposes by virtue of Section 280G of the Code.

        (m) The consummation of the Transactions shall not, either alone or in combination with another event, (i) entitle any current or former employee or officer of Parent or any ERISA Affiliate of Parent to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement, or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or officer.

        (n) There are no pending or, to the knowledge of Parent, threatened or anticipated claims by or on behalf of any Plan, by any employee or beneficiary covered under any such Plan, or otherwise involving any such Plan (other than routine claims for benefits).

    7.18  TAX MATTERS; GOVERNMENT BENEFITS.

        (a) Parent and each of its Subsidiaries have duly filed all Tax Returns that are required to be filed excluding only such Tax Returns as to which any failure to file shall not have a material adverse effect on Parent and the Parent Subsidiaries, taken as a whole, and have duly paid or caused to be duly paid in full or made provision in accordance with GAAP (or there has been paid or provision has been made on their behalf) for the payment of all Taxes (as hereinafter defined) for all periods or portions thereof ending through the date hereof. All such Tax Returns are correct, complete and accurately reflect all liability for Taxes for the periods covered thereby, except to the extent that any such failure to file or any inaccuracies in any filed Tax Return would not, individually or in the aggregate, have a material adverse affect on Parent. All Taxes owed and due by Parent and all Parent Subsidiaries relating to operations on or prior to the Balance Sheet Date (whether or not shown on any Tax Return) have been paid or have been adequately reflected on the Financial Statements. Since the Balance Sheet Date, Parent has not incurred liability for any Taxes other than in the ordinary course of business. Neither Parent nor any Parent Subsidiary has received notice of any claim made by an authority in a jurisdiction where neither Parent nor any Parent Subsidiary file Tax Returns, that Parent or any such Parent Subsidiary is or may be subject to taxation by that jurisdiction.

        (b) Neither Parent nor any Parent Subsidiary has waived any statute of limitations in any jurisdiction in respect of Taxes or Tax Returns or agreed to any extension of time with respect to a Tax assessment or deficiency.

        (c) No federal, state, local or foreign audits, examinations or other administrative proceedings have ever been commenced or, to Parent's knowledge, are pending with regard to any Taxes or Tax Returns of Parent or of any Parent Subsidiary. No notification has been received by Parent or by any Parent Subsidiary that such an audit, examination or other proceeding is pending or threatened with respect to any Taxes due from or with respect to or attributable to Parent or any Parent Subsidiary or any Tax Return filed by or with respect to Parent or any Parent Subsidiary. To Parent's knowledge, there is no dispute or claim concerning any Tax liability of Parent, or any Parent Subsidiary either claimed or raised by any taxing authority in writing.

        (d) Neither Parent nor any of the Parent Subsidiaries is a party to any agreement, plan, contract or arrangement that could result, separately or in the aggregate, in a payment of any "excess parachute payments" within the meaning of Section 280G of the Code.

        (e) Neither Parent nor any of the Parent Subsidiaries has filed a consent pursuant to Section 341(f) of the Code (or any predecessor provision) concerning collapsible corporations, or agreed to have
    Section 341(f)(2) of the Code apply to any disposition of a "subsection
    (f) asset" (as such term is defined in Section 341(f)(4) of the Code) owned by Parent or any Parent Subsidiary.

        (f) No taxing authority is asserting or threatening to assert a claim against Parent or any Parent Subsidiary under or as a result of Section 482 of the Code or any similar provision of state, local or foreign law.

        (g) Neither Parent nor any of its Subsidiaries is a party to any tax sharing, tax indemnity or other agreement or arrangement with any entity not included in Parent's consolidated financial statements most recently filed by Parent with the SEC which could result in a material liability.

        (h) Parent has no reason to believe that any conditions exist that could reasonably be expected to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

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
        (i) None of Parent or any Parent Subsidiary has been a member of any affiliated group within the meaning of Section 1504(a) of the Code, or any similar affiliated or consolidated group for tax purposes under state, local or foreign law (other than a group the common parent of which is Parent), or has any liability for Taxes of any person (other than Parent and its Subsidiaries) under Treasury Regulation Section 1.1502-6 or any similar provision of state, local or foreign law as a transferee or successor, by contract or otherwise.

    7.19  LABOR AND EMPLOYMENT MATTERS.

        (a) Neither Parent nor any Parent Subsidiary is delinquent in any material respect in payments to any of its current or former officers, directors, employees, consultants, or agents for any wages, salaries, commissions, bonuses, benefits, expenses or other compensation for any services performed by them or amounts required to be reimbursed to them; and in the event of termination of the employment of any employee of Parent or any Parent Subsidiaries, neither Parent nor any Parent Subsidiary shall be liable to any such employee under any agreement in effect at the Closing for so-called "severance pay," incentive pay, liquidated damages or any other payments or benefits, including, without limitation, post-employment health care, pension or insurance benefits.

        (b) Since December 31, 1996, Parent has not had any claim made against it or any Parent Subsidiary by any Person before any Governmental Entity in respect of employment with Parent for discrimination or harassment on account of sex, race and other characteristic protected by law and there are no pending or threatened proceedings in relation thereto.

    7.20  CONTRACTS AND COMMITMENTS.

        (a) Schedule 7.20 sets forth a complete list of all agreements, contracts or commitments which are material to Parent or its Parent Subsidiaries' business or operations.

        (b) Neither Parent nor any Parent Subsidiary is in default, nor is there any known basis for any valid claim of default, under any contract made or obligation owed by it which are material to its business or operations.

    7.21  INSURANCE.

    Parent maintains with reputable insurers the worker's compensation, comprehensive property and casualty, liability, errors and omissions, fidelity and other insurance policies described on Schedule 7.21 hereto, which insurance is sufficient for the operation of the businesses operated by Parent and the Parent Subsidiaries.

    7.22  INSIDER INTERESTS.

    No officer or director of Parent or any Parent Subsidiary has any material interest in any property, real or personal, tangible or intangible, including without limitation, office space, fixtures, equipment, inventions, patents, trademarks or trade names, used in or pertaining to the business of Parent or any Parent Subsidiary.

    7.23  BROKERS OR FINDERS.

    No agent, broker, investment banker, financial advisor or other firm or person is or shall be entitled to any brokers or finders fee or any other commission or similar fee in connection with any of the Transactions except for Goldman Sachs & Co., the fees and expenses of which will be paid by Parent.

    7.24  INFORMATION SUPPLIED.

    None of the information supplied or to be supplied by Parent or Merger Sub for inclusion or incorporation by reference in the S-4 Registration Statement will, at the time the S-4 Registration Statement is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary, to make the statements therein not misleading.

                                  ARTICLE VIII
                                   COVENANTS

    8.1  INTERIM OPERATIONS OF THE COMPANY.

    The Company covenants and agrees that prior to the Effective Date, except
(i) as expressly contemplated by this Agreement or the Related Agreements,
(ii) as set forth in Section 8.1 of the Disclosure Schedule, or (iii) as agreed in writing by Parent after the date of this Agreement:

        (a) the business of the Company and the Company Subsidiaries shall be conducted only in the usual, regular and ordinary course and substantially in the same manner as previously conducted, and each of the Company and the Company Subsidiaries shall use all commercially reasonable efforts to preserve its business organization intact, keep available the services of its current officers and employees and maintain its existing relations with Persons having business dealings with it, to the end that the goodwill and ongoing business of each of them shall be unimpaired at the Effective Time;

        (b) neither the Company nor any Company Subsidiary shall: (i) amend its Articles of Incorporation or Bylaws or similar organizational documents,
    (ii) issue, sell, transfer, pledge, dispose of or encumber any shares of any class or series of its capital stock or Voting Debt, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of any class or series of its capital stock or any Voting Debt, other than Shares reserved for issuance on the date of this Agreement pursuant to the exercise of Company Stock Options outstanding on the date hereof or the conversion of Company Preferred Stock outstanding on the date hereof, (iii) declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to any shares of any class or series of its capital stock except in connection with the conversion of Company Preferred Stock outstanding on the date hereof; (iv) split, combine or reclassify any shares of any class or series of its stock; or (v) redeem, purchase or otherwise acquire directly or indirectly any shares of any class or series of its capital stock, or any instrument or security which consists of or includes a right to acquire such shares except in connection with the conversion of Company Preferred Stock outstanding on the date hereof;

        (c) neither the Company nor any Company Subsidiary shall: (i) incur or modify any indebtedness or other liability, other than in the ordinary and usual course of business and consistent with past practice; or (ii) modify, amend or terminate any of its material contracts or waive, release or assign any material rights or claims, except in the ordinary course of business and consistent with past practice;

        (d) neither the Company nor any Company Subsidiary shall: (i) incur or assume any long-term debt, or except in the ordinary course of business, incur or assume any short-term indebtedness in amounts not consistent with past practice; (ii) modify the terms of any indebtedness or other liability, other than modifications of short term debt in the ordinary and usual course of business and consistent with past practice; (iii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person, except in the ordinary course of business and consistent with past practice;
    (iv) make any loans, advances or capital contributions to, or investments in, any other person (other than to or in wholly owned Subsidiaries of the Company) except in the ordinary course of business and consistent with past practice; or (v) enter into any material commitment or transaction (including, but not limited to, any capital expenditure or purchase, sale or lease of assets or real estate) except in the ordinary course of business;

        (e) neither the Company nor any Company Subsidiary shall transfer, lease, license, sell, mortgage, pledge, dispose of, or encumber any assets other than in the ordinary course of business and consistent with past practice;

        (f) neither the Company nor any Company Subsidiary shall make any change in the compensation payable or to become payable to any of its officers, directors, employees, agents or consultants or to Persons providing management services (other than normal increases or decreases reflecting the performance of the Company and the Company Subsidiaries and of such Persons in the ordinary course of business consistent with past practice), or enter into or amend any employment, severance, consulting, termination or other agreement or employee benefit plan (other than an amendment required to conform such plan to changes that have occurred or may be made under applicable law, or to reflect increases or decreases referred to in the preceding parenthetical) or make any loans to any of its officers, directors, employees, Affiliates, agents or consultants or make any change in its existing borrowing or lending arrangements for or on behalf of any of such Persons pursuant to an employee benefit plan or otherwise (except for loans to facilitate exercises of the Company Stock Options);

        (g) neither the Company nor any Company Subsidiary shall pay or make any accrual or arrangement for payment of any pension, retirement allowance or other employee benefit pursuant to any existing plan, agreement or arrangement to any officer, director, employee or Affiliate or pay or agree to pay or make any accrual or arrangement for payment to any officers, directors, employees or Affiliates of the Company of any amount relating to unused vacation days, except payments and accruals made in the ordinary course of business consistent with past practice or as required by an existing Plan, adopt or pay, grant, issue, accelerate or accrue salary or other payments or benefits pursuant to any pension, profit-sharing, bonus, extra compensation, incentive, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance pay, retirement or other employee benefit plan, agreement or arrangement, or any employment or consulting agreement with or for the benefit of any director, officer, employee, agent or consultant, whether past or present except in the ordinary course of business consistent with past practice or as required by an existing Plan, or amend in any material respect any such existing plan, agreement or arrangement in a manner inconsistent with the foregoing;

        (h) neither the Company nor any Company Subsidiary shall permit any insurance policy naming it as a beneficiary or a loss payable payee to be cancelled or terminated without notice to Parent, except policies providing coverage for losses not in excess of $200,000;

        (i) neither the Company nor any Company Subsidiary shall enter into any contract or transaction relating to the purchase of assets other than in the ordinary course of business consistent with prior practices;

        (j) neither the Company nor any Company Subsidiary shall pay, repurchase, discharge or satisfy any of its claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice, of claims, liabilities or obligations reflected or reserved against in, or contemplated by, the consolidated financial statements (or the notes thereto) of the Company and the Company Subsidiaries;

        (k) neither the Company nor any Company Subsidiary shall adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any the Company Subsidiary;

        (l) neither the Company nor any Company Subsidiary shall (i) change any of the accounting methods used by it unless required by GAAP or (ii) make any material election relating to Taxes, change any material election relating to Taxes already made, adopt any material accounting method relating to Taxes, change any material accounting method relating to Taxes unless required by GAAP, enter into any closing agreement relating to Taxes, settle any claim or assessment relating to Taxes or consent to any claim or assessment relating to Taxes or any waiver of the statute of limitations for any such claim or assessment;

        (m) neither the Company nor any Company Subsidiary shall take, or agree or commit to take, any action that would or is reasonably likely to result in any of the conditions to the Merger set forth in Section 9.1 not being satisfied, or would make any representation or warranty of the Company contained in this Agreement materially inaccurate in any respect at, or as of any time prior to the Effective Time, or that would materially impair the ability of the Company, Parent or Merger Sub to consummate the Merger in accordance with the terms hereof or materially delay such consummation; and

        (n) neither the Company nor any of the Company Subsidiary shall enter into an agreement, contract, commitment or arrangement to do any of the foregoing, or to authorize, recommend, propose or announce an intention to do any of the foregoing.

    8.2  INTERIM OPERATIONS OF PARENT.

    Parent covenants and agrees that prior to the Effective Date, except (i) as expressly contemplated by this Agreement or the Related Agreements, (ii) as set forth in Section 8.2 of the Disclosure Schedule, or (iii) as agreed in writing by the Company after the date of this Agreement:

        (a) the business of Parent and the Parent Subsidiaries shall be conducted only in the usual, regular and ordinary course and substantially in the same manner as previously conducted, and each of Parent and the Parent Subsidiaries shall use all commercially reasonable efforts to preserve its business organization intact, keep available the services of its current officers and employees and maintain its existing relations with Persons having business dealings with it, to the end that the goodwill and ongoing business of each of them shall be unimpaired at the Effective Time;

        (b) neither Parent nor any Parent Subsidiary shall declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to any shares of any class or series of its capital stock;

        (c) neither Parent nor any Parent Subsidiary shall (i) incur or modify any indebtedness or other liability, other than in the ordinary and usual course of business and consistent with past practice; or (ii) modify, amend or terminate any of its material contracts or waive, release or assign any material rights or claims, except in the ordinary course of business and consistent with past practice;

        (d) neither Parent nor any Parent Subsidiary shall pay, repurchase, discharge or satisfy any of its claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice, of claims, liabilities or obligations reflected or reserved against in, or contemplated by, the consolidated financial statements (or the notes thereto) of Parent and the Parent Subsidiaries;

        (e) neither Parent nor any Parent Subsidiary shall take, or agree or commit to take, any action that would or is reasonably likely to result in any of the conditions to the Merger set forth in Section 9.2 not being satisfied, or would make any representation or warranty of Parent contained in this Agreement materially inaccurate in any respect at, or as of any time prior to, the Effective Time, or that would materially impair the ability of Parent, the Company, Merger Sub to consummate the Merger or materially delay consummation;

        (f) Parent shall not issue any equity securities of Parent or rights to acquire equity securities of Parent other than (i) Parent Common Stock in an underwritten or institutional secondary offering, in grants or sales to employees under Parent's stock plans in the ordinary course of business, in connection with an acquisition permitted under clause (g) below or in connection with exercises of rights to acquire Parent Common Stock outstanding on the date hereof or granted in compliance with clause (ii) of this Section 8.2(f) or (ii) rights to acquire Parent Common Stock in connection with stock option grants under Parent's stock option plans in the ordinary course of business;

        (g) Parent shall not acquire, or permit any Subsidiary to acquire, any business or assets, whether by merger, consolidation, tender offer, exchange offer, stock purchase, purchase of assets or otherwise, the aggregate assets or revenues of which would exceed ten percent (10%) of the assets or revenues, as the case may be, of Parent on a consolidated basis as of the end of the most recent fiscal quarter of Parent in the case of assets and on an annualized basis (including pro forma for the SoundView acquisition for periods prior to the closing thereof) since January 1, 2000 in the case of revenues; and

        (h) neither Parent nor any Parent Subsidiary shall enter into an agreement, contract, commitment or arrangement to do any of the foregoing, or to authorize, recommend, propose or announce an intention to do any of the foregoing.

    8.3  ACCESS; CONFIDENTIALITY.

    Each of the Company and Parent shall afford to the officers, employees, accountants, counsel and other representatives of the other full access to all properties, books, contracts, commitments and records of itself and its subsidiaries and each of Parent and the Company shall furnish promptly to the other (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of Securities Laws and (b) all other information concerning its business, properties and personnel as the other may reasonably request. Unless otherwise required by law, the party receiving such information shall hold any such information which is nonpublic in confidence in accordance with the provisions of the Confidentiality Agreement to which the party is subject.

    8.4  REASONABLE BEST EFFORTS.

        (a) Prior to the Closing, subject to the terms and conditions of this Agreement, Parent, Merger Sub and the Company agree to use their respective reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable (subject to any applicable laws) to consummate and make effective the Merger and the other Transactions as promptly as practicable including, but not limited to
    (i) the preparation and filing of all forms, registrations and notices required to be filed to consummate the Merger and the other Transactions and the taking of such actions as are necessary to obtain any requisite approvals, consents, orders, exemptions or waivers by any third party or Governmental Entity including notification by Parent to the NASD regarding the issuance of additional Parent Shares in the Merger, and (ii) the satisfaction of the other parties' conditions to Closing. In addition, no party hereto shall take any action after the date of this Agreement that would reasonably be expected to materially delay the obtaining of, or result in not obtaining, any permission, approval or consent from any Governmental Entity necessary to be obtained prior to Closing.

        (b) Prior to the Closing, each party shall promptly consult with the other parties hereto with respect to, provide any necessary information with respect to, and provide the other parties (or their respective counsel) with copies of, all filings made by the party with any Governmental Entity or any other information supplied by such party to a Governmental Entity in connection with this Agreement, the Merger and the other Transactions. Each party shall promptly inform the other of any communication from any Governmental Entity regarding any of the Transactions. If any party or Affiliate receives a request for additional information or documentary material from any such Governmental Entity with respect to any of the Transactions, then the party shall endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other parties, an appropriate response in compliance with such request. To the extent that transfers, amendments or modifications of permits (including environmental permits) are required as a result of the execution of this Agreement or consummation of any of the Transactions, the Company and Parent shall use its reasonable best efforts to effect such transfers, amendments or modifications. The Company, Parent and Merger Sub shall make, subject to the condition that the transactions contemplated herein actually occur, any undertakings (including undertakings to make divestitures, provided, in any case, that such divestitures need not themselves be effective or made until after the transactions contemplated hereby actually occur) required in order to comply with the antitrust requirements or laws of any Governmental Entity, including the HSR Act, in connection with the transactions contemplated by this Agreement.

        (c) The Company and Parent shall file as soon as practicable notifications under the HSR Act and respond as promptly as practicable to any inquiries received from the Federal Trade Commission and the Antitrust Division of the Department of Justice for additional information or documentation and respond as promptly as practicable to all inquiries and requests received from any State Attorney General or other Governmental Entity in connection with antitrust matters. Concurrently with the filing of notifications under the HSR Act or as soon thereafter as practicable, the Company and Parent shall each request early termination of the HSR Act waiting period.

        (d) Notwithstanding the foregoing, nothing in this Agreement shall be deemed to require the Company, Parent or Merger Sub to commence any litigation against any entity in order to facilitate the consummation of any of the Transactions or to defend against any litigation brought by any Governmental Entity seeking to prevent the consummation of any of the Transactions.

    8.5  SHAREHOLDERS MEETING; PROXY STATEMENT/REGISTRATION STATEMENT.

        (a) Parent, acting through its Board of Directors, shall, in accordance with applicable law: (i) duly call, give notice of, convene and hold a special meeting of its stockholders as promptly as practicable for the purpose of obtaining the Required Parent Stockholder Approval; and (ii) use its reasonable best efforts to obtain the Required Parent Stockholder Approval and to take all other action necessary or, in the reasonable opinion of Parent, advisable to secure any vote or consent of stockholders required under applicable law.

        (b) Parent and the Company shall promptly prepare and file with the SEC under the Act, a Registration Statement on Form S-4 or other appropriate form (the "S-4 Registration Statement") with respect to the Parent Shares to be issued in the Merger and will use their reasonable best efforts to have such S-4 Registration Statement declared effective by the SEC as promptly as practicable. Each of the Company and E*TRADE shall have the right to approve the content of the S-4 Registration Statement insofar as it relates to the Company, E*TRADE, either of their Affiliates or the Transactions and any amendment of such content, provided that such parties shall not unreasonably withhold such approval. Parent shall provide drafts of the S-4 Registration Statement and copies of all SEC correspondence, comment letters and amendments to both the Company and E*TRADE and their counsel, and shall obtain the approval of each such party before submitting or filing any of the foregoing, which approval shall not be unreasonably withheld. The Company shall furnish Parent with all information and shall take any other action as may reasonably be requested in connection with the S-4 Registration Statement and shall cooperate with Parent in preparing and filing the S-4 Registration and any amendment or supplement thereto.

        (c) If, at any time prior to the Parent shareholders meeting, any event should occur relating to or affecting the Company or Parent, or their respective officers or directors, which event should be described in an amendment or supplement to the S-4 Registration Statement, the parties shall promptly prepare, file and clear with the SEC and, if required by applicable law, mail to the shareholders of the Company or Parent such amendment or supplement.

    8.6  NO SOLICITATION OF COMPETING TRANSACTION.

        (a) Neither the Company nor any the Company Subsidiary or Affiliate of the Company shall (and the Company shall instruct its officers, directors, employees, representatives and agents of the Company, each Company Subsidiary and each Affiliate of the Company, including, but not limited to, investment bankers, attorneys and accountants, not to, and shall not permit any of them to), directly or indirectly, encourage, solicit, participate in or initiate discussions or negotiations with, or provide any information to, any Person or group (other than Parent, any of its Affiliates or representatives) concerning any Acquisition Proposal. The Company shall immediately notify Parent of the existence of any proposal, discussion, negotiation or inquiry received by the Company or any of its Affiliates, and the Company shall immediately communicate to Parent the terms of any proposal, discussion, negotiation or inquiry which it may receive (and shall immediately provide to Parent copies of any written materials received by the Company in connection with such proposal, discussion, negotiation or inquiry) and the identity of the party making such proposal or inquiry or engaging in such discussion or negotiation. The Company shall promptly provide to Parent any non-public information concerning the Company provided to any other party which was not previously provided to Parent.

        (b) The Company's Board of Directors shall not (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent or Merger Sub, the approval or recommendation by such Board of Directors of this Agreement or the Merger, (ii) approve or recommend or propose to approve or recommend, any Acquisition Proposal or (iii) enter into any agreement with respect to any Acquisition Proposal.

    8.7  PUBLICITY.

    The initial press release with respect to the execution of this Agreement shall be a joint press release acceptable to both Parent and the Company. Thereafter, until the Closing, or the date the Transactions are terminated or abandoned pursuant to Article XI, neither the Company, Parent nor any of their respective Affiliates shall issue or cause the publication of any press release or other announcement with respect to the Merger, this Agreement or the other Transactions without prior consultation with the other party, except as may be required by law or by any listing agreement with a national securities exchange or trading market.

    8.8  NOTIFICATION OF CERTAIN MATTERS.

    Each of the Company and Parent shall give prompt notice to the other, of
(i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time and (ii) any material failure of it to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement. However, the delivery of any notice pursuant to this
Section 8.8 shall not limit or otherwise affect the remedies available to the party receiving such notice.

    8.9  STATE TAKEOVER LAWS.

    If any state takeover statute becomes or is deemed to become applicable to the Agreement, the acquisition of Shares pursuant to the Merger or the other Transactions, the Company shall take all action necessary to render such statute inapplicable to all of the foregoing.

    8.10  MERGER SUB COMPLIANCE.

    Parent shall cause Merger Sub to comply with all of its obligations under or related to this Agreement.

    8.11  EXPENSES.

    Except as provided elsewhere herein, the Company shall bear the direct and indirect expenses of the Company and Parent shall bear the direct and indirect expenses of Parent, incurred in connection with the negotiation and preparation of this Agreement and the Related Agreements and the consummation of the transactions contemplated hereby and thereby.

    8.12  TAX-FREE REORGANIZATION.

    Neither the Company nor Parent shall take any action prior to or after the Effective Time which is likely to cause the Merger to fail to qualify as a reorganization within the meaning of the Code.

                                   ARTICLE IX
                                   CONDITIONS

    9.1  CONDITIONS TO THE OBLIGATIONS OF PARENT AND MERGER SUB.

    The respective obligations of Parent and Merger Sub to consummate the Merger are subject to the fulfillment at or prior to the Effective Time of the following conditions, any or all of which may be waived in whole or in part by Parent or Merger Sub, as the case may be, to the extent permitted by applicable law.

        (a) Certificate. The representations and warranties of the Company set forth in this Agreement shall be true and correct in material respects on and as of the Effective Time with the same force and effect as though the same has been made on and as of the Effective Time (except to the extent they relate to a particular date), except to the extent that all such failures in the aggregate do not have a material adverse effect on the working capital, financial condition, assets, liabilities, reserves, business or operations of the Company and its Subsidiaries taken as a whole, the Company shall have performed in all material respects all of its obligations to be performed under this Agreement, and Parent shall have received at the Effective Time a certificate to that effect dated the Effective Time and executed by the President of the Company.

        (b) Injunction, Regulatory Action. There shall be in effect no preliminary or permanent injunction or other order of a court or governmental or regulatory agency of competent jurisdiction directing that the transactions contemplated not be consummated.

        (c) S-4 Registration Statement. The S-4 Registration Statement shall have become effective and no stop order suspending the effectiveness of the S-4 Registration Statement shall have been issued and remain in effect and no proceedings for such purpose shall have been initiated or threatened by the SEC and any amendment or supplement to the S-4 Registration Statement required to be prepared, filed and cleared pursuant to Section 8.5 above shall have been so prepared, filed and cleared.

        (d) Government Filings and Consents. The governmental filings and governmental consents set forth on Schedule 9.1(d) shall have been made or obtained, and any waiting periods or extensions thereof under HSR Act shall have expired or been terminated.

        (e) Rule 145. Each Affiliate of the Company shall have executed and delivered to Parent an Affiliate Letter, together with such other documents and instruments as Parent may reasonably request related to compliance with the Securities Act.

        (f) Opinions of Counsel for the Company. Parent shall have received the opinion of Wilson Sonsini Goodrich & Rosati, counsel to the Company, addressed to Parent and dated the Closing Date, as to the organization and qualification of the Company and the authorization, due execution, validity and enforceability of the Merger Agreement in form and substance reasonably satisfactory to Parent.

        (g) Tax Opinion. Parent shall have received an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, dated on or about the date that is either two
    (2) business days prior to the date the Proxy Statement is first mailed to Parent stockholders if a meeting of Parent stockholders is required, and the date of the Closing, to the effect that (i) the Merger shall be treated for Federal income tax purposes as a reorganization within the meaning of
    Section 368(9) of the Code, and (ii) each of Parent, Merger Sub and the Company shall be a party to the reorganization within the meaning of
    Section 368(b) of the Code. In rendering such opinion, Skadden, Arps, Slate, Meagher & Flom LLP shall be entitled to rely upon, among other things, representations contained in certificates of the Company, Merger Sub and Parent in such form as is reasonably satisfactory to such counsel.

        (h) Parent Stockholder Approval. The Required Parent Stockholder Approval shall have been duly obtained.

        (i) Dissenting Shares. The Dissenting Shares immediately prior to the Effective Time shall not exceed ten percent (10%) of the sum of the issued and outstanding shares of Company Capital Stock immediately prior to the Effective Time.

        (j) Strategic Alliance Agreement. E*TRADE shall not have terminated the Strategic Alliance Agreement attached as Exhibit F.

        (k) Readiness to Conduct Business. E*TRADE shall have completed all procedures necessary, including development of the technical interface, so that former Parent brokerage account holders whose accounts have been transferred to E*TRADE can place bids through the Internet to the Vostock(SM) website and participate in secondary offerings through the Vostock(SM) auction process.

    9.2  CONDITIONS TO THE OBLIGATIONS OF THE COMPANY.

    The obligation of the Company to consummate the Merger is subject to the fulfillment at or prior to the Effective Time of the following conditions, any or all of which may be waived in whole or in part by the Company to the extent permitted by applicable law.

        (a) Certificate. The representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct in all material respects on and as of the Effective Time with the same force and effect as though the same had been made on and as of the Effective Time (except to the extent they relate to a particular date), except to the extent that all such failures in the aggregate do not have a material adverse effect on the working capital, financial condition, assets, liabilities, reserves, business or operations of Parent and its Subsidiaries taken as a whole, Parent and Merger Sub shall have performed in all material respects all of their respective obligations to be performed under this Agreement, and the Company shall have received at the Effective Time a certificate to that effect dated the Effective Time and executed by the President of Parent.

        (b) Parent Stockholder Approval. The Required Parent Stockholder Approval shall have been duly obtained.

        (c) Injunction, Regulatory Action. There shall be in effect no preliminary or permanent injunction or other order of a court or governmental or regulatory agency of competent jurisdiction directing that the transactions contemplated herein not be consummated.

        (d) S-4 Registration Statement. The S-4 Registration Statement shall have become effective and no stop order suspending the effectiveness of the S-4 Registration Statement shall have been issued and remain in effect and no proceedings for such purpose shall have been initiated or threatened by the SEC and any amendment or supplement to the S-4 Registration Statement required to be prepared, filed and cleared pursuant to Section 8.5 above shall have been so prepared, filed and cleared.

        (e) Governmental Filings and Consents. The governmental filings and governmental consents set forth on Schedule 9.2(e) shall have been made or obtained, and any waiting periods or extensions thereof under HSR Act shall have expired or been terminated.

        (f) Opinions of Counsel for Parent. The Company shall have received the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to Parent, addressed to the Company and dated the Closing Date as to the organization and qualification of Parent; authorization, issuance, full payment and nonassessability of the Parent Shares issuable in the Merger; and the authorization, due execution, validity and enforceability of the Merger Agreement in form and substance reasonably acceptable to the Company.

        (g) Tax Opinion. The Company shall have received an opinion of Wilson Sonsini Goodrich & Rosati, dated the date of the Closing, to the effect that
    (i) the Merger shall be treated for federal income tax purposes as a reorganization with the meaning of Section 368(a) of the Code, and
    (ii) each
    of Parent, Merger Sub and the Company shall be a party to the reorganization within the meaning of Section 368(b) of the Code. In rendering such opinion, Wilson Sonsini Goodrich & Rosati shall be entitled to rely, among other things, upon representations contained in certificates of the Company, Parent and Merger Sub in such form as is reasonably satisfactory to such counsel.

        (h) Strategic Alliance Agreement. Parent shall not have terminated the Strategic Alliance Agreement attached as Exhibit F.

                                   ARTICLE X
                           ESCROW AND INDEMNIFICATION

    10.1  ESCROW FUND.

    Within five (5) business days after the Effective Time, the Parent Shares comprising the Escrow Fund (as defined below) shall be registered in the name of, and be deposited with an escrow agent selected by Parent with the reasonable consent of the Company (the "Escrow Agent"), such deposit (together with interest and other income thereon) to constitute the escrow fund (the "Escrow Fund") and to be governed by the terms of the Escrow Agreement in substantially the form attached as Exhibit H. The Escrow Fund shall consist of ten percent (10%) of the Parent Shares issued in the Merger to compensate Parent pursuant to the indemnification obligations of the Company for Damages (as defined below). Except for Damages in respect of fraud, the Escrow Fund shall constitute the exclusive remedy against the Company or any shareholder with respect to any misrepresentation or breach of, or default in connection with, any of the representations, warranties, covenants and agreements given or made by the Company in this Agreement, the Company Disclosure Schedule or any exhibit or Schedule to this Agreement. Escrow Shares means the Parent Shares placed in the Escrow Fund in accordance with this Section 10.1.

    10.2  PARENT'S INDEMNIFICATION RIGHTS.

        (a) Subject to the limitations set forth in this Article X, from and after the Effective Time, the shareholders of the Company, jointly and severally, shall indemnify and hold harmless Parent and its officers, directors, agents and employees, and each person, if any, who controls or may control the Parent within the meaning of the Securities Act (referred to individually as an "Indemnified Person" and collectively as "Indemnified Persons") from and against any and all losses, costs, damages, liabilities and expenses arising from claims, demands, actions, causes of action, including, without limitation, reasonable legal fees, (collectively, "Damages") arising out of any misrepresentation or breach of, or default in connection with, any of the representations, warranties, covenants and agreements given or made by the Company in this Agreement, the Company Disclosure Schedule or any exhibit or Schedule to this Agreement. Notwithstanding the foregoing, the indemnification obligations of the Company shareholders for Damages in respect of fraud shall be several and not joint, and such obligations shall be distributed among the Company shareholders pro rata in proportion to the number of Parent Shares issued to each such shareholder in the Merger.

        (b) Parent and the Company each acknowledge that such Damages, if any, would relate to unresolved contingencies existing at the Effective Time, which if resolved at the Effective Time would have led to a reduction in the total number of Parent Shares that Parent would have agreed to issue in connection with the Merger.

        (c) Parent may not receive any Parent Shares from the Escrow Fund unless and until one or more Officer's Certificates identifying Damages, the aggregate amount of which exceeds $3,000,000 (the "Indemnity Threshold"), have been delivered to the Escrow Agent as provided in Section 10.2 and such amount is determined pursuant to this Article X to be payable, in which case, Parent shall receive Parent Shares equal in value to the full amount of Damages. In determining the amount of any Damage attributable to a breach, any materiality standard contained in a representation, warranty or covenant of the Company shall be disregarded.

        (d) Prior to asserting any claim for indemnification under this Agreement, Parent must first seek reimbursement for any and all Damages from any applicable insurance coverage. The parties agree that any indemnification provided by this Agreement is not to be deemed insurance (whether primary, excess, or otherwise) for purposes of seeking reimbursement from the applicable insurance coverage. Nothing in this Agreement shall in any way diminish the obligation of Parent and/or the Surviving Corporation under applicable law to attempt to mitigate Damages.

        (e) The parties agree that there shall not be any multiple recovery for any Damage.

    10.3  ESCROW PERIOD.

    The escrow period (the "Escrow Period") shall terminate at 11:59 p.m. Pacific Standard Time twelve (12) months following the Closing Date except that a portion of the Escrow Fund which may be reasonably necessary to satisfy any unsatisfied claims specified in any Officer's Certificate delivered to the Escrow Agent prior to termination of the Escrow Period, with respect to facts and circumstances existing prior to expiration of the Escrow Period, shall remain in the Escrow Fund until those claims have been resolved. Parent shall deliver to the Escrow Agent a certificate specifying the Closing Date.

    10.4  CLAIMS UPON ESCROW FUND.

        (a) The Escrow Agent shall set aside such Parent Shares or other assets held in the Escrow Fund as applicable in an amount equal to the potential Damages for each claim upon receipt by the Escrow Agent on or before the last day of the Escrow Period of a certificate signed by any officer of Parent (an "Officer's Certificate"):

           (i) stating that actual or potential Damages exist from unreimbursed claims in an aggregate amount greater than the Indemnity Threshold for claims against the Escrow Fund; and

           (ii) specifying in reasonable detail the individual items included in the amount of Damages in such claim, the date each such item was paid, properly accrued or arose and the nature of the misrepresentation, breach of warranty or claim to which such item is related.

        (b) Upon the earliest of: (i) receipt of written authorization from the Shareholders' Agent or from the Shareholders' Agent jointly with Parent to make such delivery, (ii) receipt of written notice of a final decision in arbitration of the claim, or (iii) in the event the claim set forth in the Officer's Certificate is uncontested by the Shareholders' Agent as of the close of business on the next business day following the twentieth (20th) day following receipt by the Shareholders' Agent of the Officer's Certificate; on the next business day the Escrow Agent shall deliver Parent Shares or other assets from the Escrow Fund to Parent having a value equivalent to the Damages.

        (c) For the purpose of compensating Parent for its Damages pursuant to this Agreement, the Parent Shares in the Escrow Fund shall have a deemed value equal to the average of the mean between the closing bid and ask prices as reported for the primary trading session (currently ending at 4:00 p.m. on the NNM) during the period comprised of ten (10) consecutive trading days ending on the second trading day immediately preceding receipt of such Parent Shares by Parent in satisfaction of such Claim.

        (d) No Indemnified Person shall have the right to pursue a claim for Damages against the Escrow Fund or the Company shareholders other than through Parent.

    10.5  OBJECTIONS TO CLAIMS.

    At the time of delivery of any Officer's Certificate to the Escrow Agent, a duplicate copy of such Officer's Certificate shall be delivered to the Shareholders' Agent and for a period of twenty (20) days after such delivery to the Escrow Agent of such Officer's Certificate, the Escrow Agent shall make no delivery of Parent Shares pursuant to Section 10.4 unless the Escrow Agent shall have received written authorization from the Shareholders' Agent to make such delivery. After the expiration of such twenty

(20) day period, the Escrow Agent shall make delivery of Parent Shares then in the Escrow Fund in accordance with Section 10.6, provided that no such payment or delivery may be made if the Shareholders' Agent shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent and to Parent prior to the expiration of the twenty (20) day period.

    10.6  RESOLUTION OF CONFLICTS; ARBITRATION.

        (a) In case the Shareholders' Agent shall so object in writing to any claim or claims by Parent made in any Officer's Certificate, Parent shall have twenty (20) days after receipt by the Escrow Agent of an objection by the Shareholders' Agent to respond in a written statement to the objection of the Shareholders' Agent. If after the twenty (20) day period there remains a dispute as to any claims, the Shareholders' Agent and Parent shall attempt in good faith for thirty (30) days to agree upon the rights of the respective parties with respect to each of such claims. If the Shareholders' Agent and Parent should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and shall distribute the Parent Shares from the Escrow Fund in accordance with the terms of the memorandum.

        (b) If no such agreement can be reached after good faith negotiation, either Parent or the Shareholders' Agent may, by written notice to the other, demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration in accordance with Section 13.1. The decision of the arbitrator as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in this Section 10.6, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance therewith.

        (c) Parent, on the one hand, and the Company shareholders, on the other hand, shall each bear their respective expenses (including, attorneys' fees and expenses) incurred in connection with any such arbitration. The Company shareholders' expenses and reasonable attorney's fees shall be paid by the Shareholders' Agent from the Escrow Fund. If the arbitrator or arbitrators find in favor of Parent as to the claim in dispute, all fees, costs, and the reasonable expenses of legal counsel incurred by Parent shall be charged against the Escrow Fund in addition to the amount of the disputed claim. If the arbitrator or arbitrators find in favor of the Company shareholders as to the claim in dispute, all fees, costs and the reasonable expenses of legal counsel incurred by Shareholders' Agent on behalf of the Company shareholders shall be paid into the Escrow Fund by Parent for the benefit of the Company shareholders. The fees and expenses of each arbitrator and the administrative fee of the American Arbitration Association shall be allocated by the arbitrator or arbitrators, as the case may be (or, if not so allocated, shall be borne equally by Parent, on the one hand, and the Company shareholders, out of the Escrow Fund on the other hand).

    10.7  SHAREHOLDERS' AGENT.

        (a) E*TRADE shall be constituted and appointed as Shareholders' Agent for and on behalf of the shareholders of the Company to give and receive notices and communications, to authorize delivery to Parent of the Parent Shares from the Escrow Fund in satisfaction of claims by Parent, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Shareholders' Agent for the accomplishment of the foregoing. This agency may be changed by the holders of a majority in interest of the Escrow Fund from time to time upon not less than ten (10) days' prior written notice to all of the Company shareholders and to Parent. No bond shall be required of the Shareholders' Agent, and the Shareholders' Agent shall receive no compensation for his services. Notices or communications to or from the Shareholders' Agent shall constitute notice to or from each of the Company shareholders.

        (b) The Shareholders' Agent is hereby expressly authorized to take any and all actions in accordance with the direction of a majority of interest of the Company shareholders. The Shareholders' Agent shall not be liable for any act done or omitted hereunder as Shareholders' Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel or at the direction of a majority in interest of the Company shareholders shall be conclusive evidence of such good faith. The Company shareholders shall severally indemnify the Shareholders' Agent and hold him harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Shareholders' Agent and arising out of or in connection with the acceptance or administration of his duties.

        (c) The Shareholders' Agent shall serve without compensation but shall be reimbursed from the Escrow Fund for all out of pocket expenses reasonably incurred, including expenses for lawyers and accountants employed on behalf of the Company shareholders' interests in the Escrow Fund. The Shareholders' Agent may cause the Escrow Agent, at his request, to exchange shares of Parent Shares held, with Parent, for cash for each reimbursement. Parent shall deliver such cash at a per share price equal to the price of such shares at the close of market on the next trading day preceding such exchange. In no event shall the Shareholders' Agent be entitled to incur expenses reimbursable by the Escrow Fund in excess of $500,000 without first obtaining the written consent of the holders of a majority in interest of the Escrow Fund.

    10.8  ACTIONS OF THE SHAREHOLDERS' AGENT.

    A decision, act, consent or instruction of the Shareholders' Agent shall constitute a decision of all of the Company shareholders and shall be final, binding and conclusive upon each and every Company shareholder, and the Escrow Agent and Parent may rely upon any decision, act, consent or instruction of the Shareholders' Agent as being the decision, act, consent or instruction of each and every Company shareholder. The Escrow Agent and Parent are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Shareholders' Agent.

    10.9  THIRD-PARTY CLAIMS.

    If Parent becomes aware of a third-party claim which Parent believes may result in a demand against the Escrow Fund, Parent shall promptly notify the Shareholders' Agent of that claim, and the Shareholders' Agent and the Company shareholders shall be entitled, at their expense, to participate in any defense of that claim. Parent shall have the right in its sole discretion to settle any claim. However, Parent may not effect the settlement of any claim without the consent of the Shareholders' Agent, which consent shall not be unreasonably withheld. In the event that the Shareholders' Agent has consented to any such settlement, the Shareholders' Agent shall have no power or authority to object under Section 10.5 or any other provision of this Article X to any claim by Parent against the Escrow Fund for indemnity in the amount of such settlement.

    10.10  SHAREHOLDERS' INDEMNIFICATION RIGHTS.

        (a) Subject to the limitations set forth in this Article X, Parent shall indemnify and hold harmless the Company shareholders, officers, directors, agents and employees of the Company, and each person, if any, who controls or may control the Company within the meaning of the Securities Act, (referred to individually as a "Company Indemnified Person" and together as "Company Indemnified Persons") from and against any and all Damages arising out of any misrepresentation or breach of, or default in connection with, any of the representations, warranties, covenants and agreements given or made by Parent in this Agreement, the Parent Disclosure Schedule or any exhibit or Schedule to this Agreement.

        (b) The Company Indemnified Persons may not receive any compensation for Damages unless and until one or more Shareholder's Certificates identifying Damages, the aggregate amount of which exceeds the Indemnity Threshold, have been delivered to Parent Representative as provided in Section 10.11 and such amount is determined pursuant to this Article X to be payable, in which case, the Company Indemnified Persons shall be entitled to receive funds equal in value to the full amount of such Damages. In determining the amount of any Damage attributable to a breach, any materiality standard contained in a representation, warranty or covenant of the Company shall be disregarded.

        (c) Prior to asserting any claim for indemnification under this Agreement, the Company Indemnified Persons must first seek reimbursement for any and all Damages from any applicable insurance coverage. The parties agree that any indemnification provided by this Agreement is not to be deemed insurance (whether primary, excess, or otherwise) for purposes of seeking reimbursement from the applicable insurance coverage. Nothing in this Agreement shall in any way diminish the obligation of the Company Indemnified Persons under applicable law to attempt to mitigate Damages.

        (d) The parties agree that there shall not be any multiple recovery for any Damage.

    10.11  CLAIMS AGAINST PARENT.

        (a) To register a claim against Parent, the Shareholders' Agent shall deliver to Parent on or before the last day of the Escrow Period a certificate signed by the Shareholders' Agent (a "Shareholders' Certificate"):

           (i) stating that actual or potential Damages exist from unrealized claims in an aggregate amount greater than the Indemnity Threshold for claims against Parent; and

           (ii) specifying in reasonable detail the individual items included in the amount of Damages in such claim, the date each such item was paid, properly accrued or arose and the nature of the misrepresentation, breach of warranty or claim to which such item is related.

        (b) Upon the earliest of: (i) receipt of written notice of a final decision in arbitration of the claim, or (ii) in the event Parent and the Shareholders' Agent sign a memorandum in resolution of a conflict in accordance with Section 10.13, or (iii) in the event the claim set forth in the Shareholders' Certificate is uncontested by Parent as of the close of business on the next business day following the twentieth (20th) day following receipt by Parent of the Shareholders' Certificate; on the next business day Parent shall deliver funds to the Shareholders' Agent having a value equivalent to the Damages.

        (c) No Company Indemnified Person shall have the right to pursue any claim for Damages against Parent other than through the Shareholders' Agent. The Escrow Agent may rely upon any decision, act, consent or instruction of the Shareholders' Agent as the decision act, consent, or instruction of each and every Company Indemnified Person.

    10.12  OBJECTIONS TO CLAIMS AGAINST PARENT.

    At the time of delivery of any Shareholders' Certificate, Parent shall have a period of twenty (20) days after such delivery to confer with the appropriate officers of Parent regarding the claims on the Shareholders' Certificate. After the expiration of such twenty (20) day period, Parent shall either make delivery of funds in accordance with Section 10.11 or object in a written statement to the claim made in the Shareholders' Certificate.

    10.13  RESOLUTION OF CONFLICTS; ARBITRATION.

        (a) In case Parent shall so object in writing to any claim or claims by the Company Indemnified Persons made in any Shareholders' Certificate, the Shareholders' Agent shall have twenty (20) days after receipt by Parent to respond in a written statement to the objection of Parent. If after the twenty (20) day period there remains a dispute as to any claims, Parent and the Shareholders' Agent shall attempt in good faith for thirty (30) days to agree upon the rights of the respective parties with respect to each of such claims. If Parent and the Shareholders' Agent should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties. Parent shall promptly make delivery of funds to the Company Indemnified Persons in accordance with the terms of such memorandum.

        (b) If no such agreement can be reached after good faith negotiation, either the Shareholders' Agent or Parent may, by written notice to the other, demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration in accordance with Section 13.1. The decision of the arbitrator as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement.

        (c) The allocation of expenses incurred in connection with any such arbitration shall be as set forth in Section 10.6(c).

    10.14  THIRD PARTY CLAIMS.

    If the Company Indemnified Persons become aware of a third-party claim which the Company Indemnified Persons believe may result in a demand against Parent, the Shareholders' Agent shall promptly notify Parent of that claim, and Parent and the Company Indemnified Persons shall be entitled, at their expense, to participate in any defense of that claim. However, the Shareholders' Agent may not effect the settlement of any claim without the consent of Parent, which consent shall not be unreasonably withheld. In the event that Parent has consented to any such settlement, Parent shall have no power or authority to object under Section 10.12 or any other provision of this Article X to any claim by Company Indemnified Persons for indemnification against Damages in the amount of such settlement.

    10.15  SURVIVAL.

    The representations and warranties of the Company and Parent contained in this Agreement shall survive until the termination of the Escrow Period.

                                   ARTICLE XI
                              TERMINATION/SURVIVAL

    11.1  TERMINATION.

        (a) This Agreement may be terminated at any time prior to the Closing as follows:

           (i) by the mutual written consent of Parent and the Company;

           (ii) by Parent or the Company if it has become impossible that one or more of the conditions to the other party's obligation to close the transactions contemplated by this Agreement shall be satisfied on or prior to the date set forth in Section 11.1(a)(vii) below and such condition or conditions has not been waived promptly after such impossibility has become known;

           (iii) by Parent, on the one hand, or by the Company, on the other hand, if there shall have been a breach of any of the representations and warranties set forth in this Agreement on the part of the other, which breach would, under Section 9.1(a) (in the case of a breach of representation or warranty by the Company) or Section 9.2(a) (in the case of a breach of representation or warranty by Parent), entitle the party receiving such representations and warranties not to consummate the transactions contemplated hereby and which breach by its nature cannot be cured prior to the date set forth in Section 11.1(a)(vii) below;

           (iv) by the Company, on the one hand, or by Parent, on the other hand, if there shall have been a material breach of any of the covenants or agreements set forth in this Agreement on the part of the Company (in the case of termination by Parent) or on the part of Parent (in the case of termination by the Company), which breach shall not have been cured within twenty (20) business days following receipt by the breaching party of written notice of such breach from the other; and

           (v) at the election of Parent or the Company, if the Closing shall not occur on or before October 31, 2000.

    Notwithstanding Section 11.1(a)(ii)-(v) hereof, a party who is in material breach of any of its obligations or representations and warranties hereunder shall not have the right to terminate this Agreement pursuant to
Section 11.1(a)(ii)-(v).

        (b) The termination of this Agreement shall be effectuated by the delivery by the party terminating this Agreement to the other party of a written notice of such termination. If this Agreement so terminates, it shall become null and void and have no further force or effect, except as provided in Section 11.2.

        (c) If this Agreement is terminated by the Company pursuant to
    Section 11.1 (a)(iii) or Section 11.1 (a)(iv), Parent shall pay to the Company, promptly upon receiving from the Company a written accounting of all direct and indirect out-of-pocket expenses incurred by it in connection with the negotiation and preparation of this Agreement and the Related Agreements and its preparation to consummate the transactions contemplated hereby and thereby ("Company Expenses"), a cash amount equal to the aggregate amount of such Company Expenses.

        (d) If this Agreement is terminated by Parent pursuant to
    Section 11.1(a)(iii) or Section 11.1 (a)(iv), the Company shall pay to Parent, promptly upon receiving from Parent a written accounting of all direct and indirect out-of-pocket expenses incurred by it in connection with the negotiation and preparation of this Agreement and the Related Agreements and its preparation to consummate the transactions contemplated hereby and thereby ("Parent Expenses"), a cash amount equal to the aggregate amount of such Parent Expenses.

        (e) If:

           (i) this Agreement is terminated by the Company pursuant to
       Section 11.1 (a)(ii) on the grounds that it has become impossible that the condition set forth in Section 9.2(b) will be satisfied on or prior to the date set forth in Section 11.1 (a)(v);

           (ii) this Agreement is terminated by either party pursuant to
       Section 11.1 (a)(v) and the condition set forth in Section 9.2(b) shall not have been satisfied on or prior to the date set forth in
       Section 11.1(a)(v);

           (iii) the Board of Directors of Parent or Merger Sub withdraws or modifies its approval or recommendation of this Agreement or the Merger; or

           (iv) the Required Parent Stockholder Approval is not obtained at the meeting of the stockholders of Parent convened for the purpose of obtaining such approval (or any adjournment or postponement thereof), then in any such case, Parent shall pay to the Company, upon the earlier of any such event or Parent's receipt of notice from the Company that any such event shall have occurred, a cash penalty in the amount of $13,330,000, and shall thereupon be entitled to terminate this Agreement without further liability by Parent or Merger Sub to the Company or any of its shareholders, except for Company Expenses arising through the date of termination. In addition, Parent shall pay to the Company, promptly upon receiving from the Company a written accounting of its Company Expenses, a cash amount equal to the aggregate amount of such Company Expenses.

    11.2  EFFECT OF TERMINATION.

    In the event of termination of this Agreement as provided in Section 11.1, this Agreement (other than Section 8.3) shall become void and have no effect except that, notwithstanding anything to the contrary contained in this Agreement, no party shall be relieved or released from any liabilities or damages arising out of its breach of any provision of this Agreement. In the event of termination of this Agreement, Parent and the Company shall continue to honor the terms of the Confidentiality Agreement, including the return of all confidential materials.

    11.3  NO SURVIVAL OF REPRESENTATIONS AND WARRANTIES AND COVENANTS.

    In the event of termination of this Agreement by a party without a breach by such party, the respective representations and warranties of such party contained herein and in the certificates of such party to be delivered at the Closing shall expire.

                                  ARTICLE XII
                                  DEFINITIONS

    12.1 DEFINITIONS.

    For all purposes of this Agreement, except as otherwise expressly provided or unless the context clearly requires otherwise:

    "Acquisition Proposal" shall mean any proposal or offer to acquire all or a substantial part of the business or properties of the Company or any Company Subsidiary or any capital stock of the Company or any Company Subsidiary, whether by merger, tender offer, exchange offer, stock purchase, purchase, of assets or similar transactions involving the Company or any Subsidiary, division or operating or principal business unit of the Company.

    "Advisers Act" means the Investment Advisers Act of 1940, as amended, and all rules and regulations of the SEC thereunder.

    "Affiliate" shall have the meaning set forth in Rule 12b-2 of the Exchange Act.

    "Affiliate Letter" shall mean a letter for use with respect to sales of stock by Affiliates of the Company who become Affiliates of Parent which is executed and delivered by each Affiliate of the Company and delivered to Parent pursuant to Section 9.1(f) hereof and which complies as to form with the requirements of SEC Rule 145.

    "Agreement" or "this Agreement" shall mean this Agreement and Plan of Merger, together with the Exhibits and Schedules attached and the Disclosure Schedule.

    "Agreement of Merger" shall mean the Agreement of Merger to be filed with the Secretary of State of the State of California at the Closing.

    "Balance Sheet Date" shall mean the date of the Company Balance Sheet.

    "California Law" shall mean the general Corporation Law of the State of California, as amended.

    "Cause" shall mean the relevant employee's (i) neglect, failure or refusal to timely perform the duties of his employment (other than by reason of a physical or mental illness or impairment), or his gross negligence in the performance of his duties, (ii) material breach of any agreements, covenants and representations made in any employment agreement or other agreement with Parent or any of its Subsidiaries, (iii) violation of any law, rule, regulation or by-law of any governmental authority (state, federal or foreign), any securities exchange or association or other regulatory or self-regulatory body or agency applicable to Parent or any of its Subsidiaries or any material general policy or directive of Parent or any of its Subsidiaries applicable to such employee,
(iv) conviction of, or plea of guilty or NOLO CONTENDERE to, a crime involving moral turpitude, dishonesty, fraud or unethical business conduct, or a felony,
(v) giving or accepting undisclosed material commissions or other payments in cash or in kind in connection with the affairs of Parent or any of its Subsidiaries or their clients, (vi) failure to obtain or maintain any registration, license or other authorization or approval that Parent reasonably believes is required in order for the employee to perform his duties; or
(vii) habitual abuse of alcohol or drugs.

    "Certificate of Merger" shall mean the Certificate of Merger to be filed with the Secretary of State of the State of Delaware at Closing.

    "Code" shall mean the Internal Revenue Code of 1986, as amended.

    "Company Agreement" shall mean any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Company or any the Company Subsidiary is a party or by which any of them or any of their properties or assets may be bound.

    "Company Board of Directors" shall mean the board of directors of the Company.

    "Company Financial Statements" shall have the meaning given in Section 6.8.

    "Company's knowledge" or "best knowledge of the Company" shall mean the actual knowledge of the President and Chief Executive Officer, Chief Financial Officer or Controller of the Company.

    "Company Subsidiary" shall mean each Person which is a Subsidiary of the Company.

    "Confidentiality Agreement" shall mean the letter agreement regarding confidentiality between the Company and Parent.

    "Delaware Law" shall mean the General Corporation Law of the State of Delaware, as amended.

    "Disclosure Schedule" shall mean the disclosure schedule dated the same date as this Agreement prepared and signed by the Company or Parent, as the case may be, and delivered to the other simultaneously with the execution hereof.

    "Employment Agreement" means an employment agreement and non-disclosure, non-competition and assignment of inventions agreement substantially in the form of Exhibit E.

    "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

    "ERISA Affiliate" shall mean any trade or business, whether or not incorporated, that together with the Company or Parent, as applicable, would be deemed a "single employer" within the meaning of Section 4001(b) of ERISA.

    "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

    "GAAP" shall mean United States generally accepted accounting principles.

    "Governmental Documents" means all reports and registration statements filed, or required to be filed, by law, by contract or otherwise, by an entity pursuant to the authority of any Governmental Entity.

    "Governmental Entity" shall mean any nation, state, territory, province, county, city or other unit or subdivision thereof or any entity, authority, agency, department, board, commission, instrumentality, court or other judicial body authorized on behalf of any of the foregoing to exercise legislative, judicial, regulatory or administrative functions of or pertaining to government and, in the case of the Company, any governmental or non-governmental self-regulatory organization of which the Company or any the Company Subsidiary was or is a member or to whose regulations any thereof was or is subject or, in the case of Parent, any governmental or non-governmental self-regulatory organization of which Parent or any Parent Subsidiary was or is a member or to whose regulations any thereof was or is subject.

    "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

    "Indebtedness" shall mean any loan, promissory note, or other evidence of debt.

    "Intellectual Property" means all domestic and foreign copyrights, patents, proprietary models, databases, service marks, software, trade names, trademarks and trade secrets, and all registrations or applications for registration of any of the foregoing.

    "Investment Company Act" means the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC promulgated thereunder.

    For purposes of this Agreement, the terms "material adverse effect" and "material adverse change" shall exclude effects attributable to (a) declines in the U.S. stock market, (b) the announcement or pendency of the transactions contemplated by this Agreement, (c) declines in economic activity in the U.S., or (d) changes in the industry generally in which the Company operates.

    "Merger Sub" shall mean Wit SoundView Corporation, a Delaware corporation which is a direct wholly owned Subsidiary of Parent.

    "Merger Sub Common Stock" shall mean common stock, par value $.01 per share, of Merger Sub.

    "NNM" shall mean the Nasdaq National Market.

    "NASD" shall mean the National Association of Securities Dealers, Inc., NASD Regulation, Inc. or The Nasdaq National Market, Inc., as the context may require.

    "Parent Agreement" shall mean any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Parent or any Parent Subsidiary is a party or by which any of them or any of their properties or assets may be bound.

    "Parent Balance Sheet" shall mean the most recent balance sheet of Parent and its consolidated subsidiaries included in the Financial Statements.

    "Parent Board of Directors" shall mean the board of directors of Parent.

    "Parent Common Stock" shall mean shares of Common Stock, par value $0.01 per share, of Parent.

    "Parent Financial Statements" shall mean the financial statements of Parent included in the Governmental Documents.

    "Parent Pooled Products" means each vehicle for collective investment (in whatever form of organization, including in the form of a corporation, company, limited liability company, partnership (limited or general), association, trust or other entity and including each separate portfolio of any of the foregoing) but only during the period with respect to which Parent or any Parent Subsidiary has acted or acts as the sponsor, general partner, managing member, trustee, investment manager, investment adviser (but excluding for all purposes other than its investment advisory services any Parent Pooled Product as to which Parent or such Parent Subsidiary has acted or acts solely in a subadvisory capacity) or in a similar capacity.

    "Parent Subsidiary" shall mean each Person which is a Subsidiary of Parent.

    "Parent's knowledge" or "best knowledge of Parent" shall mean the actual knowledge of the Chairman and Co-Chief Executive Officer, the Vice Chairman, Co-Chief Executive Officer and President, the Vice Chairman, Founder and Chief Strategist, the Senior Vice President and Chief Financial Officer, the Director of Investment Banking or either of the Co-General Counsels.

    "Person" shall mean a natural person, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Entity or other entity or organization.

    "Plan" shall mean, with respect to the Company, a plan, program, agreement, arrangement or program required to be included in the Disclosure Schedule of the Company pursuant to Section 6.17(a) and with respect to Parent, a plan, program, agreement, management or program required to be included in the Disclosure Schedule of the Company pursuant to Section 7.17(a).

    "Proxy Statement" shall mean the proxy statement to be filed by Parent with the SEC, together with all amendments and supplements thereto and including the exhibits thereto.

    "Records" means all records and original documents in the possession of the Company or any the Company Subsidiary or Parent or any Parent Subsidiary, as the case may be, which pertain to or have been or are utilized by the Company or any the Company Subsidiary or Parent or any Parent Subsidiary, as the case may be, to administer, reflect, monitor, evidence or record information respecting the business or conduct of the Company or any the Company Subsidiary including, without limitation, (1) all such records maintained on electronic or magnetic media, or in an electronic database system, and (2) all such records as necessary to comply with any applicable law, including, without limitation, any and all records kept in accordance with, or documents filed pursuant to, any Securities Laws.

    "Related Agreements" shall mean the Account Transfer Agreement, the Confidentiality Agreement, the Employment Agreements, the Standstill Agreement, the Stock Purchase Agreement, the Strategic Alliance Agreement, the Voting Agreements, and the Warrant.

    "S-4 Registration Statement" shall mean the registration statement on Form S-4 or other appropriate form of Parent contemplated by Article VIII of this Agreement.

    "SEC" shall mean the United States Securities and Exchange Commission.

    "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

    "Securities Laws" means the Securities Act; the Exchange Act; the Investment Company Act; the Advisers Act; the securities or "blue sky" laws of any state or territory of the United States; the rules and regulations of the NASD; the Commodity Exchange Act, as amended, and the published rules and regulations of the Commodity Futures Trading Commission promulgated thereunder; and the comparable laws, rules and regulations in effect in any other country.

    "Software" means (i) any and all computer software programs, including all source and object code, (ii) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (iii) all descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, (iv) all domain names and the content contained on the respective Internet site(s), and (v) all documentation, including user manuals and training materials, relating to any of the foregoing.

    "Standstill Agreement" shall mean the Standstill Agreement to be executed by E*TRADE and Parent simultaneously with the execution of this Agreement.

    "Stock Equivalent" shall mean any stock option, warrant, or convertible debt instrument which may be converted into capital stock.

    "Subsidiary" shall mean, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which (a) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its

Subsidiaries or (b) such party or any other Subsidiary of such party is a general partner, managing member or Person performing similar functions (excluding any such partnership or other entity where such party or any Subsidiary of such party does not have general primary decisional authority in such partnership or other entity). "Subsidiary" excludes any investment fund owned by E*TRADE unless E*TRADE owns at least a majority of the securities or voting interests of the investment fund.

    "Surviving Corporation" shall have the meaning given in Section 1.1.

    "Tax" or "Taxes" shall mean all taxes, charges, fees, duties, levies, penalties or other assessments imposed by any federal, state, local or foreign governmental authority, including, but not limited to, income, gross receipts, excise, property, sales, gain, use, license, custom duty, unemployment, capital stock, transfer, franchise, payroll, withholding, social security, minimum estimated, and other taxes, and shall include interest, penalties or additions attributable thereto;

    "Tax Return" shall mean any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

    "Title IV Plan" shall mean a Plan that is subject to Section 302 or Title IV of ERISA or Section 412 of the Code.

    "Transactions" shall mean the transactions provided for or contemplated by this Agreement and the Related Agreements.

    "Voting Debt" shall mean indebtedness having general voting rights and debt convertible into securities having such rights.

    12.2 ADDITIONAL DEFINITIONS.

    The following terms shall have the meaning specified in the indicated section of this Agreement.

TERM                                                                      SECTION
----                                                          -------------------------------
Agreement...................................................  Preamble
Certificates................................................  Section 4.2(b)
Closing.....................................................  Section 1.2
Code........................................................  Recitals
Company.....................................................  Preamble
Company Balance Sheet.......................................  Section 6.8
Company Capital Stock.......................................  Section 4.2(a)
Company Common Stock........................................  Section 4.1(a)
Company Financial Statements................................  Section 6.8
Company Permits.............................................  Section 6.9(b)
Company Stock Options.......................................  Section 4.1(e)
Company Stock Option Plan(s)................................  Section 4.1(e) Company
Technology Systems..........................................  Section 6.15(a)
Damages.....................................................  Section 10.2
Dissenting Shares...........................................  Section 4.1(b)
Effective Time..............................................  Section 1.3
Exchange Agent..............................................  Section 4.2(a)
Exchange Ratio..............................................  Section 4.1(a)
Fractional Securities Fund..................................  Section 4.3
Indemnified D&Os............................................  Section 5.8
Merger......................................................  Section 1.1
Merger Sub..................................................  Preamble
Parent......................................................  Preamble
Parent Common Stock.........................................  Section 4.1(e)
Parent Common Stock Options.................................  Section 4.1(e)
Parent Permits..............................................  Section 7.9(b)
Parent Rights...............................................  Section 4.1(a)
Parent Rights Agreement.....................................  Section 4.1(a)
Parent Shares...............................................  Section 4.1(a)
Parent Technology Systems...................................  Section 7.15
Retention Options...........................................  Section 5.5 S-4
Registration Statement......................................  Section 8.5(a)
Stock Price.................................................  Section 4.1
Stock Merger Exchange Fund..................................  Section 4.2(a)
Surviving Corporation.......................................  Section 1.1

                                  ARTICLE XIII
                                 MISCELLANEOUS

    13.1  DISPUTES.

    Except for requests for injunctive relief, specific performance or enforcement of the award of an arbitrator, all disputes arising in connection with this Agreement shall be resolved by binding arbitration in accordance with the applicable rules of the American Arbitration Association. The arbitration shall be held in the State of Illinois before a single arbitrator selected in accordance with Section 12 of the American Arbitration Association Commercial Arbitration Rules who shall have substantial business experience in the investment banking industry, and shall otherwise be conducted in accordance with such association's Commercial Arbitration Rules. The award of such arbitrator shall be enforceable in any court having jurisdiction over the parties to such arbitration.

    13.2  AMENDMENTS; EXTENSION; WAIVER.

    Subject to compliance with applicable law this Agreement may be amended, altered or modified by written instrument executed by E*TRADE and each of the parties to this Agreement without any requirement that the shareholders of any party approve any amendment that does not materially decrease the consideration provided by this Agreement to the shareholders. However, the Company may waive in writing the performance by Parent of any of its representations, warranties, covenants or other agreements and that Parent may waive in writing the performance by the Company of any of its representations, warranties covenants or other agreements.

    13.3  ENTIRE AGREEMENT.

    This Agreement (including Exhibits, Schedules, certificates and lists referred to in this Agreement, and any documents executed by the parties simultaneously or pursuant to this Agreement) and the Related Agreements constitute the entire understanding and agreement of the parties hereto, except as provided herein, and supersedes all prior agreements and understandings, written and oral, among the parties with respect to the subject matter hereof.

    13.4  SPECIFIC PERFORMANCE; INJUNCTIVE RELIEF.

    Each party understands and agrees that it shall be irreparably damaged in the event this Agreement is not specifically enforced. Each party, therefore, agrees that in the event of a breach of any material provision of this Agreement, the aggrieved party may elect to institute and prosecute proceedings in any court of competent jurisdiction to enforce specific performance or to enjoin the continuing breach of this Agreement. Such remedies shall, however, be cumulative and not exclusive, and shall be in addition to any other remedy which a party may have.

    13.5  INTERPRETATION.

    When a reference is made in this Agreement to a Section, Exhibit, Annex or Schedule, such reference shall be to a Section of or Exhibit, Annex or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms and the singular form of nouns and pronouns shall include the plural and vice versa. The phrases "the date of this Agreement," "the date hereof" and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date set forth in the first paragraph of this Agreement.

    13.6  SEVERABILITY.

    Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforce ability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

    13.7  RELATED AGREEMENTS.

    Notwithstanding anything to the contrary herein, the parties hereto agree that the transactions contemplated by each of this Agreement, the Account Transfer Agreement, the Stock Purchase Agreement and the Strategic Alliance Agreement shall not be consummated, and that each such Agreement shall immediately be terminated, unless either (a) each of the foregoing agreements is in full force and effect immediately prior to the Closing of the Merger, or
(b) each of the Company, Parent and E*TRADE shall have consented in writing to the Closing of the Merger notwithstanding the failure of one or more of such agreements to be in full force and effect immediately prior thereto. In addition, each of the parties hereto agrees that each of the Account Transfer Agreement, the Stock Purchase Agreement and the Strategic Alliance Agreement shall be terminated immediately upon termination of this Agreement, unless otherwise agreed in writing by the Company, Parent and E*TRADE.

    13.8  NOTICES.

    All notices and other communications hereunder shall be in writing and shall be deemed given if (a) delivered in person, (b) transmitted by facsimile (with confirmation), (c) mailed by certified or registered mail (return receipt requested) or (d) delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

    If to Parent:

               Wit Capital Group, Inc.
               826 Broadway
               New York, New York 10003
               Facsimile: (212) 253-5289
               Attention: Ronald Readmond
                        Vice Chairman, Co-Chief Executive Officer and President

    With copies to:

               Wit Capital Group, Inc.
               826 Broadway
               New York, New York 10003
               Facsimile: (212) 253-5289
               Attention: Lloyd H. Feller, Esq.
                        Senior Vice President and Co-General Counsel

    And

               Skadden, Arps, Slate, Meagher & Flom LLP
               Four Times Square, 30th Floor
               New York, New York 10036
               Facsimile: (212) 735-2000
               Attention: Richard T. Prins, Esq.

    And

               Skadden, Arps, Slate, Meagher & Flom LLP
               525 University Avenue, Suite 220
               Palo Alto, California 94301
               Facsimile: (650) 470-4570
               Attention: Kenton J. King, Esq.

    If to the Company:

               E*OFFERING Corp.
               Steuart Street Tower, 4th Floor
               One Market Street
               San Francisco, California 94107
               Facsimile: (415) 618-6202
               Attention: Steven R. King, President

    With copies to:

               Wilson Sonsini Goodrich & Rosati
               650 Page Mill Road
               Palo Alto, CA 94304
               Facsimile: (650) 461-5380
               Attention: Alan K. Austin, Esq.

    And

               Brobeck Phleger & Harrison LLP
               Two Embarcadero Place
               2200 Geng Road
               Palo Alto, CA 94303
               Facsimile: (650) 496-2885
               Attention: Curtis L. Mo, Esq.

    13.9  BINDING EFFECT; PERSONS BENEFITING; NO ASSIGNMENT.

    This Agreement shall inure to the benefit of and be binding upon the parties hereto and the respective heirs, legal representatives, estates, executors, successors and permitted assigns of the parties and such persons. Except as otherwise expressly set forth herein, nothing in this Agreement is intended or shall be construed to confer upon any entity or person other than the parties hereto and their respective heirs, legal representatives, estates, executors, successors and permitted assigns any right, remedy or claim under or by reason of their Agreement or any part hereof. Without the prior written consent of each of the other parties hereto, this Agreement and the rights hereunder may not be assigned by any of the parties hereto.

    13.10  COUNTERPARTS.

    This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same agreement, it being understood that all of the parties need not sign the same counterpart.

    13.11  GOVERNING LAW.

    THIS AGREEMENT, THE LEGAL RELATIONS BETWEEN THE PARTIES AND THE ADJUDICATION AND THE ENFORCEMENT THEREOF, SHALL BE GOVERNED BY AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

    13.12  JURISDICTION; WAIVER OF JURY TRIAL AND CERTAIN DAMAGES.

    Subject to the arbitration requirements of Section 12.1 hereof, all actions arising under or relating to this Agreement shall be brought exclusively in the Federal District Court for Delaware, the Southern District of New York, the Northern District of California, or in any Delaware, New York or California State Court sitting in such district and having subject matter jurisdiction over such matters, and each of the parties hereto consents and agrees to personal jurisdiction, and waives any objection as to the venue, of such courts for purposes of such action. The parties to this Agreement agree to waive any right to a jury trial as to all disputes and any right to seek punitive or consequential damages.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan of Merger to be executed as of the date first written above.

                                                       WIT CAPITAL GROUP, INC.

                                                       By:  /s/ RONALD READMOND
                                                            -----------------------------------------
                                                            Name: Ronald Readmond
                                                            Title: Vice Chairman, Co-Chief Executive
                                                            Officer and President

                                                       E*OFFERING CORP.

                                                       By:  /s/ STEVEN R. KING
                                                            -----------------------------------------
                                                            Steven R. King
                                                            Name: Steven R. King
                                                            Title: President

                                                       WIT SOUNDVIEW CORPORATION

                                                       By:  /s/ RONALD READMOND
                                                            -----------------------------------------
                                                            Name: Ronald Readmond
                                                            Title: President

EXHIBITS

Exhibit A        Preliminary Allocation Schedule

Exhibit B        Restrictive Legend

Exhibit C        Voting Agreement (Company Shareholders)

Exhibit D        Voting Agreement (Parent Stockholders)

Exhibit E        Form of Employment Agreement

Exhibit F        Strategic Alliance Agreement

Exhibit G        Standstill Agreement

Exhibit H        Form of Escrow Agreement

SCHEDULES

Schedule 4.1(e)  Non-Employee Company Stock Options

Schedule 4.2(b)  Base Lock-up Shares

Schedule 5.1     List of Certain Shareholders

Schedule 5.2     List of Certain Stockholders

Schedule 5.3     List of Employees

Schedule 6.2     Company Subsidiaries and Affiliates

Schedule 6.3     Company Stock Options

Schedule 6.17    Company Employee Benefit Plans

Schedule 6.20    Company Contracts and Commitments

Schedule 6.21    Company Insurance

Schedule 6.22    Company Personnel

Schedule 7.2     Subsidiaries, Affiliates and Investments in Non-Public
                 Entities

Schedule 7.3     Parent Stock Options

Schedule 7.16    Litigation, Arbitration and Mediation

Schedule 7.17    Parent Employee Benefit Plans

Schedule 7.20    Parent Contracts and Commitments

Schedule 7.21    Parent Insurance

Schedule 8.1     Interim Operations of Company

Schedule 8.2     Interim Operations of Parent

Schedule 9.1(d)  Parent Governmental Filings and Consents

Schedule 9.2(e)  Company Governmental Filings and Consents

                                                                     APPENDIX II


[LOGO]


PERSONAL AND CONFIDENTIAL



May 15, 2000



Board of Directors
Wit Capital Group, Inc.
826 Broadway
New York, NY 10003



Gentlemen:



You have requested our opinion as to the fairness from a financial point of view to Wit Capital Group, Inc. (the "Company") of the Total Consideration (as defined below) proposed to be paid by the Company pursuant to the Agreement and Plan of Merger, dated as of May 15, 2000 (the "Merger Agreement"), among the Company, Wit SoundView Corp., a wholly-owned subsidiary of the Company, and E*Offering Corp. ("E*Offering"), and the related Strategic Operating Agreement, dated as of May 15, 2000 (the "Strategic Operating Agreement"), among the Company, E*Offering and E*Trade Group, Inc. ("E*Trade"). Pursuant to the Merger Agreement and the Strategic Operating Agreement, Wit SoundView Corp. will merge with and into E*Offering (the "Merger") and the Company will issue (or reserve for issuance) 32,612,195 shares (the "Stock Consideration") of Common Stock, par value $0.01 per share, of the Company (the "Shares") and 2,000,000 warrants to purchase Shares (the "Warrant Consideration" and, collectively with the Stock Consideration, the "Total Consideration"). We understand that all of the Warrants and 4,025,948 of the Shares comprising the Stock Consideration have been allocated for issuance to E*Trade pursuant to the Strategic Operating Agreement, as to which allocation we are expressing no opinion.



Goldman, Sachs & Co. ("Goldman Sachs"), as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes, having provided various investment banking services to the Company from time to time. We are familiar with the Company, including having acted as the Company's exclusive financial advisor in its acquisition of SoundView Technology Group, Inc. in October 1999, and having acted as the Company's financial advisor in connection with, and having participated in certain of the negotiations leading to, the Agreement. As of May 12, 2000, an affiliate of Goldman Sachs, The Goldman Sachs Group, Inc., owned approximately 11,666,666 shares of the Company's Class B Common Stock, par value $0.01 per share (the "Class B Common Stock"), and warrants to purchase approximately 5,637,295 shares of the Company's Class B


                                     AII-1

Common Stock, together representing approximately 15.4% of the fully diluted capital stock of the Company. The warrants may be exercised beginning in October 2000. In connection with its investment in the Company, the Company and Goldman Sachs Group, Inc. are parties to an agreement that, among other things, gives Goldman Sachs Group, Inc. a right of first refusal to purchase additional shares of common equity before the Company sells 5.0% of the Company's fully diluted common equity to certain designated competitors of Goldman Sachs. Moreover, Goldman Sachs Group, Inc. has registration rights with respect to the shares of Class B Common Stock owned by such affiliate and has agreed for a limited period of time not to acquire more than 25% of the Company's fully diluted common equity. Goldman Sachs may provide investment banking services to the Company or E*Trade in the future. Goldman Sachs provides a full range of financial advisory and securities services and, in the course of its normal trading activities, may from time to time effect transactions and hold securities, including derivative securities, of the Company or E*Trade for its own account and for the accounts of customers. As of the date hereof, Goldman Sachs accumulated a long position of 46,389 shares of E*Trade common stock, against which Goldman Sachs is short 3,501,757 shares of E*Trade common stock, and options to purchase 3,517,314 shares of E*Trade common stock.



In connection with this opinion, we have reviewed, among other things, the Agreement, the Strategic Operating Agreement and the Account Transfer Agreement, dated as of May 15, 2000 between the Company and E*Trade (the "Account Transfer Agreement" and, collectively with the Merger Agreement and the Strategic Operating Agreement, the "Agreements"); the Registration Statement on Form S-1 of the Company relating to the initial public offering of the Company, including the Prospectus contained therein dated June 4, 1999; the Annual Report on Form 10-K of the Company for the year ended December 31, 1999; the Annual Report on Form 10-K of E*Trade for the year ended December 31, 1999; audited historical financial statements of E*Offering for the year ended September 30, 1999; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company and E*Trade; certain other communications from the Company to its stockholders; certain financial and other information related to E*Offering; certain internal financial analyses and forecasts for E*Offering prepared by the management of E*Offering; certain internal financial analyses and forecasts for the Company prepared by the management of the Company; certain internal financial analysis and forecasts for E*Offering prepared by the management of the Company (the "Forecasts"); and certain cost savings and operating synergies (the "Synergies") projected by the management of the Company to result from the transaction contemplated by the Merger Agreement and the Strategic Operating Agreement. We also have held discussions with members of the senior managements of the Company, E*Trade and E*Offering regarding their assessment of the strategic rationale for, and the potential benefits of, the transaction contemplated by the Merger Agreement and the Strategic Operating Agreement and the current business operations, financial condition and future prospects of their respective companies. In addition, we have compared certain financial and other information for E*Offering and certain financial and stock market information for the Company with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the brokerage and internet industries specifically and in other industries generally and performed such other studies and analyses as we considered appropriate.



We have relied upon the accuracy and completeness of all of the financial and other information discussed with or reviewed by us and have assumed such accuracy and completeness for purposes of rendering this opinion. In that regard, we have assumed with your consent that the Forecasts and Synergies have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the Company and that the Forecasts and the Synergies will be realized in the amounts and time periods contemplated thereby. In addition, we have not made an independent evaluation or appraisal of the assets and liabilities of the Company or E*Offering or any of their subsidiaries and we have not been furnished with any such evaluation or appraisal. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its


                                     AII-2
consideration of the transaction contemplated by the Agreements and such opinion does not constitute a recommendation as to how any holder of Shares should vote with respect to any such transaction.



Based upon and subject to the foregoing and based upon such other matters as we consider relevant, it is our opinion that as of the date hereof the Total Consideration proposed to be paid by the Company pursuant to the Merger Agreement and the Strategic Operating Agreement, taken as a unitary transaction, is fair from a financial point of view to the Company.



Very truly yours,
/s/ Goldman, Sachs & Co.
-------------------------------
GOLDMAN, SACHS & CO.


                                     AII-3

                                    PART II
           INFORMATION NOT REQUIRED IN THE PROXY STATEMENT/PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Our Amended and Restated Certificate of Incorporation limits, to the maximum extent permitted under Delaware law, the personal liability of directors and officers for monetary damages for breach of their fiduciary duties as directors and officers, except in certain circumstances involving certain wrongful acts, such as a breach of the director's duty of loyalty or acts of omission which involve intentional misconduct or a knowing violation of law.

    Section 145 of the DGCL permits us to indemnify officers, directors or employees against expenses (including attorney's fees), judgments, fines and amounts paid in settlement in connection with legal proceedings if the officer, director or employee acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal act or proceeding, he had no reasonable cause to believe his conduct was unlawful. Indemnification is not permitted as to any matter as to which the person is adjudged to be liable unless, and only to the extent that, the court in which such action or suit was brought upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. Individuals who successfully defend such an action are entitled to indemnification against expenses reasonably incurred in connection therewith.

    Our By-Laws require us to indemnify directors and officers against, to the fullest extent permitted by law, liabilities which they may incur under the circumstances described in the preceding paragraph.

    We plan to maintain standard policies of insurance under which coverage is provided (1) to our directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act and (2) to us with respect to payments which may be made by us to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

    In addition, we have entered into indemnification agreements with our directors and executive officers. Under these agreements, we agree to indemnify each director and officer to the fullest extent permitted by law for any acts performed, or for failures to act, on our behalf or on behalf of another person or entity for which that director or officer is performing services at our request. We will not indemnify a director or officer for any breach of loyalty to us or to our stockholders, or if the director or officer does not act in good faith or for acts involving intentional misconduct, or for acts or omissions falling under Section 174 of the DGCL, or for any transaction for which the director or officer derives an improper benefit. We agree to indemnify for expenses related to indemnifiable events, and to pay for these expenses in advance. Our obligation to indemnify and to provide advances for expenses are subject to the approval of a review process with a reviewer to be determined by the Board. The rights of directors and officers will not exclude any rights to indemnification otherwise available under law or under the Amended and Restated Certificate of Incorporation.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.


       EXHIBIT
       NUMBER                                       DESCRIPTION
---------------------       ------------------------------------------------------------
         2.1+               Agreement and Plan of Merger by and among Wit SoundView
                            Group, Inc., Wit SoundView Corporation and E*OFFERING Corp.,
                            dated as of May 15, 2000 (attached as Appendix I to the
                            proxy statement/prospectus contained in this registration
                            statement).
          3.1*              Certificate of Amendment of Amended and Restated Certificate
                            of Incorporation of Wit SoundView Group, Inc.

       EXHIBIT
       NUMBER                                       DESCRIPTION
---------------------       ------------------------------------------------------------
          3.2*              By-Laws of Wit SoundView Group, Inc.
          4.1               Rights Agreement between Wit SoundView Group, Inc. and
                            American Stock Transfer & Trust Company, as Rights Agent
                            (Incorporated by reference to Exhibit 4.1 to the quarterly report of Wit SoundView Group, Inc. on Form 10-Q for the
                            period ended June 30, 1999).
          4.2*              Voting Agreement, dated as of May 15, 2000, by and among Wit
                            SoundView Group, Inc. and certain securityholders of
                            E*OFFERING Corp.
          5.1+              Opinion of Skadden, Arps, Slate, Meagher and Flom LLP
                            regarding the legality of the securities being issued.
          8.1+              Opinion of Skadden, Arps, Slate, Meagher and Flom LLP
                            regarding certain tax matters.
         10.1               Wit SoundView Group, Inc. Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to the 1999 Form 10-K Annual
                            Report (File No. 000-26225) of Wit SoundView Group, Inc.).
         10.2(a)*           E*OFFERING Corp. 1998 Stock Option Plan.
         10.2(b)*           E*OFFERING Corp. 2000 Stock/Stock Issuance Option Plan.
         10.3               Annual Bonus Plan (Incorporated by reference to Exhibit 10.2 to the Registration Statement on Form S-1 (File No.
                            333-74619) of Wit SoundView Group, Inc.).
         10.4               Employment Agreement between Wit SoundView Group, Inc. and
                            Robert H. Lessin (Incorporated by reference to Exhibit 10.6 to the Registration Statement on Form S-1 (File No.
                            333-74619) of Wit SoundView Group, Inc.).
         10.5+              Severance Agreement between Wit SoundView Group, Inc. and
                            Ronald Readmond.
         10.6               Employment Agreement between Wit SoundView Group, Inc. and
                            Andrew D. Klein (Incorporated by reference to Exhibit 10.8 to the Registration Statement on Form S-1 (File No.
                            333-74619) of Wit SoundView Group, Inc.).
         10.7               Employment Agreement between Wit SoundView Group, Inc. and
                            Mark Loehr (Incorporated by reference to Exhibit 10.9 to the
                            Registration Statement on Form S-1 (File No. 333-74619) of
                            Wit SoundView Group, Inc.).
         10.8               Employment Agreement between Wit SoundView Group, Inc. and
                            Lloyd H. Feller (Incorporated by reference to Exhibit 10.12 to the Registration Statement on Form S-4 (No. 333-92887) of
                            Wit SoundView Group, Inc.).
         10.9               Employment Agreement between Wit SoundView Group, Inc. and
                            Robert C. Mendelson (Incorporated by reference to Exhibit
                            10.13 to the Registration Statement on Form S-4 (No.
                            333-92887) of Wit SoundView Group, Inc.).
        10.10               Second Amended and Restated Stockholders Agreement, dated
                            February 23, 1999, between Wit SoundView Group, Inc. and
                            stockholders named therein (Incorporated by reference to
                            Exhibit 10.11 to the Registration Statement on Form S-1
                            (File No. 333-74619) of Wit SoundView Group, Inc.).
        10.11               Third Amended and Restated Stockholders Agreement, dated
                            April 8, 1999, between Wit SoundView Group, Inc. and the
                            stockholders named therein (Incorporated by reference to
                            Exhibit 10.13 to the Registration Statement on Form S-1
                            (File No. 333-74619) of Wit SoundView Group, Inc.).
        10.12               Third Amended and Restated Registration Rights Agreement,
                            dated April 8, 1999, between Wit SoundView Group, Inc. and the stockholders named therein (Incorporated by reference to
                            Exhibit 10.14 to the Registration Statement on Form S-1
                            (File No. 333-74619) of Wit SoundView Group, Inc.).
        10.13               Purchase Agreement, dated as of March 29, 1999, by and
                            between Wit SoundView Group, Inc. and The Goldman Sachs
                            Group, L.P. (Incorporated by reference to Exhibit 10.15 to the Registration Statement on Form S-1 (File No. 333-74619)
                            of Wit SoundView Group, Inc.).

       EXHIBIT
       NUMBER                                       DESCRIPTION
---------------------       ------------------------------------------------------------
        10.14++*            Strategic Alliance Agreement, dated as of May 15, 2000, by and between E*TRADE Group Inc. and Wit SoundView Group, Inc.
        10.15*              Account Transfer Agreement, dated as of May 15, 2000, by and between E*TRADE Group Inc. and Wit SoundView Group, Inc.
        10.16*              Standstill Agreement, dated as of May 15, 2000, by and
                            between E*TRADE Group Inc. and Wit SoundView Group, Inc.
        10.17*              Form of Escrow Agreement by and among E*TRADE Group Inc.,
                            Wit SoundView Group, Inc. and Escrow Agent.
        10.18*              Stock Purchase Agreement, dated as of May 15, 2000, by and among E*TRADE Group Inc., Wit SoundView Group, Inc. and
                            certain entities affiliated with General Atlantic Partners,
                            LLC.
        10.19*              E*OFFERING Corp. 2000 Restricted Stock Plan.
        10.20*              E*OFFERING Corp. 2000 Restricted Stock Plan Restricted Stock
                            Agreement.
         21.1               List of subsidiaries of Wit SoundView Group, Inc.
                            (Incorporated by reference to Exhibit 21.1 to the
                            Registration Statement on Form S-1 (File No. 333-74619) of
                            Wit SoundView Group, Inc.).
         23.1+              Consent of Arthur Andersen LLP with regard to the financial statements of Wit SoundView Group, Inc.
         23.2+              Consent of Deloitte & Touche LLP with regard to the
                            financial statements of E*OFFERING Corp.
         23.3+              Consent of Skadden, Arps, Slate, Meagher & Flom LLP
                            (included in Exhibits 5.1 and 8.1).
         24.1+              Powers of Attorney (included on signature page).
         99.1+              Opinion of Goldman, Sachs & Co. (attached as Appendix II to the proxy statement/ prospectus contained in this
                            Registration Statement).
         99.2+              Form of Proxy Card.
         99.3+              Consent of Goldman, Sachs & Co.
         99.4               Press Release (Incorporated by reference to Wit SoundView's filing under Rule 425, dated July 19, 2000).


------------------------

+   Filed herewith.

++ Confidential treatment has been requested for certain portions of this document.


*   Previously filed.


ITEM 22. UNDERTAKINGS.

    The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than

         20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

    (5) The undersigned registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (4) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (6) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    (7) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

    (8) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions described in Item 20 or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, the State of New York, on the 7th day of August, 2000.


                                                       WIT SOUNDVIEW GROUP, INC.

                                                       By:             /s/ ROBERT H. LESSIN
                                                            -----------------------------------------
                                                                      Name: Robert H. Lessin
                                                              Title: CHAIRMAN OF THE BOARD AND CHIEF
                                                                        EXECUTIVE OFFICER

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


                      SIGNATURE                                    TITLE                    DATE
                      ---------                                    -----                    ----
                /s/ ROBERT H. LESSIN
     -------------------------------------------       Chief Executive Officer         August 7, 2000
                  Robert H. Lessin                       and Director

                 /s/ RONALD READMOND
     -------------------------------------------       Director                        August 7, 2000
                   Ronald Readmond

                 /s/ ANDREW D. KLEIN
     -------------------------------------------       Director                        August 7, 2000
                   Andrew D. Klein

                /s/ JOHN H. N. FISHER
     -------------------------------------------       Director                        August 7, 2000
                  John H. N. Fisher

              /s/ EDWARD H. FLEISCHMAN
     -------------------------------------------       Director                        August 7, 2000
                Edward H. Fleischman

              /s/ STEVEN M. GLUCKSTERN
     -------------------------------------------       Director                        August 7, 2000
                Steven M. Gluckstern

               /s/ JOSEPH R. HARDIMAN
     -------------------------------------------       Director                        August 7, 2000
                 Joseph R. Hardiman

                      SIGNATURE                                    TITLE                    DATE
                      ---------                                    -----                    ----
                /s/ GILBERT C. MAURER
     -------------------------------------------       Director                        August 7, 2000
                  Gilbert C. Maurer

                /s/ RUSSELL D. CRABS
     -------------------------------------------       Director                        August 7, 2000
                  Russell D. Crabs

                /s/ CURTIS L. SNYDER
     -------------------------------------------       Chief Financial Officer         August 7, 2000
                  Curtis L. Snyder

                                 EXHIBIT INDEX


       EXHIBIT
       NUMBER                                    DESCRIPTION
---------------------    ------------------------------------------------------------
        2.1+             Agreement and Plan of Merger by and among Wit SoundView
                         Group, Inc., Wit SoundView Corporation and E*OFFERING Corp.,
                         dated as of May 15, 2000 (attached as Appendix I to the
                         proxy statement/prospectus contained in this registration
                         statement).

        3.1*             Certificate of Amendment of Amended and Restated Certificate
                         of Incorporation of Wit SoundView Group, Inc.

        3.2*             Amended and Restated By-Laws of Wit SoundView Group, Inc.

        4.1              Rights Agreement between Wit SoundView Group, Inc. and
                         American Stock Transfer & Trust Company, as Rights Agent
                         (Incorporated by reference to Exhibit 4.1 to the quarterly report of Wit SoundView Group, Inc. on Form 10-Q for the
                         period ended June 30, 1999).

        4.2*             Voting Agreement, dated as of May 15, 2000, by and among Wit
                         SoundView Group, Inc. and certain securityholders of
                         E*OFFERING Corp.

        5.1+ Opinion of Skadden, Arps, Slate, Meagher and Flom LLP regarding the legality of the securities being issued.

        8.1+ Opinion of Skadden, Arps, Slate, Meagher and Flom LLP regarding certain tax matters.

       10.1              Wit SoundView Group, Inc. Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to the 1999 Form 10-K Annual
                         Report (File No. 000-26225) of Wit SoundView Group, Inc.

       10.2(a)*          E*OFFERING Corp. 1998 Stock Option Plan.

       10.2(b)*          E*OFFERING Corp. 2000 Stock Option/Stock Issuance Plan.

       10.3              Annual Bonus Plan (Incorporated by reference to
                         Exhibit 10.2 to the Registration Statement on Form S-1 (File
                         No. 333-74619) of Wit SoundView Group, Inc.).

       10.4              Employment Agreement between Wit SoundView Group, Inc. and
                         Robert H. Lessin (Incorporated by reference to Exhibit 10.6 to the Registration Statement on Form S-1 (File
                         No. 333-74619) of Wit SoundView Group, Inc.).

       10.5+             Severance Agreement between Wit SoundView Group, Inc. and
                         Ronald Readmond.

       10.6              Employment Agreement between Wit SoundView Group, Inc. and
                         Andrew D. Klein (Incorporated by reference to Exhibit 10.8 to the Registration Statement on Form S-1 (File
                         No. 333-74619) of Wit SoundView Group, Inc.).

       10.7              Employment Agreement between Wit SoundView Group, Inc. and
                         Mark Loehr (Incorporated by reference to Exhibit 10.9 to the
                         Registration Statement on Form S-1 (File No. 333-74619) of
                         Wit SoundView Group, Inc.).

       10.8              Employment Agreement between Wit SoundView Group, Inc. and
                         Lloyd H. Feller (Incorporated by reference to Exhibit 10.12 to the Registration Statement on Form S-4 (No. 333-92887)
                         of Wit SoundView Group, Inc.).

       10.9              Employment Agreement between Wit SoundView Group, Inc. and
                         Robert C. Mendelson (Incorporated by reference to
                         Exhibit 10.13 to the Registration Statement on Form S-4
                         (No. 333-92887) of Wit SoundView Group, Inc.).

       10.10             Second Amended and Restated Stockholders Agreement, dated
                         February 23, 1999, between Wit SoundView Group, Inc. and stockholders named therein (Incorporated by reference to Exhibit 10.11 to the Registration Statement on Form S-1
                         (File No. 333-74619) of Wit SoundView Group, Inc.).

       10.11             Third Amended and Restated Stockholders Agreement, dated
                         April 8, 1999, between Wit SoundView Group, Inc. and the stockholders named therein (Incorporated by reference to Exhibit 10.13 to the Registration Statement on Form S-1
                         (File No. 333-74619) of Wit SoundView Group, Inc.).

       EXHIBIT
       NUMBER                                    DESCRIPTION
---------------------    ------------------------------------------------------------
       10.12             Third Amended and Restated Registration Rights Agreement,
                         dated April 8, 1999, between Wit SoundView Group, Inc. and the stockholders named therein (Incorporated by reference to
                         Exhibit 10.14 to the Registration Statement on Form S-1
                         (File No. 333-74619) of Wit SoundView Group, Inc.).

       10.13             Purchase Agreement, dated as of March 29, 1999, by and
                         between Wit SoundView Group, Inc. and The Goldman Sachs
                         Group, L.P. (Incorporated by reference to Exhibit 10.15 to the Registration Statement on Form S-1 (File No. 333-74619)
                         of Wit SoundView Group, Inc.

       10.14++*          Strategic Alliance Agreement, dated as of May 15, 2000, by and between E*TRADE Group Inc. and Wit SoundView Group, Inc.

       10.15*            Account Transfer Agreement, dated as of May 15, 2000, by and between E*TRADE Group Inc. and Wit SoundView Group, Inc.

       10.16* Standstill Agreement, dated as of May 15, 2000, by and between E*TRADE Group Inc. and Wit SoundView Group, Inc.

       10.17*            Form of Escrow Agreement by and among E*TRADE Group Inc.,
                         Wit SoundView Group, Inc. and Escrow Agent.

       10.18*            Stock Purchase Agreement, dated as of May 15, 2000, by and among E*TRADE Group Inc., Wit SoundView Group, Inc. and
                         certain entities affiliated with General Atlantic Partners,
                         LLC.

       10.19*            E*OFFERING Corp. 2000 Restricted Stock Plan.

       10.20*            E*OFFERING Corp. 2000 Restricted Stock Plan Restricted Stock
                         Agreement.

       21.1              List of subsidiaries of Wit SoundView Group, Inc.
                         (Incorporated by reference to Exhibit 21.1 to the
                         Registration Statement on Form S-1 (File No. 333-74619) of
                         Wit SoundView Group, Inc.).

       23.1+             Consent of Arthur Andersen LLP with regard to the financial statements of Wit SoundView Group, Inc.

       23.2+ Consent of Deloitte & Touche LLP with regard to the financial statements of E*OFFERING Corp.

       23.3+             Consent of Skadden, Arps, Slate, Meagher & Flom LLP
                         (included in Exhibits 5.1 and 8.1).

       24.1+             Powers of Attorney (included on signature page).

       99.1+             Opinion of Goldman, Sachs & Co. (attached as Appendix II to the proxy statement/ prospectus contained in this
                         Registration Statement).

       99.2+             Form of Proxy Card.

       99.3+             Consent of Goldman, Sachs & Co.

       99.4              Press Release (Incorporated by reference to Wit SoundView's filing under Rule 425, dated July 19, 2000.


------------------------

+   Filed herewith.

++ Confidential treatment has been requested for certain portions of this document.


*   Previously filed.